FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-258342-05

BANK5 2024-5YR9	Structural Overview

BANK5 2024-5YR9

Free Writing Prospectus

Structural and Collateral Term Sheet

$910,215,214

(Approximate Total Mortgage Pool Balance)

$770,667,000

(Approximate Offered Certificates)

J.P. Morgan Chase Commercial Mortgage Securities Corp.

as Depositor

JPMorgan Chase Bank, National Association

Morgan Stanley Mortgage Capital Holdings LLC

Wells Fargo Bank, National Association

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates

Series 2024-5YR9

August 13, 2024

J.P. MORGAN Co-Lead Bookrunner Manager	WELLS FARGO SECURITIES Co-Lead Bookrunner Manager	MORGAN STANLEY Co-Lead Bookrunner Manager

Academy Securities Co-Manager	Drexel Hamilton Co-Manager

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BANK5 2024-5YR9	Structural Overview

This material is for your information, and none of J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC, Drexel Hamilton, LLC or Academy Securities, Inc. (each individually, an “Underwriter”, and together, the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The Depositor has filed a registration statement (including a prospectus) with the SEC (SEC File no. 333-258342) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling (800) 408-1016 or by emailing the ABS Syndicate Desk at abs_synd@jpmorgan.com. Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever. The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time.

This document has been prepared by the Underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Regulation (EU) 2017/1129 (as amended), such Regulation as it forms part of the domestic law of the United Kingdom and/or Part VI of the Financial Services and Markets Act 2000 (as amended); and does not constitute an offering document for any other purpose.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) that have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected in this document. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these certificates. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the Computational Materials. The specific characteristics of the certificates may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any certificate described in the Computational Materials are subject to change prior to issuance. None of the Underwriters nor any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the certificates.

This information is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth in this document. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of their dates, the Depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Investors should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the Depositor’s view only as of the date of this document.

J.P. Morgan is the marketing name for the investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by JPMS and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates. JPMS is a member of SIPC and the NYSE.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of the New York Stock Exchange, Financial Industry Regulatory Authority (“FINRA”), the National Futures Association (“NFA”) and the Securities Investor Protection Corporation (“SIPC”), Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, National Association. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

Capitalized terms used in this material but not defined herein shall have the meanings ascribed to them in the Preliminary Prospectus (as defined below).

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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BANK5 2024-5YR9	Structural Overview

Offered Certificates

Class	Expected Ratings (Fitch/KBRA/Moody’s)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class A-1	AAAsf/AAA(sf)/Aaa(sf)	$9,500,000	30.000%	(7)	2.58	1 - 58	16.9%	40.0%
Class A-2(8)	AAAsf/AAA(sf)/Aaa(sf)	(8)(9)	30.000%	(7)(8)	(9)	(9)	16.9%	40.0%
Class A-3(8)	AAAsf/AAA(sf)/Aaa(sf)	(8)(9)	30.000%	(7)(8)	(9)	(9)	16.9%	40.0%
Class X-A	AAAsf/AAA(sf)/Aaa(sf)	$605,293,000(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class X-B	A-sf/AAA(sf)/NR	$165,374,000(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class A-S(8)	AAAsf/AAA(sf)/Aa1(sf)	$86,470,000(8)	20.000%	(7)(8)	4.96	60 - 60	14.8%	45.8%
Class B(8)	AA-sf/AA-(sf)/NR	$46,478,000(8)	14.625%	(7)(8)	4.96	60 - 60	13.8%	48.8%
Class C(8)	A-sf/A-(sf)/NR	$32,426,000(8)	10.875%	(7)(8)	4.99	60 - 61	13.2%	51.0%

Privately Offered Certificates(12)

Class	Expected Ratings (Fitch/KBRA/Moody’s)(1)	Approximate Initial Certificate Balance or Notional Amount(2)		Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class X-D	BBB-sf/BBB(sf)/NR	$28,103,000	(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class X-F	BB-sf/BB+(sf)/NR	$19,456,000(10)		N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class X-G	B-sf/B+(sf)/NR	$12,971,000(10)		N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class X-J	NR/NR/NR	$33,507,453(10)		N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class D	BBBsf/BBB+(sf)/NR	$19,456,000		8.625%	(7)	5.04	61 - 61	12.9%	52.3%
Class E	BBB-sf/BBB(sf)/NR	$8,647,000		7.625%	(7)	5.04	61 - 61	12.8%	52.8%
Class F	BB-sf/BB+(sf)/NR	$19,456,000		5.375%	(7)	5.04	61 - 61	12.5%	54.1%
Class G	B-sf/B+(sf)/NR	$12,971,000		3.875%	(7)	5.04	61 - 61	12.3%	55.0%
Class J	NR/NR/NR	$33,507,453		0.000%	(7)	5.04	61 - 61	11.8%	57.2%

Non-Offered Eligible Vertical Interest(12)

Class or Interest	Expected Ratings (Fitch/KBRA/Moody’s)(1)	Approximate Initial VRR Interest Balance(2)	Approximate Initial Credit Support(3)	VRR Interest Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class RR(13)	NR/NR/NR	$33,491,260.70	N/A	(14)	4.92	1 - 61	N/A	N/A
RR Interest	NR/NR/NR	$12,019,500.00	N/A	(14)	4.92	1 - 61	N/A	N/A

(1)	Ratings shown are those of Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, LLC (“KBRA”) and Moody’s Investors Service, Inc. (“Moody’s”). Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus to be dated on or about the date hereof (the “Preliminary Prospectus”). Capitalized terms used but not defined herein have the meanings assigned to such terms in the Preliminary Prospectus.
(2)	Approximate, subject to a variance of plus or minus 5%. In addition, the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, and Class X-J certificates (collectively, the “Class X certificates”) may vary depending upon the final pricing of the classes of principal balance certificates or trust components whose certificate or principal balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any class of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-J certificates, as applicable, would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization.
(3)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2 and Class A-3 certificates, are presented in the aggregate, taking into account the principal balance of the Class A-2 and Class A-3 trust components. The approximate initial credit support percentage set forth for each class of the Class A-S, Class B and Class C certificates represents the approximate credit support for the underlying trust component with the same alphanumeric designation. The VRR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and to the certificates, on the other hand, pro rata in accordance with their respective Percentage Allocation Entitlements (as defined below). See “Credit Risk Retention” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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BANK5 2024-5YR9	Structural Overview
(4)	The Expected Weighted Average Life and Expected Principal Window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of principal balance certificates and the VRR Interest are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates of the mortgage loans.
(5)	Certificate Principal UW NOI Debt Yield for any class of principal balance certificates shown in the table above is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the sum of the aggregate initial certificate balance of all the principal balance certificates and the initial principal balance of the VRR Interest, and the denominator of which is the sum of (x) the aggregate initial certificate balance of the subject class of principal balance certificates (or, with respect to the Class A-2, Class A-3, Class A-S, Class B or Class C certificates, the initial principal balance of the trust component with the same alphanumeric designation) and all other classes of principal balance certificates, if any, that are senior to such class and (y) the initial principal balance of the VRR Interest, multiplied by the applicable VRR Interest Computation Percentage. The Certificate Principal UW NOI Debt Yields of the Class A-1, Class A-2 and Class A-3 certificates are calculated in the aggregate for those classes as if they were a single class.
(6)	Certificate Principal to Value Ratio for any class of principal balance certificates shown in the table above is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the sum of (x) the aggregate initial certificate balance of the subject class of principal balance certificates (or, with respect to the Class A-2, Class A-3, Class A-S, Class B or Class C certificates, the initial principal balance of the trust component with the same alphanumeric designation) and all other classes of principal balance certificates, if any, that are senior to such class and (y) the initial principal balance of the VRR Interest, multiplied by the applicable VRR Interest Computation Percentage, and the denominator of which is the sum of the aggregate initial certificate balance of all the principal balance certificates and the initial principal balance of the VRR Interest. The Certificate Principal to Value Ratios of the Class A-1, Class A-2 and Class A-3 certificates are calculated in the aggregate for those classes as if they were a single class. With respect to any class of principal balance certificates, the “VRR Interest Computation Percentage” is equal to a fraction, expressed as a percentage, the numerator of which is the aggregate initial certificate balance of the subject class of principal balance certificates (or, with respect to the Class A-2, Class A-3, Class A-S, Class B or Class C certificates, the initial principal balance of the trust component with the same alphanumeric designation) and all other classes of principal balance certificates, if any, that are senior to such class, and the denominator of which is the aggregate initial certificate balance of all the principal balance certificates.
(7)	The pass-through rate for each class of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class J certificates for any distribution date will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(8)	The Class A-2-1, Class A-2-2, Class A-2-X1, Class A-2-X2, Class A-3-1, Class A-3-2, Class A-3-X1, Class A-3-X2, Class A-S-1, Class A-S-2, Class A-S-X1, Class A-S-X2, Class B-1, Class B-2, Class B-X1, Class B-X2, Class C-1, Class C-2, Class C-X1 and Class C-X2 certificates are also offered certificates. Such classes of certificates, together with the Class A-2, Class A-3, Class A-S, Class B and Class C certificates, constitute the “Exchangeable Certificates”. The Class A-1, Class D, Class E, Class F, Class G, and Class J certificates and the Exchangeable Certificates with a certificate balance are referred to as the “principal balance certificates.” Each Class of Exchangeable Certificates will have the certificate balance or notional amount and pass-through rate described below under “Exchangeable Certificates.” Each class of Class A-2, Class A-3, Class A-S, Class B and Class C Exchangeable Certificates will have the same ratings as the Class A-2, Class A-3, Class A-S, Class B and Class C certificates, respectively, shown in the table above.
(9)	The exact initial principal balances or notional amounts of the Class A-2, Class A-2-X1, Class A-2-X2, Class A-3, Class A-3-X1 and Class A-3-X2 trust components (and consequently, the exact aggregate initial certificate balances or notional amounts of the Exchangeable Certificates with an “A-2” or “A-3” designation) are unknown and will be determined based on the final pricing of the certificates. However, the initial principal or certificate balances, weighted average lives and principal windows of the Class A-2 and Class A-3 trust components are expected to be within the applicable ranges reflected in the chart below. The aggregate of the initial principal balances of the Class A-2 and Class A-3 trust components is expected to be approximately $595,793,000, subject to a variance of plus or minus 5%. The Class A-2-X1 and Class A-2-X2 trust components will have initial notional amounts equal to the initial principal balance of the Class A-2 trust component. The Class A-3-X1 and Class A-3-X2 trust components will have initial notional amounts equal to the initial principal balance of the Class A-3 trust component. In the event that the Class A-3 trust component is issued with an initial certificate balance of $595,793,000, the Class A-2 trust component (and, correspondingly, the Class A-2 Exchangeable Certificates) will not be issued. For purposes of the disclosure herein regarding the aggregate certificate balance of the offered certificates, it is assumed that the maximum amount of the Class A-2 trust component will be issued.
Trust Component or Class of Certificates	Expected Range of Initial Principal Balance or Initial Certificate Balance	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window (Months)
Class A-2 trust component	$0 – $250,000,000	NAP – 4.87	NAP / 58 - 60
Class A-3 trust component	$345,793,000 – $595,793,000	4.96 – 4.92	60 – 60 / 58 - 60

(10)	The Class X certificates are notional amount certificates and will not be entitled to distributions of principal. The notional amount of the Class X-A certificates will be equal to the aggregate certificate or principal balance of the Class A-1 certificates and the Class A-2 and Class A-3 trust component outstanding from time to time. The notional amount of the Class X-B certificates will be equal to the aggregate principal balance of the Class A-S, Class B and Class C trust components outstanding from time to time. The notional amount of the Class X-D certificates will be equal to the aggregate certificate balance of the Class D and Class E certificates outstanding from time to time. The notional amount of the Class X-F certificates will be equal to the certificate balance of the Class F certificates outstanding from time to time. The notional amount of the Class X-G certificates will be equal to the certificate balance of the Class G certificates outstanding from time to time. The notional amount of the Class X-J certificates will be equal to the certificate balance of the Class J certificates outstanding from time to time.
(11)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1 certificates and the Class A-2, Class A-2-X1 and Class A-2-X2, Class A-3, Class A-3-X1 and Class A-3-X2 trust components for the related distribution date, weighted on the basis of their respective certificate or principal balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class A-S-X1, Class A-S-X2, Class

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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BANK5 2024-5YR9	Structural Overview

B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 trust components for the related distribution date, weighted on the basis of their respective certificate or principal balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class D and Class E certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-F certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class F certificates for the related distribution date. The pass-through rate for the Class X-G certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class G certificates for the related distribution date. The pass-through rate for the Class X-J certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class J certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis

(12)	Not offered pursuant to the Preliminary Prospectus or this Term Sheet. Information provided in this Term Sheet regarding the characteristics of these certificates and the VRR Interest is provided only to enhance your understanding of the offered certificates. The privately offered certificates also include the Class R certificates, which do not have a certificate balance, notional amount, credit support, pass-through rate, rating, assumed final distribution date or rated final distribution date, and which are not shown in the chart. The Class R certificates represent the beneficial ownership of the residual interest in each of the real estate mortgage investment conduits, as further described in the Preliminary Prospectus.
(13)	The Class RR certificates will be certificated but will not be “certificates” for purposes of this Term Sheet.
(14)	Although they do not have a specified pass-through rate (other than for tax reporting purposes), the effective pass-through rate for each of the Class RR Certificates and the RR Interest will be a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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BANK5 2024-5YR9	Structural Overview

Issue Characteristics

Offered Certificates:	$770,667,000 (approximate) monthly pay, multi-class, commercial mortgage pass-through certificates, consisting of 16 principal balance classes (Class A-1, Class A-2, Class A-2-1, Class A-2-2, Class A-3, Class A-3-1, Class A-3-2, Class A-S, Class A-S-1, Class A-S-2, Class B, Class B-1, Class B-2, Class C, Class C-1 and Class C-2) and 12 interest-only classes (Class A-2-X1, Class A-2-X2, Class A-3-X1, Class A-3-X2, Class X-A, Class X-B, Class A-S-X1, Class A-S-X2, Class B-X1, Class B-X2, Class C-X1 and Class C-X2)
Co-Lead Managers and Joint Bookrunners:	J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC
Co-Managers:	Drexel Hamilton, LLC and Academy Securities, Inc.
Mortgage Loan Sellers:	JPMorgan Chase Bank, National Association, Morgan Stanley Mortgage Capital Holdings LLC and Wells Fargo Bank, National Association
Rating Agencies:	Fitch, KBRA and Moody’s
Master Servicer:	Wells Fargo Bank, National Association
Special Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Trustee/Certificate Administrator/ Certificate Registrar/Custodian:	Computershare Trust Company, National Association
Operating Advisor:	Pentalpha Surveillance LLC
Asset Representations Reviewer:	Pentalpha Surveillance LLC
Initial Directing Certificateholder:	Eightfold Real Estate Capital Fund VI, L.P. (or an affiliate) is expected to be appointed as the initial directing certificateholder with respect to all serviced mortgage loans (other than any Excluded Loans).
U.S. Credit Risk Retention:	For a discussion on the manner in which the U.S. credit risk retention requirements will be addressed by Wells Fargo Bank, National Association, as the retaining sponsor, see “Credit Risk Retention” in the Preliminary Prospectus.
EU/UK Risk Retention:	None of the sponsors, the depositor or the underwriters or their respective affiliates, or any other person, intends to retain a material net economic interest in the securitization constituted by the issue of the certificates and the VRR Interests, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the EU Securitization Regulation or the UK Securitization Regulation. In particular, no such person undertakes to take any action which may be required by any potential investor or certificateholder for the purposes of its compliance with any requirement of the EU Securitization Regulation or the UK Securitization Regulation. In addition, the arrangements described under “Credit Risk Retention” in the Preliminary Prospectus have not been structured with the objective of ensuring compliance by any person with any requirement of the EU Securitization Regulation or the UK Securitization Regulation. Consequently, the Offered Certificates may not be a suitable investment for investors that are subject to any requirement of the EU Securitization Regulation or the UK Securitization Regulation. See “Risk Factors—Other Risks Relating to the Certificates—EU Securitization Regulation and UK Securitization Regulation” in the Preliminary Prospectus.
Cut-off Date:	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in August 2024 (or, in the case of any mortgage loan that has its first due date after August 2024, the date that would have been its due date in August 2024 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Expected Pricing Date:	Week of August 19, 2024
Expected Closing Date:	August 30, 2024
Determination Dates:	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.
Distribution Dates:	The 4th business day following each determination date. The first distribution date will be in September 2024.
Rated Final Distribution Date:	The distribution date in August 2057.
Interest Accrual Period:	Preceding calendar month
Payment Structure:	Sequential pay
Tax Treatment:	REMIC, except that the Exchangeable Certificates will evidence interests in a grantor trust
Optional Termination:	1.00% clean-up call
Minimum Denominations:	$10,000 for each class of Offered Certificates (other than Class X-A and Class X-B certificates); $1,000,000 for the Class X-A and Class X-B certificates
Settlement Terms:	DTC, Euroclear and Clearstream
Legal/Regulatory Status:	Each class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. Until the SEC adopts rules establishing a different creditworthiness standard, the Class A-1 certificates, the Class A-2
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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BANK5 2024-5YR9	Structural Overview
Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class X-A certificates, the Class X-B certificates, the Class A-S Exchangeable Certificates and the Class B Exchangeable Certificates will constitute “mortgage related securities” for purposes of SMMEA, so long as they are rated in one of the two highest rating categories by one of the rating agencies or another NRSRO, and the other classes of certificates will not constitute “mortgage related securities” for purposes of SMMEA.
Analytics:	The certificate administrator is expected to make available all distribution date statements, CREFC® reports and supplemental notices received by it to certain modeling financial services as described in the Preliminary Prospectus.
Bloomberg Ticker:	BANK5 2024-5YR9<MTGE><GO>
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE PRELIMINARY PROSPECTUS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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BANK5 2024-5YR9	Structural Overview

Structural Overview

Allocation Between the VRR Interest and the Certificates:

The aggregate amount available for distributions to the holders of the certificates and the VRR Interest on each distribution date (net of specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, each applicable master servicer, primary servicer and special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC®) will be allocated between amounts available for distribution to the holders of the VRR Interest, on the one hand, and to the holders of the certificates (other than the Class R Certificates), on the other hand. The portion of such aggregate available funds allocable to: (a) the VRR Interest will at all times be the product of such aggregate available funds multiplied by a fraction, expressed as a percentage, the numerator of which is the initial VRR interest balance of the VRR Interest, and the denominator of which is the sum of the aggregate initial Certificate Balances of the Principal Balance Certificates and the initial VRR Interest Balance of the VRR Interest (the “VRR Percentage”); and (b) the Non-VRR Certificates will at all times be the product of such aggregate available funds multiplied by the difference between 100% and the VRR Percentage (such difference, the “Non-VRR Percentage”) (each of the VRR Percentage and Non-VRR Percentage are referred to as the respective “Percentage Allocation Entitlement”).

The Class RR Certificates and the RR Interest will collectively constitute an “eligible vertical interest” (as such term is defined in the Credit Risk Retention Rules), which is expected to be acquired and retained by certain of the sponsors as described under “Credit Risk Retention” in the Preliminary Prospectus. The Class RR Certificates and the RR Interest collectively comprise the “VRR Interest”.

Accrual:	Each class of Offered Certificates will accrue interest on a 30/360 basis.
Amount and Order of Distributions:

On each distribution date, the certificates’ Percentage Allocation Entitlement of funds available for distribution from the mortgage loans, net of any yield maintenance charges and prepayment premiums, will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-J certificates and the Class A-2, Class A-2-X1 and Class A-2-X2, Class A-3, Class A-3-X1 and Class A-3-X2 trust components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes of certificates and trust components;

Second, to the Class A-1 certificates and the Class A-2 and Class A-3 trust components, as follows: (i) to the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (b) second, to principal on the Class A-2 trust component, until the principal balance of the Class A-2 trust component has been reduced to zero, and (c) third, to principal on the Class A-3 trust component, until the principal balance of the Class A-3 trust component has been reduced to zero, or (ii) if the certificate or principal balance of each class of certificates and trust component other than the Class A-1 certificates and Class A-2 and Class A-3 trust component has been reduced to zero as a result of the allocation of mortgage loan losses to those classes of certificates or trust components, funds available for distributions of principal will be distributed to the Class A-1 certificates and Class A-2 and Class A-3 trust component remaining outstanding, pro rata, without regard to the distribution priorities described above;

Third, to the Class A-1 certificates and Class A-2 and Class A-3 trust component, to reimburse the Class A-1 certificates and Class A-2 and Class A-3 trust component, first, (i) up to an amount equal to, and pro rata in accordance with, the aggregate previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by each such class or trust component, then, (ii) up to an amount equal to, and pro rata in accordance with, all accrued and unpaid interest on the amount set forth in clause (i) at the pass-through rate for such class or trust component;

Fourth, to the Class A-S, Class A-S-X1 and Class A-S-X2 trust components as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S trust component until its certificate or principal balance has been reduced to zero; and (c) to reimburse the Class A-S trust component, first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates or trust components, and then in an amount equal to interest on that amount at the pass-through rate for such trust component;

Fifth, to the Class B, Class B-X1 and Class B-X2 trust components as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B trust component until its certificate or principal balance has been reduced to zero; and (c) to reimburse the Class B trust component, first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates or trust components, and then in an amount equal to interest on that amount at the pass-through rate for such trust component;

Sixth, to the Class C, Class C-X1 and Class C-X2 trust components as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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BANK5 2024-5YR9	Structural Overview

those trust components; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C trust component until its certificate or principal balance has been reduced to zero; and (c) to reimburse the Class C trust component, first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates or trust components, and then in an amount equal to interest on that amount at the pass-through rate for such trust component;

Seventh, to the Class D, Class E, Class F, Class G and Class J certificates in the amounts and order of priority described in “Description of the Certificates—Distributions” in the Preliminary Prospectus; and

Eighth, to the Class R certificates, any remaining amounts.

Principal and interest payable on each trust component will be distributed pro rata to the corresponding classes of Exchangeable Certificates representing interests therein in accordance with their Class Percentage Interests therein as described below under “Exchangeable Certificates.”

Interest and Principal Entitlements:

The interest entitlement of each class of Offered Certificates on each distribution date generally will be the interest accrued during the related interest accrual period on the related certificate balance or notional amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that class for such distribution date as described below. If prepayment interest shortfalls arise from voluntary prepayments on serviced mortgage loans during any collection period, the master servicer is required to make a limited compensating interest payment to offset those shortfalls. See “Description of the Certificates—Prepayment Interest Shortfalls” in the Preliminary Prospectus. The remaining amount of prepayment interest shortfalls will be allocated between the VRR Interest, on one hand, and the certificates, on the other hand, in accordance with their respective Percentage Allocation Entitlements. The prepayment interest shortfalls allocated to the certificates will be allocated among such classes of certificates (other than the Exchangeable Certificates) and trust components that are entitled to interest, on a pro rata basis, based on their respective amounts of accrued interest for the related distribution date, to reduce the interest entitlement on each such class of certificates and trust components. For any distribution date, prepayment interest shortfalls allocated to a trust component will be allocated among the related classes of Exchangeable Certificates, pro rata, in accordance with their respective class percentage interests for that distribution date. If a class of certificates or trust component receives less than the entirety of its interest entitlement on any distribution date, then the shortfall (excluding any shortfall due to prepayment interest shortfalls), together with interest thereon, will be added to its interest entitlement for the next succeeding distribution date.

The principal distribution amount for each distribution date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon and any workout-delayed reimbursement amounts that are reimbursed to the master servicer or the trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections before reimbursement from other amounts. Workout-delayed reimbursement amounts will be reimbursable from principal collections. The certificates and the VRR Interest will be entitled to their respective Percentage Allocation Entitlements of the aggregate principal distribution amount.

Exchangeable Certificates:	Certificates of each class of Exchangeable Certificates may be exchanged for certificates of the corresponding classes of Exchangeable Certificates set forth next to such class in the table below, and vice versa. Following any exchange of certificates of one or more classes of Exchangeable Certificates (the applicable “Surrendered Classes”) for certificates of one or more classes of other Exchangeable Certificates (the applicable “Received Classes”), the Class Percentage Interests (as defined below) of the outstanding principal balances or notional amounts of the Corresponding Trust Components that are represented by the Surrendered Classes (and consequently their related certificate balances or notional amounts) will be decreased, and those of the Received Classes (and consequently their related certificate balances or notional amounts) will be increased. The dollar denomination of the certificates of each of the Received Classes must be equal to the dollar denomination of the certificates of each of the Surrendered Classes. No fee will be required with respect to any exchange of Exchangeable Certificates.
Surrendered Classes (or Received Classes) of Certificates	Received Classes (or Surrendered Classes) of Certificates
Class A-2	Class A-2-1, Class A-2-X1
Class A-2	Class A-2-2, Class A-2-X2
Class A-3	Class A-3-1, Class A-3-X1
Class A-3	Class A-3-2, Class A-3-X2
Class A-S	Class A-S-1, Class A-S-X1
Class A-S	Class A-S-2, Class A-S-X2
Class B	Class B-1, Class B-X1
Class B	Class B-2, Class B-X2
Class C	Class C-1, Class C-X1
Class C	Class C-2, Class C-X2

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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BANK5 2024-5YR9	Structural Overview

On the closing date, the issuing entity will issue the following “trust components,” each with the initial principal balance (or, if such trust component has an “X” suffix, notional amount) and pass-through rate set forth next to it in the table below. Each trust component with an “X” suffix will not be entitled to distributions of principal.

Trust Component	Initial Principal Balance or Notional Amount	Pass-Through Rate
Class A-2	See footnote (9) to the first table above under “Structural Overview”	Class A-2 certificate pass-through rate minus 1.00%
Class A-2-X1	Equal to Class A-2 trust component principal balance	0.50%
Class A-2-X2	Equal to Class A-2 trust component principal balance	0.50%
Class A-3	See footnote (9) to the first table above under “Structural Overview”	Class A-3 certificate pass-through rate minus 1.00%
Class A-3-X1	Equal to Class A-3 trust component principal balance	0.50%
Class A-3-X2	Equal to Class A-3 trust component principal balance	0.50%
Class A-S	$86,470,000	Class A-S certificate pass-through rate minus 1.00%
Class A-S-X1	Equal to Class A-S trust component principal balance	0.50%
Class A-S-X2	Equal to Class A-S trust component principal balance	0.50%
Class B	$46,478,000	Class B certificate pass-through rate minus 1.00%
Class B-X1	Equal to Class B trust component principal balance	0.50%
Class B-X2	Equal to Class B trust component principal balance	0.50%
Class C	$32,426,000	Class C certificate pass-through rate minus 1.00%
Class C-X1	Equal to Class C trust component principal balance	0.50%
Class C-X2	Equal to Class C trust component principal balance	0.50%
Each class of Exchangeable Certificates represents an undivided beneficial ownership interest in the trust components set forth next to it in the table below (the “Corresponding Trust Components”). Each class of Exchangeable Certificates has a pass-through rate equal to the sum of the pass-through rates of the Corresponding Trust Components and represents a percentage interest (the related “Class Percentage Interest”) in each Corresponding Trust Component, including principal and interest payable thereon (and reimbursements of losses allocable thereto), equal to (x) the certificate balance (or, if such class has an “X” suffix, notional amount) of such class of certificates, divided by (y) the principal balance of the Class A-2 trust component (if such class of Exchangeable Certificates has an “A-2” designation), the Class A-3 trust component (if such class of Exchangeable Certificates has an “A-3” designation), the Class A-S trust component (if such class of Exchangeable Certificates has an “A-S” designation), the Class B trust component (if such class of Exchangeable Certificates has a “B” designation), or the Class C trust component (if such class of Exchangeable Certificates has a “C” designation).

Group of Exchangeable Certificates	Class of Exchangeable Certificates	Corresponding Trust Components
“Class A-2 Exchangeable Certificates”	Class A-2	Class A-2, Class A-2-X1, Class A-2-X2
	Class A-2-1	Class A-2, Class A-2-X2
	Class A-2-2	Class A-2
	Class A-2-X1	Class A-2-X1
	Class A-2-X2	Class A-2-X1, Class A-2-X2
“Class A-3 Exchangeable Certificates”	Class A-3	Class A-3, Class A-3-X1, Class A-3-X2
	Class A-3-1	Class A-3, Class A-3-X2
	Class A-3-2	Class A-3
	Class A-3-X1	Class A-3-X1
	Class A-3-X2	Class A-3-X1, Class A-3-X2
“Class A-S Exchangeable Certificates”	Class A-S	Class A-S, Class A-S-X1, Class A-S-X2
	Class A-S-1	Class A-S, Class A-S-X2
	Class A-S-2	Class A-S
	Class A-S-X1	Class A-S-X1
	Class A-S-X2	Class A-S-X1, Class A-S-X2

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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BANK5 2024-5YR9	Structural Overview
“Class B Exchangeable Certificates”	Class B	Class B, Class B-X1, Class B-X2
	Class B-1	Class B, Class B-X2
	Class B-2	Class B
	Class B-X1	Class B-X1
	Class B-X2	Class B-X1, Class B-X2
“Class C Exchangeable Certificates”	Class C	Class C, Class C-X1, Class C-X2
	Class C-1	Class C, Class C-X2
	Class C-2	Class C
	Class C-X1	Class C-X1
	Class C-X2	Class C-X1, Class C-X2

The maximum certificate balance or notional amount of each class of Class A-2 Exchangeable Certificates, Class A-3 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates or Class C Exchangeable Certificates that could be issued in an exchange is equal to the principal balance of the Class A-2, Class A-3, Class A-S, Class B or Class C trust component, respectively. The maximum certificate balances of Class A-2, Class A-3, Class A-S, Class B and Class C certificates (subject to the constraint on the aggregate of the initial principal balances of the Class A-2 and Class A-3 trust components discussed in footnote (9) to the first table above under “Structural Overview”) will be issued on the closing date, and the certificate balance or notional amount of each other class of Exchangeable Certificates will be equal to zero on the closing date.

Each class of Class A-2 Exchangeable Certificates, Class A-3 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates will have a certificate balance or notional amount equal to its Class Percentage Interest multiplied by the principal balance of the Class A-2, Class A-3, Class A-S, Class B or Class C trust component, respectively. Each class of Class A-2 Exchangeable Certificates, A-3 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates with a certificate balance will have the same approximate initial credit support percentage, Expected Weighted Average Life, Expected Principal Window, Certificate Principal UW NOI Debt Yield and Certificate Principal to Value Ratio as the Class A-2, Class A-3, Class A-S, Class B or Class C certificates, respectively, shown above.

Special Servicer Compensation:

The principal compensation to be paid to a special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

The special servicing fee for each distribution date is calculated based on the outstanding principal balance of each serviced mortgage loan that is a specially serviced mortgage loan (and any related serviced companion loan) or as to which the related mortgaged property has become an REO property at the special servicing fee rate, which will be a rate equal to the greater of 0.25% per annum and the per annum rate that would result in a special servicing fee for the related month of $3,500. The special servicing fee will be payable monthly, first, from liquidation proceeds, insurance and condemnation proceeds, and other collections in respect of the related specially serviced mortgage loan or REO property and, then, from general collections on all the mortgage loans and any REO properties.

The special servicer will also be entitled to (i) liquidation fees generally equal to the lesser of (x) 1.0% (or, in any case, if such rate would result in an aggregate liquidation fee less than $25,000, then the liquidation fee rate will be equal to such higher rate as would result in an aggregate liquidation fee equal to $25,000) and (y) $1,000,000 of liquidation proceeds and certain other collections in respect of each non-specially serviced loan with respect to which it acts as the enforcing servicer or each specially serviced mortgage loan (and any related serviced companion loan) or related REO property and of amounts received in respect of mortgage loan repurchases by the related mortgage loan sellers and (ii) workout fees generally equal to the lesser of (x) 1.0% of interest (other than default interest) and principal payments made in respect of a rehabilitated mortgage loan (and any related serviced companion loan) and (y) $1,000,000, subject to a floor of $25,000 with respect to any mortgage loan, whole loan or related REO property, and in the case of each of clause (i) and (ii), subject to certain adjustments and exceptions as described in the Preliminary Prospectus under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicing Compensation”.

With respect to any non-serviced mortgage loan, the related special servicer under the related other pooling and servicing agreement pursuant to which such mortgage loan is being serviced will be entitled to similar compensation as that described above with respect to such non-serviced mortgage loan under such other pooling and servicing agreement as further described in the Preliminary Prospectus, although any related fees may accrue at a different rate and there may be a higher (or no) cap on liquidation and workout fees.

Prepayment Premiums/Yield Maintenance Charges:	If any yield maintenance charge or prepayment premium is collected during any collection period with respect to any mortgage loan, then on the immediately succeeding distribution date, the certificate administrator will pay:

(A) to the classes of certificates specified below, in the following amounts:

(1) to the holders of each class of the Class A-1, Class A-2, Class A-2-1, Class A-2-2, Class A-3, Class A-3-1,
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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BANK5 2024-5YR9	Structural Overview

Class A-3-2, Class A-S, Class A-S-1, Class A-S-2, Class B, Class B-1, Class B-2, Class C, Class C-1, Class C-2 and Class D certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) the related Base Interest Fraction for such class and the applicable principal prepayment, and (z) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the YM Denominator for that distribution date,

(2) to the holders of the Class A-2-X1 certificates, the product of (x)  the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-2-1 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-2 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-2-1 certificates and the applicable principal prepayment,

(3) to the holders of the Class A-2-X2 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-2-2 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-2 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-2-2 certificates and the applicable principal prepayment,

(4) to the holders of the Class A-3-X1 certificates, the product of (x)  the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-3-1 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-3 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-3-1 certificates and the applicable principal prepayment,

(5) to the holders of the Class A-3-X2 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-3-2 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-3 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-3-2 certificates and the applicable principal prepayment,

(6) to the holders of the Class A-S-X1 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of  such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-1 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-S-1 certificates and the applicable principal prepayment,

(7) to the holders of the Class A-S-X2 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-2 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-S-2 certificates and the applicable principal prepayment,

(8) to the holders of the Class B-X1 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of  such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-1 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class B-1 certificates and the applicable principal prepayment,

(9) to the holders of the Class B-X2 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of  such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-2 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class B-2 certificates and the applicable principal prepayment,

(10) to the holders of the Class C-X1 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of  such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-1 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class C-1 certificates and the applicable principal prepayment,

(11) to the holders of the Class C-X2 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-2 certificates for that distribution date, and the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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BANK5 2024-5YR9	Structural Overview
denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class C-2 certificates and the applicable principal prepayment,

(12)  to the holders of the Class X-A certificates, the excess, if any, of (x) the product of (1) the certificates’ Percentage Allocation Entitlement of  such yield maintenance charge or prepayment premium and (2) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-1 certificates, the Class A-2 Exchangeable Certificates and the Class A-3 Exchangeable Certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, over (y) the total amount of such yield maintenance charge or prepayment premium distributed to the Class A-1 certificates, the Class A-2 Exchangeable Certificates and the Class A-3 Exchangeable Certificates as described above,

(13) to the holders of the Class X-B certificates, the excess, if any, of (x) the product of (1)  the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium and (2) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, over (y) the total amount of such yield maintenance charge or prepayment premium distributed to the Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and the Class C Exchangeable Certificates as described above, and

(14)  to the holders of the Class X-D certificates, any remaining portion of  the  certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium not distributed as described above; and

(B)  to the VRR Interest (and, correspondingly, pro rata to the Class RR Certificates and the RR Interest based on their respective Percentage Interests in the VRR Interest), the VRR Interest’s Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium.

“YM Denominator” means, for any distribution date, the total amount of principal distributed to the Class A-1, Class D, Class E, Class F, Class G and Class J certificates and  the Class A-2 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates.

All yield maintenance charges and prepayment premiums referred to above will be net of any liquidation fees or workout fees payable therefrom.

Notwithstanding any of the foregoing to the contrary, if at any time the certificate balances of the principal balance certificates (other than the Control Eligible Certificates) have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, the certificate administrator will be required to pay to the holders of each remaining class of principal balance certificates then entitled to distributions of principal on such distribution date the product of (a) the certificates’ Percentage Allocation Entitlement of any yield maintenance charge or prepayment premium distributable on the subject distribution date (net of any liquidation fees payable therefrom) and (b) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the total amount of principal distributed to all principal balance certificates for that distribution date.

No yield maintenance charges or prepayment premiums will be distributed to the holders of the Class X-F, Class X-G, Class X-J, Class E, Class F, Class G, Class J or Class R Certificates.

“Base Interest Fraction” means, with respect to any principal prepayment of any mortgage loan that provides for the payment of a yield maintenance charge or prepayment premium, and with respect to any class of principal balance certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass‑through rate on that class, and (ii) the applicable discount rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related mortgage loan and (ii) the applicable discount rate; provided, that: under no circumstances will the Base Interest Fraction be greater than one; if the discount rate referred to above is greater than or equal to both the mortgage interest rate on the related mortgage loan and the pass‑through rate on that class, then the Base Interest Fraction will equal zero; and if the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan and is less than the pass‑through rate on that class, then the Base Interest Fraction will be equal to 1.0.

Consistent with the foregoing, the Base Interest Fraction is equal to:
(Pass-Through Rate – Discount Rate)
(Mortgage Rate – Discount Rate)
Realized Losses:

On each distribution date, immediately following the distributions to be made to the certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (i) the aggregate stated principal balance of the mortgage loans, including any successor REO loans, expected to be outstanding immediately following that distribution date is less than (ii)  the sum of the then aggregate certificate balance of the principal balance certificates and the principal balance of the VRR Interest after giving effect to distributions of principal on that distribution date. The certificates’ Percentage Allocation Entitlement of such amount will be applied to the Class J, Class G, Class F, Class E and Class D certificates, the Class C, Class B and Class A-S trust components, in that order, in each case until the related certificate or principal balance has been reduced

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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BANK5 2024-5YR9	Structural Overview

to zero, and then to the Class A-1 certificates and the Class A-2 and Class A-3 trust component, pro rata, based upon their respective certificate or principal balances, until their respective certificate or principal balances have been reduced to zero. The VRR Interest’s Percentage Allocation Entitlement of such amount will be applied to the VRR Interest until the related VRR Interest balance has been reduced to zero.

Any portion of such amount applied to the Class A-2, Class A-3, Class A-S, Class B or Class C trust component will reduce the certificate balance or notional amount of each class of certificates in the related group of Exchangeable Certificates by an amount equal to the product of (x) its certificate balance or notional amount, divided by the principal balance of such trust component prior to the applicable reduction, and (y) the amount applied to such trust component.

The Notional Amount of the Class X-A Certificates will be reduced by the amount of all losses that are allocated to the Class A-1 certificates or Class A-2 or Class A-3 trust components as write-offs in reduction of their principal balances. The Notional Amount of the Class X-B Certificates will be reduced by the amount of all losses that are allocated to the Class A-S, Class B or Class C trust components as write-offs in reduction of their principal balances.

Serviced Whole Loans:

Each of the following mortgaged properties or portfolios of mortgaged properties secures a mortgage loan and one or more pari passu promissory notes and, in some cases, one or more generally subordinate promissory notes (each, a “serviced companion loan”) that will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement for this transaction: The Piazza, Baybrook Mall, Bronx Terminal Market, Culver Steps. With respect to each such mortgaged property or portfolio of mortgaged properties, the related mortgage loan, together with the related serviced companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for this transaction) as a “serviced whole loan.” Each serviced companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. See the tables below entitled “Mortgage Loans with Pari Passu Companion Loans” and “Mortgage Loans with Subordinate Debt,” as well as “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus, for additional information regarding each such whole loan.

With respect to the Bronx Terminal Market whole loan and the Culver Steps whole loan (each, a “servicing shift whole loan”), the pooling and servicing agreement for this transaction will govern servicing of such whole loan until the securitization of the related lead servicing note (with respect to the Bronx Terminal Market, the promissory note designated Note A-1); however, servicing of such whole loan will generally be directed by the holder of the related control note (which is not included in this securitization), and such holder will have the right to replace the special servicer with respect to the related whole loan with or without cause. After the securitization of the related lead servicing note, such whole loan will cease to be a serviced whole loan and will be serviced pursuant to the pooling and servicing agreement for another securitization transaction (see “—Non-Serviced Whole Loans” below).

Non-Serviced Whole Loans:

Each of the following mortgaged properties or portfolios of mortgaged properties secures a mortgage loan (each, a “non-serviced mortgage loan”), one or more pari passu promissory notes and, in some cases, one or more generally subordinate promissory notes (each such promissory note, a “non-serviced companion loan”) that will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement or trust and servicing agreement (referred to herein as a related “pooling and servicing agreement”) for another securitization transaction: BioMed 2024 Portfolio 2, 640 5th Avenue, Showcase I and Cummins Station. With respect to each such mortgaged property or portfolio of mortgaged properties, the related mortgage loan, together with the related non-serviced companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for another securitization transaction) as a “non-serviced whole loan.” Each non-serviced companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. Servicing of each non-serviced whole loan will generally be directed by the holder of the related control note (or, if such control note is included in a securitization, the directing certificateholder thereunder (or other party designated thereunder to exercise the rights of such control note)), and such holder will have the right to replace the special servicer with respect to the related whole loan with or without cause. See the tables below entitled “Mortgage Loans with Pari Passu Companion Loans” and “Mortgage Loans with Subordinate Debt,” as well as “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus, for additional information regarding each such whole loan.

Directing Certificateholder/ Controlling Class:

The “Directing Certificateholder” will be (i) with respect to a servicing shift mortgage loan, the related Loan-Specific Directing Certificateholder, and (ii) with respect to each other mortgage loan, the Controlling Class Certificateholder (or its representative) selected by more than 50% (by certificate balance) of the Controlling Class Certificateholders; provided, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders (by certificate balance) that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate certificate balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, that (a) in the case of clause (3), if no one holder owns the largest aggregate certificate balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the pooling and servicing agreement, and (b) the certificate administrator and the other parties to the pooling and servicing agreement will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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BANK5 2024-5YR9	Structural Overview

certificate registrar), or the resignation of the then current Directing Certificateholder.

As used herein, the term “Directing Certificateholder,” unless used in relation to a Servicing Shift Mortgage Loan, means the entity determined pursuant to clause (ii) of the definition of such term.

The “Loan-Specific Directing Certificateholder” at any date of determination with respect to a servicing shift mortgage loan is the then applicable the “controlling holder”, the “directing certificateholder”, the “directing holder”, “directing lender” or any analogous concept under the related intercreditor agreement. Prior to the securitization of the related lead servicing note, the Loan-Specific Directing Certificateholder with respect to a servicing shift mortgage loan will be the holder of the related control note. On and after the securitization of the related lead servicing note, there will be no Loan-Specific Directing Certificateholder under the pooling and servicing agreement for this transaction (the “PSA”) with respect to such servicing shift mortgage loan.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate certificate balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts (as defined below) allocable to such class) at least equal to 25% of the initial certificate balance of that class; provided, that if at any time the certificate balances of the principal balance certificates (other than the Control Eligible Certificates) have been reduced to zero as a result of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a certificate balance greater than zero without regard to the application of the allocable portion of any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the closing date will be the Class J certificates. The Control Eligible Certificates will not include the VRR Interest, and the VRR Interest is not permitted to be a Controlling Class.

The “Control Eligible Certificates” will be any of the Class E, Class F, Class G, and Class J certificates.

Control Rights:

Prior to a Control Termination Event, the Directing Certificateholder will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Control Termination Event” will occur when the Class E certificates have a certificate balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balance thereof) of less than 25% of the initial certificate balance of that  class; provided, that no Control Termination Event may occur with respect to a Loan-Specific Directing Certificateholder, and the term “Control Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, further, that a Control Termination Event will be not deemed continuing in the event that the certificate balances of the principal balance certificates (other than the Control Eligible Certificates) have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent rights, but the Directing Certificateholder will have certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Consultation Termination Event” will occur when no class of Control Eligible Certificates has a certificate balance (without regard to the application of any Cumulative Appraisal Reduction Amounts) at least equal to 25% of the initial certificate balance of that class; provided, that no Consultation Termination Event may occur with respect to a Loan-Specific Directing Certificateholder, and the term “Consultation Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, further, that a Consultation Termination Event will be deemed not continuing in the event that the certificate balances of the principal balance certificates (other than the Control Eligible Certificates) have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, except with respect to any rights expressly set forth in the pooling and servicing agreement. If an Operating Advisor Consultation Event has occurred and is continuing, the operating advisor will have certain non-binding consultation rights under the PSA with respect to certain major decisions and other matters.

Notwithstanding any proviso to, or any other contrary provision in, the definitions of “Control Termination Event” and “Consultation Termination Event”, a Control Termination Event and a Consultation Termination Event will each be deemed to have occurred with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, and neither the Directing Certificateholder nor any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded Loan.

An “Excluded Loan” means a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party or (b) with respect to any Risk Retention Consultation Party or the holder of the majority of the VRR Interest, a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, such Risk Retention Consultation Party or the holder of the majority of the VRR Interest is a Borrower Party. It is expected that there will be no Excluded Loans with respect to this securitization on the closing date.

“Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a mortgaged property or the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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BANK5 2024-5YR9	Structural Overview

proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or mezzanine lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or mezzanine lender, as applicable. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Notwithstanding any of the foregoing to the contrary, if any mortgage loan is part of a whole loan, the Directing Certificateholder’s consent and/or consultation rights with respect thereto may be limited as described in the Preliminary Prospectus. In particular, with respect to each non-serviced whole loan and each servicing shift whole loan, the Directing Certificateholder (other than a Loan-Specific Directing Certificateholder) will only have certain consultation rights with respect to certain major decisions and other matters related to such whole loan, in each case only prior to a Consultation Termination Event, and the Loan-Specific Directing Certificateholder will be entitled to similar consent and/or consultation rights with respect to such whole loan. In addition, with respect to any serviced A/B whole loan, for so long as the holder of the related subordinate companion loan is the controlling note holder, the holder of such subordinate companion loan (rather than the Directing Certificateholder) will be entitled to exercise such consent and consultation rights with respect to such whole loan.

Appraisal Reduction Amounts and Collateral Deficiency Amounts:

An “Appraisal Reduction Amount” generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Preliminary Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan.

A mortgage loan will cease to be subject to an Appraisal Reduction Amount when it has been brought current for at least three consecutive months, no additional event of default is foreseeable in the reasonable judgment of the applicable special servicer and no other circumstances exist that would cause such mortgage loan or any related companion loan to be a specially serviced loan; however, a “Collateral Deficiency Amount” may exist with respect to any mortgage loan that is modified into an AB loan structure (an “AB Modified Loan”) and remains a corrected mortgage loan and, if so, will generally equal the excess of (i) the stated principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such appraised value (or in the calculation of any related Appraisal Reduction Amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related thereto) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided that in the case of an non-serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the master servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts.

As used herein, a “Cumulative Appraisal Reduction Amount” will be the sum of any Appraisal Reduction Amounts and any Collateral Deficiency Amounts.

Any Appraisal Reduction Amount in respect of any non-serviced mortgage loan generally will be calculated in accordance with the other servicing agreement pursuant to which such mortgage loan is being serviced, which calculations are expected to be generally similar to those provided for in the pooling and servicing agreement for this transaction.

If any mortgage loan is part of a whole loan, any Appraisal Reduction Amount or Collateral Deficiency Amount will (or effectively will) be calculated in respect of such whole loan taken as a whole and allocated, to the extent provided in the related intercreditor agreement and the related pooling and servicing agreement, first, to any related subordinate companion loan, and second, to the related mortgage loan and any pari passu companion loan on a pro rata basis by unpaid principal balance.

Appraisal Reduction Amounts will proportionately reduce the interest portion of debt service advances required to be made in respect of the related mortgage loan. Appraisal Reduction Amounts and Collateral Deficiency Amounts (in each case, to the extent of the certificates’ Percentage Allocation Entitlement thereof) will be (i) taken into account in determining the identity of the controlling class entitled to appoint the Directing Certificateholder, the existence of a Control Termination Event and the allocation and/or exercise of voting rights for certain purposes (see “Directing Certificateholder/Controlling Class” above) and (ii) allocated to the following classes of certificates and trust components, in each case to notionally reduce their certificate balances or principal balances until the certificate balance or principal balance of each such class or trust component is notionally reduced to zero: the Class J, Class G, Class F, Class E and Class D certificates and the Class C, Class B and Class A-S trust components, in that order, and then pro rata to the Class A-1 certificates and Class A-2 and Class A-3 trust components. Appraisal Reduction Amounts and Collateral Deficiency Amounts

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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BANK5 2024-5YR9	Structural Overview

allocated to the Class A-2, Class A-3, Class A-S, Class B or Class C trust components will be allocated to the corresponding classes of Exchangeable Certificates with certificate balances pro rata to notionally reduce their certificate balances in accordance with their Class Percentage Interests therein.

Appraised-Out Class:

An “Appraised-Out Class” is any class of Control Eligible Certificates, the certificate balance of which (taking into account the application of the certificates’ Percentage Allocation Entitlement of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the certificate balance of such class) has been reduced to less than 25% of its initial certificate balance. Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class, and the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.

Any Appraised Out Class will no longer be the Controlling Class; provided, however, that if at any time, the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a certificate balance greater than zero without regard to any Appraisal Reduction Amounts.

Appraisal Remedy:

The holders of the majority (by certificate balance) of an Appraised-Out Class (such holders, the “Requesting Holders”) will have the right, at their sole expense, to require the special servicer to order (or, with respect to a non-serviced mortgage loan, require the master servicer to request from the applicable non-serviced special servicer) a second appraisal of any mortgage loan (or serviced whole loan) for which an appraisal reduction event has occurred or as to which there exists a Collateral Deficiency Amount. With respect to any serviced mortgage loan, the special servicer will be required to use its reasonable efforts to cause that such appraisal is delivered within 30 days from receipt of the Requesting Holders’ written request and will be required to cause such appraisal to be prepared on an “as-is” basis by an MAI appraiser. With respect to any non-serviced mortgage loan, the master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable non-serviced special servicer.

Upon receipt of such supplemental appraisal, the master servicer (for Collateral Deficiency Amounts on any non-serviced mortgage loans), the non-serviced special servicer (for Appraisal Reduction Amounts on non-serviced mortgage loans to the extent provided for in the applicable non-serviced servicing agreement and applicable intercreditor agreement) and the special servicer (for any mortgage loan (other than a non-serviced mortgage loan)) will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, such person will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each Appraised-Out Class will, if applicable, have its related certificate balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

Sale of Defaulted Loans:

Under certain circumstances the special servicer may be required to use reasonable efforts to solicit offers for a defaulted serviced mortgage loan (and any related companion loan (to the extent provided under the related intercreditor agreement) and/or related REO properties).

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

If the special servicer does not receive an offer at least equal to the outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts specified in the pooling and servicing agreement (the “Par Purchase Price”), the special servicer may purchase the defaulted loan or REO property at the Par Purchase Price or may accept the first cash offer received from any person that is determined to be a fair price for such defaulted loan or REO property. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. The special servicer will be required to determine whether any cash offer constitutes a fair price for any defaulted loan or REO property if the highest offeror is a person other than a party to the PSA, the Directing Certificateholder, any Risk Retention Consultation Parties, any sponsor, any Borrower Party, any independent contractor engaged by a special servicer or any known affiliate of any of the preceding entities, and, with respect to a whole loan if it is a defaulted loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by the special servicer) or the trustee for the securitization of a companion loan, and each related companion loan holder or its representative, any holder of a related mezzanine loan or any known affiliate of any of the preceding entities (each, an “Interested Person”). If the offer is made by an Interested Person (provided that the trustee may not be an offeror), then the trustee will be required to determine whether the offer constitutes a fair price unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (x) it is the highest offer received and (y) at least two other offers are received from independent third parties. Neither the trustee nor any of its affiliates may make an offer for or purchase any specially serviced loan or REO property.

Notwithstanding any of the foregoing to the contrary, the special servicer is not required to accept the highest offer and may accept a lower offer for a defaulted loan or REO property if the special servicer determines, in accordance with the Servicing Standard (and subject to the requirements of any related intercreditor agreement), that a rejection of such offer would be in the best interests of the certificateholders, the VRR Interest owners and any related companion loan holders as a collective whole as if they constituted a single lender (and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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BANK5 2024-5YR9	Structural Overview

with respect to a serviced A/B whole loan, taking into account the subordinate nature of any related subordinate companion loan), so long as such lower offer was not made by such special servicer or any of its affiliates.

If title to any mortgaged property is acquired by the trust fund, the special servicer will generally be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition.

The foregoing applies to mortgage loans serviced under the PSA. With respect to any non-serviced whole loan, if the special servicer under the applicable pooling and servicing agreement determines to sell the related controlling companion loan if it becomes a defaulted loan, then the special servicer will be required to sell the related whole loan, including the related mortgage loan included in the BANK5 2024-5YR9 securitization trust and the related pari passu companion loan(s) (or, with respect to the Bronx Terminal Market whole loan, certain of the related pari passu companion loans) and, under certain circumstances, any subordinate companion loan(s), as a single loan. In connection with any such sale, the special servicer under the applicable pooling and servicing agreement will be required to follow procedures substantially similar to those set forth above.

Risk Retention Consultation Parties:	The risk retention consultation parties will have certain non-binding consultation rights with respect to certain material servicing actions. The owners of the VRR Interest, which is expected to be transferred by the depositor on the Closing Date to JPMCB, Wells Fargo Bank, National Association and Morgan Stanley Bank, N.A., or its respective “majority-owned affiliate”, will each be entitled to appoint a risk retention consultation party. JPMCB, Wells Fargo Bank, National Association and Morgan Stanley Mortgage Capital Holdings LLC are expected to be appointed as the initial risk retention consultation parties.
Appointment and Replacement of each Special Servicer:

The Directing Certificateholder will appoint the initial special servicer as of the closing date. Prior to the occurrence and continuance of a Control Termination Event, the special servicer may generally be replaced by the Directing Certificateholder with or without cause at any time.

After the occurrence and during the continuance of a Control Termination Event and upon (a) the written direction of holders of principal balance certificates evidencing not less than 25% of the voting rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the special servicer with a replacement special servicer, (b) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (c) delivery by such holders of a rating agency confirmation from each applicable rating agency, the certificate administrator will be required to promptly post such notice on its internet website and by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of at least 66 2/3% of a Certificateholder Quorum, the trustee will be required to immediately replace the applicable special servicer with a qualified replacement special servicer designated by such holders of certificates.

If the operating advisor determines, in its sole discretion exercised in good faith, that (i) the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the Servicing Standard and (ii) the replacement of the special servicer would be in the best interests of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of such special servicer. The operating advisor’s recommendation to replace such special servicer must be confirmed by an affirmative vote of holders of certificates representing at least a majority of a quorum of certificateholders (which, for this purpose, is the holders of certificates that (i) evidence at least 20% of the voting rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective certificate balances) of all principal balance certificates on an aggregate basis and (ii) consist of at least three certificateholders or certificate owners that are not “affiliated with” (as defined in Regulation RR) each other).

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of a special servicer or the asset representations reviewer, the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and, other than with respect to the termination of the asset representations reviewer, any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balance of the certificates) of all classes of certificates entitled to principal on an aggregate basis.

With respect to each serviced whole loan, any holder of a related pari passu companion loan, following a servicer termination event with respect to the special servicer that affects such holder, will be entitled to direct the trustee (and the trustee will be required) to terminate such special servicer solely with respect to such serviced whole loan. A replacement special servicer will be selected by the trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, that any successor special servicer appointed to replace the special servicer with respect to such whole loan cannot be the entity (or its affiliate) that was terminated at the direction of the holder of the related pari passu companion loan.

Notwithstanding any of the foregoing to the contrary, with respect to each servicing shift whole loan and any serviced A/B whole loans as to which a subordinate companion loan holder is the related controlling note holder, the holder of the related control note will be entitled to replace the special servicer with respect to such whole loan at any time, with or without cause, and while it is a serviced whole loan, no other party may replace the applicable special servicer for such whole loan unless there is a servicer termination event with respect thereto.

With respect to any non-serviced whole loan, subject to conditions or restrictions in the applicable intercreditor agreement, the BANK5 2024-5YR9 trust, as holder of the related mortgage loan, has the right to terminate the special servicer under the related pooling and servicing agreement if a servicer termination event occurs with

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-18

BANK5 2024-5YR9	Structural Overview

respect to the special servicer that affects the trust in its capacity as such holder. Such rights may be exercised by the Directing Certificateholder prior to a Consultation Termination Event (or the applicable special servicer, following the occurrence and during the continuance of a Consultation Termination Event). The successor special servicer will be selected pursuant to the applicable pooling and servicing agreement by the related directing holder prior to a control termination event under such pooling and servicing agreement.

Servicing Standard:	Each of the master servicer and the special servicer are obligated to service and administer the mortgage loans (and, if applicable, the serviced companion loans) in accordance with the definition of the “Servicing Standard” described in the Preliminary Prospectus and the terms of the pooling and servicing agreement, provided that each non-serviced mortgage loan, if any, will be serviced by another master servicer or special servicer under the pooling and servicing agreement with respect to the securitization of a related companion loan, which entities will be obligated to service and administer such non-serviced mortgage loan pursuant to a similar standard set forth in the related pooling and servicing agreement.
Excluded Special Servicer:	If the special servicer obtains knowledge that it has become a Borrower Party with respect to any mortgage loan or serviced whole loan (an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan, and prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will be required to appoint (and may remove and replace with or without cause) a separate special servicer that is not a Borrower Party (an “Excluded Special Servicer”) with respect to any Excluded Special Servicer Loan, unless such Excluded Special Servicer Loan is also an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class. At any time after the occurrence and during the continuance of a Control Termination Event, or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint a replacement special servicer within 30 days of notice of such resignation (provided that the conditions required to be satisfied for the appointment of the replacement special servicer to be effective are not required to be completed within such 30-day period but in any event are to be completed within 120 days), the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. Any Excluded Special Servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned while the related mortgage loan is an Excluded Special Servicer Loan.
Liquidated Loan Waterfall:

On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (but not any related companion loan) will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced as a result of Appraisal Reduction Amounts (or would not have been advanced in the absence of a non-recoverability determination) or accrued on the portion of the stated principal balance thereof equal to any related Collateral Deficiency Amount in effect from time to time and as to which no advance was made (collectively, the “Subordinated Interest Amount”). After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay the Subordinated Interest Amount.

Operating Advisor:

The operating advisor will be required to perform certain review duties if a Control Termination Event has occurred and is continuing, which will generally include a limited annual review of, and the preparation of a report regarding, certain actions of the applicable special servicer with respect to the resolution and/or liquidation of specially serviced loans. The review and report generally will be based on any asset status reports and additional information delivered to the operating advisor by such special servicer. In addition, if a Control Termination Event has occurred and is continuing, the applicable special servicer must consult with the operating advisor (in addition to the Directing Certificateholder if no Consultation Termination Event has occurred and is continuing) in connection with major decisions with respect to mortgage loans. Furthermore, under certain circumstances, but only if a Consultation Termination Event has occurred and is continuing, the operating advisor may recommend the replacement of the applicable special servicer as described above under “—Appointment and Replacement of each Special Servicer”; however, the operating advisor will not have any rights or obligations with respect to a non-serviced whole loan.

If a Consultation Termination Event has occurred and is continuing, the operating advisor may be removed and replaced without cause upon the affirmative direction of certificates owners holding not less than 75% of the voting rights of all certificates (taking into account the application of Cumulative Appraisal Reduction Amounts), following a proposal from certificate owners holding not less than 25% of the voting rights of all certificates (taking into account the application of Cumulative Appraisal Reduction Amounts). The certificateholders who initiate a vote on a termination and replacement of the operating advisor without cause must cause the payment of the fees and expenses incurred in the replacement. In addition, in the event there are no classes of certificates outstanding other than the Control Eligible Certificates, and the Class X-F, Class X-G, Class X-H, Class X-J and Class R certificates, then all of the rights and obligations of the operating advisor under the PSA will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). See “Pooling and Servicing Agreement—The Operating Advisor—Termination of the Operating Advisor Without Cause” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-19

BANK5 2024-5YR9	Structural Overview

Asset Representations Reviewer:

The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been met and the required percentage of certificateholders vote to direct a review as described below. The asset representations reviewer will be entitled to the Asset Representations Reviewer Fee with respect to such review. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

The certificate administrator will be required to notify certificateholders if the specified delinquency threshold has been met as described in the Preliminary Prospectus under “—The Asset Representations Reviewer”.

If certificateholders evidencing not less than 5.0% of the voting rights request a vote to commence an asset review, and if subsequently (i) a majority of those certificateholders who cast votes and (ii) a majority of an Asset Review Quorum authorizes an asset review within 150 days of the request for a vote, the asset representations reviewer will be required to conduct an asset review of delinquent loans.

The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will be required to promptly provide notice to all certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders and the asset representations reviewer. Upon the written direction of certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will be required to terminate all of the rights and obligations of the asset representations reviewer under the pooling and servicing agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights arising out of events occurring prior to such termination) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate voting right.

Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the PSA to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller, and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result. Generally, in the event that a Repurchase Request is not “Resolved” within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the first certificateholder (or beneficial owner) to deliver a certificateholder repurchase request with respect to the mortgage loan (the “Initial Requesting Certificateholder”) (if any) and to the certificate administrator (which will be required to make such notice available to certificateholders and the VRR Interest owners via the certificate administrator’s website) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder, or certificate owner wishes to exercise its right to refer the matter to mediation (including non-binding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related material defect or breach has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a loss of value payment, (v) a contractually binding agreement has been entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Investor Communications:

The certificate administrator is required to include on any Form 10-D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the PSA. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the PSA will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-20

BANK5 2024-5YR9	Structural Overview

Deal Website:	The certificate administrator will be required to maintain a deal website which will include, among other items: (a) summaries of asset status reports prepared by a special servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum” and (f) a voluntary “Investor Registry”. Investors may access the deal website following execution of a certification and confidentiality agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-21

BANK5 2024-5YR9	Collateral Overview

Mortgage Loan Sellers	No. of Mortgage Loans	No. of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool
JPMorgan Chase Bank, National Association	6	6	$230,390,000	25.3%
Morgan Stanley Mortgage Capital Holdings LLC	16	16	$356,309,688	39.1%
Wells Fargo Bank, National Association	10	14	$243,515,526	26.8%
JPMorgan Chase Bank, National Association / Wells Fargo Bank, National Association	1	8	$80,000,000	8.8%
Total:	33	44	$910,215,214	100.0%

Pool Statistics(1)(2)
Aggregate Cut-off Date Balance:	$910,215,214
Number of Mortgage Loans(3):	33
Average Cut-off Date Balance per Mortgage Loan:	$27,582,279
Number of Mortgaged Properties:	44
Average Cut-off Date Balance per Mortgaged Property:	$20,686,709
Weighted Average Mortgage Rate:	6.5867%
% of Pool Secured by 5 Largest Mortgage Loans:	44.0%
% of Pool Secured by 10 Largest Mortgage Loans:	65.9%
% of Pool Secured by ARD Loans:	0.0%
Weighted Average Original Term to Maturity (months)(3):	60
Weighted Average Remaining Term to Maturity (months)(3):	60
Weighted Average Seasoning (months):	0
% of Pool Secured by Single Tenant Mortgaged Properties:	4.0%
% of Pool Secured by Refinance Loans:	78.5%
% of Pool Secured by Acquisition Loans:	20.4%
% of Pool Secured by Recapitalization Loans:	1.1%

Additional Debt
% of Pool with Pari Passu Mortgage Debt:	50.1%
% of Pool with Mezzanine Mortgage Debt:	16.3%
% of Pool with Subordinate Debt:	14.3%

Credit Statistics
Weighted Average UW NOI DSCR:	1.73x
Weighted Average UW NOI Debt Yield:	11.8%
Weighted Average UW NCF DSCR:	1.65x
Weighted Average UW NCF Debt Yield:	11.3%
Weighted Average Cut-off Date LTV Ratio(4):	57.2%
Weighted Average Maturity Date LTV Ratio(4):	56.7%

Footnotes are set forth on the following page.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-22

BANK5 2024-5YR9	Collateral Overview

Amortization

Weighted Average Original Amortization Term (months)(5):	360
Weighted Average Remaining Amortization Term (months)(5):	360
% of Pool Interest Only through Maturity:	83.9%
% of Pool Amortizing Balloon:	16.1%
% of Pool Interest Only, Amortizing Balloon:	0.0%

Lockboxes

% of Pool with Hard Lockboxes:	65.7%
% of Pool with Springing Lockboxes:	19.0%
% of Pool with Soft Lockboxes:	13.2%
% of Pool with Soft (Residential) / Hard (Commercial) Lockboxes:	2.1%

Reserves

% of Pool Requiring Tax Reserves:	64.4%
% of Pool Requiring Insurance Reserves:	23.2%
% of Pool Requiring Replacement Reserves:	65.9%
% of Pool Requiring TI/LC Reserves(6):	75.6%

Call Protection

% of Pool with lockout period, followed by defeasance until open period:	62.3%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance until open period:	23.4%
% of Pool with yield maintenance, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	8.8%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	5.5%
(1)	Unless otherwise indicated, all references to “% of Pool” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to August 2024.
(2)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans and/or mezzanine loans, as applicable. Additionally, LTV, DSCR and Debt Yield figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. For mortgaged properties securing residential cooperative mortgage loans all LTV, DSCR and Debt Yield calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan.
(3)	With respect to two mortgage loans, representing approximately 12.5% of the initial pool balance, the initial due dates for such mortgage loans occur after September 2024. On the Closing Date, the related mortgage loan seller(s) will contribute an initial interest deposit amount to the issuing entity to cover an amount that represents one month’s interest that would have accrued with respect to each such mortgage loan at the related interest rate with respect to the assumed September 2024 payment date. Information presented in this Term Sheet reflects the contractual loan terms, however, each such mortgage loan is being treated as having an initial due date in September 2024.
(4)	The LTV ratios set forth in this Term Sheet are generally based on the “as-is” values of the related mortgaged properties; provided that the “as-is” value for a portfolio of mortgaged properties may include a premium relating to the valuation of the mortgaged properties as a whole rather than as the sum of individually valued mortgaged properties; provided, further, that such LTV ratios may be based on “as-stabilized”, “as complete” or other contingent values in certain cases in which reserves have been established at origination for the applicable condition or circumstance that is expected to result in stabilization provided, further, that such LTV ratios may have been calculated based on a principal balance that is net of a holdback or earnout reserve. See the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.
(5)	Excludes 640 5th Avenue which is on a planned amortization schedule and mortgage loans that provide for payments of interest only through the related maturity date.
(6)	Excludes multifamily, self storage, manufactured housing and hospitality properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-23

BANK5 2024-5YR9	Characteristics of the Mortgage Loans

Top 10 Mortgage Loans(1)

Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Rooms/ Units	Cut-off Date Balance per SF/Room/Units	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
1	JPMCB	The Piazza	Philadelphia	PA	Multifamily	$90,000,000	9.9%	332	$326,957.83	1.35x	8.2%	65.0%	65.0%
2	MSMCH	Baybrook Mall	Friendswood	TX	Retail	$88,000,000	9.7%	540,986	$406.66	1.72x	13.7%	56.0%	53.0%
3	JPMCB	Potomac Tower	Arlington	VA	Office	$84,000,000	9.2%	241,710	$347.52	1.48x	11.9%	60.0%	60.0%
4	JPMCB/WFB	BioMed 2024 Portfolio 2	Various	Various	Various	$80,000,000	8.8%	995,458(2)	$552.40(2)	2.34x	13.1%	50.1%	50.1%
5	MSMCH	640 5th Avenue	New York	NY	Mixed Use	$58,414,688	6.4%	314,533	$952.40	2.05x	18.8%	41.6%	38.1%
6	WFB	One Town Center	Boca Raton	FL	Office	$51,000,000	5.6%	190,395	$267.86	1.62x	12.4%	61.7%	61.7%
7	WFB	Bronx Terminal Market	Bronx	NY	Retail	$50,210,526	5.5%	918,779	$261.22	2.18x	11.9%	43.2%	43.2%
8	WFB	Culver Steps	Culver City	CA	Mixed Use	$33,750,000	3.7%	121,736	$616.09	1.67x	11.4%	57.7%	57.7%
9	MSMCH	Magnolia Houston	Houston	TX	Hospitality	$33,400,000	3.7%	314	$106,369.43	1.46x	13.1%	46.1%	46.1%
10	MSMCH	120 Beach 26th Street	Far Rockaway	NY	Multifamily	$31,500,000	3.5%	126	$250,000.00	1.42x	8.9%	67.9%	67.9%
		Total/Wtd. Avg.				$600,275,214	65.9%			1.74x	12.4%	55.3%	54.5%

(1)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Balance per SF/Room/Units calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans and/or mezzanine loans, as applicable. Additionally, LTV, DSCR, Debt Yield and Balance per SF/Room/Units figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.
(2)	Calculated exclusive of the 447 parking stalls located at the 47 Erie Street Parking Structure property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-24

BANK5 2024-5YR9	Characteristics of the Mortgage Loans
Mortgage Loans with Pari Passu Companion Loans
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut- off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Combined Cut-off Date Balance	Lead Servicing Agreement	Master Servicer	Special Servicer	Control Rights	Combined UW NCF DSCR(1)	Combined UW NOI Debt Yield(1)	Combined Cut-off Date LTV(1)
1	JPMCB	The Piazza	$90,000,000	$18,550,000	$108,550,000	BANK5 2024-5YR9	Wells Fargo	Midland	BANK5 2024-5YR9	1.35x	8.2%	65.0%
2	MSMCH	Baybrook Mall	$88,000,000	$132,000,000	$220,000,000	BANK5 2024-5YR9	Wells Fargo	Midland	BANK5 2024-5YR9	1.72x	13.7%	56.0%
4	JPMCB/WFB	BioMed 2024 Portfolio 2	$80,000,000	$469,894,737	$549,894,737	BX 2024-BIO2	KeyBank	KeyBank	BX 2024-BIO2	2.34x	13.1%	50.1%
5	MSMCH	640 5th Avenue	$58,414,688	$241,147,813	$299,562,500	BANK5 2024-5YR8	Wells Fargo	Greystone	BANK5 2024-5YR8	2.05x	18.8%	41.6%
7	WFB	Bronx Terminal Market	$50,210,526	$189,789,474	$240,000,000	Future Securitization	Wells Fargo	Midland	CPPIB Credit Investments III Inc.(2)	2.18x	11.9%	43.2%
8	WFB	Culver Steps	$33,750,000	$41,250,000	$75,000,000	Future Securitization	Wells Fargo	Midland	Future Securitization	1.67x	11.4%	57.7%
11	JPMCB	Showcase I	$31,000,000	$138,500,000	$169,500,000	BANK5 2024-5YR8	Wells Fargo	Greystone	BANK5 2024-5YR8	1.30x	8.5%	67.8%
14	WFB	Cummins Station	$25,000,000	$110,000,000	$135,000,000	BANK5 2024-5YR8	Wells Fargo	Greystone	BANK5 2024-5YR8	1.40x	10.2%	58.8%

(1)	DSCR, Debt Yield and LTV calculations include any related pari passu companion loans and exclude any subordinate companion loans and/or mezzanine loans, as applicable.
(2)	The Bronx Terminal Market Whole Loan is an AB whole loan, and the controlling note as of the date hereof is the Note B-1, which is held by CPPIB Credit Investments III Inc. Upon the occurrence of certain trigger events specified in the co-lender agreement, however, control will generally shift to the Note A-1. See “Description of the Mortgage Pool— The Whole Loans—The Servicing Shift AB Whole Loan—The Bronx Terminal Market AB Whole Loan” in the Prospectus for more information regarding the manner in which control shifts under the Bronx Terminal Market Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-25

BANK5 2024-5YR9	Characteristics of the Mortgage Loans
Prior Securitization History(1)
Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units/Rooms /Beds/Spaces	Cut-off Date Balance per SF/Unit/Rooms/ Beds	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Prior Securitization
1	JPMCB	The Piazza	Philadelphia	PA	Multifamily	90,000,000	9.9%	332	326,957.83	1.35x	8.2%	65.0%	65.0%	FRESB 2022-SB94, MFMEG 30
4.01	JPMCB/WFB	200 Sidney	Cambridge	MA	Mixed Use	25,742,105	2.8%	188,616	552.40(2)	2.34x	13.1%	50.1%	50.1%	LIFE 2021-BMR
4.02	JPMCB/WFB	Lincoln Centre	Foster City	CA	Mixed Use	16,842,105	1.9%	360,000	552.40(2)	2.34x	13.1%	50.1%	50.1%	DBGS 2018-BIOD
4.03	JPMCB/WFB	40 Erie Street	Cambridge	MA	Mixed Use	11,578,947	1.3%	106,638	552.40(2)	2.34x	13.1%	50.1%	50.1%	LIFE 2021-BMR
4.06	JPMCB/WFB	21 Erie Street	Cambridge	MA	Mixed Use	5,908,421	0.6%	51,914	552.40(2)	2.34x	13.1%	50.1%	50.1%	DBGS 2018-BIOD
4.07	JPMCB/WFB	47 Erie Street Parking Structure	Cambridge	MA	Other	2,210,526	0.2%	447	552.40(2)	2.34x	13.1%	50.1%	50.1%	DBGS 2018-BIOD
7	WFB	Bronx Terminal Market	Bronx	NY	Retail	50,210,526	5.5%	918,779	261.22	2.18x	11.9%	43.2%	43.2%	COMM 2014-CR17, COMM 2014-CR18, COMM 2014-UBS3
9	MSMCH	Magnolia Houston	Houston	TX	Hospitality	33,400,000	3.7%	314	106,369.43	1.46x	13.1%	46.1%	46.1%	DBUBS 2011-LC2A
11	JPMCB	Showcase I	Las Vegas	NV	Retail	31,000,000	3.4%	180,848	937.25	1.30x	8.5%	67.8%	67.8%	JPMBB 2014-C21
12	MSMCH	Northville Village Shopping Center Phase I	Northville	MI	Retail	29,500,000	3.2%	179,410	164.43	1.43x	10.2%	68.9%	68.9%	JPMBB 2014-C23
18	MSMCH	Shops at Abilene	Abilene	TX	Retail	14,250,000	1.6%	175,581	81.16	1.68x	12.9%	60.4%	60.4%	MSC 2016-BNK2
19	JPMCB	Katonah Self Storage	Bedford Hills	NY	Self Storage	14,000,000	1.5%	104,708	133.71	2.12x	14.7%	39.9%	39.9%	GSMS 2015-GC28
21.02	WFB	Townwood Apartments	Savannah	GA	Multifamily	4,375,000	0.5%	58	79,629.63	1.51x	11.2%	64.7%	64.7%	FRESB 2015-SB4
22	WFB	401 South La Brea	Los Angeles	CA	Retail	12,350,000	1.4%	42,157	292.95	1.36x	10.3%	44.1%	44.1%	CGCMT 2014-GC23
27	JPMCB	Stadium Walk	Lincoln	NE	Multifamily	5,500,000	0.6%	238	23,109.24	1.65x	13.3%	68.6%	68.6%	JPMBB 2014-C21
28	WFB	Secure Space Storage	Fayetteville	AR	Self Storage	5,000,000	0.5%	80,000	62.50	1.67x	11.9%	46.3%	46.3%	WFRBS 2014-C22
30	MSMCH	Mission Trace II	Lakewood	CO	Retail	4,000,000	0.4%	44,142	90.62	1.97x	15.4%	53.3%	53.3%	CGCMT 2014-GC23
		Total				$355,867,632	39.1%

(1)	Includes mortgage loans for which all or a portion of the previously existing debt was most recently securitized in conduit securitizations, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Unit/Rooms/Beds calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable.
(2)	Calculated exclusive of the 447 parking stalls located at the 47 Erie Street Parking Structure property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-26

BANK5 2024-5YR9	Characteristics of the Mortgage Loans

Property Type Distribution(1)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
Retail	13	$323,300,526	35.5%	6.5897%	1.65x	11.8%	58.2%	57.4%
Anchored	9	$193,950,526	21.3%	6.3876%	1.65x	11.1%	59.8%	59.8%
Super Regional Mall	1	$88,000,000	9.7%	6.8160%	1.72x	13.7%	56.0%	53.0%
Unanchored	2	$29,000,000	3.2%	7.1007%	1.54x	11.7%	59.9%	59.9%
Single Tenant	1	$12,350,000	1.4%	6.9500%	1.36x	10.3%	44.1%	44.1%
Mixed Use	13	$195,134,161	21.4%	6.0379%	2.01x	14.1%	50.1%	49.1%
Lab/Office	7	$77,789,474	8.5%	5.4876%	2.34x	13.1%	50.1%	50.1%
Retail/Office	2	$61,494,688	6.8%	6.1659%	2.03x	18.5%	42.6%	39.3%
Office/Retail	1	$33,750,000	3.7%	6.6340%	1.67x	11.4%	57.7%	57.7%
Multifamily/Retail	2	$18,750,000	2.1%	6.7100%	1.25x	8.9%	59.5%	59.5%
Multifamily/Retail/Office	1	$3,350,000	0.4%	6.7000%	1.54x	10.7%	60.9%	60.9%
Office	3	$160,000,000	17.6%	7.4470%	1.51x	11.8%	60.4%	60.4%
CBD	2	$109,000,000	12.0%	7.4979%	1.46x	11.5%	59.7%	59.7%
Suburban	1	$51,000,000	5.6%	7.3380%	1.62x	12.4%	61.7%	61.7%
Multifamily	5	$139,900,000	15.4%	6.1275%	1.39x	8.8%	65.8%	65.8%
Mid Rise	1	$90,000,000	9.9%	5.9100%	1.35x	8.2%	65.0%	65.0%
High Rise	1	$31,500,000	3.5%	6.1000%	1.42x	8.9%	67.9%	67.9%
Garden	2	$12,900,000	1.4%	7.0840%	1.51x	11.2%	64.7%	64.7%
Student Housing	1	$5,500,000	0.6%	7.6000%	1.65x	13.3%	68.6%	68.6%
Self Storage	5	$41,255,000	4.5%	6.7617%	1.66x	11.6%	48.2%	48.2%
Self Storage	5	$41,255,000	4.5%	6.7617%	1.66x	11.6%	48.2%	48.2%
Hospitality	1	$33,400,000	3.7%	7.4700%	1.46x	13.1%	46.1%	46.1%
Full Service	1	$33,400,000	3.7%	7.4700%	1.46x	13.1%	46.1%	46.1%
Manufactured Housing	2	$7,785,000	0.9%	6.0454%	1.43x	8.8%	65.9%	65.9%
Manufactured Housing	2	$7,785,000	0.9%	6.0454%	1.43x	8.8%	65.9%	65.9%
Industrial	1	$7,230,000	0.8%	6.9520%	1.44x	10.9%	59.8%	59.8%
Manufacturing	1	$7,230,000	0.8%	6.9520%	1.44x	10.9%	59.8%	59.8%
Other	1	$2,210,526	0.2%	5.4876%	2.34x	13.1%	50.1%	50.1%
Parking Garage	1	$2,210,526	0.2%	5.4876%	2.34x	13.1%	50.1%	50.1%
Total/Wtd. Avg.	44	$910,215,214	100.0%	6.5867%	1.65x	11.8%	57.2%	56.7%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable. For mortgaged properties securing residential cooperative mortgage loans, the UW NCF DSCR and UW NOI Debt Yield for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. The UW NCF DSCR, UW NOI Debt Yield and LTV calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-27

BANK5 2024-5YR9	Characteristics of the Mortgage Loans

Geographic Distribution(1)
State or Other Jurisdiction	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
New York	9	204,305,214	22.4%	6.1292%	1.83x	13.2%	50.6%	49.6%
Texas	7	165,135,000	18.1%	6.9498%	1.60x	12.8%	54.2%	52.6%
Virginia	2	96,300,000	10.6%	7.5323%	1.49x	11.9%	60.9%	60.9%
California	7	94,160,000	10.3%	6.3100%	1.83x	11.8%	53.8%	53.8%
California – Southern(2)	6	77,317,895	8.5%	6.4892%	1.71x	11.5%	54.6%	54.6%
California – Northern(2)	1	16,842,105	1.9%	5.4876%	2.34x	13.1%	50.1%	50.1%
Pennsylvania	1	90,000,000	9.9%	5.9100%	1.35x	8.2%	65.0%	65.0%
Florida	1	51,000,000	5.6%	7.3380%	1.62x	12.4%	61.7%	61.7%
Massachusetts	4	45,440,000	5.0%	5.4876%	2.34x	13.1%	50.1%	50.1%
Michigan	2	39,500,000	4.3%	6.6367%	1.48x	10.8%	67.8%	67.8%
Nevada	1	31,000,000	3.4%	6.3600%	1.30x	8.5%	67.8%	67.8%
Maryland	1	27,300,000	3.0%	7.2000%	1.43x	11.2%	64.2%	64.2%
Tennessee	1	25,000,000	2.7%	7.1550%	1.40x	10.2%	58.8%	58.8%
Georgia	2	12,900,000	1.4%	7.0840%	1.51x	11.2%	64.7%	64.7%
Illinois	1	5,890,000	0.6%	7.2700%	1.89x	14.9%	62.7%	62.7%
Nebraska	1	5,500,000	0.6%	7.6000%	1.65x	13.3%	68.6%	68.6%
Arkansas	1	5,000,000	0.5%	6.9400%	1.67x	11.9%	46.3%	46.3%
Missouri	1	4,250,000	0.5%	6.0000%	1.40x	8.6%	67.6%	67.6%
Colorado	1	4,000,000	0.4%	6.9800%	1.97x	15.4%	53.3%	53.3%
North Carolina	1	3,535,000	0.4%	6.1000%	1.46x	9.1%	63.8%	63.8%
Total/Wtd. Avg.	44	$910,215,214	100.0%	6.5867%	1.65x	11.8%	57.2%	56.7%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable. For mortgaged properties securing residential cooperative mortgage loans, the UW NCF DSCR and UW NOI Debt Yield for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property.
(2)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-28

BANK5 2024-5YR9	Collateral Statistics

Collateral Statistics(1)

Cut-off Date Balance ($)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
3,080,000-9,999,999	9	41,835,000	4.6
10,000,000-19,999,999	8	108,050,000	11.9
20,000,000-29,999,999	5	129,055,000	14.2
30,000,000-39,999,999	4	129,650,000	14.2
40,000,000-90,000,000	7	501,625,214	55.1
Total:	33	$910,215,214	100.0%
Min: $3,080,000	Max: $90,000,000 Avg: $27,582,279

State or Other Jurisdiction(2)

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
New York	9	204,305,214	22.4
Texas	7	165,135,000	18.1
Virginia	2	96,300,000	10.6
California	7	94,160,000	10.3
California – Southern(3)	6	77,317,895	8.5
California – Northern(3)	1	16,842,105	1.9
Pennsylvania	1	90,000,000	9.9
Florida	1	51,000,000	5.6
Massachusetts	4	45,440,000	5.0
Michigan	2	39,500,000	4.3
Nevada	1	31,000,000	3.4
Maryland	1	27,300,000	3.0
Tennessee	1	25,000,000	2.7
Georgia	2	12,900,000	1.4
Illinois	1	5,890,000	0.6
Nebraska	1	5,500,000	0.6
Arkansas	1	5,000,000	0.5
Missouri	1	4,250,000	0.5
Colorado	1	4,000,000	0.4
North Carolina	1	3,535,000	0.4
Total:	44	$910,215,214	100.0%

Property Type(2)

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
Retail	13	323,300,526	35.5
Anchored	9	193,950,526	21.3
Super Regional Mall	1	88,000,000	9.7
Unanchored	2	29,000,000	3.2
Single Tenant	1	12,350,000	1.4
Mixed Use	13	195,134,161	21.4
Lab/Office	7	77,789,474	8.5
Retail/Office	2	61,494,688	6.8
Office/Retail	1	33,750,000	3.7
Multifamily/Retail	2	18,750,000	2.1
Multifamily/Retail/Office	1	3,350,000	0.4
Office	3	160,000,000	17.6
CBD	2	109,000,000	12.0
Suburban	1	51,000,000	5.6
Multifamily	5	139,900,000	15.4
Mid Rise	1	90,000,000	9.9
High Rise	1	31,500,000	3.5
Garden	2	12,900,000	1.4
Student Housing	1	5,500,000	0.6
Self Storage	5	41,255,000	4.5
Self Storage	5	41,255,000	4.5
Hospitality	1	33,400,000	3.7
Full Service	1	33,400,000	3.7
Manufactured Housing	2	7,785,000	0.9
Manufactured Housing	2	7,785,000	0.9
Industrial	1	7,230,000	0.8
Manufacturing	1	7,230,000	0.8
Other	1	2,210,526	0.2
Parking Garage	1	2,210,526	0.2
Total:	44	$910,215,214	100.0%

Mortgage Rate (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
5.1810 - 6.4990	8	348,910,214	38.3
6.5000 - 6.9990	13	255,515,000	28.1
7.0000 - 7.4990	10	216,290,000	23.8
7.5000 - 7.6000	2	89,500,000	9.8
Total:	33	$910,215,214	100.0%
Min: 5.1810%	Max: 7.6000% Wtd Avg: 6.5867%

Original Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
60- 61(4)	33	910,215,214	100.0
Total:	33	$910,215,214	100.0%
Min: 60 mos.	Max: 61 mos. Wtd Avg: 60 mos.

Remaining Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
58 - 59	10	243,749,688	26.8%
60 - 61(4)	23	666,465,526	73.2%
Total:	33	$910,215,214	100.0%
Min: 58 mos.	Max: 61 mos. Wtd Avg: 60 mos.

Original Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	31	763,800,526	83.9
NAP	1	58,414,688	6.4
360	1	88,000,000	9.7
Total:	33	$910,215,214	100.0%
Min: 360	Max: 360 Wtd Avg: 360

Remaining Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	31	763,800,526	83.9
NAP	1	58,414,688	6.4
360	1	88,000,000	9.7
Total:	33	$910,215,214	100.0%
Min: 360	Max: 360 Wtd Avg: 360

Mortgage Loan Sellers

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
JPMCB	6	230,390,000	25.3
MSMCH	16	356,309,688	39.1
WFB	10	243,515,526	26.8
JPMCB/WFB	1	80,000,000	8.8
Total:	33	$910,215,214	100.0%

Amortization Type

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	31	763,800,526	83.9
Amortizing Balloon	2	146,414,688	16.1
Total:	33	$910,215,214	100.0%

Cut-off Date LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
39.9 - 49.9	6	173,375,214	19.0
50.0 - 54.9	3	106,255,000	11.7
55.0 - 59.9	5	172,730,000	19.0
60.0 - 64.9	12	253,805,000	27.9
65.0 - 68.9	7	204,050,000	22.4
Total:	33	$910,215,214	100.0%
Min: 39.9%	Max: 68.9% Wtd Avg: 57.2%

Maturity Date or ARD LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
38.1 - 49.9	6	173,375,214	19.0
50.0 - 59.9	8	278,985,000	30.7
60.0 - 64.9	12	253,805,000	27.9
65.0 - 68.9	7	204,050,000	22.4
Total:	33	$910,215,214	100.0%
Min: 38.1%	Max: 68.9% Wtd Avg: 56.7%

UW NCF DSCR (x)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1.25 - 1.49	16	458,570,000	50.4
1.50 – 1.99	13	249,020,000	27.4
2.00 - 2.34	4	202,625,214	22.3
Total:	33	$910,215,214	100.0%
Min: 1.25x	Max: 2.34x Wtd Avg: 1.65x

UW NOI Debt Yield (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
8.2 - 9.1	6	179,035,000	19.7
9.2 - 10.1	1	22,255,000	2.4
10.2 - 11.1	7	115,930,000	12.7
11.2 - 12.1	7	225,460,526	24.8
12.2 - 13.1	6	191,730,000	21.1
13.2 - 14.1	2	93,500,000	10.3
14.2 - 15.1	2	19,890,000	2.2
15.2 - 16.1	1	4,000,000	0.4
16.2 - 18.8	1	58,414,688	6.4
Total:	33	$910,215,214	100.0%
Min: 8.2%	Max: 18.8% Wtd Avg: 11.8%

(1)	All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable. For mortgaged properties securing residential cooperative mortgage loans, the UW DSCR and UW NOI Debt Yield for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. The UW NCF DSCR, UW NOI Debt Yield and LTV calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan.
(2)	In the case of mortgage loans secured by multiple properties, cut-off date balance information is based on allocated loan amounts with respect to such properties.
(3)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.
(4)	With respect to two mortgage loans, representing approximately 12.5% of the initial pool balance, the initial due dates for such mortgage loans occur after September 2024. On the Closing Date, the related mortgage loan seller(s) will contribute an initial interest deposit amount to the issuing entity to cover an amount that represents one month’s interest that would have accrued with respect to each such mortgage loan at the related interest rate with respect to the assumed September 2024 payment date. Information presented in this Term Sheet reflects the contractual loan terms, however, each such mortgage loan is being treated as having an initial due date in September 2024.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-29

Multifamily – Mid Rise	Loan #1	Cut-off Date Balance:	$90,000,000
1001-13 North 2nd Street, 1015 North	The Piazza	Cut-off Date LTV:	65.0%
2nd Street, 1010 North Hancock		UW NCF DSCR:	1.35x
Street, 1050 North Hancock Street		UW NOI Debt Yield:	8.2%
and 145 West Wildey Street, Unit 1
Philadelphia, PA 19123

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-30

Multifamily – Mid Rise	Loan #1	Cut-off Date Balance:	$90,000,000
1001-13 North 2nd Street, 1015 North	The Piazza	Cut-off Date LTV:	65.0%
2nd Street, 1010 North Hancock		UW NCF DSCR:	1.35x
Street, 1050 North Hancock Street		UW NOI Debt Yield:	8.2%
and 145 West Wildey Street, Unit 1
Philadelphia, PA 19123

The Piazza
1001-13 North 2nd Street, 1015 North 2nd Street,
1010 North Hancock Street, 1050 North Hancock Street
and 145 West Wildey Street, Unit 1
Philadelphia, PA 19123
PHILADELPHIA
Temple Univ. College of Liberal Arts
Temple University
Howard Gittis Student Center
W Montgomery Ave
W Oxford St
Billy Penn Studios
Yorktown
Cruz Recr. Center
Old Kensington
Germantown Ave
Fairmount Primary Care Center at Girard Medical Center
GREEN LINE TROLLEY
W Girard Ave
E Girard Ave
GIRARD
Frankford Ave
Fishtown
Poplar St
John F. Street Community Ctr.
East Poplar Playground
Northern Liberties
The Fillmore Philadelphia
N Delaware Ave
Penn Treaty Park
Brooklyn Bowl Philadelphia
Rivers Casino Philadelphia
MARKET-FRANKFORD LINE
N Front St
Delaware Expwy
Fairmount Ave
Edgar Allan Poe House
Spring Garden St
SPRING GARDEN
The Ave Live
Ridge Ave
Union Transfer
BROAD ST LINE
N 12th St
N 11th St
N 10th St
N 9th St
N 8th St
N 7th St
N 6th St
N 5th St
N 2nd St
SEPTA
Callowhill St
Franklin Music Hall
Vine St Expwy
Vine St
Pier 24
PENNSYLVANIA
NEW JERSEY
Delaware River
Franklin Square
Benjamin Franklin Bridge
PATCO
Chinatown
CHINATOWN
Temple Univ. School of Podiatric Med.
Race St
National Constitution Center
US Mint
Race Street Pier
Cherry Street Pier
Camden
Pennsylvania Convention Center
Center City
Arch St
Federal Reserve Bank
Reading Terminal Market
Market East
Aramak Tower
The Gallery at East Market
IRS
Independence Visitor Center
Market St
MARKET-FRANKFORD LINE
13TH
11TH
8TH
5TH
2ND
Liberty Bell
Natl. Mus. of American Jewish History
Benjamin Franklin Mus.
Philadelphia Intl. Airport 9 miles
676
30
95
Flemington
Quakertown
PENNSYLVANIA
Hopewell
Franklin Township
Lambertville
Princeton
Doylestown
Harleysville
Montgomeryville
Pottstown
Lansdale
Newtown
TRENTON
Hamilton Twp.
Horsham
Feasterville Trevose
Yardley
Langhorne
Phoenixville
Norristown
King of Prussia
Levittown
Abington
Bensalem
Conshohocken
Burlington
Malvern
Wayne
Mount Holly
PHILADELPHIA
Moorestown
NEW JERSEY
Media
Yeadon
CAMDEN
Mount Laurel
Chester Heights
Cherry Hill
Chester
Medford Township
Woodbury
Bellmawr
Lindenwold
DE
Gloucester Township
WILMINGTON
Swedesboro

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-31

Mortgage Loan No. 1 – The Piazza

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	JPMCB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):	NR/NR/NR			Location:	Philadelphia, PA 19123
Original Balance(1):	$90,000,000			General Property Type(4):	Multifamily
Cut-off Date Balance(1):	$90,000,000			Detailed Property Type:	Mid Rise
% of Initial Pool Balance:	9.9%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2006-2007/2019
Borrower Sponsor:	Post Brothers			Size(3)(4):	332 Units
Guarantors:	Michael A. Pestronk and Matthew			Cut-off Date Balance per Unit(1):	$326,958
	I. Pestronk			Maturity Date Balance per Unit(1):	$326,958
Mortgage Rate:	5.9100%			Property Manager:	Post Commercial Real Estate, LLC
Note Date:	8/5/2024
Maturity Date:	8/5/2029			Underwriting and Financial Information
Term to Maturity:	60 months			UW NOI(5)(6):	$8,887,612
Amortization Term:	0 months			UW NCF:	$8,800,305
IO Period:	60 months			UW NOI Debt Yield(1)(8):	8.2%
Seasoning:	0 months			UW NCF Debt Yield(1):	8.1%
Prepayment Provisions:	L(24),YM1(30),O(6)			UW NOI Debt Yield at Maturity(1):	8.2%
Lockbox/Cash Mgmt Status:	Soft/In Place			UW NCF DSCR(1)(8):	1.35x
Additional Debt Type(1)(8):	Pari Passu/Mezzanine			Most Recent NOI(5):	$7,187,606 (4/30/2024 TTM)
Additional Debt Balance(1)(8):	$18,550,000/$18,500,000			2nd Most Recent NOI:	$7,112,438 (12/31/2023)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	$6,157,265 (12/31/2022)
Reserves(2)				Most Recent Occupancy(3)(6):	97.6% (6/20/2024)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	93.0% (4/30/2024 TTM)
RE Taxes:	$625,851	$128,170	NAP	3rd Most Recent Occupancy:	93.6% (12/31/2023)
Insurance:	$0	Springing	NAP	Appraised Value (as of)(7):	$167,000,000 (5/22/2024)
Replacement Reserve:	$7,276	$7,276	NAP	Appraised Value per Unit:	$503,012
TI/LC Reserve:	$2,393	$2,393	$86,145	Cut-off Date LTV Ratio(1)(8):	65.0%
Unfunded Obligations Reserve:	$3,330,271	$0	NAP	Maturity Date LTV Ratio(1)(8):	65.0%
Gap Rent Reserve:	$730,806	$0	NAP
Coworking Space Conversion Obligations Reserve(3):	$2,400,000	$0	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$108,550,000	72.6%	Loan Payoff:	$134,615,404	90.0%
Borrower Equity:	$22,500,468	15.0%	Closing Costs:	$7,838,467	5.2%
Mezzanine Loan Amount(8):	$18,500,000	12.4%	Upfront Reserves:	$7,096,597	4.7%
Total Sources:	$149,550,468	100.0%	Total Uses:	$149,550,468	100.0%

(1)	The Piazza Mortgage Loan (as defined below) is part of The Piazza Whole Loan (as defined below) with an original aggregate principal balance of $108,550,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on The Piazza Whole Loan.
(2)	See “Escrows and Reserves” section below.
(3)	Size and Most Recent Occupancy are inclusive of the 16 residential units required to be delivered on or before March 5, 2025. In connection with the conversion, the borrower sponsor has received all necessary permits and approvals from the city. Although the units are yet to be completed, funds have been reserved for the related estimated cost of construction and an affiliate of the borrowers has executed a master lease for rents associated with the yet to be constructed units, to remain in place until such time each unit has been completed and leased to a third-party tenant.
(4)	The Piazza Property (as defined below) includes 28,715 SF of commercial retail space (exclusive of SF associated with the recently vacated WeWork commercial space), which is 100.0% leased as of the origination date of The Piazza Whole Loan.
(5)	The increase from Most Recent NOI to UW NOI is primarily attributable to (i) the construction of the 16 residential units required to be delivered on or before March 5, 2025 and (ii) 100.0% leased commercial space.
(6)	UW NOI and Most Recent Occupancy are inclusive of certain executed residential leases commencing in August and September of 2024.
(7)	Appraised Value of $167,000,000 represents the “hypothetical as-if-stabilized” value which is based on the hypothetical assumptions that (i) leases for three vacant retail spaces are signed and (ii) the conversion of the former WeWork space at The Piazza Property into 16 residential units has been completed. In addition, in determining the value of The Piazza Property, the appraiser used the extraordinary assumptions that (i) one of the borrower affiliated leases at The Piazza Property, for space that is intended to be operated by such borrower affiliate, is leased at market rent and (ii) two draft leases with unaffiliated tenants are signed on the same terms outlined in the drafts provided to the appraiser. The borrowers were required at loan origination to deposit $3,330,271 into an unfunded obligations reserve, $730,806 into a gap rent reserve related to the three retail leases, and $2,400,000 into a coworking space conversion obligations reserve related to the remaining work at the WeWork space.
(8)	Concurrently with the funding of The Piazza Whole Loan, RCG LV Debt VII REIT, LLC funded a mezzanine loan in the amount of $18,500,000 (“The Piazza Mezzanine Loan” and, together with The Piazza Whole Loan, “The Piazza Total Debt”). The Piazza Total Debt results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 76.1%, a UW NCF DSR of 1.05x and an UW NOI DY of 7.0%. See “Mezzanine Loan” below.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-32

Multifamily – Mid Rise	Loan #1	Cut-off Date Balance:	$90,000,000
1001-13 North 2nd Street, 1015 North	The Piazza	Cut-off Date LTV:	65.0%
2nd Street, 1010 North Hancock		UW NCF DSCR:	1.35x
Street, 1050 North Hancock Street		UW NOI Debt Yield:	8.2%
and 145 West Wildey Street, Unit 1
Philadelphia, PA 19123

The Mortgage Loan. The largest mortgage loan (“The Piazza Mortgage Loan”) is part of a whole loan (“The Piazza Whole Loan”) evidenced by three pari passu promissory notes in the aggregate original principal amount of $108,550,000. The Piazza Whole Loan is secured by a first priority fee mortgage encumbering a 332-unit luxury multifamily apartment complex, inclusive of 28,715 SF of commercial retail space, located in Philadelphia, Pennsylvania (“The Piazza Property”).

The Piazza Mortgage Loan is evidenced by the controlling Note A-1 with an original principal amount of $75,000,000 and the non-controlling Note A-2-1 with an original principal amount of $15,000,000. The remaining promissory note comprising The Piazza Whole Loan is summarized in the below table. The Piazza Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2024-5YR9 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

The Piazza Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$75,000,000	$75,000,000	BANK5 2024-5YR9	Yes
A-2-1	$15,000,000	$15,000,000	BANK5 2024-5YR9	No
A-2-2(1)	$18,550,000	$18,550,000	JPMCB	No
Whole Loan	$108,550,000	$108,550,000

(1)	Expected to be contributed to one or more future securitization trusts.

The Borrowers and the Borrower Sponsor. The borrowers are 1010 North Hancock Partners, LP, Piazza Partners I, LP, 1050 North Hancock Partners, LP and 145 W. Wildey Lot Associates, LP, each a Pennsylvania limited partnership, each structured to be a special purpose entity with two independent directors, and Piazza LLC, a Pennsylvania limited liability company, structured to be a special purpose entity with two independent directors. The borrower sponsor is Post Brothers which is jointly owned by the non-recourse carveout guarantors, Michael A. Pestronk and Matthew I. Pestronk.

Founded in 2006 by brothers Matthew and Michael Pestronk, Post Brothers was formed to exclusively focus on creating and operating infill, class-A, “best-in-class” Philadelphia apartment buildings. Since its founding, Post Brothers has developed more than 30 properties, 8,000 apartments and 700,000 SF of complimentary office and retail space. Consistent with its goals of offering upscale living at an accessible price point, Post Brothers constructed the first LEED-certified residential high-rise in Philadelphia, making Post Brothers the largest private buyer of wind-generated electricity in the Philadelphia region. Post Brothers employs over 200 vertically integrated employees, providing the company deep in-house expertise in design, construction, leasing and property management, allowing for the company to focus on product quality.

The Property. The Piazza Property is a mid-rise, luxury apartment complex comprised of three distinct buildings, as well as 28,715 SF of commercial space. Located in the Northern Liberties neighborhood, the appraisal notes that The Piazza Property was the premier property that began the Northern Liberties renaissance. Each of the three buildings that comprise The Piazza Property (Erbe, Navona and Montesino), features its own unique style and offerings. Full of amenities, The Piazza Property offers residents access to apartment features such as spas, expansive and fully equipped fitness facilities with tanning beds, steam rooms, hydro massage tables and a sauna, as well as two exclusive pool clubs. Other public and private amenities include an on-site dog park, access to a kid’s playground and concierge and valet services. Additionally, residents of The Piazza Property have access to the amenities available at the neighboring sponsor-owned Piazza Alta property, which features a 25,000 SF rooftop pool club with interconnected sets of large pools, a hot tub, splash pad, fire pits, kitchens and lounge space, as well as additional fitness centers and a terrace and sun deck with cabanas, outdoor lounges and a golf simulator. Located on the adjacent block, there is a 302-space parking garage that is part of The Piazza Property. As of June 25, 2024, the parking garage was 98.7% percent leased at an average rental rate of $298, representing an approximately $100 discount per space to the nearby Piazza Alta.

The borrower sponsor acquired The Piazza Property in 2018 for approximately $97.9 million and has since invested approximately $40.0 million in capital expenditures, including a full gut-renovation of 60 of the 316 units currently available, termed “Palazzo” units. Renovated Palazzo units incorporate upgraded Brazilian oak flooring throughout the units, brand new kitchen appliances and finishes as well as updated bathroom features. The remaining 256 units are labeled as “Authentic”. The Piazza Property’s current multifamily unit mix is comprised of 158 one-bed and 158 two-bed units. WeWork previously rented, and recently vacated, approximately 30,000 SF of commercial space at The Piazza Property. The borrower sponsor plans to transform 20,951 SF of the space into 16 new residential multifamily units, consisting of 13 one bedroom and three two-bedroom units. The new units, averaging 1,309 SF, are expected to be larger than the existing Palazzo units, averaging 885 SF, and are expected to command higher rental rates. In connection with the WeWork conversion, for which the borrower sponsor has already obtained all necessary permits and approvals from the City, $2,400,000 was reserved at loan origination for the estimated cost of construction. The 16 new residential units are required to be delivered on or before March 5, 2025 and an affiliate of the borrowers has executed a master lease for the 16 anticipated units. The master lease has a term of 63 months and requires a total rent of $58,220 per month. The master lease will be backstopped by the guarantors and burn off as leases are converted and leased to third-party tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-33

Multifamily – Mid Rise	Loan #1	Cut-off Date Balance:	$90,000,000
1001-13 North 2nd Street, 1015 North	The Piazza	Cut-off Date LTV:	65.0%
2nd Street, 1010 North Hancock		UW NCF DSCR:	1.35x
Street, 1050 North Hancock Street		UW NOI Debt Yield:	8.2%
and 145 West Wildey Street, Unit 1
Philadelphia, PA 19123

The following table presents certain information relating to the residential unit mix of The Piazza Property:

Unit Mix(1)
Unit Type	Total No. of Units	Leased Units	% of Total Units	Occupancy	Average Unit Size (SF)	Average Underwritten Monthly Rent per Unit	Average Monthly Rent per Unit(2)
1 Bedroom – Authentic	129	128	38.9%	99.2%	728	$2,246	$2,475
1 Bedroom – Palazzo	29	28	8.7%	96.6%	694	$2,832	$2,950
1 Bedroom – New Units(3)	13	13	3.9%	100.0%	1,068	$3,310(4)	$3,300
2 Bedroom – Authentic	127	124	38.3%	97.6%	1,092	$2,939	$3,175
2 Bedroom – Palazzo	31	28	9.3%	90.3%	1,064	$3,992	$4,000
2 Bedroom – New Units(3)	3	3	0.9%	100.0%	2,354	$5,062(4)	$5,000
Total/Weighted Average	332	324	100.0%	97.6%	923	$2,782	$2,982

(1)	Information based on the underwritten rent roll inclusive of (i) certain executed residential leases commencing in August and September of 2024 and (ii) the yet to be constructed WeWork units for which an affiliate of the borrowers has executed a master lease.
(2)	Information obtained from the appraisal.
(3)	Represents the 16 residential units required to be delivered on or before March 5, 2025. In connection with the conversion, the borrower sponsor has received all necessary permits and approvals from the city. Although the units are yet to be completed, funds have been reserved for the related estimated cost of construction and an affiliate of the borrowers has executed a master lease for rents associated with the yet to be constructed units, to remain in place until such time each unit has been completed and leased to a third-party tenant.
(4)	Average Underwritten Monthly Rent per Unit reflects rents to be collected per the terms of the master lease agreement.

The following table presents certain information relating to the rent growth since acquisition of The Piazza Property:

Rent Growth(1)
Date	1 Bedroom – Authentic	1 Bedroom - Palazzo	2 Bedroom – Authentic	2 Bedroom - Palazzo
Jun-2018	$1,572	NAP	$1,981	NAP
Jun-2019	$1,723	NAP	$2,085	NAP
Jun-2020	$1,890	$2,336	$2,316	$3,200
Jun-2021	$1,939	$2,420	$2,458	$3,305
Jun-2022	$2,091	$2,587	$2,657	$3,642
Jun-2023	$2,144	$2,674	$2,817	$3,805
Jun-2024	$2,244	$2,842	$2,940	$4,014
Total / Average Annual Growth	42.8% / 7.1%	21.7% / 5.4%	48.4% / 8.1%	25.4% / 6.4%

(1)	Information obtained from the borrower sponsor.

The commercial component at The Piazza Property is currently 100.0% leased to nine tenants, three of which have leases that were recently executed in July and August 2024. The three largest tenants by underwritten rent are Atrium, which is an affiliate of the borrowers, Dollar General and Urban Village Brewing Co. Atrium is a restaurant and coffee shop, Dollar General is a low-cost grocery store and Urban Village Brewing Co. is a bar serving craft beers and other artisan specialties. For the trailing twelve months as of November 2023, Urban Village Brewing Co. recorded approximately $650 in sales PSF. Other retail tenants include: Orangetheory Fitness, a commercial gym specializing in fitness classes; SweatHouz, an infrared sauna and cold plunge recovery studio; Anejo, an upscale Mexican restaurant and bar; Sugared + Bronzed, a skin care services provider focusing on tanning and hair removal; Hudson Table, a kitchen studio that hosts cooking demonstrations and classes and Bagels & Co, a family owned “roast to order” coffee shop.

On or prior to origination, an affiliate of the borrower, Place Hospitality LLC, entered into two separate leases at The Piazza Property. One of the borrower-affiliated leases is for space that is ultimately intended, but not contractually required, to be assigned to SweatHouz, on the same terms and conditions as the Place Hospitality LLC lease that is currently in-place. The Atrium lease was also executed by Place Hospitality LLC, an affiliate of the borrowers, who intends to operate the space under the name Atrium. The tenants’ obligations under the borrower-affiliated leases are guaranteed by the non-recourse carveout guarantors pursuant to the related guaranty agreement and are personally guaranteed by the borrowers. The guaranteed obligations with respect to the Atrium space will terminate upon the achievement of a debt service coverage ratio (accounting for both The Piazza Whole Loan and The Piazza Mezzanine Loan) of 1.10x or greater for two consecutive calendar quarters, excluding rent associated with the Atrium lease. The guaranteed obligations with respect to the SweatHouz space will terminate upon the earlier to occur of (i) an assignment of Place Hospitality LLC’s interest in its lease to a tenant that is not an affiliate of the borrowers in accordance with The Piazza Whole Loan documents, (ii) the occurrence of each of the following: (A) the commencement of such non-affiliated tenant’s lease term, (B) the tendering of possession of the leased space to the applicable non-affiliated tenant and (C) the commencement of such non-affiliated tenant paying full unabated rent under such lease (except for market-standard rent abatements or free rent periods, in which case, the borrowers will be required to deposit into a free rent reserve an amount equal to such rent abatement or free rent), in each case, in accordance with The Piazza Whole Loan documents and (iii) the date that is 63 months after origination.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-34

Multifamily – Mid Rise	Loan #1	Cut-off Date Balance:	$90,000,000
1001-13 North 2nd Street, 1015 North	The Piazza	Cut-off Date LTV:	65.0%
2nd Street, 1010 North Hancock		UW NCF DSCR:	1.35x
Street, 1050 North Hancock Street		UW NOI Debt Yield:	8.2%
and 145 West Wildey Street, Unit 1
Philadelphia, PA 19123

The following table presents certain information relating to the commercial tenancy at The Piazza Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody's/Fitch S&P)(2)	Tenant SF	% of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Atrium(3)(4)	NR/NR/NR	5,640	19.6%	$451,200	32.2%	$80.00	7/4/2035	1 x 5 Yr	N
Dollar General	Baa2/NR/BBB	5,692	19.8%	$219,142	15.6%	$38.50	2/28/2027	2 x 5 Yr	N
Urban Village Brewing Co.	NR/NR/NR	4,825	16.8%	$197,190	14.1%	$40.87	11/30/2026	2 x 5 Yr	N
SweatHouz(3)(4)	NR/NR/NR	2,395	8.3%	$131,725	9.4%	$55.00	7/4/2035	1 x 5 Yr	N
Anejo	NR/NR/NR	2,800	9.8%	$112,000	8.0%	$40.00	12/31/2029	2 x 5 Yr	N
Subtotal/Wtd. Avg.		21,352	74.4%	$1,111,257	79.2%	$52.04

Other Tenants(3)		7,363	25.6%	$291,075	20.8%	$39.53
Occupied Collateral Total		28,715	100.0%	$1,402,332	100.0%	$48.84
Vacant Space		0	0.0%
Total/Wtd. Avg.		28,715	100.0%

(1)	Information based on the underwritten rent roll as of June 20, 2024.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Leases have been executed but the tenant is not yet in occupancy or paying rent.
(4)	Prior to origination, an affiliate of the borrower, Place Hospitality LLC, entered into two separate leases at The Piazza Property. One of the borrower-affiliated leases is for space that is ultimately intended to be assigned to SweatHouz, on the same terms and conditions of the Place Hospitality LLC lease that is currently in-place. The Atrium lease was executed by Place Hospitality LLC, which intends to operate the space under the name Atrium. The tenants’ obligations under the borrower-affiliated leases are guaranteed by the non-recourse carveout guarantors pursuant to the related guaranty of recourse obligations and are personally guaranteed by the borrowers.

The following table presents certain information relating to the commercial lease rollover schedule at The Piazza Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx % of SF Rolling	Approx Cumulative % of SF Rolling	Total UW Rent Rolling	Approx % of Total UW Rent Rolling	Approx Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2024	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	1	4,825	16.8%	16.8%	$197,190	14.1%	14.1%	$40.87
2027	2	8,962	31.2%	48.0%	$328,217	23.4%	37.5%	$36.62
2028	0	0	0.0%	48.0%	$0	0.0%	37.5%	$0.00
2029	2	4,355	15.2%	63.2%	$175,000	12.5%	49.9%	$40.18
2030	1	1,138	4.0%	67.1%	$42,000	3.0%	52.9%	$36.91
2031	0	0	0.0%	67.1%	$0	0.0%	52.9%	$0.00
2032	0	0	0.0%	67.1%	$0	0.0%	52.9%	$0.00
2033	0	0	0.0%	67.1%	$0	0.0%	52.9%	$0.00
2034	0	0	0.0%	67.1%	$0	0.0%	52.9%	$0.00
2035 & Thereafter	3	9,435	32.9%	100.0%	$659,925	47.1%	100.0%	$69.94
Vacant	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	9	28,715	100.0%		$1,402,332	100.0%		$48.84

(1)	Information is based on the underwritten rent roll as of June 20, 2024.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-35

Multifamily – Mid Rise	Loan #1	Cut-off Date Balance:	$90,000,000
1001-13 North 2nd Street, 1015 North	The Piazza	Cut-off Date LTV:	65.0%
2nd Street, 1010 North Hancock		UW NCF DSCR:	1.35x
Street, 1050 North Hancock Street		UW NOI Debt Yield:	8.2%
and 145 West Wildey Street, Unit 1
Philadelphia, PA 19123

The Market. The Piazza Property is located in the Northern Liberties neighborhood of Philadelphia. Northern Liberties has experienced a significant amount of redevelopment over the past two decades. In recent years, the area has seen a steady influx of residents which helped propel additional demand and additional development of the area. Today, the submarket appeals to households of all types, with many seeking higher quality housing at more affordable prices than at the heart of Center City. Being less densely developed with high rise buildings also helps to provide a more neighborhood-like atmosphere. The submarket benefits from accessible public transit as The Piazza Property is located within walking distance of two subway stops providing direct access to core locations within Center City. Moreover, the subway also provides access to the primary regional rail lines serving numerous Pennsylvania suburban communities. Popular demand generators for Northern Liberties include its artistic, culinary and entertainment activity. According to the appraisal, approximately 4.0% of submarket inventory and 4.9% of the market inventory represents newer construction. Furthermore, absorption for the last 12 months was positive for the overall market area and at the submarket level, with a healthy approximate 1:1 ratio.

Northern Liberties is part of the Philadelphia-Camden-Wilmington metropolitan statistical area (“MSA”), the eighth most populated MSA in the United States. The MSA is highlighted by a dynamic mix of key industries, including education and health services, finance, biotechnology, manufacturing and tourism. According to the appraisal, there are 13 Fortune 500 companies located in the MSA; the MSA is one of the top three bioscience regions in the northeast and seventh nationally. Additionally, according to the appraisal, approximately 40% of the United States population can be reached within a day’s drive and approximately 60% of the United States population is situated within a two-hour flight radius. As the seventh largest MSA in employment, the MSA maintains an unemployment rate of 3.3% as of the fourth quarter of 2023. The MSA features an expansive logistics ecosystem, which includes several major highways, railways, international airports and public transit systems. Additionally, local manufacturers have been a recent source of strength, with payrolls climbing in the MSA despite losing momentum nationally. Economic reliance on manufacturing, as well as food and pharmaceuticals has led to the MSA seeing more stable demand.

According to the appraisal, the zip code that The Piazza Property is located in has an average household income of $134,334 as of 2023, with almost 50% of households having income levels supporting the average market rent of The Piazza Property. Additionally, the zip code recorded a 2023 population of 21,206 individuals. The demographic profile of Northern Liberties has increased rapidly since 2010, with the zip code seeing an approximately 54.6% increase to its population between 2010 and 2023. Moreover, according to the appraisal, annual population growth in The Piazza Property’s zip code is projected to be 5.8% in the future.

According to the appraisal, the Northern Liberties submarket is considered a top tier market area, with an average rental rate well above that of the overall metro markets and city of Philadelphia overall. As of the first quarter of 2024, the submarket reported total inventory of 3,729 units with a 15.3% vacancy rate and average asking rents of $2,281 per month. The appraisal identified five directly competitive multifamily properties as detailed in the table below:

Competitive Set
	The Piazza (Subject)	The Poplar	Piazza Alta	The Carson	The Battery	Corner 2nd
Year Built/Renovated	2006-2007/2019	1929/2021	2022/NAP	2023/NAP	1920/2023	2023/NAP
Number of Units	332(1)(2)	285	695	373	235	71
Average Monthly Rent (per unit)
1 Bedroom	$2,425(1)(3)	$2,548	$3,090	$2,693	$3,300	$3,085
1 Bedroom PSF	$3.24(1)(3)	$2.94	$4.12	$3.42	$4.50	$3.93
2 Bedroom	$3,170(1)(3)	$4,565	$4,695	$4,060	$4,367	$4,395
2 Bedroom PSF	$2.85(1)(3)	$3.06	$4.51	$3.74	$3.39	$3.61
Occupancy	97.6%(1)(2)	93.0%	93.0%	51.0%(4)	63.0%(4)	97.0%

Source: Appraisal, unless otherwise indicated.

(1)	Information based on the underwritten rent roll inclusive of (i) certain residential leases commencing in August and September of 2024 and (ii) the yet to be constructed WeWork units for which an affiliate of the borrowers has executed a master lease.
(2)	Number of Units is inclusive of the 16 residential units required to be delivered on or before March 5, 2025. In connection with the conversion, the borrower sponsor has received all necessary permits and approvals from the city. Although the units are yet to be completed, funds have been reserved for the related estimated cost of construction and an affiliate of the borrowers has executed a master lease for rents associated with the yet to be constructed units, to remain in place until such time each unit has been completed and leased to a third-party tenant.
(3)	Calculated as a weighted average between Authentic, Palazzo and new units.
(4)	The Carson and The Battery were recently delivered and are still in an initial lease-up period.

Appraisal. The appraiser concluded to a “hypothetical as-if-stabilized” value for The Piazza Property of $167,000,000 as of May 22, 2024, based on the hypothetical assumption that the three retail leases are executed and the conversion of the WeWork space is completed. Prior to the origination date, three retail leases were executed resulting in 100.0% commercial occupancy. The borrowers were required at loan origination to deposit (i) $3,330,271 into the Unfunded Obligations Reserve and $730,806 into the Gap Rent Reserve, in order to fully capitalize outstanding obligations associated with the three retail leases, and (ii) $2,400,000 into the Coworking Space Conversion Obligations Reserve for estimated cost of construction associated with conversion of the WeWork units. Further, an affiliate of the borrowers executed a master lease for the 16 new anticipated units. The appraisal also provides for an “as is” appraised value of $155,800,000. The “as is” appraised value results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 69.7% for The Piazza Whole Loan.

Environmental Matters. According to the Phase I environmental site assessment dated June 6, 2024, there was no evidence of any recognized environmental l conditions at The Piazza Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-36

Multifamily – Mid Rise	Loan #1	Cut-off Date Balance:	$90,000,000
1001-13 North 2nd Street, 1015 North	The Piazza	Cut-off Date LTV:	65.0%
2nd Street, 1010 North Hancock		UW NCF DSCR:	1.35x
Street, 1050 North Hancock Street		UW NOI Debt Yield:	8.2%
and 145 West Wildey Street, Unit 1
Philadelphia, PA 19123

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at The Piazza Property:

Cash Flow Analysis
	2021	2022	2023	TTM 4/30/2024	UW(1)	UW per Unit(1)
Base Rent	$8,838,021	$9,495,375	$9,919,605	$10,050,456	$10,116,694	$30,472
Vacant Income (New Units)	$0	$0	$0	$0	$698,640(2)	$2,104
Vacant Income (Existing)	$0	$0	$0	$0	$339,060	$1,021
Commercial Rental Income	$1,177,984	$1,197,815	$1,065,414	$924,142	$1,402,332	$4,224
Commercial Other Income	$71,777	$72,787	$86,181	$86,405	$124,355	$375
Gross Potential Rent	$10,087,782	$10,765,977	$11,071,200	$11,061,003	$12,681,080	$38,196
(Vacancy / Concessions)	($1,601,099)	($1,514,318)	($1,193,819)	($1,182,922)	($1,114,034)(3)	($3,356)
Net Rentable Income	$8,486,683	$9,251,659	$9,877,381	$9,878,081	$11,567,046	$34,840
Other Income	$646,694	$835,776	$1,065,399	$1,134,081	$1,246,049	$3,753
Effective Gross Income	$9,133,377	$10,087,435	$10,942,780	$11,012,162	$12,813,095	$38,594

Real Estate Taxes	$1,405,957	$1,473,207	$1,437,773	$1,429,394	$1,460,511	$4,399
Insurance	$218,280	$254,640	$252,855	$256,539	$275,665	$830
Other Operating Expenses	$2,032,283	$2,202,324	$2,139,713	$2,138,623	$2,189,307	$6,594
Total Operating Expenses	$3,656,520	$3,930,171	$3,830,341	$3,824,557	$3,925,483	$11,824

Net Operating Income	$5,476,857	$6,157,265	$7,112,438	$7,187,606	$8,887,612	$26,770
Replacement Reserves	$0	$0	$0	$0	$87,307	$263
Net Cash Flow	$5,476,857	$6,157,265	$7,112,438	$7,187,606	$8,800,305	$26,507

Occupancy (%)	88.1%	90.0%	93.6%	93.0%	97.6%(4)
NOI DSCR(5)	0.84x	0.95x	1.09x	1.11x	1.37x
NCF DSCR(5)	0.84x	0.95x	1.09x	1.11x	1.35x
NOI Debt Yield(5)	5.0%	5.7%	6.6%	6.6%	8.2%
NCF Debt Yield(5)	5.0%	5.7%	6.6%	6.6%	8.1%

(1)	Information based on the underwritten rent roll inclusive of (i) certain residential leases commencing in August and September of 2024 and (ii) the yet to be constructed WeWork units for which an affiliate of the borrowers has executed a master lease.
(2)	Inclusive of rent attributable to the 16 additional units required to be delivered on or before March 5, 2025. In connection with the conversion, the borrower sponsor has received all necessary permits and approvals from the city. Although the units are yet to be completed, funds have been reserved for the related estimated cost of construction and an affiliate of the borrowers has executed a master lease for rents associated with the yet to be constructed units, to remain in place until such time each unit has been completed and leased to a third-party tenant.
(3)	UW (Vacancy/Concessions) is inclusive of (i) in-place vacancy (as of June 20, 2024 including certain executed residential leases commencing in August and September of 2024) for the current residential unit inventory, (ii) all rents associated with the yet to be constructed WeWork units and (iii) 5.0% economic vacancy for the commercial rental space.
(4)	Represents residential occupancy inclusive of (i) 16 yet to be constructed residential units required to be delivered on or before March 5, 2025 and upon conversion of the WeWork space, for which an affiliate of the borrowers has executed a master lease and (ii) certain residential leases commencing in August and September of 2024.
(5)	Debt service coverage ratios and debt yields are based on The Piazza Whole Loan.

Escrows and Reserves.

Real Estate Taxes – On the loan origination date, the borrowers were required to make an upfront deposit of $625,851 into a reserve for real estate taxes. In addition, the borrowers are required to deposit into a real estate tax reserve, on a monthly basis, an amount equal to 1/12th of the real estate taxes that the mortgage lender estimates will be payable during the next ensuing twelve months (initially estimated to be $128,170).

Insurance – The borrowers are required to deposit into an insurance reserve, on a monthly basis, an amount equal to 1/12th of the insurance premiums that the mortgage lender estimates will be payable for the renewal of the insurance coverage; provided, however, that such monthly reserves for insurance premiums have been conditionally suspended so long as (i) no event of default has occurred and is continuing and (ii) the insurance coverage for The Piazza Property is included in a blanket policy approved by the lender in its reasonable discretion.

Replacement Reserve – On the loan origination date, the borrowers were required to make an upfront deposit of $7,276 into a reserve for replacement reserves. In addition, the borrowers are required to deposit into a replacement reserve, on a monthly basis, $7,276.

TI/LC Reserve – On the loan origination date, the borrowers were required to make an upfront deposit of $2,393 into a reserve for TI/LC reserves. In addition, the borrowers are required to deposit into a TI/LC reserve, on a monthly basis, $2,393, along with any lease termination fees or other payments received by the borrowers in connection with the termination or modification of any non-residential lease at The Piazza Property. The TI/LC reserve is subject to a cap of $86,145.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-37

Multifamily – Mid Rise	Loan #1	Cut-off Date Balance:	$90,000,000
1001-13 North 2nd Street, 1015 North	The Piazza	Cut-off Date LTV:	65.0%
2nd Street, 1010 North Hancock		UW NCF DSCR:	1.35x
Street, 1050 North Hancock Street		UW NOI Debt Yield:	8.2%
and 145 West Wildey Street, Unit 1
Philadelphia, PA 19123

Unfunded Obligations Reserve – On the loan origination date, the borrowers were required to make an upfront deposit of $3,330,271 into a reserve for unfunded obligations reserves associated with the TI/LC costs of three recently executed retail leases.Gap Rent Reserve – On the loan origination date, the borrowers were required to make an upfront deposit of $730,806 into a gap rent reserve associated with three recently executed retail leases.

Coworking Space Conversion Obligations Reserve – On the loan origination date, the borrowers were required to make an upfront deposit of $2,400,000 into a reserve for the estimated costs of construction associated with the conversion of the WeWork space to 16 new residential units.

Lockbox and Cash Management. The Piazza Whole Loan is structured with a soft lockbox and in place cash management. The borrowers and the property manager are required to direct the non-residential tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received into such account within two business days after receipt. All funds in the lockbox account are required to be swept once every business day to a lender-controlled cash management account. Funds in the cash management account are required to be applied to debt service and the reserves and escrows described above and applied to debt service under The Piazza Mezzanine Loan in accordance with The Piazza Whole Loan documents, with any excess funds (i) during the continuance of a Cash Sweep Event (as defined below)(other than a Cash Sweep Event that occurs solely as a result of a mezzanine event of default), to be deposited into an excess cash flow reserve account held by the lender as cash collateral for The Piazza Whole Loan, or (ii) if a Cash Sweep Event is in effect solely as a result of a mezzanine event of default, (x) first, to the mezzanine lender in an amount equal to any deferred interest that was not paid during such Cash Sweep Period and (y) second, into an excess cash flow reserve account held by the lender as cash collateral for The Piazza Whole Loan, or (iii) to the extent no Cash Sweep Event is in effect, disbursed to the borrower.

A “Cash Sweep Event” means the occurrence of (i) an event of default, (ii) any bankruptcy action of a borrower or the property manager, (iii) the debt service coverage ratio (x) with respect to The Piazza Whole Loan and The Piazza Mezzanine Loan, falling below 1.05x based on the trailing three-month period preceding the date of such determination, or (y) solely with respect to The Piazza Whole Loan, falling below 1.34x based on the trailing three-month period preceding the date of such determination (collectively, a “DSCR Trigger Event”) or (iv) any mezzanine event of default. As of the origination date, a Cash Sweep Event is in effect due to the occurrence of a DSCR Trigger Event.

A Cash Sweep Event will no longer be continuing (a) with respect to clause (iii) above, upon (1) the achievement of a debt service coverage ratio (accounting for both The Piazza Whole Loan and The Piazza Mezzanine Loan) of 1.10x or greater for two consecutive calendar quarters based upon the trailing three-month period immediately preceding the date of determination, and (2) the achievement of a debt service coverage ratio (accounting for The Piazza Whole Loan only) of 1.40x or greater for two consecutive calendar quarters based upon the trailing three-month period immediately preceding the date of determination, (b) with respect to clause (i) above, upon the acceptance by the lender of a cure of such event of default or an express waiver of such event of default in writing by the lender in its sole and absolute discretion, (c) with respect to clause (ii) above, solely with respect to the property manager, if, within 60 days of the occurrence thereof, the borrowers replace the applicable property manager with a qualified property manager under a replacement management agreement, or (d) with respect to clause (iv) above, if such mezzanine event of default has been cured in accordance with the terms of the related The Piazza Mezzanine Loan documents; provided, however, (i) no event of default under The Piazza Whole Loan documents has occurred and be continuing, and (ii) the borrowers have paid all of the lender’s reasonable, out-of-pocket expenses incurred in connection with such cure including reasonable, out-of-pocket attorney’s fees and expenses. In no event may the borrowers be entitled to cure a Cash Sweep Event caused by a bankruptcy action of any of the borrowers.

Mezzanine Loan. Concurrently with the funding of The Piazza Whole Loan, RCG LV Debt VII REIT, LLC funded a mezzanine loan in the amount of $18,500,000 to be secured by the mezzanine borrowers’ interests in the borrowers as collateral for The Piazza Mezzanine Loan. The Piazza Mezzanine Loan is coterminous with The Piazza Whole Loan. The Piazza Mezzanine Loan accrues interest at an all-in rate of 12.5000% per annum, of which 10.000% is to be paid as part of each monthly debt service payment amount, and of which 2.5000% per annum is added to the debt to the extent not paid on each monthly payment date. The Piazza Mezzanine Loan is interest-only through the loan term. A mezzanine intercreditor agreement was executed at loan origination. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the prospectus.

	Mezzanine Original Principal Balance	Mezzanine Interest Rate	Loan Term (Original)	Amortization Term (Original)	IO Period	Total Debt U/W DSCR based on NOI/NCF(1)	Total Debt U/W Debt Yield based on NOI/NCF	Total Debt Cut-off Date LTV Ratio	Total Debt LTV Ratio at Maturity
Piazza Mezzanine Loan	$18,500,000	12.50%	60	0	60	1.06x / 1.05x	7.0% / 6.9%	76.1%	76.1%

(1)	Total Debt U/W DSCR based on NOI/NCF is calculated exclusive of the 2.5000% per annum added to the debt to the extent not paid on each monthly payment date.

Condominium: One parcel of The Piazza Property (the 145 W. Wildey Street parcel) is subject to a condominium structure comprised of (i) a garage unit (80% ownership of the condominium), and (ii) a roof unit (20% ownership of the condominium). The 145 W. Wildey Lot Associates, LP borrower owns the garage unit, which controls the condominium.

Terrorism Insurance. The borrowers are required to obtain and maintain property insurance for 100% of full replacement cost and business interruption insurance for 18 months plus a 12-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-38

Retail – Super Regional Mall	Loan #2	Cut-off Date Balance:	$88,000,000
500 Baybrook Mall	Baybrook Mall	Cut-off Date LTV:	56.0%
Friendswood, TX 77546		UW NCF DSCR:	1.72x
		UW NOI Debt Yield:	13.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-39

Retail – Super Regional Mall	Loan #2	Cut-off Date Balance:	$88,000,000
500 Baybrook Mall	Baybrook Mall	Cut-off Date LTV:	56.0%
Friendswood, TX 77546		UW NCF DSCR:	1.72x
		UW NOI Debt Yield:	13.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-40

Retail – Super Regional Mall	Loan #2	Cut-off Date Balance:	$88,000,000
500 Baybrook Mall	Baybrook Mall	Cut-off Date LTV:	56.0%
Friendswood, TX 77546		UW NCF DSCR:	1.72x
		UW NOI Debt Yield:	13.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-41

Retail – Super Regional Mall	Loan #2	Cut-off Date Balance:	$88,000,000
500 Baybrook Mall	Baybrook Mall	Cut-off Date LTV:	56.0%
Friendswood, TX 77546		UW NCF DSCR:	1.72x
		UW NOI Debt Yield:	13.7%

Baybrook Mall
500 Baybrook Mall
Friendswood, TX 77546
South Houston
Deer Park
La Porte
La Porte Municipal Airport
Pasadena
Edgebrook
Downtown Houston 11 miles
HCA Houston Healthcare Southeast
Texas Chiropractic College
San Jacinto College Central Campus
St. Luke's Health - Patients Medical Center - Pasadena, TX
Pasadena Convention Center
Edgebrook Plaza
Almeda Crossing
Almeda Mall
Fuqua Business Park
Southpoint Shopping Ctr.
Fuqua Shopping Center
Southbelt/ Ellington
HARRIS COUNTY
Pasadena Municipal Golf Course
Ellington Field
Lone Star Flight Museum
HOUSTON
Chemlake Golf Course
Bay Pointe Shopping Center
Bay Oaks Country Club
Clear Lake
Armand Bayou Park
University of Houston-Clear Lake
Scarsdale Village
San Jacinto College South
NASA Johnson Space Center
Clear Lake
Golfcrest Country Club
Quail Crossing
Timber Creek Golf Club
Pearland
Space Center Houston
Bay Area Plaza
UTMB Health Clear Lake Campus Hospital
Challenger Plaza
Houston Methodist Clear Lake Hospital
Nassau Bay Town Square
Baybrook Gateway
Baybrook Village
Baybrook Square
HCA Houston Healthcare Clear Lake
Bayway Village
BRAZORIA COUNTY
Friendswood
Baywood Plaza
Clear Creek ISD Challenger Columbia Stadium
Webster
South Shore Harbour Country Club
Challenger 7 Memorial Park
League City
GALVESTON COUNTY
UTMB Health League City Campus Hospital & Clinics
Beacon Lakes Golf Club
Magnolia Creek Golf Course
Bay Colony Town Center
League City Towne Center
Dickinson
Galveston 21 miles
Spencer Hwy
Vista Rd
Fairmont Pkwy
Genoa Red Bluff Rd
Red Bluff Rd
Bay Area Blvd
Sam Houston Tollway
Gulf Frwy
Space Center Blvd
Clear Lake City Blvd
El Camino Real
El Dorado Blvd
Galveston Rd
Middlebrook Dr
Kirby Rd
Scarsdale Blvd
Blackhawk Blvd
Dixie Farm Rd
Beamer Rd
Yost Blvd
Broadway St
W. Wedgewood Dr
Parkwood Dr
NASA Pkwy
NASA Bypass
Marina Bay Dr
Main St
Grissom Rd
League City Pkwy
Clearwood St
Crenshaw Rd
Shaver St
Allen Genoa Rd
Strawberry Rd
Burke Rd
Preston Ave
Canada Rd
Underwood Rd
College Ave
Fuqua St
Conroe
The Woodlands
Spring
Atascocita
Cypress
Katy
HOUSTON
Channelview
Baytown
Deer Park
Pasadena
Sugar Land
Missouri City
Pearland
Friendswood
League City
Texas City
Rosenberg
Richmond
Galveston Bay

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-42

Mortgage Loan No. 2 – Baybrook Mall

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):	NR/A1/NR			Location:	Friendswood, TX 77546
Original Balance(1):	$88,000,000			General Property Type:	Retail
Cut-off Date Balance(1):	$88,000,000			Detailed Property Type:	Super Regional Mall
% of Initial Pool Balance:	9.7%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1978/2016
Borrower Sponsors:	Brookfield Properties Retail Holding LLC			Size(5):	540,986 SF
	and SMRF Baybrook Investor Member			Cut-off Date Balance Per SF(1):	$407
	LLC			Maturity Date Balance Per SF(1):	$385
Guarantor:	BPR Nimbus LLC			Property Manager:	Brookfield Properties Retail Inc.
Mortgage Rate:	6.8160%				(borrower-related)
Note Date:	7/19/2024
Maturity Date:	8/1/2029
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	360 months			UW NOI:	$30,209,945
IO Period:	0 months			UW NCF:	$29,652,729
Seasoning:	0 months			UW NOI Debt Yield(1):	13.7%
Prepayment Provisions(2):	L(24),D(32),O(4)			UW NCF Debt Yield(1):	13.5%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	14.5%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR(1):	1.72x
Additional Debt Balance(1):	$132,000,000			Most Recent NOI:	$29,848,392 (5/31/2024 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$29,919,970 (12/31/2023)
Reserves(3)				3rd Most Recent NOI:	$28,591,885 (12/31/2022)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	95.4% (6/30/2024)
RE Taxes:	$0	Springing	NAP	2nd Most Recent Occupancy:	99.3% (12/31/2023)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy:	97.5% (12/31/2022)
Replacement Reserve:	$0	Springing	$270,493	Appraised Value (as of)(6):	$392,659,260 (6/4/2024)
TI/LC Reserve:	(4)	Springing	$1,081,972	Appraised Value Per SF(6):	$726
Anchor Tenant Reserve:	$0	Springing	NAP	Cut-off Date LTV Ratio(1)(6):	56.0%
				Maturity Date LTV Ratio(1)(6):	53.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$220,000,000	100.0%	Loan Payoff:	$213,488,234	97.0%
			Return of Equity:	$5,037,736	2.3%
			Closing Costs:	$1,474,030	0.7%
Total Sources:	$220,000,000	100.0%	Total Uses:	$220,000,000	100.0%

(1)	The Baybrook Mall Mortgage Loan (as defined below) is part of the Baybrook Mall Whole Loan (as defined below), with an aggregate original principal amount of $220,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Baybrook Mall Whole Loan.
(2)	Defeasance of the Baybrook Mall Whole Loan is permitted at any time after the date that is the earliest to occur of (i) two years after the date on which the entire Baybrook Mall Whole Loan (other than portions of the Baybrook Mall Whole Loan not intended for securitization) have been securitized and (ii) forty-two months from the origination date . The assumed defeasance lockout period of 24 payments is based on the anticipated closing date of the BANK5 2024-5YR9 securitization trust in August 2024. The actual defeasance lockout period may be longer.
(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(4)	On the origination date, the borrower provided a Guaranty of Limited Payment (as described below) from the non-recourse carveout guarantor in lieu of depositing approximately $1,984,194 into a TI/LC reserve. See “Escrows and Reserves” below for further discussion of the Guaranty of Limited Payment.
(5)	Size does not include 720,931 SF of space associated with Dillard’s, Macy’s and Living Space, all non-collateral anchor tenants.
(6)	The Appraised Value is the Market Value “As Is” with Escrow Reserve, which assumes that $2,659,260 will be reserved for tenant improvements. The Market Value “As Is” Appraised Value without the reserve is $390,000,000, which results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 56.4% and 53.3% respectively, and an Appraised Value Per SF of $720.91. Since the date of the appraisal, some of the outstanding tenant improvements have been paid. At origination, the outstanding tenant improvements of approximately $1,984,194 were guaranteed by the guarantor under the Guaranty of Limited Payment in lieu of a reserve.

The Mortgage Loan. The second largest mortgage loan (the “Baybrook Mall Mortgage Loan”) is part of a whole loan (the “Baybrook Mall Whole Loan”) evidenced by eleven pari passu promissory notes with an aggregate original principal amount of $220,000,000. The Baybrook Mall Whole Loan is secured by a first priority fee mortgage encumbering a 540,986 SF retail property located in Friendswood, Texas (the “Baybrook Mall Property”). The Baybrook Mall Whole Loan was co-originated by Morgan Stanley Bank, N.A. (“MSBNA”), Societe Generale Financial Corporation (“SGFC”) and Barclays Capital Real Estate Inc. (“BCREI”) on July 19, 2024. The Baybrook Mall Mortgage Loan is evidenced by the controlling Note A-1 and the non-controlling Note A-2 with an aggregate original principal amount of $88,000,000. The Baybrook Mall Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2024-5YR9 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, and “Pooling and Servicing Agreement” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-43

Retail – Super Regional Mall	Loan #2	Cut-off Date Balance:	$88,000,000
500 Baybrook Mall	Baybrook Mall	Cut-off Date LTV:	56.0%
Friendswood, TX 77546		UW NCF DSCR:	1.72x
		UW NOI Debt Yield:	13.7%

The table below summarizes the promissory notes that comprise the Baybrook Mall Whole Loan.

Baybrook Mall Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$60,000,000	$60,000,000	BANK5 2024-5YR9	Yes
A-2	$28,000,000	$28,000,000	BANK5 2024-5YR9	No
A-3(1)	$10,000,000	$10,000,000	MSBNA	No
A-4(1)	$10,000,000	$10,000,000	MSBNA	No
A-5(1)	$25,000,000	$25,000,000	BCREI	No
A-6(1)	$18,000,000	$18,000,000	BCREI	No
A-7(1)	$8,000,000	$8,000,000	BCREI	No
A-8(1)	$5,000,000	$5,000,000	BCREI	No
A-9(1)	$30,000,000	$30,000,000	SGFC	No
A-10(1)	$16,000,000	$16,000,000	SGFC	No
A-11(1)	$10,000,000	$10,000,000	SGFC	No
Total	$220,000,000	$220,000,000

(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The Borrower and the Borrower Sponsors. The borrower is Baybrook Mall, LLC, a single-purpose, Delaware limited liability company with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Baybrook Mall Whole Loan. The non-recourse carveout guarantor is BPR Nimbus LLC. The borrower sponsors are Brookfield Properties Retail Holding LLC and SMRF Baybrook Investor Member LLC, which is owned by Nuveen Asset Management, LLC (“Nuveen”). Brookfield Properties Retail Holding LLC is an affiliate of Brookfield Property Partners L.P., the public real estate vehicle for Brookfield Asset Management Inc. Brookfield Property Partners, L.P. is a large global real estate company, with more than 1,000 managed properties and 380 million SF of managed space worldwide. Brookfield Property Partners, L.P. owns and operates properties in the world’s major markets, with a global portfolio that includes office, retail, multifamily, logistics, hospitality, and development opportunities. The borrower is owned by a joint venture between Brookfield Properties Retail Holdings LLC (51%) and Nuveen (49%). Nuveen is an asset manager and wholly owned subsidiary of Teachers Insurance and Annuity Association.

The Property. The Baybrook Mall Property is a 540,986 SF super regional shopping center, which is part of a larger 1,261,917 SF super regional shopping center (the “Baybrook Mall Regional Shopping Center”) located in Friendswood, Texas. As of June 30, 2024, the Baybrook Mall Property was 95.4% leased to a granular rent roll comprised of approximately 140 tenants. The five largest tenants by SF at the Baybrook Mall Property comprise approximately 13.8% of underwritten rent, and no single tenant makes up more than 5.7% of the underwritten rent. Additionally, the ten largest tenants by SF account for 23.7% of the aggregate underwritten rent. Notable national tenants at the Baybrook Mall Property include Apple, Sephora, Foot Locker, Buckle, Lego, Shoe Palace, Victoria’s Secret, and Finish Line. The Baybrook Mall Property is anchored by Dillard’s, Macy’s, Living Spaces (which is currently building out its space and is not yet in occupancy) and JCPenney. The Dillard’s, Macy’s and Living Spaces tenants are separately owned and are not part of the collateral. Additionally, the borrower sponsor owns the remainder of the Baybrook Mall Regional Shopping Center, which includes an adjacent outdoor lifestyle center as well as a power center anchored by Dick’s Sporting Goods, neither of which are part of the collateral. The Baybrook Mall Property includes three restaurant outparcels: Denny’s, The Cheesecake Factory and P.F. Changs. The Baybrook Mall Regional Shopping Center has seen completed expansion projects including an additional lifestyle expansion and power center, adding more than 30 retailers, 10 restaurants, and entertainment venues including The Lawn, a spacious grassy area providing a gathering spot for the community. Since 2019, the borrower sponsor invested approximately $16.8 million in capital expenditures at the Baybrook Mall Property, including property development and tenant improvements.

The following table presents inline sales history at the Baybrook Mall Property:

Tenant Sales PSF(1)
Tenant Type	2021 Sales	2021 Sales PSF	2022 Sales	2022 Sales PSF	2023 Sales	2023 Sales PSF	TTM 5/31/2024 Sales	TTM 5/31/2024 Sales PSF	TTM 5/31/2024 Occupancy Cost(2)
Inline (<10,000 SF)	$189,773,031	$976	$203,360,206	$881	$203,295,153	$855	$206,637,422	$863	14.2%
Inline (<10,000 SF excl. Apple)	$148,088,487	$782	$156,222,056	$692	$164,350,170	$706	$168,012,667	$717	17.2%

(1)	Information is based on sales information provided by the borrower sponsor.
(2)	Occupancy Cost is based on current underwritten total rent (the sum of underwritten base rent, percentage rent, overage rent and underwritten reimbursements).

Major Tenants.

JCPenney (96,605 SF, 17.9% of NRA, 1.3% of underwritten base rent) Founded in 1902 and headquartered in Plano, Texas, JCPenney is a department store chain with approximately 50,000 employees. JCPenney serves customers at more than 650 stores across the United States and Puerto Rico. JCPenney is one of the nation’s largest retailers of apparel, home, jewelry, and beauty merchandise with a growing portfolio of private and national brands. JCPenney has anchored the Baybrook Mall Property since 2005, has a lease expiration date of January 31, 2026, and has six, five-year extension options remaining. JCPenney filed for bankruptcy in 2020 during the beginning of the COVID-19 pandemic and emerged from bankruptcy in December 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-44

Retail – Super Regional Mall	Loan #2	Cut-off Date Balance:	$88,000,000
500 Baybrook Mall	Baybrook Mall	Cut-off Date LTV:	56.0%
Friendswood, TX 77546		UW NCF DSCR:	1.72x
		UW NOI Debt Yield:	13.7%

Forever 21 (81,772 SF, 15.1% of NRA, 0.0% of underwritten base rent) Founded in 1984 and headquartered in Los Angeles, California, Forever 21 sells men's and women's clothing and accessories. Forever 21 is located in more than 540 locations globally and online throughout the United States and in Canada, Europe, Japan, Korea, and the Philippines. Forever 21 has been a tenant at the Baybrook Mall Property since 2009, has a lease expiration date of December 31, 2026, and has no extension options remaining. Forever 21 pays percentage rent instead of base rent. Based on the May 2024 TTM period, Forever 21 percentage in lieu rent was $519,744. $519,744 of percentage rent was underwritten for Forever 21. Forever 21 filed for bankruptcy in 2019 and emerged from bankruptcy in 2020.

H&M (17,510 SF, 3.2% of NRA, 3.0% of underwritten base rent) H&M is a global retailer offering affordable apparel for men, women and children. H&M was incorporated in 1947 and remains under the control of the family of founder Erling Persson. H&M group’s brands are H&M, H&M Home, COS, Weekday, Monki, & Other Stories, ARKET, Afound and Singular Society. H&M operates approximately 4,338 stores across 77 markets with approximately 143,000 employees. H&M has been a tenant at the Baybrook Mall Property since 2022, has a lease expiration date of January 31, 2032, and has two, three-year extension options remaining. H&M has the right to terminate its lease upon 365 days’ notice if the tenant’s net sales fail to exceed approximately $5,440,386 between January 1, 2026 through December 31, 2026, or approximately $5,984,425 between January 1, 2028 through December 31, 2028. H&M is required to pay a termination fee equal to 50% of the then unamortized portion of the construction allowance. H&M’s sales for the TTM May 2024 period were $4,596,073.

Victoria’s Secret (14,115 SF, 2.6% of NRA, 3.7% of underwritten base rent) Victoria’s Secret is a Fortune 500 specialty retailer of modern, fashion-inspired collections including signature bras, panties, lingerie, casual sleepwear, athleisure and swimwear, as well as fragrances and body care. Victoria’s Secret/Pink comprises two brands, Victoria’s Secret and PINK. Victoria’s Secret employs over 30,000 associates across approximately 1,350 retail stores in approximately 70 countries. Victoria’s Secret has been a tenant at the Baybrook Mall Property since 2022, has a lease expiration date of January 31, 2032, and has no extension options remaining. Victoria’s Secret’s parent company filed for bankruptcy in 2020, and Victoria’s Secret was spun off as an independent business in 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-45

Retail – Super Regional Mall	Loan #2	Cut-off Date Balance:	$88,000,000
500 Baybrook Mall	Baybrook Mall	Cut-off Date LTV:	56.0%
Friendswood, TX 77546		UW NCF DSCR:	1.72x
		UW NOI Debt Yield:	13.7%

The following table presents a summary regarding the major stores at the Baybrook Mall Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Anchor Stores
JCPenney	NR / NR / NR	96,605	17.9%	$325,000	1.3%	$3.36	1/31/2026	6, 5-year	N
Macy’s (non-collateral)(3)	BBB / Baa3 / BBB-	0	0.0%	$0	NAP	NAP	NAP	NAP	NAP
Dillard’s (non-collateral)(3)	BBB- / Baa3 / BB+	0	0.0%	$0	NAP	NAP	NAP	NAP	NAP
Living Spaces (non-collateral)(3)	NR / NR / NR	0	0.0%	$0	NAP	NAP	NAP	NAP	NAP
Subtotal/Wtd. Avg.		96,605	17.9%	$325,000	1.3%	$3.36

Major Tenants
Forever 21(4)	NR / NR / NR	81,772	15.1%	$0	0.0%	$0.00	12/31/2026	None	N
Foot Locker(5)	NR / Ba2 / BB+	18,376	3.4%	$1,383,569	5.7%	$75.29	Various	None	N
H&M(6)	NR / NR / BBB	17,510	3.2%	$728,241	3.0%	$41.59	1/31/2032	2, 3-year	Y
Victoria’s Secret	NR / B1 / BB-	14,115	2.6%	$904,630	3.7%	$64.09	1/31/2032	None	N
The Cheesecake Factory	NR / NR /NR	11,393	2.1%	$517,698	2.1%	$45.44	1/31/2033	2, 5-year	N
Finish Line	NR / NR /NR	9,000	1.7%	$479,970	2.0%	$53.33	1/31/2028	None	N
Akira	NR / NR /NR	7,845	1.5%	$404,018	1.7%	$51.50	8/31/2029	None	N
Tilly’s(7)	NR / NR /NR	7,530	1.4%	$246,231	1.0%	$32.70	2/28/2033	None	Y
American Eagle Outfitters(8)	NR / NR /NR	6,723	1.2%	$721,311	3.0%	$107.29	3/31/2032	None	Y
Buckle	NR / NR /NR	6,502	1.2%	$310,275	1.3%	$47.72	7/31/2028	None	N
Subtotal/Wtd. Avg.		180,766	33.4%	$5,695,943	23.6%	$31.51

Other Tenants(9)		238,914	44.2%	$18,124,370	75.1%	$75.86
Occupied Subtotal/Wtd. Avg.		516,285	95.4%	$24,145,313	100.0%	$46.77(10)

Vacant Space		24,701	4.6%
Total/Wtd. Avg.		540,986	100.0%

(1)	Information is based on the underwritten rent roll as of June 30, 2024 and includes (i) rent increases totaling $463,228 through June 1, 2025 and (ii) signed not occupied rent totaling $946,662.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(3)	Macy’s, Dillard’s and Living Spaces (which are not part of the Baybrook Mall Property) occupy 720,931 SF and anchor the Baybrook Mall Regional Shopping Center. Such non-collateral anchors do not have operating covenants in place. Living Spaces is currently building out its space and not yet in occupancy.
(4)	Forever 21 pays percentage rent instead of base rent. Based on the May 2024 TTM period, Forever 21 percentage in lieu rent was $519,744. $519,744 of percentage rent was underwritten for Forever 21.
(5)	Includes 13,936 SF of Foot Locker space that expires on April 30, 2032 and 4,440 SF of Kids Foot Locker space that expires on May 31, 2027.
(6)	H&M has the right to terminate its lease upon 365 days’ notice if the tenant’s net sales fail to exceed approximately $5,440,386 between January 1, 2026 through December 31, 2026, or approximately $5,984,425 between January 1, 2028 through December 31, 2028. H&M is required to pay a termination fee equal to 50% of the then unamortized portion of its construction allowance. H&M’s sales for the TTM May 2024 period were $4,596,073.
(7)	Tilly’s has the right to terminate its lease upon 365 days’ notice if the tenant’s net sales fail to exceed $2,000,000 between November 1, 2027 through December 31, 2027. Tilly’s is required to pay a termination fee equal to 100% of the then unamortized portion of its construction allowance. Tilly’s sales for the TTM May 2024 period were $2,380,972.
(8)	American Eagle Outfitters has the right to terminate its lease upon 180 days’ notice if the tenant’s net sales fail to exceed $4,349,071 between April 1, 2027 through March 31, 2028. American Eagle Outfitters is required to pay a termination fee equal to $117,652.50. American Eagle Outfitters’ sales for the TTM May 2024 period were $4,647,955.
(9)	Includes 5,151 SF of inline tenant space as to which only percentage rent is due, 302 SF of tenant space as to which only overage rent is due and 3,411 SF of other space as to which there is no underwritten rent.
(10)	Includes the following SF as to which no base rent was underwritten: 81,772 SF occupied by Forever 21, as to which only percentage rent is due, 5,151 SF of inline tenant space as to which only percentage rent is due, 302 SF of tenant space as to which only overage rent is due and 3,411 SF of other space as to which there is no underwritten rent. Occupied Subtotal/Wtd. Avg. Annual UW Rent PSF excluding these tenants is $56.73.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-46

Retail – Super Regional Mall	Loan #2	Cut-off Date Balance:	$88,000,000
500 Baybrook Mall	Baybrook Mall	Cut-off Date LTV:	56.0%
Friendswood, TX 77546		UW NCF DSCR:	1.72x
		UW NOI Debt Yield:	13.7%

The following table presents certain information relating to stores with the highest overall sales in order of their May 31, 2024 TTM Sales:

Top Tenants by Total Sales(1)
Tenant Name	Tenant SF	2022 Sales	2021 Sales PSF	2023 Sales	2023 Sales PSF	TTM 5/31/2024 Sales	TTM 5/31/2024 Sales PSF	TTM 5/31/2024 Occupancy Cost(2)
Macy’s(3)	254,000	$57,100,000	$225	$48,500,000	$191	$48,500,000	$191	0.2%
Dillard’s(3)	299,681	$51,500,000	$172	$51,200,000	$171	$51,200,000	$171	0.2%
Apple	5,176	$47,138,150	$9,107	$38,944,983	$7,524	$38,624,755	$7,462	1.1%
Sephora	5,876	$9,194,514	$1,565	$12,049,893	$2,051	$12,789,992	$2,177	8.3%
Foot Locker	18,376(4)	$11,908,582	$648	$12,329,184	$671	$12,452,889	$678	14.3%
JCPenney	96,605	$11,700,000	$121	$11,300,000	$117	$11,300,000	$117	2.9%
Victoria’s Secret	14,115	$9,186,162	$651	$10,320,677	$731	$10,210,080	$723	15.7%
The Cheesecake Factory	11,393	$9,806,788	$861	$9,899,056	$869	$9,845,401	$864	5.8%
Forever 21	81,772	$7,596,815	$93	$6,230,995	$76	$6,496,805	$79	8.0%
H&M	17,510	$6,099,815	$348	$5,413,053	$309	$4,596,073	$262	17.0%

(1)	Information obtained from the borrower.
(2)	Occupancy Cost is based on current underwritten total rent (the sum of underwritten base rent, percentage rent, overage rent and underwritten reimbursements). For the non-collateral anchor stores Macy’s and Dillard’s, Occupancy Cost is based on their respective common area maintenance expense contributions.
(3)	Not part of the Baybrook Mall Property collateral.
(4)	Includes 13,936 SF of Foot Locker space and 4,400 SF of Kids Foot Locker Space.

The following table presents certain information relating to the lease rollover at the Baybrook Mall Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling(3)
MTM	4	5,896	1.1%	1.1%	$308,043	1.3%	1.3%	$52.25
2024	8	8,611	1.6%	2.7%	$1,005,321	4.2%	5.4%	$116.75
2025	18	21,559	4.0%	6.7%	$1,816,951	7.5%	13.0%	$84.28
2026	24	240,690	44.5%	51.2%	$4,458,740	18.5%	31.4%	$18.52
2027	22	43,312	8.0%	59.2%	$4,177,820	17.3%	48.7%	$96.46
2028	21	54,663	10.1%	69.3%	$3,321,909	13.8%	62.5%	$60.77
2029	15	42,280	7.8%	77.1%	$2,640,420	10.9%	73.4%	$62.45
2030	7	11,461	2.1%	79.2%	$833,557	3.5%	76.9%	$72.73
2031	2	1,208	0.2%	79.4%	$214,791	0.9%	77.8%	$177.81
2032	6	54,798	10.1%	89.6%	$3,511,886	14.5%	92.3%	$64.09
2033	7	28,476	5.3%	94.8%	$1,645,052	6.8%	99.1%	$57.77
2034	3	3,331	0.6%	95.4%	$210,822	0.9%	100.0%	$63.29
2035 & Thereafter	4	0	0.0%	95.4%	$0	0.0%	100.0%	$0.00
Vacant	0	24,701	4.6%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(4)	141	540,986	100.0%		$24,145,313	100.0%		$46.77

(1)	Information is based on the underwritten rent roll as of June 30, 2024 and includes (i) rent increases totaling $463,228 through June 1, 2025 and (ii) signed not occupied rent totaling $946,662.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.
(3)	Includes the following SF as to which no base rent was underwritten: 81,772 SF occupied by Forever 21, as to which only percentage rent is due, 5,151 SF of inline tenant space as to which only percentage rent is due, 302 SF of tenant space as to which only overage rent is due and 3,411 SF of other space as to which there is no underwritten rent. Total/Wtd. Avg. UW Rent PSF Rolling excluding these tenants is $56.73.
(4)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-47

Retail – Super Regional Mall	Loan #2	Cut-off Date Balance:	$88,000,000
500 Baybrook Mall	Baybrook Mall	Cut-off Date LTV:	56.0%
Friendswood, TX 77546		UW NCF DSCR:	1.72x
		UW NOI Debt Yield:	13.7%

The Market. The Baybrook Mall Property is located in Friendswood, Texas, west of the central business district of Houston and northwest of the George Bush Intercontinental Airport. Major industries include energy, aerospace, specialty chemical, healthcare, and maritime. The city is also home to the Texas Medical Center, the largest medical center in the world, and the world’s largest concentration of health care and research institutions. Primary access to the local area is provided by Interstate 45, a major north-south arterial highway in the immediate area. State Route 35 and Gulf Freeway are the major north-south highways in the immediate area. Bay Area Boulevard and Long Prairie Road are the primary east-west roadways in the area. The Baybrook Mall Property is not accessible via public transportation. The primary mode of transportation in the immediate area is through automobile. Neighboring areas and the larger Houston metropolitan region are served by the Metropolitan Transit Authority of Harris County (METRO), which includes bus routes and park-and-ride services that Friendswood residents can access for commutes to Houston. According to the appraisal, as of the first quarter of 2024, the vacancy rate in the Southeast Outlier retail submarket was approximately 3.6% with average asking rents of $28.82 PSF and inventory of approximately 16.6 million SF. According to the appraisal, as of the first quarter of 2024, the vacancy rate in the Houston market was approximately 5.0%, with average asking rents of $21.08 PSF and inventory of approximately 440.3 million SF. According to the appraisal, the 2023 population within a one-mile-, three-mile and five- mile radius of the Baybrook Mall Property was 6,603, 76,142 and 211,728, respectively. The 2023 average household income within the same one-mile-, three-mile and five- mile radius was $93,263, $102,629 and $122,801, respectively.

The appraisal identified three shopping centers in the Baybrook Mall Property’s primary competitive set as outlined below:

Competitive Set Summary
Name	Baybrook Mall (subject)	Houston Galleria	Memorial City	Pearland Town Center
Address	500 Baybrook Mall	5075 Westheimer Road	303 Memorial City	11200 Broadway
City, State	Friendswood, TX	Houston, TX	Houston, TX	Pearland, TX
Rentable Area (SF)	1,261,917(1)	2,011,293	1,700,000	N/A
Year Built	1978	1970	1966	N/A
Anchor Tenants	Dillard's, Macy's, JCPenney	Macy's, Neiman Marcus, Nordstrom, Saks Fifth Avenue	Dillard's JCPenney, Macy's	Dillard's, Macy's, Dick's Sporting Goods
Sales PSF	$863(2)	$980	$700	$406
Occupancy	95.4%(3)	95.0%	89.0%	94.0%

Source: Appraisal.

(1)	Information is based on the underwritten rent roll dated June 30, 2024.
(2)	Based on TTM 5/31/2024 sales period.
(3)	Occupancy is not inclusive of non-collateral tenants. The Baybrook Mall Property is comprised of 540,986 SF. Dillard’s, Macy’s and Living Spaces (720,931 SF) are not part of the collateral.

The following table presents information relating to the appraisal’s market rent conclusion for the Baybrook Mall Property:

Market Rent Summary
	Market Rent	Escalations	Term (Months)	Reimbursements	Tenant Allowances (New/Renewal)	Leasing Commissions (New/Renewal)
0 to 1,500 SF Space:	$80.00	3.00%/year	60	Triple Net	$40.00 / $10.00	6.0% / 3.0%
1,501 to 2,500 SF Space:	$70.00	3.00%/year	60	Triple Net	$40.00 / $10.00	6.0% / 3.0%
2,501 to 4,000 SF Space:	$55.00	3.00%/year	60	Triple Net	$40.00 / $10.00	6.0% / 3.0%
4,001 to 6,500 SF Space:	$80.00	3.00%/year	60	Triple Net	$40.00 / $10.00	6.0% / 3.0%
6,501 to 10,000 SF Space:	$55.00	3.00%/year	60	Triple Net	$40.00 / $10.00	6.0% / 3.0%
Snack Bars Space:	$135.00	3.00%/year	60	Triple Net	$60.00 / $15.00	6.0% / 3.0%
Food Court Space:	$145.00	3.00%/year	60	Triple Net	$60.00 / $15.00	6.0% / 3.0%
Restaurant Space:	$55.00	3.00%/year	60	Triple Net	$30.00 / $10.00	6.0% / 3.0%
Kiosk Space:	$360.00	3.00%/year	60	Gross	$10.00 / $2.00	6.0% / 3.0%
Large Tenants Over 10,000 SF Space:	$55.00	10% Midterm	120	Triple Net	$20.00 / $5.00	6.0% / 3.0%
Anchor Space:	$9.50	10% Midterm	120	Gross	$5.00 / $1.00	4.0% / 2.0%
Restaurant Outparcel Space:	$35.00	10% Midterm	120	Triple Net	$20.00 / $5.00	6.0% / 3.0%
Jewelry Space:	$150.00	3.00%/year	60	Triple Net	$40.00 / $10.00	6.0% / 3.0%

Appraisal. The appraisal concluded to a Market Value “As-is” With Escrow Reserve for the Baybrook Mall Property of $392,659,260 as of June 4, 2024. Such Appraised Value assumes that $2,659,260 will be reserved for tenant improvements. Since the date of the appraisal, some of the outstanding tenant improvements have been paid. At origination, the outstanding tenant improvements of approximately $1,984,194 were guaranteed by the guarantor under the Guaranty of Limited Payment in lieu of a reserve.

Environmental Matters. According to the Phase I environmental site assessment dated May 20, 2024, there was no evidence of any recognized environmental conditions at the Baybrook Mall Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-48

Retail – Super Regional Mall	Loan #2	Cut-off Date Balance:	$88,000,000
500 Baybrook Mall	Baybrook Mall	Cut-off Date LTV:	56.0%
Friendswood, TX 77546		UW NCF DSCR:	1.72x
		UW NOI Debt Yield:	13.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Baybrook Mall Property:

Cash Flow Analysis
	2020	2021	2022	2023	TTM 5/31/2024	UW	UW PSF
Gross Potential Rent(1)	$24,446,369	$25,720,119	$27,524,849	$28,432,717	$28,194,698	$28,171,016	$52.07
Reimbursements	$12,235,727	$10,638,392	$10,895,133	$11,417,589	$11,172,921	$11,141,965	$20.60
Other Income	$1,516,160	$1,860,280	$2,119,328	$2,297,302	$2,301,138	$2,168,140	$4.01
Effective Gross Income	$38,198,255	$38,218,791	$40,539,309	$42,147,608	$41,668,756	$41,481,121	$76.68

Real Estate Taxes	$5,440,425	$5,035,298	$4,702,799	$4,420,599	$4,217,902	$4,899,635	$9.06
Insurance	$247,003	$323,413	$366,254	$541,679	$614,253	$687,119	$1.27
Other Operating Expenses	$7,679,031	$6,915,653	$6,878,371	$7,265,360	$6,988,209	$5,684,423	$10.51
Total Operating Expenses	$13,366,460	$12,274,364	$11,947,424	$12,227,638	$11,820,364	$11,271,177	$20.83

Net Operating Income	$24,831,795	$25,944,427	$28,591,885	$29,919,970	$29,848,392	$30,209,945	$55.84
Replacement Reserves	$0	$0	$0	$0	$0	$232,624	$0.43
TI/LC	$0	$0	$0	$0	$0	$324,592	$0.60
Net Cash Flow	$24,831,795	$25,944,427	$28,591,885	$29,919,970	$29,848,392	$29,652,729	$54.81

Occupancy (%)	98.0%	97.9%	97.5%	99.3%	96.1%	95.4%
NOI DSCR(2)	1.44x	1.50x	1.66x	1.74x	1.73x	1.75x
NCF DSCR(2)	1.44x	1.50x	1.66x	1.74x	1.73x	1.72x
NOI Debt Yield(2)	11.3%	11.8%	13.0%	13.6%	13.6%	13.7%
NCF Debt Yield(2)	11.3%	11.8%	13.0%	13.6%	13.6%	13.5%

(1)	UW Gross Potential Rent is based on the underwritten rent roll as of June 30, 2024 and includes (i) rent increases totaling $463,228 through June 1, 2025, (ii) signed not occupied rent totaling $946,662, (iii) percentage rent totaling $808,724, (iv) overage rent totaling $1,237,029, (v) specialty leasing rent totaling $408,693 and (vi) kiosk revenue totaling $1,571,257.
(2)	The debt service coverage ratios and debt yields are based on the Baybrook Mall Whole Loan.

Escrows and Reserves.

Real Estate Taxes – During the continuance of a Cash Management Period (as defined below), the Baybrook Mall Whole Loan documents require ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next twelve months for the Baybrook Mall Property. Upon the termination of a Cash Management Period, all funds in such account will be returned to the borrower.

Insurance – During the continuance of a Cash Management Period, the Baybrook Mall Whole Loan documents provide for ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies. Notwithstanding the foregoing, upon delivery to the lender of satisfactory evidence that the insurance policies required by the loan documents are maintained pursuant to blanket insurance policies and the insurance premiums have been paid not less than one year in advance (or in the case of policies delivered at origination, for the period of coverage under such policies, if less than one year), the requirement to make deposits into the insurance reserve will be waived. Upon the termination of a Cash Management Period, all funds in such account will be returned to the borrower.

Replacement Reserve – During the continuance of a Cash Management Period, the Baybrook Mall Whole Loan documents provide for ongoing monthly deposits of 1/12th of $0.25 per owned leasable square foot at the Baybrook Mall Property (initially approximately $11,271) into a reserve for capital expenditures, provided that the borrower’s obligation to make such deposits will be suspended during any period in which the amounts on deposit in such reserve equal or exceed the product of (x) 24 and (y) the required monthly deposit amount (initially, such product will equal $270,493). Upon the termination of a Cash Management Period, all funds in such account will be returned to the borrower.

TI/LC Reserve – On the origination date, the borrower provided a Guaranty of Limited Payment (as described below) from the non-recourse carveout guarantor in lieu of depositing approximately $1,984,194 (the “Upfront Rollover Amount”) into a reserve for existing tenant improvements, landlord work, tenant improvement allowances and leasing commissions. In addition, during a Cash Management Period, the Baybrook Mall Whole Loan documents provide for ongoing monthly deposits of 1/12th of $1.00 per owned leasable square foot at the Baybrook Mall Property (initially approximately $45,082) into a reserve for future tenant improvements, landlord work, tenant improvement allowances and leasing commissions, provided that the borrower’s obligation to make such deposits will be suspended during any period in which the amounts on deposit in such reserve equal or exceed the product of (x) 24 and (y) the required monthly deposit amount (initially, such product will equal $1,081,972). Upon the termination of a Cash Management Period, all funds in such account will be returned to the borrower.

Guaranty of Limited Payment. At origination, the non-recourse carveout guarantor executed a Guaranty of Limited Payment, pursuant to which it guaranteed payment of the Baybrook Mall Whole Loan in an amount equal to the Upfront Rollover Amount. The amount guaranteed under such guaranty will be reduced on a dollar-for-dollar basis by an amount equal to the aggregate amount of expenditures actually made by the borrower or its affiliates for the outstanding amounts related to the Upfront Rollover Amount or for certain other costs permitted pursuant to the Baybrook Mall Whole Loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-49

Retail – Super Regional Mall	Loan #2	Cut-off Date Balance:	$88,000,000
500 Baybrook Mall	Baybrook Mall	Cut-off Date LTV:	56.0%
Friendswood, TX 77546		UW NCF DSCR:	1.72x
		UW NOI Debt Yield:	13.7%

Anchor Tenant Reserve – During the continuance of an Anchor Tenant Trigger (as defined below), the borrower is required to deposit an amount equal to all excess cash flow (as described below under “Lockbox and Cash Management”) for tenant improvements and leasing commissions, budgeted construction costs, required landlord work and other related costs associated with re-tenanting the applicable space or any other space at the Baybrook Mall Property. The borrower’s obligation to make deposits into the anchor tenant reserve with respect to any individual Anchor Tenant Trigger will terminate once the aggregate amount deposited into the anchor tenant reserve with respect to such individual Anchor Tenant Trigger equals or exceeds the Individual Anchor Threshold Amount (as defined below).

“Anchor” means any of Macy’s, Dillard’s, JCPenney or Living Spaces, or any replacement tenant(s) of the foregoing which are subject to replacement leases for which (i) not less than (x) 75% of the space previously occupied by the respective Anchor is re-let if the aggregate annual gross rent under such replacement lease(s) is not less than 75% of annual gross rent under the original Anchor lease and (y) 50% of the space previously occupied by the respective Anchor is re-let if the aggregate annual gross rent under such replacement lease(s) is not less than 100% of annual gross rent under the original Anchor lease.

An “Anchor Tenant Trigger” means that any Anchor (A) has “gone dark” (i.e., ceased to be in occupancy or ceased to utilize its space for business purposes), other than a temporary closure that is less than 60 days or is in connection with (x) a restoration, repair or renovation, (y) compliance with applicable law, regulations and/or governmental mandates or (z) civil unrest, (B) is the subject of a bankruptcy proceeding, (C) has vacated its premises, (D) has terminated, cancelled or surrendered its lease, or (E) has failed to renew and/or extend its lease within the applicable renewal period.

An Anchor Tenant Trigger will end if (i) for any Anchor Tenant Trigger described in clause (A) of the definition of Anchor Tenant Trigger, the Anchor has operated its business for no less than 30 consecutive days during normal business hours, (ii) for any Anchor Tenant Trigger described in clause (B) of the definition of Anchor Tenant Trigger, the bankruptcy is dismissed or the Anchor has emerged from such bankruptcy, or if the Anchor premises are leased by the borrower to the Anchor, such lease is accepted and affirmed by the Anchor in the bankruptcy or assumed by a replacement Anchor, (iii) for any Anchor Tenant Trigger described in clause (C) of the definition of Anchor Tenant Trigger, the Anchor has reoccupied its premises, (iv) for any Anchor Tenant Trigger described in clause (D) of the definition of Anchor Tenant Trigger, the Anchor has rescinded any notice to terminate, cancel or surrender its lease, (v) for any Anchor Tenant Trigger described in clause (E) of the definition of Anchor Tenant Trigger, the Anchor has renewed its lease pursuant to the terms thereof, or (vi) for all Anchor Tenant Triggers, (x) if the Anchor space is owned by the borrower, the Anchor space is leased by one or more replacement Anchors, and (y) if the Anchor space is not owned by the borrower, the borrower delivers an officer’s certificate reasonably satisfactory to the lender stating that the Anchor Tenant Trigger does not result in the violation of co-tenancy requirements in leases representing more than 15% of the aggregate rent payable under in-line leases at the Baybrook Mall Property (or if such violation did occur, such violation has now been cured).

An ”Individual Anchor Threshold Amount” means, with respect to any Anchor, an amount equal to the product of (x) $50.00 and (y) the aggregate amount of gross leasable square footage of the applicable Anchor space as of the origination date.

Lockbox and Cash Management.

The Baybrook Mall Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to cause all tenants at the Baybrook Mall Property (other than tenants under Seasonal Leases (as defined below)) to pay rents (other than Non-Core Income (as defined below) directly into a lockbox account controlled by the lender, and to deposit any rents otherwise received by the borrower (other than Non-Core Income) into the lockbox account within two business days after receipt. Prior to a Cash Management Period, all funds in the lockbox account will be disbursed to the borrower’s operating account. Within two business days of written notification of the commencement of a Cash Management Period, the borrower is required to establish a lender controlled cash management account. During the continuance of a Cash Management Period or an Anchor Tenant Trigger, all funds deposited into the lockbox account are required to be swept each business day into the cash management account, to be applied and disbursed to pay (i) the tax and insurance escrow deposits, if any, described above, (ii) debt service under the Baybrook Mall Whole Loan, (iii) provided that no default exists as to which the lender has initiated an enforcement action, to pay budgeted operating expenses (or actual operating expenses to the extent not more than 115% of budgeted expenses), and budgeted capital expenses (or actual capital expenses to the extent not more than 110% of budgeted expenses), and extraordinary expenses for which the borrower has delivered a reasonably detailed explanation, (iv) subject to clause (v) below, the replacement and rollover reserve deposits, if any, described above, (v) (x) if both an Anchor Tenant Trigger and a Cash Management Period are continuing, to deposit all excess cash flow after the disbursements under clauses (i) through (iv) above, or (y) if only an Anchor Tenant Trigger is continuing, to deposit all excess cash flow after the disbursements under clauses (i) through (iii) above, in each case, up to the Individual Anchor Threshold Amount, into the anchor tenant reserve, and (vi) (x) if no Cash Sweep Period (as defined below) is continuing, to the borrower’s operating account, and (y) if a Cash Sweep Period is continuing, to an excess cash flow reserve to be held as additional collateral during the continuance of such Cash Sweep Period; provided that funds on deposit in such account will be made available to the borrower for the payment of certain property-level expenses and other uses, including REIT distributions up to $250,000.

“Non-Core Income” means (i) certain de minimis amounts of rents from miscellaneous revenue items such as holiday photos and change retrieved from fountains (but will not include rent from Seasonal Leases) and (ii) certain rents generated pursuant to multi-property sponsorship and advertising programs which are directly attributable to the Baybrook Mall Property.

“Seasonal Leases” means leases or license agreements having a maximum term of one year or less.

A “Cash Management Period” means a period commencing upon the debt yield being less than 11.0% (the “CM Target Debt Yield”) as of the end of any two consecutive calendar quarters.

A “Cash Sweep Period” means a period commencing upon (i) an event of default under the Baybrook Mall Whole Loan or (ii) the debt yield being less than 10.0% (the “CS Target Debt Yield,” and, together with the CM Target Debt Yield, each a “Target Debt Yield”) as of the end of any two consecutive calendar quarters.

A Cash Sweep Period resulting from an event of default will end if such event of default is thereafter cured or waived.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-50

Retail – Super Regional Mall	Loan #2	Cut-off Date Balance:	$88,000,000
500 Baybrook Mall	Baybrook Mall	Cut-off Date LTV:	56.0%
Friendswood, TX 77546		UW NCF DSCR:	1.72x
		UW NOI Debt Yield:	13.7%

A Cash Management Period or Cash Sweep Period resulting from a decline below the applicable Target Debt Yield will end if the borrower has maintained a debt yield equal to or in excess of the applicable Target Debt Yield for two consecutive calendar quarters or has either (i) prepaid the Baybrook Mall Whole Loan together with any then applicable prepayment fee, (ii) delivered cash to the lender, or (iii) delivered a letter of credit to the lender, in each case in an amount which if subtracted from the outstanding principal balance of the Baybrook Mall Whole Loan would cause the debt yield to equal or exceed the applicable Target Debt Yield.

For purposes of determining whether a Cash Sweep Period due to a decline in debt yield has been cured, the debt yield will be calculated net of funds in the excess cash flow reserve, provided that following any such calculation such funds may not be released unless a Cash Sweep Period no longer exists without giving credit to such amounts.

Upon the end of a Cash Sweep Period, all remaining funds in the Cash Management Account will be disbursed to the borrower.

Release of Property. The borrower may obtain the release of (A) one or more parcels (including “air rights” parcels but excluding the Anchor parcels (each, an “Anchor Parcel”)) or outlots, or (B) one or more Acquired Parcels or Expansion Parcels (each as defined below), including, if applicable, any Anchor Parcel that is an Expansion Parcel (each, a “Release Parcel”), upon satisfaction of specified conditions including, among other things, that (i) there is no event of default, (ii) the Release Parcel (unless it is an Expansion Parcel) is vacant, non-income producing and unimproved or non-income producing and improved only by landscaping, utility facilities that are not required for the use of the remaining Baybrook Mall Property (the “Remaining Property”) or are either readily re-locatable or will continue to service the Remaining Property, or non-income producing surface parking areas, (iii) the borrower delivers evidence that the parcel subject to release is not necessary for the operation or use of the Remaining Property and may be readily separated from the Remaining Property without a material diminution in value, (iv) the parcel subject to release has been legally subdivided from the Remaining Property and after giving effect to such transfer, the release parcel and the Remaining Property conform to legal requirements and constitute separate tax lots (or all action has been taken to effectuate the same), (v) the parcel subject to the release is not necessary for the Remaining Property to comply with zoning or legal requirements, (vi) receipt of a rating agency confirmation from the applicable rating agencies (provided that such confirmation will not be required for release of an Expansion Parcel or if the rating agency has waived review or failed to either approve or deny in writing within 30 days of a request for such confirmation), and (vii) the release will not result in a loan-to-value ratio that does not comply with REMIC guidelines provided that the borrower may prepay the Baybrook Mall Whole Loan to meet such condition (without payment of a yield maintenance premium), unless the lender receives an opinion of counsel that the issuing entity will not fail to maintain its status as a REMIC trust as a result of the release of the Release Parcel.

Substitution. The borrower is also permitted to obtain the release of collateral parcels (each, an “Exchange Parcel”) from the lien of the mortgage in exchange for the substitution of new parcels in which the borrower acquires a fee or leasehold interest at or adjacent to the shopping center of which the Exchange Parcel is a part (each, an “Acquired Parcel”) as collateral for the Baybrook Mall Whole Loan upon 20 days’ prior notice, subject to the satisfaction of certain conditions, including among other things, that: (i) there is no event of default, (ii) the Exchange Parcel (unless it is an Expansion Parcel) is vacant, non-income producing and unimproved or improved only by landscaping, surface parking or utility facilities that are not required for the use of the Remaining Property or are readily re-locatable or will continue to serve the Remaining Property (and the borrower is able to make certain zoning representations as to the Acquired Parcel to the same extent as made with respect to the Exchange Parcel), (iii) the Acquired Parcel is reasonably equivalent in value to the Exchange Parcel, as established by a letter of value from the appraiser which appraised the Baybrook Mall Property or an appraiser of comparable experience selected by the borrower, (iv) with respect to the Acquired Parcel, the borrower has delivered, among other things (a) unless the Acquired Parcel is already covered by the environmental report delivered at origination, an addendum or supplement to such environmental report or new environmental report indicating no hazardous substances except for nominal amounts (except as permitted under clause (d) below), (b) security documents creating a mortgage lien on the Acquired Parcel, and title insurance, (c) if the Acquired Parcel is improved, subject to certain exceptions, a property condition report indicating that the Acquired Parcel is in good condition, and (d) if repairs are recommended by the property condition report or if the environmental report discloses the presence of hazardous materials at the Acquired Parcel, and the cost of such repairs or remediation is reasonably likely to exceed $11,750,000, cash or an indemnity from the guarantor, certain of its affiliates, or an entity otherwise meeting ratings or financial tests set forth in the related Whole Loan documents, in an amount equal to 125% of any estimated repairs or remediation costs, as applicable, (e) the loan-to-value ratio of the remaining property (after giving effect to such substitution) is equal to or less than 125% (in compliance with REMIC guidelines), provided that the borrower may prepay the Baybrook Mall Whole Loan in order to meet such condition (without payment of a yield maintenance premium), unless the lender receives an opinion of counsel that the issuing entity will not fail to maintain its status as a REMIC trust as a result of the release of the substitution, and (f) the lender has received a rating agency confirmation from the applicable rating agencies (unless the rating agencies waive review).

Addition of Parcels. In addition, the borrower has the right, at its own expense, to acquire one or more parcels of land, together with any improvements thereon located, that constitutes an integral part of, or adjoins or is proximately located near, the shopping center of which the Baybrook Mall Property is a part, which land was not owned by the borrower on the origination date and is not an Acquired Parcel (such acquired land, an “Expansion Parcel”), to become additional collateral for the Baybrook Mall Whole Loan, upon satisfaction of specified conditions including, among other things, that (i) there is no event of default, (ii) the borrower acquires a fee simple or leasehold interest in the applicable Expansion Parcel, and (iii) the borrower delivers, among other things, (a) unless the Expansion Parcel is already covered by the environmental report delivered at origination, an addendum or supplement to such environmental report or new environmental report indicating no hazardous substances except for nominal amounts (except as permitted under clause (d) below), (b) security documents creating a mortgage lien on the Expansion Parcel, and title insurance, (c) if the Expansion Parcel is improved, subject to certain exceptions, a property condition report indicating that the Expansion Parcel is in good condition and (d) if repairs are recommended by the property condition report or if the environmental report discloses the presence of hazardous materials at the Expansion Parcel, and the cost of such repairs or remediation is reasonably likely to exceed $11,750,000, cash or an indemnity from the guarantor, certain of its affiliates, or an entity otherwise meeting ratings or financial tests set forth in the loan documents, in an amount equal to 125% of any estimated repairs or remediation costs, as applicable.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-51

Retail – Super Regional Mall	Loan #2	Cut-off Date Balance:	$88,000,000
500 Baybrook Mall	Baybrook Mall	Cut-off Date LTV:	56.0%
Friendswood, TX 77546		UW NCF DSCR:	1.72x
		UW NOI Debt Yield:	13.7%

Terrorism Insurance. The Baybrook Mall Whole Loan require all risk terrorism coverage in an amount equal to 100% of full replacement cost, and business interruption insurance coverage for 18 months. For so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Acts of 2007 and 2019 (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as such act, “TRIPRA”) is in effect and continues to cover both foreign and domestic acts of terrorism, the lender must accept terrorism insurance for “covered acts” as defined in TRIPRA. In addition, the loan documents permit terrorism insurance to be obtained through a captive insurance program with Liberty IC Casualty LLC (“Liberty”), subject to satisfaction of the conditions set forth in the loan documents, including that, subject to a $1,000,000 deductible, covered losses which are not reinsured by the federal government under TRIPRA and paid to Liberty are reinsured with a cut through endorsement acceptable to the lender and the rating agencies by insurance companies which satisfy the rating requirements set forth in the loan agreement. In addition, if TRIPRA is no longer in effect, the borrower will not be required to pay an annual premium for terrorism coverage in excess of two times the annual allocable amount of the total insurance premium that is then payable with respect to the property and business income insurance policies required under the loan documents (but without giving effect to the cost of the terrorism and earthquake components of such insurance policies) as of the date the applicable new terrorism insurance is being obtained.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-52

Office – CBD	Loan #3	Cut-off Date Balance:	$84,000,000
1001 North 19th Street	Potomac Tower	Cut-off Date LTV:	60.0%
Arlington, VA 22209		UW NCF DSCR:	1.48x
		UW NOI Debt Yield:	11.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-53

Office – CBD	Loan #3	Cut-off Date Balance:	$84,000,000
1001 North 19th Street	Potomac Tower	Cut-off Date LTV:	60.0%
Arlington, VA 22209		UW NCF DSCR:	1.48x
		UW NOI Debt Yield:	11.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-54

Office – CBD	Loan #3	Cut-off Date Balance:	$84,000,000
1001 North 19th Street	Potomac Tower	Cut-off Date LTV:	60.0%
Arlington, VA 22209		UW NCF DSCR:	1.48x
		UW NOI Debt Yield:	11.9%

Georgetown Reservoir
MacArthur Blvd NW
Foxhall Rd NW
Canal Rd NW
MedStar Georgetown Univ. Hospital
Cooper Field
McDonough Arena
Foundry Branch Valley Park
Georgetown University
35th St NW
Wisconsin Ave NW
Q St NW
29th St NW
WASHINGTON D.C.
Rock Creek Park
M St NW
Georgetown Park
Pennsylvania Ave NW
Georgetown
George Washington Mem. Pkwy
Potomac River
29
FRANCIS SCOTT KEY BRIDGE
Georgetown Overlook
Georgetown Waterfront Park
The Washington Harbour
DC METRO
Virginia Ave NW
Spout Run Pkwy
Dulles Intl. Airport 22 miles
66
North Highland
Langston Blvd
Gateway Park
Roosevelt Island
Watergate Complex
Deloitte
Plaza East Office Bldg.
Potomac Tower
1001 North 19th Street
Arlington, VA 22209
JFK Center for the Performing Arts
Key Blvd
1812 N. Moore
ROSSLYN
Langston Blvd
Rosslyn City Center
29
Colonial Village Shopping Center
Microsoft
US Dept. of State
ARLINGTON
Politico
Clarendon Blvd
Rosslyn
Key Blvd
Wilson Blvd
River Place
DC METRO
50
THEODORE ROOSEVELT BRIDGE
Little Island
COURT HOUSE
15th St
US Marine Corps War Memorial
Arlington Courthouse Plaza 1 & 2
DC METRO
110
Potomac River
Arlington Blvd
ARLINGTON COUNTY
Courtland Towers Store
Marshall Dr
The Crossing Clarendon
Rocky Run Park
ARLINGTON MEMORIAL BRIDGE
10th St
Fort Myer
ARLINGTON CEMETERY
27
9th St
Jackson Ave
Visitors Center
G. W. Mem. Pkwy
Arlington House
JFK Gravesite
Civil War Unknowns Mem.
DC
VA
ARLINGTON NATIONAL CEMETERY
Space Shuttle Columbia Memorial
Memorial Amphitheater
DC METRO
Tomb of the Unknown Soldier
USS Liberty Memorial
Coast Guard Memorial
Service Complex
The Pentagon
Natl. 9/11 Pentagon Memorial
PENTAGON
Rockville
Wheaton
Calverton
Laurel
Potomac
Beltsville
Greenbelt
Silver Spring
College Park
Bethesda
Chevy Chase
Takoma Park
Langley
McLean
WASHINGTON D.C.
Landover
Tysons Corner
Falls Church
Rosslyn
Merrifield
ARLINGTON
Annandale
ALEXANDRIA
Springfield
VIRGINIA
MARYLAND
Franconia
Burke

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-55

Mortgage Loan No. 3 – Potomac Tower

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		JPMCB		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):		NR/NR/NR		Location:	Arlington, VA 22209
Original Balance:		$84,000,000		General Property Type:	Office
Cut-off Date Balance:		$84,000,000		Detailed Property Type:	CBD
% of Initial Pool Balance:		9.2%		Title Vesting:	Fee
Loan Purpose:		Acquisition		Year Built/Renovated:	1989/2015
Borrower Sponsor:		Venture Global LNG, Inc.		Size:	241,710 SF
Guarantor:		Venture Global LNG, Inc.		Cut-off Date Balance PSF:	$348
Mortgage Rate:		7.6000%		Maturity Date Balance PSF:	$348
Note Date:		8/8/2024		Property Manager:	Jones Lang Lasalle Americas, Inc.
Maturity Date:		9/5/2029
Term to Maturity(1):		61 months
Amortization Term:		0 months		Underwriting and Financial Information
IO Period(1):		61 months		UW NOI:	$9,989,931(2)
Seasoning:		0 months		UW NCF	$9,579,024(2)
Prepayment Provisions(1):		L(25),YM1(32),O(4)		UW NOI Debt Yield:	11.9%
Lockbox/Cash Mgmt Status:		Hard/Springing		UW NCF Debt Yield:	11.4%
Additional Debt Type:		NAP		UW NOI Debt Yield at Maturity:	11.9%
Additional Debt Balance:		NAP		UW NCF DSCR:	1.48x
Future Debt Permitted (Type):		No (NAP)		Most Recent NOI:	$10,464,288 (12/31/2023)
Reserves				2nd Most Recent NOI:	$8,574,070 (12/31/2022)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$6,559,318 (12/31/2021)
RE Taxes:	$804,850	$134,142	NAP	Most Recent Occupancy:	100.0% (8/8/2024)
Insurance:	$0	Springing	NAP	2nd Most Recent Occupancy:	100.0% (12/31/2023)
Replacement Reserve:	$0	$6,005	NAP	3rd Most Recent Occupancy:	97.7% (12/31/2022)
Rollover Reserve:	$0	$30,214	NAP	Appraised Value (as of):	$140,000,000 (6/27/2024)
Free Rent Reserve:	$130,659	$0	NAP	Appraised Value PSF:	$579
				Cut-off Date LTV Ratio:	60.0%
				Maturity Date LTV Ratio:	60.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$84,000,000	57.1%	Purchase Price:	$143,000,000	97.3%
Borrower Sponsor Equity:	$62,988,770	42.9%	Closing Costs:	$3,053,261	2.1%
			Upfront Reserves:	$935,509	0.6%
Total Sources:	$146,988,770	100.0%	Total Uses:	$146,988,770	100.0%

(1)	Under the terms of the Potomac Tower Mortgage Loan (as defined below) documents, the first payment date is the payment date in October 2024, and the Term to Maturity and IO Period, as applicable, is 60 months. However, the lender will contribute an initial interest deposit amount to the issuing entity on the closing date of the BANK5 2024-5YR9 securitization to cover an amount that represents one month’s interest that would have accrued with respect to the Potomac Tower Mortgage Loan at the related interest rate with respect to a September 2024 payment date, and, therefore, the Potomac Tower Mortgage Loan is being treated as having a first payment date on the due date in September 2024, and a Term to Maturity and IO Period, as applicable, of 61 months.
(2)	Venture Global is currently subleasing 33,295 SF of space from three tenants: ESRI, Advantia and Tributary. Venture Global will automatically convert to prime leases on its current sublease space upon the expiration of the ESRI, Advantia and Tributary leases. At the time that each of the respective subleases expire, the rent for the corresponding currently subleased space will be the same as the then escalated Venture Global rent for the existing prime lease suites at that date. The term of the prime lease for all of Venture Global’s premises will be extended through September 2034.

The Mortgage Loan. The third largest mortgage loan (the “Potomac Tower Mortgage Loan”) is evidenced by the controlling Note A-1 in the original principal amount of $70,000,000 and the non-controlling Note A-2 with an original principal amount of $14,000,000. The Potomac Tower Mortgage Loan was originated by JPMorgan Chase Bank, National Association on August 8, 2024. The Potomac Tower Mortgage Loan is secured by a first priority fee mortgage encumbering a 241,710 SF Class A, office property located in Arlington, Virginia (the “Potomac Tower Property”).

The Borrower and the Borrower Sponsor. The borrower is HQ 1001 19 North, LLC, a Delaware limited liability company and single purpose entity with two independent directors. The borrower sponsor and non-recourse carveout guarantor is Venture Global LNG, Inc. (“Venture Global”), which is the largest tenant at the Potomac Tower Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-56

Office – CBD	Loan #3	Cut-off Date Balance:	$84,000,000
1001 North 19th Street	Potomac Tower	Cut-off Date LTV:	60.0%
Arlington, VA 22209		UW NCF DSCR:	1.48x
		UW NOI Debt Yield:	11.9%

Venture Global is a long-term, low-cost provider of North American liquified natural gas (“LNG”). The company operates as a producer of LNG pipelines, developing and constructing LNG export projects. In order to provide low-cost, long-term LNG from the United States, Venture Global is in the process of developing four LNG export facilities across North America. Additionally, Venture Global also commands partnerships with Shell, BP, Edison, EDF, Galp, Repsol, PGNiG and Sinopec, which enabled the company to secure approximately $13.2 billion in financing for another U.S. LNG export project in 2022, representing the largest project financing in the world closed to date in 2022. With plans for further expansion, Venture Global has goals of becoming the world’s largest LNG exporter by production capacity. Venture Global is currently headquartered at the Potomac Tower Property, with other satellite offices located in Houston, London, Tokyo and Singapore. Since 2022, Venture Global has generated over $14 billion in revenue in connection with its production of LNG.

The Property. The Potomac Tower Property comprises a 20-story, Class A, office building totaling 241,710 SF. Situated on a 0.57 acre site, the Potomac Tower Property was constructed in 1989 and most recently renovated in 2015. Designed by I.M. PEI, the Potomac Tower Property features window exposure on all sides and views across the Potomac River towards Washington, D.C. There is parking on the first five levels of the building, with 440 parking spaces and a parking space per 1,000 SF ratio of 1.82x. The building contains office space on floors six through 20. Amenities at the Potomac Tower Property include a rooftop terrace, tenant lounge and a fitness center. Furthermore, the Potomac Property was 100.0% occupied by ten tenants as of August 8, 2024, with a weighted average remaining lease term of 8.2 years. Additionally, the Property has an average occupancy of approximately 97.1% and 92.9% over the preceding three and five years, respectively. The Potomac Tower Property is located on the Potomac River in Arlington, Virginia and benefits from direct access into downtown D.C., which can be accessed via the Key Bridge or Rosslyn Metrorail Station.

The Potomac Tower Property serves as Venture Global’s U.S. corporate headquarters, with its Houston office primarily serving as a field office used by engineering teams. As such, the entirety of Venture Global’s C-suite, ownership and corporate development teams reside at the Potomac Tower Property. Moreover, the Potomac Tower Property is considered mission critical due to its close proximity to Washington D.C., granting Venture Global’s leadership with convenient access to necessary legislative and lobbying stakeholders in the energy industry. Venture Global committed approximately $63.0 million of equity in connection with the acquisition of the Potomac Tower Property, in order to allow for continued expansion. Over the last five years, prior ownership upgraded the asset with approximately $7.0 million in capital expenditures, including over $2.0 million towards a full elevator modernization and over $2.2 million on a rooftop terrace and fitness center renovation. Since its initial occupancy in 2017, Venture Global has invested approximately $25.0 million of capital towards the buildout of its space. Moreover, Venture Global has expanded its footprint via sublease on a number of occasions and currently occupies over five floors (approximately 39.2% of SF). Any amendments or future expansions to the Venture Global lease are required to be in the same form as the current Venture Global lease, or in a form reasonably approved by the Lender.

Major Tenants.

Venture Global (94,744 SF; 39.2% of NRA; 39.9% of underwritten base rent). Headquartered at the Potomac Tower Property, Venture Global was founded in 2013 by Bob Pender and Michael Sabel. Pender previously served as a partner at Hogan Lovells and was co-leader of the firm’s global energy and natural resources team. Sabel was previously executive vice-president of First Sierra Financial, a publicly-traded commercial finance company. Venture Global is a long-term, low-cost provider of North American LNG sourced from natural gas basins. Venture Global’s first facility, Calcasieu Pass, commenced producing LNG in January 2022. In addition, the company is in the process of constructing or developing additional production capacity in Louisiana and is developing carbon capture projects at each of its LNG facilities. Venture Global enters into forward contracts with its customers and provides physical delivery of the contracted quantities indexed to the Henry Hub price for natural gas. Since initially taking occupancy at the Potomac Tower Property in 2017, Venture Global has expanded at the Potomac Tower Property seven times and now occupies over five floors; moreover, Venture Global is currently subleasing 33,295 SF from three tenants: ESRI, Advantia and Tributary. Venture Global will automatically convert to prime leases on its current sublease space upon the expiration of the ESRI, Advantia and Tributary leases. At the time that each of the respective subleases expire, the rent for the corresponding currently subleased space will be the same as the then escalated Venture Global rent for the existing prime lease suites at that date. The term of the prime lease for all of Venture Global’s premises will be extended through September 2034, over five years beyond loan maturity. Additionally, Venture Global has invested over approximately $25.0 million of capital to continuously build out its suite space for its over 200 employees located at the Potomac Tower Property. Venture Global’s lease expires in September 2034, with one, five year renewal option and no termination options.

Without the prior written approval of the lender, (a) the borrower is permitted to amend the lease covering the space occupied by the largest tenant at the Potomac Tower Property, Venture Global (the “VG Lease”) or enter into a Qualifying Replacement Lease (as defined below), so long as certain conditions set forth in the Potomac Tower Mortgage Loan documents are satisfied, including, without limitation: (i) such amendment or Qualifying Replacement Lease is reasonably approved by the lender, and (ii) the borrower must deliver to the lender a certificate reasonably acceptable to the lender, certifying that the a tenant affiliated with the borrower (the “Affiliated Tenant”) has shareholder equity of at least $1,000,000,000; and (b) an Affiliated Tenant is permitted to enter into a sublease in which such Affiliated Tenant is the sublessee and the sublessor is a third party tenant so long as certain conditions set forth in the Potomac Tower Mortgage Loan documents are satisfied, including, without limitation: (i) the underlying prime lease has been reasonably approved by the lender, (ii) such sublease is on the same economic and other commercial terms as the underlying prime lease with sublessee responsible for its pro rata share of obligations based on the portion of space subleased, (iii) the sublandlord remains liable under its lease as the prime tenant, (iv) the borrower enters into an amendment to the VG Lease, reasonably acceptable to the lender, which provides that, in the event the prime lease terminates or expires, that the premises demised by the sublease will become part of the demised premises under the VG Lease and, if required by the lender, the borrower must deliver a true lease opinion reasonably acceptable to the lender, with respect to such amendment, and (v) the borrower must deliver to the lender a certificate reasonably acceptable to the lender, certifying that the Affiliated Tenant has shareholder equity of at least $1,000,000,000.

“Qualifying Replacement Lease” means a replacement lease reasonably acceptable to the lender, which satisfies certain conditions, including, without limitation: (a) the tenant is the recourse carveout guarantor of the borrower (the “Guarantor”) or an affiliate of Guarantor, (b) if the tenant is not the Guarantor, Guarantor has agreed to guaranty the obligations of the tenant under such lease, (c) all contingencies under such lease (other than actual occupancy) have been satisfied and no outstanding leasing commissions payable or any other landlord obligations remain, (d) there are no termination rights in favor of the tenant under such lease, (e) the replacement lease expires no earlier than the VG Lease, and has a rent per square foot at least equal to or greater than the rent per square foot in the VG Lease, and (f) if required by the lender, the borrower has delivered to the lender a true lease opinion reasonably acceptable to the lender and acceptable the rating agencies, with respect to such Qualifying Replacement Lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-57

Office – CBD	Loan #3	Cut-off Date Balance:	$84,000,000
1001 North 19th Street	Potomac Tower	Cut-off Date LTV:	60.0%
Arlington, VA 22209		UW NCF DSCR:	1.48x
		UW NOI Debt Yield:	11.9%

Strategic Investment Management (36,641 SF; 15.2% of NRA; 15.8% of underwritten base rent). Founded in 1987 by former senior investment team members at the World Bank, Strategic Investment Management (“Strategic”) was created to provide investment solutions to other institutional investors who chose not to manage investments internally. Strategic’s founders saw the need for a new firm to help institutions manage growing assets pools in a growing and complicated environment. Strategic currently staffs 34 professionals and acts as an Outsourced Chief Investment Officer (“OCIO”) for 35 discretionary clients, in excess of $28 billion in discretionary assets under management. The firm’s client mix includes pensions, nonprofits, sovereign wealth funds and family assets, with an average client size of approximately $812.8 million. Strategic has leased space at the Potomac Tower Property since August 1992. Strategic’s current lease commenced in September 2020 and expires in March 2034, with one termination option available and one, five year renewal option.

Insight Global (22,811 SF; 9.4% of NRA; 9.7% of underwritten base rent). Insight Global, LLC (“Insight”) was founded as an entrepreneurial start-up in 2001 and has grown exponentially since. Insight acts as more than just a staffing agency, serving as a full-service partner who also offers staff augmentation, professional services and executive search services, among others. Today, Insight has a global reach, specializing in sourcing IT, accounting, finance, healthcare and engineering roles to Fortune 1000 clients across over 70 office locations globally. Aside from staffing, Insight provides culture consulting, DEI training, specialized healthcare staffing and resources and an array of client programs through its professional services division, Evergreen. Insight is ranked as the 5th largest staffing firm in the United States by Staffing Industry Analysts. In 2023, Insight Global generated over $3.7 billion in staffing revenue from the US alone. Insight has occupied its space at the Potomac Tower Property since January 2018 and its lease expires in December 2027, with a termination option available and one, five-year renewal option.

The following table presents certain information relating to the tenancy at the Potomac Tower Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/ S&P)(2)	Tenant SF	Approx % of Total SF	Annual UW Rent(3)	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration	Renewal Options	Term. Option (Y/N)
Major Tenants
Venture Global	B+/B1/BB-	94,744(4)	39.2%	$6,087,545	39.9%	$66.00(5)	9/30/2034	1 x 5 yr	N
Strategic Investment Management	NR/NR/NR	36,641	15.2%	$2,410,978	15.8%	$65.80	3/31/2034	1 x 5 yr	Y(6)
Insight Global	NR/NR/NR	22,811	9.4%	$1,475,644	9.7%	$64.69	12/31/2027	1 x 5 yr	Y(7)
Consumer Brands Association (GMA)	NR/NR/NR	18,913	7.8%	$1,026,822	6.7%	$54.29	7/31/2034	1 x 5 yr	N
KIMC Inc.	NR/NR/NR	18,898	7.8%	$1,256,717	8.2%	$66.50	4/30/2029	1 x 5 yr	N
Axis Communications, Inc.	NR/NR/NR	16,661	6.9%	$1,049,643	6.9%	$63.00	2/9/2034	1 x 5 yr	Y(8)
Subtotal/Wtd. Avg.		208,668	86.3%	$13,307,348	87.1%	$63.77

Other Tenants		33,042	13.7%	$1,968,426	12.9%	59.57
Occupied Collateral Total		241,710	100.0%	$15,275,774	100.0%	$63.20

Vacant Space		0	0.0%
Total/Wtd. Avg.		241,710	100.0%

(1)	Information based on the underwritten rent roll as of August 8, 2024.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	The Annual UW Rent and Annual UW Rent PSF shown above include contractual rent steps through September 2025.
(4)	Venture Global Tenant SF is inclusive of 33,295 SF of sublease space that Venture Global currently leases from three tenants: ESRI, Advantia and Tributary. Venture Global will automatically convert to prime leases on its current sublease space upon the expiration of the ESRI, Advantia and Tributary leases. At the time that each of the respective subleases expire, the rent for the corresponding currently subleased space will be the same as the then escalated Venture Global rent for the existing prime lease suites at that date. The term of the prime lease for all of Venture Global’s premises will be extended through September 2034.
(5)	Venture Global Annual UW Rent PSF represents the rent associated with the original Venture Global lease and not any currently subleased space.
(6)	Strategic Investment Management has the option to terminate its lease effective as of March 31, 2029, upon written notice by no later than December 31, 2027 and the payment of a termination fee in an amount equal to the following unamortized costs (a) the free rent allowance under Strategic’s lease, (b) the difference in rent under Strategic’s current lease and its prior lease, which was terminated in 2020 in connection with the execution of its current lease that commenced in September 2020 that would have been paid between September 1, 2020 and February 28, 2023, (c) any tenant allowances paid to Strategic, and (d) leasing commissions paid by landlord, such costs to be amortized over the period of time between September 1, 2020 and March 31, 2034 (without regard for any exercise of such termination option) at an annual interest rate of 6%.
(7)	Insight has the option to terminate its lease at the end of the 84th month of the lease (i.e., January 2025) if Insight notifies landlord of Insight’s increased space requirements in the building and landlord cannot reasonably accommodate the size and timing of Insight’s increased space requirements within three months of notice, or Insight provides the landlord with reasonably detailed documentation that Insight has been acquired by another entity. Insight must pay the landlord a termination fee in connection the exercise of such termination option in an amount equal to the unamortized brokerage commissions, unamortized leasehold improvement costs, and unamortized incentive allowance that the landlord has paid to the tenant, such costs to be amortized over the lease term at an annual interest rate of 6%.
(8)	Axis Communications, Inc. will have the right, exercisable by written notice to the landlord no later than August 9, 2029, to terminate the lease, effective as of August 9, 2030, subject to a fee of $1,197,062.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-58

Office – CBD	Loan #3	Cut-off Date Balance:	$84,000,000
1001 North 19th Street	Potomac Tower	Cut-off Date LTV:	60.0%
Arlington, VA 22209		UW NCF DSCR:	1.48x
		UW NOI Debt Yield:	11.9%

The following table presents certain information relating to the lease rollover schedule at the Potomac Tower Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	UW Rent PSF Rolling
MTM/2024	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2025	1	3,250	1.3%	1.3%	$224,055	1.5%	1.5%	$68.94
2026	0	0	0.0%	1.3%	$0	0.0%	1.5%	$0.00
2027	2	31,694	13.1%	14.5%	$1,988,903	13.0%	14.5%	$62.75
2028	1	9,222	3.8%	18.3%	$568,107	3.7%	18.2%	$61.60
2029	1	18,898	7.8%	26.1%	$1,256,717	8.2%	26.4%	$66.50
2030	1	11,687	4.8%	30.9%	$663,004	4.3%	30.8%	$56.73
2031	0	0	0.0%	30.9%	$0	0.0%	30.8%	$0.00
2032	0	0	0.0%	30.9%	$0	0.0%	30.8%	$0.00
2033	0	0	0.0%	30.9%	$0	0.0%	30.8%	$0.00
2034	8	166,959	69.1%	100.0%	$10,574,988	69.2%	100.0%	$63.34
2035 & Thereafter	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Vacant	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	14	241,710	100.0%		$15,275,774	100.0%		$63.20

(1)	Information is based on the underwritten rent roll as of August 8, 2024.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.

The Market. The Potomac Tower Property is located in Arlington, Virginia, within the Washington-Arlington-Alexandria, DC-VA-MD-WV Metropolitan Statistical Area (“MSA”) and the Rosslyn/Ballston Corridor submarket. According to the appraisal, the MSA contains a total of 3,606,845 employees and a 2.6% unemployment rate. The largest three represented industries are prof/scientific/tech services, public administration and health care/social assistance, which represents a combined 43% of the workforce. The appraisal also concludes that the MSA is forecasted to experience an increase in population and household income. Tenants in Rosslyn include a mix of federal government, association and private-sector tenants. Federal agencies include the US Postal Service, the US State Department, Homeland Security and the Department of Defense. Other companies occupying large spaces in the neighborhood include the Boeing Company, Corporate Executive Board and Raytheon. According to the appraisal, Rosslyn boasts over eight million SF of office space, over 6,600 households, 2,100 hotel rooms, several urban parks and many diverse restaurants. Additionally, the appraisal concludes that growth in the area is expected to occur primarily around metro stations with the Potomac Tower Property located about two blocks southwest of the Rosslyn Metro Station. Other thoroughfares in close proximity to the Potomac Tower Property include I-66, U.S. Route 29 and U.S. Route 50.

According to the appraisal, the Washington D.C. office market consists of approximately 526,073,950 SF of office space and as of the first quarter of 2024, had an occupancy ratio of 83.3%. Furthermore, according to the appraisal, the area has achieved an asking rent of $39.16 per SF, reflecting a small increase over the previous quarter. According to the appraisal, the Potomac Tower Property is located within the Rosslyn office submarket, which consists of approximately 9,984,569 SF of office space and represents approximately 1.9% of the overall market inventory. The submarket recorded no completions for the first quarter of 2024, an occupancy of 76.6% and average asking rent of $42.00 per SF. According to one third-party research report, overall submarket vacancy is largely skewed by lower tier office inventory. There is approximately 2.1 million SF of 1960s-90s vintage product in the Rosslyn submarket, of which many are located further west, therefore lacking views of the Potomac River, and many are without renovation or amenities. Further, many Class B and Class C office buildings may be deemed functionally obsolete with 14 of 17 in the Rosslyn submarket already slated for conversion or development. According to the same third-party research report, tier 1, Class A office buildings in the Rosslyn submarket, totaling approximately 3.9 million SF, see an average vacancy of 9.1%, as compared to 35.8% and 26.1% for tier 2 and tier 3 buildings, respectively.

According to the appraisal, the 2023 population and average household income within a one-, three- and five-mile radius of the Potomac Tower Property was 42,376, 347,895, 822,462 and $174,325, $185,802, and $184,241, respectively. Between 2010 and 2023, the population within a one-, three-, and five-mile radius increased by 18.8%, 17.9%, and 17.9%, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Potomac Tower Property:

Market Rent Summary
	Floors 6-8	Floors 9-14	Floors 15-20
Market Rent (PSF)	$57.50	$59.00	$63.00
Reimbursement Type	FS (BY)	FS (BY)	FS (BY)
Average Lease Term (Months)	130	130	130
Escalations	2.5% annually	2.5% annually	2.5% annually
Tenant Improvements (New/Renewal)	$100 / $50	$100 / $50	$100 / $50
Leasing Commissions (New/Renewal)	6.0% / 4.0%	6.0% / 4.0%	6.0% / 4.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-59

Office – CBD	Loan #3	Cut-off Date Balance:	$84,000,000
1001 North 19th Street	Potomac Tower	Cut-off Date LTV:	60.0%
Arlington, VA 22209		UW NCF DSCR:	1.48x
		UW NOI Debt Yield:	11.9%

The following table presents information relating to comparable sales pertaining to the Potomac Tower Property:

Sales Comparable(1)
Property Name/Location	Year Built/Renovated	Size (SF)	Occupancy	Sale Date	Sale Price	Sale Price (PSF)
Potomac Tower Arlington, VA	1989/2015	241,710(2)	100.0%(2)	Aug-24	$143,000,000	$591.62
Central Place / CEB Tower Arlington, VA	2017/NAP	552,781	97.8%	Feb-24	$339,200,000	$613.62
1776 Wilson Boulevard Arlington, VA	2012/NAP	137,826	87.0%	Oct-22	$59,450,000	$431.34
Commonwealth Tower Arlington, VA	1995/2021	344,533	91.0%	Feb-22	$245,000,000	$711.11
1400 Crystal Arlington, VA	1970/2013	300,822	91.9%	Dec-21	$188,500,000	$626.62

(1)	Information obtained from appraisal.
(2)	Information is based on the underwritten rent roll as of August 8, 2024.

The following table presents certain information relating to the comparable office leases for the Potomac Tower Property:

Comparable Office Properties(1)
Property Name/Location	Year Built/Renovated	Total NRA (SF)	Tenant Name	Tenant Size (SF)	Lease Date	Rent PSF	Lease Term (years)
Potomac Tower Arlington, VA	1989/2015	241,710(2)(3)	Venture Global(2)	94,744(2)	Dec-17(2)	$66.00(2)(4)	16.8(2)(5)
1000 Wilson Boulevard Arlington, VA	1981/NAP	546,368	Raytheon Technologies Corp.	19,089	Oct-23	$55.00	9.9
Central Place / CEB Tower Arlington, VA	2017/NAP	552,781	Shield AI	6,593	Dec-20	$52.00	2.8
1100 Wilson Boulevard Arlington, VA	1985/2002	527,721	Shift 5, Inc.	19,840	Jul-23	$52.00	7.8
1500 Wilson Boulevard Arlington, VA	1971/2014	261,360	DT Global	20,818	Apr-23	$57.00	11.5
Commonwealth Tower Arlington, VA	1995/NAP	344,533	Microsoft	180,000	Nov-20	$52.00	11.5
Arlington Tower Arlington, VA	1980/NAP	388,598	Fletcher, Herald & Hildreth	11,505	Mar-22	$57.00	11.0

(1)	Information obtained from the appraisal.
(2)	Information is based on the underwritten rent roll as of August 8, 2024.
(3)	Includes 33,295 SF of sublease space that Venture Global currently leases from three tenants: ESRI, Advantia and Tributary. Venture Global will convert to prime leases on its current sublease space upon the expiration of the ESRI, Advantia and Tributary leases. At that time, the corresponding sublease rent will be the same as the then escalated Venture Global rent for the existing prime suites at that date. The leases for all premises will be extended through September 2034.
(4)	Rent PSF represents the rent associated with the original Venture Global lease and not any currently subleased space.
(5)	Lease Term (years) represents the lease term associated with the original Venture Global lease.

Appraisal. The appraisal concluded to an “as-is” value for the Potomac Tower Property of $140,000,000 as of June 27, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated May 17, 2024, there was no evidence of any recognized environmental conditions at the Potomac Tower Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-60

Office – CBD	Loan #3	Cut-off Date Balance:	$84,000,000
1001 North 19th Street	Potomac Tower	Cut-off Date LTV:	60.0%
Arlington, VA 22209		UW NCF DSCR:	1.48x
		UW NOI Debt Yield:	11.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Potomac Tower Property:

Cash Flow Analysis
	2021	2022	2023	UW		UW PSF
Rents in Place	$10,344,144	$12,190,864	$13,995,983	$14,989,521(1)		$62.01
Rent Steps(2)	$0	$0	$0	$286,253		$1.18
Gross Potential Rent	$10,344,144	$12,190,864	$13,995,983	$15,275,774		$63.20
CAM	$176,496	$364,385	$408,558	$439,631		$1.82
Gross Potential Income	$10,520,640	$12,555,249	$14,404,541	$15,715,405		$65.02
Parking	$486,863	$764,957	$956,444	$993,894		$4.11
Other Income	$74,256	$31,476	$56,517	$37,579		$0.16
(Vacancy & Credit Loss)	$0	$0	$0	($1,733,302)		($7.17)
Effective Gross Income	$11,081,759	$13,351,683	$15,417,502	$15,013,576		$62.11

Real Estate Taxes	$1,539,961	$1,580,229	$1,706,270	$1,609,700		$6.66
Insurance	$84,880	$82,180	$101,940	$254,892		$1.05
Management Fee	$337,015	$406,467	$417,518	$450,407		$1.86
Other Operating Expenses	$2,560,586	$2,708,737	$2,727,486	$2,708,646		$11.21
Total Expenses	$4,522,442	$4,777,613	$4,953,214	$5,023,645		$20.78

Net Operating Income	$6,559,318	$8,574,070	$10,464,288	$9,989,931		$41.33
Replacement Reserves	$0	$0	$0	$48,342		$0.20
TI/LC	$0	$0	$0	$362,565		$1.50
Net Cash Flow	$6,559,318	$8,574,070	$10,464,288	$9,579,024		$39.63

Occupancy %	93.5%	97.7%	100.0%	89.7%	(3)
NOI DSCR	1.01x	1.32x	1.62x	1.54x
NCF DSCR	1.01x	1.32x	1.62x	1.48x
NOI Debt Yield	7.8%	10.2%	12.5%	11.9%
NCF Debt Yield	7.8%	10.2%	12.5%	11.4%

(1)	Venture Global is currently subleasing 33,295 SF of space from three tenants: ESRI, Advantia and Tributary. Venture Global will automatically convert to prime leases on its current sublease space upon the expiration of the ESRI, Advantia and Tributary leases. At the time that each of the respective subleases expire, the rent for the corresponding currently subleased space will be the same as the then escalated Venture Global rent for the existing prime lease suites at that date. The term of the prime lease for all Venture Global’s premises will be extended through September 2034.
(2)	UW Rent Steps shown above includes contractual rent steps through September 2025.
(3)	The underwritten economic vacancy is 10.35%. The Potomac Tower Property was 100.0% leased as of August 8, 2024.

Escrows and Reserves.

Real Estate Taxes – On the loan origination date, the borrower was required to make an upfront deposit of $804,850 into a reserve for real estate taxes. In addition, the borrower is required to deposit into a real estate tax reserve, on a monthly basis, an amount equal to 1/12th of the real estate taxes that the mortgage lender estimates will be payable during the next twelve months (initially estimated to be $134,142).

Insurance – The borrower is required to deposit into an insurance reserve, on a monthly basis, an amount equal to 1/12th of the insurance premiums that the mortgage lender estimates will be payable for the renewal of the insurance coverage; provided, however, that such monthly reserves for insurance premiums will not be required so long as (i) no event of default has occurred and is continuing and (ii) the insurance coverage for the Potomac Tower Property is included in a blanket policy approved by the lender in its reasonable discretion.

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on a monthly basis, an amount equal to $6,005.

Rollover Reserve – The borrower is required to deposit into a rollover reserve, on a monthly basis, an amount equal to $30,214, as well as any lease termination fees or other payments received by the borrower in connection with the termination of any lease at the Potomac Tower Property in excess of $250,000.

Free Rent Reserve – On the loan origination date, the borrower was required to make an upfront deposit of $130,659 into a reserve for free rent, associated with three months of concessions for the FD Stonewater tenant.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-61

Office – CBD	Loan #3	Cut-off Date Balance:	$84,000,000
1001 North 19th Street	Potomac Tower	Cut-off Date LTV:	60.0%
Arlington, VA 22209		UW NCF DSCR:	1.48x
		UW NOI Debt Yield:	11.9%

Lockbox and Cash Management. The Potomac Tower Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received into such lockbox account within two business day after receipt. If no Cash Sweep Event (as defined below) is continuing, all funds in the lockbox account will be swept each business day to the borrower’s operating account. During the continuance of a Cash Sweep Event, all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account and applied in accordance with the Potomac Tower Mortgage Loan documents. During the continuance of a Cash Sweep Period, any excess cash is required to be deposited into an excess cash flow reserve account to be held as additional security for the Potomac Tower Mortgage Loan in accordance with the Potomac Tower Mortgage Loan documents. During the continuance of an event of default or a bankruptcy trigger event, all funds in the cash management account may be applied by the lender in such order and priority as the lender determines. Upon payment in full of the debt, all sums remaining on deposit in the excess cash flow reserve account will be disbursed to the borrower.

A “Cash Sweep Event” means the period commencing upon the occurrence of (i) an event of default, (ii) a bankruptcy action of the borrower, (iii) the debt service coverage ratio falling below 1.30x for one calendar quarter based on the trailing three month period immediately preceding the date of such determination, or (iv) the commencement of a Lease Sweep Period (as defined below). A Cash Sweep Event will be cured with respect to clause (i) above, upon the acceptance by the lender of a cure of such event of default (which cure the lender is not obligated to accept and the lender may reject or accept in its sole and absolute discretion), with respect to clause (iii) above, upon the achievement of a debt service coverage ratio of 1.30x or greater for one calendar quarter based upon the trailing three month period (annualized) immediately preceding the date of determination, with respect to clause (iv) above, upon the end of such Lease Sweep Period, provided, however, no event of default has occurred and is continuing. In no event is the borrower entitled to cure a Cash Sweep Event caused by a bankruptcy action of the borrower.

A “Lease Sweep Period” means the period (a) commencing on the first day following the occurrence of any of the following (i) the date that is 12 months prior to the earliest stated expiration (including the stated expiration of any renewal term) of (i) the Venture Global lease or (ii) any replacement lease, either individually, or when taken together with any other lease with the same tenant or its affiliates, covers more than 20% of the net rentable area of the Potomac Tower Property ((i) or (ii), each a “Lease Sweep Lease”), (ii) the date any tenant under a Lease Sweep Lease subleases more than 30% in the aggregate of the space demised under the applicable Lease Sweep Lease (the “Lease Sweep Space”) at the Potomac Tower Property, (iii) the date that a Lease Sweep Lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date or the receipt by the borrower or property manager of notice from any tenant under a Lease Sweep Lease of its intent to surrender, cancel or terminate such Lease Sweep Lease (or any material portion thereof prior to its then current expiration date), (iv) the date that any tenant under a Lease Sweep Lease publicly announces its intent to surrender, cancel or terminate such Lease Sweep Lease (or any material portion thereof prior to its then current expiration date), (v) the date that any tenant under a Lease Sweep Lease discontinues its business (i.e., “goes dark”), vacates or abandons more than 30% in the aggregate of the Lease Sweep Space at the Potomac Tower Property (other than in connection with an ongoing force majeure for a period not to exceed 90 days), (vi) the occurrence of a Lease Sweep Lease tenant insolvency proceeding, (vii) the date that any tenant, or any guarantor of a tenant, under a Lease Sweep Lease makes a disclosure in any Form 10-Q or Form 10-K, or otherwise makes a public announcement or disclosure, that such tenant (or its guarantor or parent entity) doubts it will continue operating as a going concern, and (b) ending upon the first to occur of the following: (i) in the case of clauses (a)(i), (a)(ii), (a)(iii), (a)(iv), (a)(v), (a)(vi) or (a)(vii) above, the entirety of the Lease Sweep Space (or applicable portion thereof) is leased pursuant to one or more qualified leases and the borrower has satisfied the occupancy conditions with respect to each such qualified lease in accordance with the Potomac Tower Mortgage Loan documents, or (ii) in the case of clause (a)(vi) above, either (a) the applicable Lease Sweep Lease tenant insolvency proceeding has terminated and the applicable Lease Sweep Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender (and the applicable Lease Sweep Lease tenant has delivered an estoppel acceptable to the lender confirming the same) or (b) the applicable Lease Sweep Lease has been assumed and assigned to a third party in a manner reasonably satisfactory to the lender (and such third party has delivered an estoppel acceptable to the lender confirming the same).

Terrorism Insurance. The borrower is required to obtain and maintain property insurance for 100% of full replacement cost and business interruption insurance for 18 months plus a 6-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-62

Various – Various	Loan #4	Cut-off Date Balance:	$80,000,000
Various	BioMed 2024 Portfolio 2	Cut-off Date LTV:	50.1%
Various		UW NCF DSCR:	2.34x
		UW NOI Debt Yield:	13.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-63

Various – Various	Loan #4	Cut-off Date Balance:	$80,000,000
Various	BioMed 2024 Portfolio 2	Cut-off Date LTV:	50.1%
Various		UW NCF DSCR:	2.34x
		UW NOI Debt Yield:	13.1%

San Francisco International Airport
San Francisco 15 miles
San Francisco Bay
Millbrae
Burlingame
Bayshore Fwy
San Mateo Bridge
San Mateo
Hillsborough
SAN MATEO COUNTY
Foster City
Redwood Shores
Bair Island
Belmont
San Carlos Airport
Redwood City
San Carlos
San Jose 25 miles
Lower Crystal Springs Reservoir
San Francisco State Fish and Game Refuge
Upper Crystal Springs Reservoir
Junipero Serra Fwy
El Camino Real

Somerville
CAMBRIDGE
Harvard University
Harvard Square
Harvard Business School
Central Square
Inman Square
Massachusetts Institute of Technology
Allston
Charles River
Back Bay
Brookline
BOSTON
Boston University
Mass Pike
Northeastern University
Fenway Park

Torrey Pines State Reserve
National University
Los Peñasquitos Canyon Preserve
Sorrento Valley
Torrey Pines
SAN DIEGO
Pacific Ocean
University of California San Diego
Scripps Institute of Oceanography
Birch Aquarium
University City
La Jolla
Hidden Valley
Soledad Natural Park
Rose Canyon Open Space
San Clemente Park
SAN DIEGO COUNTY
USMC Air Station Miramar
Jacob Dekema Fwy
San Diego Fwy
Soledad Fwy
Eastgate Mall
La Jolla Village Dr
Miramar Rd

BioMed 2024 Portfolio 2

1	200 Sidney	Cambridge, MA
2	Lincoln Centre	Foster City, CA
3	40 Erie Street	Cambridge, MA
4	4570 Executive Drive	San Diego, CA
5	9360-9390 Towne Centre Drive	San Diego, CA
6	21 Erie Street	Cambridge, MA
7	47 Erie Street Parking Structure	Cambridge, MA
8	Eastgate Mall	San Diego, CA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-64

Mortgage Loan No. 4 – BioMed 2024 Portfolio 2

Mortgage Loan Information				Property Information
Mortgage Loan Sellers:	JPMCB/WFB			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s/KBRA):	BBB+/Aa1/AA-			Location(6):	Various
Original Balance(1):	$80,000,000			General Property Type(6):	Various
Cut-off Date Balance(1):	$80,000,000			Detailed Property Type(6):	Various
% of Initial Pool Balance:	8.8%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated(6):	Various / Various
Borrower Sponsor:	BioMed Realty, L.P.			Size(7):	995,458 SF
Guarantor:	BRE Edison L.P.			Cut-off Date Balance Per SF(1)(8):	$552
Mortgage Rate(2):	5.487598090042950%			Maturity Date Balance Per SF(1)(8):	$552
Note Date:	8/9/2024			Property Managers:	BioMed Realty LLC and Pro Park, LLC
Maturity Date:	8/9/2029
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI(9):	$72,082,166
IO Period:	60 months			UW NCF:	$71,517,523
Seasoning:	0 months			UW NOI Debt Yield(1):	13.1%
Prepayment Provisions(3):	YM0.5%(24),DorYM0.5%(29),O(7)			UW NCF Debt Yield(1):	13.0%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	13.1%
Additional Debt Type(1):	Pari Passu / Subordinate			UW NCF DSCR(1):	2.34x
Additional Debt Balance(1):	$469,894,737 / $166,842,106			Most Recent NOI(9):	$60,248,205 (3/31/2024 TTM)
Future Debt Permitted (Type):	Yes (Mezzanine)			2nd Most Recent NOI:	$59,155,334 (12/31/2023)
				3rd Most Recent NOI:	$58,687,190 (12/31/2022)
				Most Recent Occupancy:	93.8% (Various)
Reserves(4)				2nd Most Recent Occupancy:	98.8% (12/31/2023)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	100.0% (12/31/2022)
RE Taxes:	$0	Springing	NAP	Appraised Value (as of)(10):	$1,098,200,000 (Various)
Insurance:	$0	Springing	NAP	Appraised Value PSF(11):	$1,075
Rollover Reserve:	$0	Springing	(5)	Cut-off Date LTV Ratio(1):	50.1%
Unfunded Obligations Reserve:	$3,569,740	$0	NAP	Maturity Date LTV Ratio(1):	50.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$549,894,737	64.0%	Loan Payoff:	$845,920,651	98.5%
Subordinate Debt:	$166,842,106	19.4%	Closing Costs:	$9,648,775	1.1%
Borrower Sponsor Equity:	$142,402,323	16.6%	Upfront Reserves:	$3,569,740	0.4%
Total Sources:	$859,139,166	100.0%	Total Uses:	$859,139,166	100.0%

(1)	The BioMed 2024 Portfolio 2 Mortgage Loan (as defined below) is part of the BioMed 2024 Portfolio 2 Whole Loan (as defined below), which is comprised of eight pari passu senior promissory notes and four junior promissory notes, with an aggregate original principal balance and Cut-off Date Balance of $716,736,843. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the principal balance of the BioMed 2024 Portfolio 2 Senior Notes (as defined below). The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio for the BioMed 2024 Portfolio 2 Whole Loan are $720, $720, 10.1%, 10.0%, 10.1%, 1.67x, 65.3% and 65.3%, respectively.
(2)	Mortgage Rate represents the Weighted Average Interest Rate of component A and component B of the BioMed 2024 Portfolio 2 Whole Loan. Component A has an interest rate of 5.4313179% per annum and Component B has an interest rate of 5.9172279% per annum. The Mortgage Rate does not include the weighted average interest rate of component C and component D applicable to the BioMed 2024 Portflio Junior Notes. See the definition of “Weighted Average Interest Rate” set forth under “Description of the Mortgage Pool—Definitions” in the prospectus. The Interest Rate of the BioMed 2024 Portfolio 2 Whole Loan may change if any of the individual Mortgaged Property securing the BioMed 2024 Portfolio 2 Whole Loan is released and any portion of any of the Mortgage Loan Components is paid down in accordance with the related Whole Loan documents. See “Release of Properties” below for additional information related to permitted partial release.
(3)	Defeasance of the BioMed 2024 Portfolio 2 Whole Loan is permitted at any time after the date that is the earliest to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) August 9, 2027. The assumed defeasance lockout period of 24 payments is based on the anticipated closing date of the BANK5 2024-5YR9 securitization trust in August 2024. The actual defeasance lockout period may be longer.
(4)	See “Escrows and Reserves” section below.
(5)	The Rollover Reserve is capped at an amount equal to the aggregate square footage (excluding the rentable square footage attributable to the 47 Erie Street Parking Structure property) multiplied by $1.
(6)	See “Portfolio Summary” section below.
(7)	The BioMed 2024 Portfolio 2 Properties are inclusive of 447 parking stalls located at the 47 Erie Street Parking Structure property.
(8)	Cut-off Date Balance Per SF and Maturity Date Balance Per SF exclude the 447 parking stalls located at the 47 Erie Street Parking Structure property.
(9)	Increase in UW NOI compared to Most Recent NOI is primarily attributable to (i) rent increases through May 31, 2025 and (ii) straight line rent credit for investment grade tenants.
(10)	The appraisals were completed on various dates between April 22, 2024 and April 30, 2024.
(11)	Appraised Value PSF excludes the value of the 47 Erie Street Parking Structure property as there is not attributable square feet.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-65

Various – Various	Loan #4	Cut-off Date Balance:	$80,000,000
Various	BioMed 2024 Portfolio 2	Cut-off Date LTV:	50.1%
Various		UW NCF DSCR:	2.34x
		UW NOI Debt Yield:	13.1%

The Mortgage Loan. The fourth largest mortgage loan is part of a whole loan with an aggregate outstanding balance of $716,736,843 (the “BioMed 2024 Portfolio 2 Whole Loan”) and is comprised of (i) eight pari passu senior notes with an aggregate outstanding balance of $549,894,737 (collectively the “BioMed 2024 Portfolio 2 Senior Notes”) and (ii) four junior notes with an outstanding balance of $166,842,106 (the “BioMed 2024 Portfolio 2 Junior Notes”). Among the BioMed 2024 Portfolio 2 Senior Notes are the non-controlling Notes A-6 and A-8, with an aggregate initial principal balance of $80,000,000, which will be contributed to the BANK5 2024-5YR9 securitization trust. The BioMed 2024 Portfolio 2 Junior Notes are generally subordinate in right of payment to the BioMed 2024 Portfolio 2 Senior Notes. The BioMed 2024 Portfolio 2 Whole Loan was co-originated by JPMorgan Chase Bank, National Association, Citi Real Estate Funding Inc. (“CREFI”), Goldman Sachs Bank USA (“GS BANK”) and Wells Fargo Bank, National Association (“WFB”) on August 9, 2024. The BioMed 2024 Portfolio 2 Whole Loan is secured by a first priority fee mortgage encumbering a portfolio of seven life science lab/office properties and one parking garage, totaling 995,458 square feet and 447 parking stalls located across California and Massachusetts (collectively, the “BioMed 2024 Portfolio 2 Properties”, and individually, a “BioMed 2024 Portfolio 2 Property”).

The promissory notes comprising the BioMed 2024 Portfolio 2 Whole Loan are summarized in the below table. The BioMed 2024 Portfolio 2 Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BX 2024-BIO2 securitization. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

BioMed 2024 Portfolio 2 Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$139,957,896	$139,957,896	BX 2024-BIO2	Yes
A-2	$69,978,947	$69,978,947	BX 2024-BIO2	No
A-3	$69,978,947	$69,978,947	BX 2024-BIO2	No
A-4	$69,978,947	$69,978,947	BX 2024-BIO2	No
A-5	$80,000,000	$80,000,000	CREFI(1)	No
A-6	$40,000,000	$40,000,000	BANK5 2024-5YR9	No
A-7	$40,000,000	$40,000,000	GS Bank(1)	No
A-8	$40,000,000	$40,000,000	BANK5 2024-5YR9	No
Total Senior Notes	$549,894,737	$549,894,737
B-1(2)	$66,736,843	$66,736,843	BX 2024-BIO2	No
B-2(2)	$33,368,421	$33,368,421	BX 2024-BIO2	No
B-3(2)	$33,368,421	$33,368,421	BX 2024-BIO2	No
B-4(2)	$33,368,421	$33,368,421	BX 2024-BIO2	No
Total Junior Notes	$166,842,106	$166,842,106
Whole Loan	$716,736,843	$716,736,843

(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.
(2)	The BioMed 2024 Portfolio 2 Junior Notes will be subordinate in right of payment to the BioMed 2024 Portfolio 2 Senior Notes.

The Borrowers and the Borrower Sponsor. The borrowers are BMR-21 Erie Street LLC, BMR-Lincoln Centre LP, BMR-Sidney Research Campus LLC and BRE-BMR Campus at Towne Centre LP, each a special purpose entity indirectly owned and controlled by BioMed Realty, L.P. (the “Borrower Sponsor”). The non-recourse carveout guarantor for the BioMed 2024 Portfolio 2 Whole Loan is BRE Edison L.P. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with origination of the BioMed 2024 Portfolio 2 Whole Loan.

The Borrower Sponsor, a Blackstone portfolio company, is a leading provider of real estate solutions to the life science and technology industries. The Borrower Sponsor owns and operates high quality life science real estate comprising 16.1 million square feet concentrated in leading innovation markets throughout the United States and United Kingdom, including Boston/Cambridge, San Francisco, San Diego, Seattle, Boulder and Cambridge, U.K. In addition, the Borrower Sponsor maintains a premier development platform with 2.7 million square feet of Class A properties in active construction, to meet the growing demand of the life science industry.

The Properties. The BioMed 2024 Portfolio 2 Properties are comprised of eight properties totaling approximately 995,458 square feet and 447 parking stalls, including seven lab/office properties and one parking garage property. Geographically, the BioMed 2024 Portfolio 2 Properties span two states and three key life science submarkets: Mid Cambridge, Boston (four properties, 58.8% of UW NOI), Peninsula, San Francisco (one property, 21.5% of UW NOI), and University Towne Center, San Diego (3 properties, 19.7% of UW NOI).

As of the underwritten rent roll dated April 12, 2024, the BioMed 2024 Portfolio 2 Properties are 93.8% leased to 14 individual tenants, with a weighted average remaining lease term of 5.9 years. Tenancy across the BioMed 2024 Portfolio 2 Properties is generally comprised of biotech and life science companies including a mix of publicly traded, investment grade rated and privately held companies. Approximately 48.2% of the BioMed 2024 Portfolio 2 Properties NRA is leased to investment-grade tenants, with the largest tenant, Illumina, Inc. (rated Baa3/BBB/BBB by Moody’s/S&P/Fitch), representing 20.8% of underwritten rent. Several of the BioMed 2024 Portfolio 2 Properties serve as mission critical research and development facilities for the underlying tenancy as certain properties serve as domestic headquarters for companies such as Intellia Therapeutics, Inc. and Poseida Therapeutics, Inc.

Additionally, the BioMed 2024 Portfolio 2 Properties benefit from their rollover profile as evidenced by only 26.7% of NRA and 36.4% of underwritten rent expiring during the term of the BioMed 2024 Portfolio 2 Whole Loan. No greater than 9.9% of Portfolio NRA or 15.3% of underwritten rent is subject to roll during any single year during the term of the BioMed 2024 Portfolio 2 Whole Loan. Additionally, 36.2% of the BioMed 2024 Portfolio 2 Properties’ NRA is comprised of leases expiring in 2033. More importantly, among those tenants rolling during the term of the BioMed 2024 Portfolio 2 Whole Loan, UW rent is on average approximately 12.0% below the appraiser concluded market rents, offering potential mark-to-market opportunity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-66

Various – Various	Loan #4	Cut-off Date Balance:	$80,000,000
Various	BioMed 2024 Portfolio 2	Cut-off Date LTV:	50.1%
Various		UW NCF DSCR:	2.34x
		UW NOI Debt Yield:	13.1%

The BioMed 2024 Portfolio 2 Properties are further categorized into three groups: (i) two properties included in the LIFE 2021-BMR securitization transaction (the “BMR Same-Store Properties”), (ii) three properties included in the DBGS 2018-BIOD securitization transaction (the “BIOD Same-Store Properties”), and (iii) three properties currently encumbered with balance sheet financing. Since the closing of the LIFE 2021-BMR securitization transaction, the BMR Same-Store Properties have achieved UW NOI growth of approximately 42.7%. Similarly, the BIOD Same-Store Properties have achieved UW NOI growth of approximately 27.7% since the DBGS 2018-BIOD securitization transaction.

The following table presents a portfolio summary with respect to the BioMed 2024 Portfolio 2 Mortgage Loan.

Portfolio Summary
Property Name	City, State	Property Sub-Type	Year Built / Year Renovated	NRA(1)	% of Portfolio NRA(1)	Leased %(1)	Wtd. Avg. Remaining Lease Term (Yrs)(1)	UW NOI ($MM)(1)	% of Portfolio UW NOI(1)
200 Sidney	Cambridge, MA	Lab/Office	2000 / 2016	188,616	18.9%	100.0%	4.9	$24.3	33.7%
Lincoln Centre	Foster City, CA	Lab/Office	2017 / NAP	360,000	36.2%	100.0%	8.8	$15.5	21.5%
40 Erie Street	Cambridge, MA	Lab/Office	1996 / 2015	106,638	10.7%	100.0%	2.5	$10.6	14.7%
4570 Executive Drive	San Diego, CA	Lab/Office	2000 / 2019	125,550	12.6%	91.6%	1.7	$8.4	11.6%
21 Erie Street	Cambridge, MA	Lab/Office	1925 / 2018	51,914	5.2%	100.0%	6.3	$5.3	7.4%
9360-9390 Towne Centre Drive	San Diego, CA	Lab/Office	1990 / 2020	147,577	14.8%	65.6%(2)	5.6	$4.9	6.8%
47 Erie Street Parking Structure	Cambridge, MA	Parking Garage	1997 / NAP	NAP	NAP	NAP	NAP	$2.2	3.0%
Eastgate Mall	San Diego, CA	Lab/Office	1989 / 2020	15,163	1.5%	100.0%	5.4	$0.9	1.2%
Total/Wtd. Avg.				995,458	100.0%	93.8%	5.9	$72.1	100.0%

(1)	Information is based on the underwritten rent roll as of April 12, 2024.
(2)	Biosplice Therapeutics, Inc. currently leases 76,172 SF at 9360-9390 Towne Centre Drive and subleases 25,391 SF to BioMed Realty, L.P. The remaining 50,781 square feet of non-subleased space was not being utilized by Biosplice Therapeutics, Inc. at the time or origination and, therefore, the lender underwriting considers this 50,781 square feet to be vacant.

Major Tenants.

Illumina, Inc. (“Illumina”) (Baa3/BBB/BBB by Moody’s/S&P/Fitch; 360,000 square feet; 36.2% of NRA; 20.8% of underwritten rent) (NASDAQ: ILMN) is considered a global leader in sequencing and array-based solutions for genetic and genomic analysis with products servicing customers across several markets. Illumina’s customers include leading genomic research centers, academic institutions, government laboratories and hospitals, as well as pharmaceutical, biotechnology, commercial molecular diagnostic laboratories and consumer genomics companies. Illumina’s leases expire in January 2033 and November 2033.

Illumina subleases a total of 133,800 square feet to three distinct sub-tenants at the Lincoln Center property. The weighted average sub-lease rent represents a premium to the in-place contractual rent under the Illumina lease. The lender underwriting is reflective of the in-place contractual rent under the Illumina prime lease. Though not accounted for in the lender underwriting, this premium in sublease rents underscores the strong demand and robust market conditions in the area, as well as a significant mark-to-market opportunity.

AbbVie Inc. (“AbbVie”) (A3/A-/NR by Moody’s/S&P/Fitch; 119,980 square feet; 12.1% of NRA) (NYSE: AABV) is a global, research-based pharmaceutical company with products across immunology, oncology, aesthetics, neuroscience and eye care. AbbVie serves patients in over 175 countries and provides treatments for over 75 conditions. AbbVie employed approximately 50,000 employees in over 70 countries as of January 31, 2024. AbbVie leases 57,850 square feet with a lease expiration of July 2028 and 62,130 square feet with a lease expiration of October 2029. A portion of the space leased through October 2029 was a recent extension by AbbVie.

Seres Therapeutics, Inc. (“Seres Therapeutics”) (68,636 square feet; 6.9% of NRA; 13.1% of underwritten rent) (NASDAQ: MCRB) operates as a microbiome therapeutics platform company that focuses on developing biological drugs designed to treat disease by modulating the microbiome to restore health and repair the function of a disrupted microbiome to a non-disease state. Seres Therapeutics’ first drug VOWST was approved by the U.S. Food and Drug Administration to prevent Clostridioides difficile infection. Seres Therapeutics current lease expires in January 2030.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-67

Various – Various	Loan #4	Cut-off Date Balance:	$80,000,000
Various	BioMed 2024 Portfolio 2	Cut-off Date LTV:	50.1%
Various		UW NCF DSCR:	2.34x
		UW NOI Debt Yield:	13.1%

The following table presents certain information relating to the tenancy at the BioMed 2024 Portfolio 2 Properties:

Tenant Summary(1)(2)(3)
Tenant Name	Property	Credit Rating (Moody’s/ S&P/Fitch)(4)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Annual UW Rent	Annual UW Rent PSF	Lease Exp.(5)
Major Tenants
Illumina	Lincoln Centre	Baa3/BBB/BBB	360,000	36.2%	$13,694,400	20.8%	$38.04	1/15/2033
AbbVie	200 Sidney	A3/A-/NR	119,980	12.1%	NAV	NAV	NAV	7/31/2028
Seres Therapeutics	200 Sidney	NR/NR/NR	68,636	6.9%	$8,624,800	13.1%	$125.66	1/13/2030
Intellia Therapeutics, Inc.	40 Erie Street	NR/NR/NR	65,319	6.6%	$5,626,579	8.5%	$86.14	9/30/2026
MIL 21E, LLC	21 Erie Street	NR/NR/NR	51,914	5.2%	$5,081,861	7.7%	$97.89	11/30/2030
Poseida Therapeutics, Inc.	Various(6)	NR/NR/NR	86,568	8.7%	$4,858,415	7.4%	$56.12	12/31/2029
Human Longevity, Inc.	4570 Executive Drive	NR/NR/NR	48,049	4.8%	$3,882,840	5.9%	$80.81	9/12/2025
BioMed Realty, L.P.	4570 Executive Drive	NR/NR/NR	49,912	5.0%	$2,696,246	4.1%	$54.02	6/22/2025
Subtotal/Wtd. Avg.			850,378	85.4%

Other Tenants(7)			83,716(8)	8.4%(8)	NAV	NAV	NAV
Subtotal/Wtd. Avg.			934,094	93.8%	$65,911,829	100.0%	$70.56

Vacant Space			61,364	6.2%
Total/Wtd. Avg.			995,458	100.0%

(1)	Information is based on the underwritten rent roll as of April 12, 2024, inclusive of rent steps through May 31, 2025.
(2)	Certain tenants reflected in the chart above, although paying rent, are not in occupancy with respect to all or a portion of their leased space and in those cases such space is currently “dark”, and/or have the option to terminate all or a portion of their leased space prior to the lease expiration date. See “RISK FACTORS—Certain Tenants Have the Right to Terminate Their Leases or Go “Dark” at Any Time” and “Description of the Mortgage Pool-Mortgage Pool Characteristics-Tenant Issues-Lease Expirations and Terminations” in the prospectus for more information regarding the foregoing and related tenant issues.
(3)	Certain tenants reflected in the chart above may sublease square feet with respect to all or a portion of their leased space. See “RISK FACTORS—Certain Tenants Have the Right to Terminate Their Leases or Go “Dark” at Any Time” and “Description of the Mortgage Pool-Mortgage Pool Characteristics-Tenant Issues-Other” in the prospectus for more information regarding the foregoing and related tenant issues. Human Longevity, Inc. subleases 25,394 square feet at the 4570 Executive Drive property to Neogenomics at a rental rate of $64.56 per square foot NNN.
(4)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(5)	For tenants with multiple leases throughout the BioMed 2024 Portfolio 2 Properties, the Lease Exp. shown represents the earliest expiration.
(6)	Poseida Therapeutics, Inc. occupies approximately 71,405 square feet at 9360-9390 Towne Centre Drive and approximately 15,163 square feet at Eastgate Mall.
(7)	Other Tenant SF is inclusive of 25,391 square feet subleased to BioMed Realty, L.P. by Biosplice Therapeutics, Inc. Biosplice Therapeutics, Inc. currently leases 76,172 SF at 9360-9390 Towne Centre Drive but at the time of origination, was not utilizing the non-subleased space (50,781 square feet). For underwriting purposes, the lender has treated the non-subleased space as vacant.
(8)	Includes Biosplice Therapeutics, Inc., which subleases 25,391 square feet at 9360-9390 Towne Centre Drive to BioMed Realty, L.P. at a rental rate of approximately $56.37 per square foot NNN.

The following table presents certain information relating to the lease rollover schedule at the BioMed 2024 Portfolio 2 Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2024	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2025	3	98,435	9.9%	9.9%	$7,190,219	10.9%	10.9%	$73.05
2026	3	82,325	8.3%	18.2%	$6,774,994	10.3%	21.2%	$82.30
2027	0	0	0.0%	18.2%	$0	0.0%	21.2%	$0.00
2028	2	84,656	8.5%	26.7%	$10,055,763	15.3%	36.4%	$118.78
2029	3	149,304	15.0%	41.7%	$11,972,980	18.2%	54.6%	$80.19
2030	4	159,374	16.0%	57.7%	$16,223,473	24.6%	79.2%	$101.79
2031	0	0	0.0%	57.7%	$0	0.0%	79.2%	$0.00
2032	0	0	0.0%	57.7%	$0	0.0%	79.2%	$0.00
2033	2	360,000	36.2%	93.8%	$13,694,400	20.8%	100.0%	$38.04
2034 & Thereafter	0	0	0.0%	93.8%	$0	0.0%	100.0%	$0.00
Vacant	0	61,364	6.2%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	17	995,458	100.0%		$65,911,829	100.0%		$66.21

(1)	Information is based on the underwritten rent roll as of April 12, 2024, inclusive of contractual rent steps through May 31, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the lease rollover schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-68

Various – Various	Loan #4	Cut-off Date Balance:	$80,000,000
Various	BioMed 2024 Portfolio 2	Cut-off Date LTV:	50.1%
Various		UW NCF DSCR:	2.34x
		UW NOI Debt Yield:	13.1%

The Markets.

Boston – Cambridge Market. Four properties, comprising a total of 347,168 square feet and 447 parking stalls, are located in the Boston – Cambridge life science market, contributing approximately $42.4 million (approximately 58.8%) of UW NOI. The Boston – Cambridge life science market includes the largest property in the BioMed 2024 Portfolio 2 Whole Loan, 200 Sidney (33.7% of UW NOI), which is 100.0% leased to AbbVie Inc. (rated A3/A-/NR by Moody’s/S&P/Fitch, 63.6% of the property’s NRA) and Seres Therapeutics, Inc. (36.4% of the property’s NRA).

The Boston - Cambridge market has been considered one of the most innovative life science cities in the world according to a third-party market report. Cambridge has provided leading healthcare and biotechnology firms with supportive infrastructure, access to top academic institutions, state-of-the-art laboratories and funding from leading venture capital firms. The life science corridor within the greater Boston area is home to over 500 companies, including some of the largest biopharmaceutical companies in the world. In 2023, biopharma companies with headquarters in Massachusetts received approximately $7.7 billion in venture capital funding, which is an increase from the pre-COVID-19 pandemic amount of $5.5 billion. The 2023 venture capital funding for biopharma companies with headquarters in Massachusetts represented approximately 31% of all national venture capital investments, an increase from the 2022 total of approximately 25%. Across Massachusetts, nearly 2,000 drugs are in the development pipeline, and over 800 drugs are in stages of clinical trials, which represents 14.9% of the national pipeline (second only to California). Access to talent differentiates the Boston market. With over 80 colleges and universities nearby, the Boston market represents the largest concentration of college students in the nation. Boston is also home to 22 world-renowned hospitals and some of the top medical schools in the country, including Harvard Medical School, Tufts University School of Medicine and Boston University Chobanian & Avedisian School of Medicine. In the first quarter of 2024, triple-net market rents within the East and Mid Cambridge submarket were reported at $110.20 per square foot. Due to the lack of available and developable land, the vacancy rates within the East and Mid Cambridge submarket remain low as the submarket appears insulated from new supply.

San Francisco Market. Located within the San Francisco life science market, the Lincoln Centre property comprises a total of 360,000 square feet and contributes approximately $15.5 million (approximately 21.5%) of UW NOI.

Centrally located in the San Francisco Peninsula submarket, the Lincoln Centre property provides access to leading biotech clusters and research institutions in the Bay Area. According to a third-party market report, San Francisco is the second largest life science market in the United States and encompasses approximately 36 million square feet of lab space. The Bay Area is considered the “birthplace of biotechnology.” In 1976, Genetech, the world’s first biotech company, was founded in San Francisco. The Bay Area has since been home to one of the largest biotech clusters in the world as it comprises over 250 companies and features a workforce developed from top academic institutions nearby. The largest companies in the life science industry, including Roche (Genentech), Gilead, Illumina, Merck, Amgen, Abbott and the life science arm of Google (Verily), have established a presence in the Bay Area. The San Francisco life science market features one of the densest concentrations of qualified life science professionals and has benefitted from the research, innovation, and talent pool from nearby universities with life science incubators, such as Stanford, UC San Francisco, and UC Berkeley. As of the fourth quarter of 2023, the monthly average asking rents in the Bay Area life science market remain near all-time highs. As of the second quarter of 2023, life science companies in the San Francisco Bay Area life science market employed over 116,000. Biotech venture capital funding in the Bay Area market increased in the fourth quarter of 2023, recording $2.06 billion in capital raised, which is an increase from the $1.91 billion in the third quarter of 2023 and $2.01 billion in the fourth quarter of 2022.

San Diego Market. Three properties within the BioMed 2024 Portfolio 2 Mortgage Loan are located in the San Diego life science market, comprising a total of 288,290 square feet and contributing approximately $14.2 million (approximately 19.7%) of UW NOI.

According to a third-party market report, the San Diego life science market, often referred to as “Biotech Beach,” is recognized as one of the leading life science markets globally. As the third largest biotech cluster in the United States, the San Diego market has been a focus of major life science REITs and real estate investment due to its research institutions and investment activity from venture capital. The San Diego life science cluster is anchored by UC San Diego and the Scripps Research Institute, among other research institutes. The life science industry remains a cornerstone of San Diego’s economic landscape as the industry employs over 77,000 individuals across over 2,000 companies. The San Diego market’s demand for life science facilities, along with the lack of available space and rising constructions costs, has led to several office and flex conversion plans in order to repurpose properties into life science space. In March 2024, Pfizer signed a 15-year, approximately 230,000 SF lease for its oncology division at a complex along the San Diego coast. Pfizer’s lease marks the largest life science lease in 2024 and the lease is more than twice the size of 2023’s largest lease in the San Diego life science market. Since 2019, San Diego has received at least $1 billion in NIH funding per year. In 2022, San Diego received a record $1.2 billion.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-69

Various – Various	Loan #4	Cut-off Date Balance:	$80,000,000
Various	BioMed 2024 Portfolio 2	Cut-off Date LTV:	50.1%
Various		UW NCF DSCR:	2.34x
		UW NOI Debt Yield:	13.1%

The following table presents certain market rent conclusions for the BioMed 2024 Portfolio 2 Properties:

Market Rent Conclusions(1)
Property	Appraiser Concluded Market Rent	UW Rent PSF(2)	Delta
200 Sidney	$115.00	$121.13	5.3%
Lincoln Centre	$75.00	$38.04	-49.3%
40 Erie Street	$110.00	$96.32	-12.4%
4570 Executive Drive	$79.20	$67.21	-15.1%
21 Erie Street	$105.00	$97.89	-6.8%
9360-9390 Towne Centre Drive	$78.00	$56.05	-28.1%
Eastgate Mall	$78.00	$57.00	-26.9%
Wtd. Avg.(3)	$97.41	$85.69	-12.0%

(1)	Information obtained from the appraisal.
(2)	Based on the underwritten rent roll as of April 12, 2024, inclusive of contractual rent increases through May 31, 2025.
(3)	Wtd. Avg. is calculated based on UW rent of the respective property.

Appraisals. The appraisals concluded an aggregate “as-is” value of $1,098,200,000 as of various dates in April 2024, which reflects the aggregate as-is appraised value of the individual BioMed 2024 Portfolio 2 Properties, exclusive of any portfolio premium.

Environmental Matters. According to the Phase I environmental site assessments, as of various dates in April 2024, there was no evidence of any recognized environmental l conditions at the BioMed 2024 Portfolio 2 Properties.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the BioMed 2024 Portfolio 2 Properties:

Cash Flow Analysis(1)
	2021(2)	2022(2)	2023(2)	TTM 3/31/2024(2)	Lender UW(3)	UW PSF
Base Rent	$53,692,596	$56,896,650	$57,041,567	$58,184,829	$62,811,907	$63.10
Rent Steps	$0	$0	$0	$0	$3,099,922	$3.11
Credit Tenant Rent Steps	$0	$0	$0	$0	$2,861,326	$2.87
Vacant Income	$0	$0	$0	$0	$6,259,328	$6.29
Gross Potential Rent	$53,692,596	$56,896,650	$57,041,567	$58,184,829	$75,032,482	$75.37
Recoveries	$21,774,462	$21,833,220	$23,186,569	$23,003,034	$24,652,742	$24.77
Gross Income	$75,467,058	$78,729,870	$80,228,136	$81,187,863	$99,685,224	$100.14
Vacancy	$0	$0	$0	$0	($6,259,328)	($6.29)
Parking	$3,479,391	$3,767,727	$4,244,294	$4,282,083	$4,282,083	$4.30
Effective Gross Income	$78,946,449	$82,497,597	$84,472,430	$85,469,946	$97,707,980	$98.15

Real Estate Taxes(4)	$11,269,448	$10,764,291	$10,923,225	$10,775,914	$11,684,665	$11.74
Insurance	$993,631	$913,919	$992,586	$1,087,161	$591,533	$0.59
Other Operating Expenses(5)	$11,400,571	$12,132,197	$13,401,285	$13,358,667	$13,349,615	$13.41
Total Operating Expenses	$23,663,650	$23,810,406	$25,317,096	$25,221,741	$25,625,813	$25.74

Net Operating Income	$55,282,799	$58,687,190	$59,155,334	$60,248,205	$72,082,166	$72.41
Replacement Reserves	$0	$0	$0	$0	$66,915	$0.07
TI/LC	$0	$0	$0	$0	$497,729	$0.50
Net Cash Flow	$55,282,799	$58,687,190	$59,155,334	$60,248,205	$71,517,523	$71.84

Occupancy (%)	100.0%	100.0%	98.8%	98.9%(1)	93.7%
NOI DSCR(6)	1.81x	1.92x	1.93x	1.97x	2.36x
NCF DSCR(6)	1.81x	1.92x	1.93x	1.97x	2.34x
NOI Debt Yield(6)	10.1%	10.7%	10.8%	11.0%	13.1%
NCF Debt Yield(6)	10.1%	10.7%	10.8%	11.0%	13.0%

(1)	Based on the underwritten rent roll as of April 12, 2024, inclusive of (i) contractual rent increases through May 31, 2025, and (ii) straight line rent for investment grade tenants.
(2)	Historical and underwritten cash flows have been adjusted to remove free rent and concessions.
(3)	Lender UW Base Rent accounts for newly executed lease signings and excludes any free rent.
(4)	Lender UW is based on the borrower sponsor’s budget.
(5)	Lender UW is inclusive of a 1.5% management fee.
(6)	NOI DSCR, NCF DSCR, NOI Debt Yield and NCF Debt Yield are based on the BioMed 2024 Portfolio 2 Senior Notes.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-70

Various – Various	Loan #4	Cut-off Date Balance:	$80,000,000
Various	BioMed 2024 Portfolio 2	Cut-off Date LTV:	50.1%
Various		UW NCF DSCR:	2.34x
		UW NOI Debt Yield:	13.1%

Escrows and Reserves.

Real Estate Taxes – During the continuance of a Cash Sweep Period (as defined below), the borrowers are required to deposit on each payment date 1/12th of an amount that the lender reasonably estimates will be payable for taxes during the next ensuing 12 months.

Insurance – During the continuance of a Cash Sweep Period, the borrowers are required to escrow 1/12th of the annual estimated insurance payments on a monthly basis, unless no event of default is continuing and the BioMed 2024 Portfolio 2 Properties are insured under a blanket policy meeting the requirements set forth in the related loan agreement (in which case, no insurance escrows will be required).

Unfunded Obligations Reserve – On the loan origination date, the borrowers were required to make an upfront deposit of $3,569,740 into a reserve for unfunded obligations for the amounts of outstanding free rent, unfunded tenant improvement allowances and leasing commissions.

Rollover Reserve - During the continuance of a Cash Sweep Period, if the amount in the rollover reserve account is less than an amount equal to $1 multiplied by the aggregate square footage (excluding the rentable square footage attributable to the parking garage property) (the “Rollover Reserve Cap”), the borrowers will be required to deposit on each payment date an amount equal to 1/12th of the Rollover Reserve Cap (or such lesser amount which would cause the amounts on deposit in the rollover reserve account to equal the Rollover Reserve Cap).

Lockbox and Cash Management. The BioMed 2024 Portfolio 2 Whole Loan is structured with a hard lockbox and springing cash management. The borrowers are required to deposit, or cause to be deposited, all revenues derived from the BioMed 2024 Portfolio 2 Properties into restricted accounts (each, a “Lockbox Account”) in the name of certain of the borrowers for the benefit of the lender to the extent set forth in the BioMed 2024 Portfolio 2 Whole Loan documents. During a Cash Sweep Period, funds on deposit in the Lockbox Accounts are required to be transferred to a single segregated account held in trust and for the benefit of the lender (the “Cash Management Account”). If a Cash Sweep Period does not exist, the borrowers have access to the Lockbox Account and may direct funds be transferred to an account designated by the borrowers which is not pledged as security for the BioMed 2024 Portfolio 2 Whole Loan or the mezzanine loan.

“Cash Sweep Period” means a period commencing upon the earliest to occur of: (i) an event of default; (ii) certain bankruptcy or insolvency events with respect to the borrowers; (iii) the debt yield falling below 7.00% for two consecutive calendar quarters immediately preceding the applicable debt yield determination date set forth in the BioMed 2024 Portfolio 2 Whole Loan documents (a “Debt Yield Trigger Event”) or (iv) an event of default under the mezzanine loan documents; and expiring upon (w) with respect to clause (i) above, such event of default is no longer continuing; (x) with respect to clause (ii) above, and only in the event of an involuntary bankruptcy action that was not consented to by a borrower or its general partner or managing member, as applicable, such bankruptcy action is discharged, stayed or dismissed within 90 days of the filing of such bankruptcy action; (y) with respect to clause (iii) above, (1) the debt yield is equal to or greater than 7.00% on the first day of each of two consecutive calendar quarters, (2) immediately upon the borrowers’ and/or the mezzanine borrower’s prepayment of the BioMed 2024 Portfolio 2 Whole Loan and/or the mezzanine loan, as applicable, in an amount (the “Trigger Prepayment Amount”) such that the debt yield is equal to 7.00% without any obligation to wait two consecutive quarters or (3) borrowers deliver to lender cash or a letter of credit in an amount equal to the amount by which net operating income would need to increase in order to achieve a debt yield equal to 7.00% (as applicable, “Debt Yield Cure Collateral”), which such Debt Yield Cure Collateral will be held by lender in escrow as additional collateral for the BioMed 2024 Portfolio 2 Whole Loan and the mezzanine borrower delivers to the mezzanine lender cash or a letter of credit in an amount equal to lender’s allocation (as defined in the mezzanine loan agreement) of the Debt Yield Cure Collateral amount (the “Mezzanine Debt Yield Cure Collateral”), which Debt Yield Cure Collateral will be held by mezzanine lender in escrow as additional collateral for the mezzanine loan, and is required to be returned to the borrowers by the lender and be returned to the mezzanine borrower by mezzanine lender upon the earlier of (A) the occurrence of a Debt Yield Trigger Event cure pursuant to clause (1) or (2) above or (4) below (provided that no other Cash Sweep Period is then in effect), and (B) the repayment of the BioMed 2024 Portfolio 2 Whole Loan or the mezzanine loan debt, as applicable, in full or (4) the guarantor delivers to the lender a guaranty in an amount equal to the lender’s allocation of the Trigger Prepayment Amount, and (z) with respect to clause (iv) above, such mezzanine loan default is no longer continuing. For the avoidance of doubt, the Debt Yield Cure Collateral cannot be applied by the lender and the debt yield guaranty may not be drawn on by the lender to satisfy any portion of the BioMed 2024 Portfolio 2 Whole Loan other than during the continuance of a Priority Payment Cessation Event (as defined below). In the event the Debt Yield Trigger Event cure is achieved by delivery of the Debt Yield Cure Collateral to the lender and delivery of the Mezzanine Debt Yield Cure Collateral to the mezzanine lender, the applicable Debt Yield Trigger Event will cease upon delivery of such Debt Yield Cure Collateral to the lender and such Mezzanine Debt Yield Cure Collateral to the mezzanine lender without any obligation to wait two consecutive calendar quarters.

“Priority Payment Cessation Event” means (a) the acceleration of the BioMed 2024 Portfolio 2 Whole Loan during the continuance of an event of default, (b) the initiation of (x) judicial or nonjudicial foreclosure proceedings, (y) proceedings for appointment of a receiver or (z) similar remedies permitted by the BioMed 2024 Portfolio 2 Whole Loan documents relating to all or a material portion of the applicable BioMed 2024 Portfolio 2 Property, and/or (c) the imposition of a stay, an injunction or a similar judicially imposed device that has the effect of preventing the lender from exercising its remedies under the BioMed 2024 Portfolio 2 Whole Loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-71

Various – Various	Loan #4	Cut-off Date Balance:	$80,000,000
Various	BioMed 2024 Portfolio 2	Cut-off Date LTV:	50.1%
Various		UW NCF DSCR:	2.34x
		UW NOI Debt Yield:	13.1%

Release of Properties. The borrowers may at any time obtain the release of an individual BioMed 2024 Portfolio 2 Property from the lien of the BioMed 2024 Portfolio 2 Whole Loan and the release of the applicable borrower’s obligations under the BioMed 2024 Portfolio 2 Whole Loan documents with respect to the released BioMed 2024 Portfolio 2 Property, subject to the satisfaction of certain conditions, including, but not limited to, (i) payment of the applicable Release Amount (as defined below) together with any Yield Maintenance Premium (defined below) then required, (ii) after giving effect to such release, the debt yield of the BioMed 2024 Portfolio 2 Whole Loan as of the determination date immediately preceding such release is greater than or equal to 9.66% and (iii) compliance with certain REMIC provisions. Notwithstanding the foregoing, if the foregoing debt yield requirement is not satisfied and the release of such BioMed 2024 Portfolio 2 Property is in connection with an arms-length transaction to a third party, the borrowers may release such BioMed 2024 Portfolio 2 Property upon payment to the lender of an amount equal to the lesser of (i) 100% of the net sales proceeds derived from the sale of such BioMed 2024 Portfolio 2 Property and (ii) the greater of (x) the applicable Release Amount for such BioMed 2024 Portfolio 2 Property together with any Yield Maintenance Premium then required and (y) an amount necessary to, after giving effect to such release, satisfy the foregoing debt yield requirement, together with any Yield Maintenance Premium then required. In connection with any release where the amount to be prepaid is less than the Mortgage ALA (defined below) for such BioMed 2024 Portfolio 2 Property, the Mortgage ALA for each BioMed 2024 Portfolio 2 Property that will remain subject to the lien of the BioMed 2024 Portfolio 2 Whole Loan documents will each be increased on a pro rata basis by the amount of such shortfall, provided that to the extent such increase will require amending any mortgage which contains a cap on the amount secured by such mortgage that is less than the reallocated Mortgage ALA, the borrowers will pay the cost of any mortgage recording tax.

“Release Amount” means, for a BioMed 2024 Portfolio 2 Property, the lesser of (a) the outstanding principal amount of the BioMed 2024 Portfolio 2 Whole Loan (plus interest and any other amounts that may be due) and (b) the product of the allocated mortgage loan amount (“Mortgage ALA”) for such BioMed 2024 Portfolio 2 Property (as adjusted pursuant to the BioMed 2024 Portfolio 2 Whole Loan documents if applicable), multiplied by (i) 105%, until such time as the outstanding BioMed 2024 Portfolio 2 Whole Loan amount has been reduced to $501,715,790, and (ii) thereafter, 110%.

“Yield Maintenance Premium” means an amount equal to the greater of (a) one-half of one percent (0.50%) of the outstanding principal amount of such Note to be prepaid or satisfied and (b) the excess, if any, of (i) the sum of the present values of all then-scheduled payments of principal and interest in respect of the principal amount being prepaid under the Whole Loan assuming that all scheduled payments are made timely and that the remaining outstanding principal and interest on the BioMed 2024 Portfolio 2 Whole Loan is paid on February 9, 2029 (the “Permitted Par Prepayment Date”) (with each such payment and assumed payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the prepayment rate when compounded semi-annually and deducting from the sum of such present values any short-term interest paid from the date of prepayment to the next succeeding payment date in the event such payment is not made on a payment date), over (ii) the principal amount being prepaid provided, with respect to any prepayment of any portion of the BioMed 2024 Portfolio 2 Whole Loan that is made after the payment date in January 2029 but prior to the Permitted Par Prepayment Date, the Yield Maintenance Premium will be zero.

Terrorism Insurance. The borrowers are required to obtain and maintain property insurance for 100% of full replacement cost and business interruption insurance for 24 months plus a 12-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-72

Mixed Use – Retail/Office	Loan #5	Cut-off Date Balance:	$58,414,688
640 5th Avenue	640 5th Avenue	Cut-off Date LTV:	41.6%
New York, NY 10022		UW NCF DSCR:	2.05x
		UW NOI Debt Yield:	18.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-73

Mixed Use – Retail/Office	Loan #5	Cut-off Date Balance:	$58,414,688
640 5th Avenue	640 5th Avenue	Cut-off Date LTV:	41.6%
New York, NY 10022		UW NCF DSCR:	2.05x
		UW NOI Debt Yield:	18.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-74

Mixed Use – Retail/Office	Loan #5	Cut-off Date Balance:	$58,414,688
640 5th Avenue	640 5th Avenue	Cut-off Date LTV:	41.6%
New York, NY 10022		UW NCF DSCR:	2.05x
		UW NOI Debt Yield:	18.8%

640 5th Avenue
640 5th Avenue
New York, NY 10022
CENTRAL PARK
The Dairy
Central Park Zoo
Wollman Rink
The Pond
Upper East Side
MANHATTAN
Midtown
East Side
Diamond District
Bryant Park
METRO NORTH
E. 64th St.
E. 63rd St.
E. 62nd St.
E. 61st St.
E. 60th St.
W. 59th St.
E. 59th St.
W. 58th St.
E. 58th St.
W. 57th St.
E. 57th St.
W. 56th St.
E. 56th St.
W. 55th St.
E. 55th St.
W. 54th St.
E. 54th St.
W. 53rd St.
E. 53rd St.
W. 52nd St.
E. 52nd St.
W. 51st St.
E. 51st St.
W. 50th St.
E. 50th St.
W. 49th St.
E. 49th St.
W. 48th St.
E. 48th St.
W. 47th St.
E. 47th St.
W. 46th St.
E. 46th St.
W. 45th St.
E. 45th St.
W. 44th St.
E. 44th St.
W. 43rd St.
E. 43rd St.
W. 42nd St.
E. 42nd St.
E. 41st St.
6th Ave.
5th Ave.
Madison Ave.
Park Ave.
Vanderbilt Ave.
Lexington Ave.
3rd Ave.
2nd Ave.
5TH AVE/ 59TH ST
57TH ST
5TH AVE/ 53RD ST
53RD ST
51ST ST/ LEXINGTON
ROCKEFELLER CTR.
TIMES SQ.
5TH AVE
GRAND CENTRAL
GRAND CENTRAL/ 42ND ST
BRYANT PARK
42ND ST/ TIMES SQ.
TIMES SQUARE
JW Marriott Essex House
The Ritz-Carlton New York
Plaza Hotel
Apple Fifth Avenue
111 West 57th Street
9 West 57th
Theodore Roosevelt Home
Four Seasons Hotel
Le Méridien New York
Carnegie Hall
The Crown Building
432 Park Avenue
New York City Center
HQ Business Center
Verizon Corporate Office
Conrad New York Midtown
The Peninsula New York
St. Regis Hotel
909 Third Avenue
New York Hilton Midtown
53W53
Museum of Modern Art
Lever House
399 Park
Lipstick Building
Baccarat Hotel
666 Fifth Avenue
Park Avenue Plaza
Wells Fargo
875 Third
Consulate General of Hungary
AXA Equitable Building
75 Rockefeller Plaza
The Michelangelo
Time-Life Building
Radio City Music Hall
45 Rockefeller Plaza
St. Patrick's Cathedral
Lotte NY Palace
ITT Building
The Fifty Sonesta New York
Pod 51 Hotel
1251 Ave. of the Americas
ROCKEFELLER CENTER
Ice Rink
Saks Fifth Avenue
Santander Bank Financial Center
Waldorf Astoria
GE Building
1 Rockefeller Plaza
Tower 49
Inter Continental NY Barclay
Cort Theatre
News Corp. Building
JPMorgan Chase Tower
Consulate General of Jamaica
The Lexington Hotel
British Consulate General NY
Consulate General of Estonia
Kimpton Muse Hotel
Gemological Institute of America
383 Madison
245 Park Avenue
485 Lexington
Lyceum Theatre
AKA Times Square
Hotel St. James
The Roosevelt Hotel
Belasco Theatre
Cassa Hotel NY 45th Street
Sofitel New York
The Yale Club of NYC
MetLife Building
450 Lexington Avenue
Grand Central Terminal
The Chatwal
Winstar Building
Permanent Mission of Sri Lanka
Hampton Inn Manhattan Grand Central
4 Times Square
505 Fifth Ave.
One Vanderbilt
Chrysler Building
Consulate General of Ecuador
The Knickerbocker Hotel
New York Public Library
Consulate General of Australia
The Westin NY Grand Central
Daily News
Upper West Side
Upper East Side
Astoria
Central Park
West New York
North Bergen
QUEENS
Long Island City
Weehawken
West Side
East Side
Midtown
Union City
Hoboken
MANHATTAN
Greenpoint
Williamsburg
Chelsea
Greenwich Village
NEW JERSEY
Hudson River
East River
SoHo
Little Italy
Lower East Side
Tribeca
Chinatown
BROOKLYN
JERSEY CITY
Financial District
Downtown Brooklyn
Brooklyn Heights
Park Slope
Liberty State Park

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-75

Mortgage Loan No. 5 – 640 5th Avenue

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):	BBB+/NR/BBB			Location:	New York, NY 10022
Original Balance(1):	$58,500,000			General Property Type:	Mixed Use
Cut-off Date Balance(1):	$58,414,688			Detailed Property Type:	Retail/Office
% of Initial Pool Balance:	6.4%			Title Vesting(4):	Fee/Leasehold
Loan Purpose:	Refinance			Year Built/Renovated:	1949/2003
Borrower Sponsor:	Vornado Realty Trust			Size:	314,533 SF
Guarantor:	Manhattan High Street Holdings LP			Cut-off Date Balance Per SF(1):	$952
Mortgage Rate:	6.1293333%			Maturity Date Balance Per SF(1):	$872
Note Date:	6/10/2024			Property Manager:	Vornado Office Management LLC
Maturity Date:	7/1/2029				(borrower-related)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term(2):	NAP			UW NOI:	$56,185,614
IO Period:	0 months			UW NCF:	$48,532,770
Seasoning:	1 month			UW NOI Debt Yield(1):	18.8%
Prepayment Provisions:	L(25),D(28),O(7)			UW NCF Debt Yield(1):	16.2%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NOI Debt Yield at Maturity(1):	20.5%
Additional Debt Type(1):	Pari Passu / Mezzanine			UW NCF DSCR(1):	2.05x
Additional Debt Balance(1):	$241,500,000 / $100,000,000			Most Recent NOI:	$53,799,655 (12/31/2023)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$47,771,835 (12/31/2022)
				3rd Most Recent NOI:	$48,824,168 (12/31/2021)
Reserves(3)				Most Recent Occupancy:	92.9% (6/1/2024)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	92.6% (12/31/2023)
RE Taxes:	$0	Springing	NAP	3rd Most Recent Occupancy:	93.4% (12/31/2022)
Insurance:	$0	Springing	NAP	Appraised Value (as of):	$720,000,000 (2/28/2024)
Replacement Reserve:	$0	Springing	$195,217	Appraised Value per SF:	$2,289
TI/LC Reserve:	$1,567,900	$500,000	$15,000,000	Cut-off Date LTV Ratio(1):	41.6%
Free Rent Reserve:	$1,648,112	$0	NAP	Maturity Date LTV Ratio(1):	38.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$300,000,000	59.3%	Loan Payoff:	$501,608,063	99.1%
Borrower Sponsor Equity:	$106,245,190	21.0%	Upfront Reserves:	$3,216,012	0.6%
Mezzanine Loan Amount:	$100,000,000	19.8%	Closing Costs:	$1,421,115	0.3%
Total Sources:	$506,245,190	100.0%	Total Uses:	$506,245,190	100.0%

(1)	The 640 5th Avenue Mortgage Loan (as defined below) is part of the 640 5th Avenue Whole Loan (as defined below), with an aggregate original principal amount of $300,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the 640 5th Avenue Whole Loan. The 640 5th Avenue Whole Loan and the 650 5th Avenue Mezzanine Loan (as defined below) are referred to herein as the “640 5th Avenue Total Debt.” With respect to the 640 5th Avenue Total Debt, the Cut-off Date Balance Per SF is $1,270, the Maturity Date Balance Per SF is $1,162, the UW NOI Debt Yield is 14.1%, the UW NOI Debt Yield at Maturity is 15.4%, the UW NCF DSCR is 1.31x, the Cut-off Date LTV Ratio is 55.5% and the Maturity Date LTV Ratio is 50.8%.
(2)	The 640 5th Avenue Whole Loan and the 640 5th Avenue Mezzanine Loan have fixed amortization for their entire 60-month loan terms. With respect to the 640 5th Avenue Whole Loan, the borrower is required to make payments on each monthly payment date, as follows: (x) principal in the amount of $437,500 and (y) the monthly interest payment. With respect to the 640 5th Avenue Mezzanine Loan, the mezzanine borrower is required to make payments on each monthly payment date as follows: (x) principal in the amount of approximately $145,833 and (y) the monthly interest payment.
(3)	See “Escrows and Reserves” below for further discussion of reserve information.
(4)	A prior owner of the 640 5th Avenue Property (as defined below) ground leased the 640 5th Avenue Property to the owner of the property located at 650 5th Avenue (the “Air Rights Tenant”), who subleased the 640 5th Avenue Property (other than development rights relating to one of the two buildings comprising the 640 5th Avenue Property, which were retained by the Air Rights Tenant) back to such prior owner of the 640 5th Avenue Property, solely for purposes of satisfying certain zoning requirements in connection with the transfer of such development rights to the Air Rights Tenant, as further described under “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in the prospectus.

The Mortgage Loan. The fifth largest mortgage loan (the “640 5th Avenue Mortgage Loan”) is part of a whole loan (the “640 5th Avenue Whole Loan”) evidenced by eleven pari passu promissory notes with an aggregate original principal amount of $300,000,000. The 640 5th Avenue Whole Loan is secured by the borrower’s fee and leasehold interest in a 314,533 SF mixed-use property comprised of two abutting and interconnected buildings facing Fifth Avenue and West 52nd Street (other than development rights relating to the West 52nd Street building), respectively, located in New York, New York (the “640 5th Avenue Property”). The 640 5th Avenue Whole Loan was originated by Goldman Sachs Bank USA (“GSBI”), Bank of Montreal (“BMO”) and Morgan Stanley Bank, N.A. (“MSBNA”) on June 10, 2024. The 640 5th Avenue Mortgage Loan is evidenced by the non-controlling Note A-2-2, non-controlling Note A-3, and non-controlling Note A-4, with an aggregate original principal amount of $58,500,000. The 640 5th Avenue Whole Loan has fixed amortization, as described below, for the entire term and accrues interest on an actual/360 basis. The borrower is required to make payments on each monthly payment date for the 640 5th Avenue Whole Loan as follows: (x) principal in the amount of $437,500 and (y) the monthly interest payment. The 640 5th Avenue Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2024-5YR8 securitization trust. See “Description of the Mortgage Pool-The Whole Loans-The Serviced Pari Passu Whole Loans”, and “Pooling and Servicing Agreement” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-76

Mixed Use – Retail/Office	Loan #5	Cut-off Date Balance:	$58,414,688
640 5th Avenue	640 5th Avenue	Cut-off Date LTV:	41.6%
New York, NY 10022		UW NCF DSCR:	2.05x
		UW NOI Debt Yield:	18.8%

A prior owner of the 640 5th Avenue Property ground leased the 640 5th Avenue Property to the Air Rights Tenant, who subleased the 640 5th Avenue Property (other than development rights relating to the West 52nd Street building, which were retained by the Air Rights Tenant) back to such prior owner of the 640 5th Avenue Property, solely for the purpose of satisfying certain zoning requirements in connection with the transfer of such development rights to the Air Rights Tenant, as further described under “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in the prospectus.

The table below summarizes the promissory notes that comprise the 640 5th Avenue Whole Loan.

640 5th Avenue Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$40,000,000	$39,941,667	BANK5 2024-5YR8	Yes
A-2-1	$29,000,000	$28,957,708	BANK5 2024-5YR8	No
A-2-2	$8,500,000	$8,487,604	BANK5 2024-5YR9	No
A-3	$30,000,000	$29,956,250	BANK5 2024-5YR9	No
A-4	$20,000,000	$19,970,833	BANK5 2024-5YR9	No
A-5	$69,600,000	$69,498,500	Benchmark 2024-V8	No
A-6	$40,000,000	$39,941,667	WFCM 2024-5C1	No
A-7	$10,400,000	$10,384,833	WFCM 2024-5C1	No
A-8	$25,000,000	$24,963,542	BBCMS 2024-5C27	No
A-9	$17,500,000	$17,474,479	Benchmark 2024-V8	No
A-10	$10,000,000	$9,985,417	Benchmark 2024-V8	No
Whole Loan	$300,000,000	$299,562,500

The Borrower and the Borrower Sponsor. The borrower is 640 Fifth Avenue Owner LLC, a Delaware limited liability company structured as a single purpose, bankruptcy-remote entity, with one independent director. The borrower sponsor is Vornado Realty Trust (“Vornado”). Vornado is a real estate investment firm that owns and manages over 26 million SF of LEED certified buildings and received the Energy Star Partner of the Year Award, Sustained Excellence 2022. Vornado commemorated 50 years on the New York Stock Exchange in 2012 and is a member of the S&P MidCap 400. Vornado’s portfolio is concentrated on office and retail properties in New York. Vornado has 57 Manhattan operating properties consisting of approximately 18.9 million SF of office space in 30 of the properties, approximately 2.4 million SF of street retail space in 50 of the properties and 338 residential units in four Manhattan properties, as of June 2024. The non-recourse carveout guarantor is Manhattan High Street Holdings LP, a subsidiary of Vornado. The non-recourse carveout guarantor’s recourse obligations with respect to bankruptcy or insolvency related events is capped at 25% of the outstanding principal balance of the 640 5th Avenue Whole Loan, plus the lender’s enforcement costs under the guaranty, including reasonable attorneys’ fees. Additionally, recourse for losses relating to a transfer of the related mortgaged property or interests in the borrower is limited as described under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” in the prospectus.

The Property. The 640 5th Avenue Property consists of both (i) a 22-story, Class A office building with multi-level retail space commonly known as 640 Fifth Avenue (the “Fifth Avenue Building”), and (ii) a two-story commercial building on the south side commonly known as 6 West 52nd Street (the “6 West 52nd Street Building”). The Fifth Avenue Building and the 6 West 52nd Street Building are interconnected and share certain paths of ingress and egress. The 640 5th Avenue Property (inclusive of the 6 West 52nd Street Building) totals 314,533 SF, which consists of 245,740 SF of office space (78.1% of NRA and 30.9% of underwritten base rent), 58,359 SF of retail space (18.6% of NRA and 67.8% of underwritten base rent) and 10,434 SF of storage space (3.3% of NRA and 1.2% of underwritten base rent). As of June 1, 2024, 91.7% of the office space (“Office NRA”) is leased to 15 tenants and 97.2% of the retail space (“Retail NRA”) and 97.4% of the storage space is leased to two tenants, Victoria’s Secret and Dyson. The Fifth Avenue Building includes retail spaces located on the first three levels of the building and office spaces on the remaining 19 levels of the building.

The following table presents certain information relating to the 640 5th Avenue Property.

Property Summary(1)
Space Type	Total SF	% Total SF	Occupancy	UW Base Rent	% of UW Base Rent	UW Base Rent PSF(2)
Office:	245,740	78.1%	91.7%	$20,885,412	30.9%	$92.66
Retail:	58,359	18.6%	97.2%	$45,771,452	67.8%	$807.09
Storage:	10,434	3.3%	97.4%	$831,121	1.2%	$81.77
Total/Wtd. Avg.	314,533	100.0%	92.9%	$67,487,985	100.0%	$230.91

(1)	Information is based on the underwritten rent roll dated June 1, 2024.
(2)	UW Base Rent PSF excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-77

Mixed Use – Retail/Office	Loan #5	Cut-off Date Balance:	$58,414,688
640 5th Avenue	640 5th Avenue	Cut-off Date LTV:	41.6%
New York, NY 10022		UW NCF DSCR:	2.05x
		UW NOI Debt Yield:	18.8%

The 640 5th Avenue Property has been the recipient of an Industrial and Commercial Tax Abatement (the “ICAP Tax Abatement”) that commenced on July 1, 2019 and is scheduled to end on July 1, 2029, and is set to be phased out beginning in July 2024. The ICAP Tax Abatement originally provided a 100% tax abatement of the 640 5th Avenue Property’s assessment value, which abatement amount will be reduced to 80.0% of such assessment value in July 2024, 60.0% in July 2025, 40.0% in July 2026 and 20.0% in July 2027 until termination. The total benefit from the ICAP Tax Abatement is estimated in the table below:

ICAP Tax Abatement
Tax Year	ICAP Year	ICAP Phase-out	ICAP Benefit	Reduction in Benefit
2019/2020	1	100%	$3,074,549	$588,138
2020/2021	2	100%	$3,074,549	$588,138
2021/2022	3	100%	$3,074,549	$588,138
2022/2023	4	100%	$3,074,549	$588,138
2023/2024	5	100%	$3,074,549	$588,138
2024/2025	6	80%	$2,459,639	$470,511
2025/2026	7	60%	$1,844,729	$352,883
2026/2027	8	40%	$1,229,820	$235,255
2027/2028	9	20%	$614,910	$117,628
2028/2029	10	20%	$614,910	$117,628
Total/Wtd. Avg.			$22,136,752	$4,234,597

Major Tenants.

Victoria’s Secret (63,779 SF, 20.3% of NRA, 54.5% of underwritten base rent): Victoria’s Secret (NYSE: VSCO) is a clothing retailer specializing in selling intimate garments and undergarments. The company is the largest intimates retailer in the world and produces a range of products such as bras, panties, lingerie, swimwear and sleepwear, which are sold to customers across the United States and globally. Victoria’s Secret spun off L Brands in 2021 and reported a net income of $109 million on $6.182 billion of net sales in 2023. The 640 5th Avenue Property is the flagship location for Victoria’s Secret. Victoria’s Secret’s lease at the 640 5th Avenue Property commenced in February 2016, expires January 31, 2032 and has one, 10-year renewal option and no termination options.

Dyson (3,097 SF 1.0% of NRA, 14.6% of underwritten base rent): Dyson is a multi-national Singapore based appliances company. Dyson produces a range of products such as vacuum cleaners, hair care, air purifiers, headphones and lighting. Dyson was founded in 1991 and employs approximately 14,000 people. Dyson’s lease at the 640 5th Avenue Property commenced in March 2017, expires on August 27, 2027 and has no renewal or termination options.

The Klein Group, LLC (30,103 SF, 9.6% of NRA, 5.1% of underwritten base rent): The Klein Group, LLC is a provider of brokerage services. The Klein Group, LLC offers investment banking, trading, private placement of securities and investment advisory services. The Klein Group, LLC’s lease at the 640 5th Avenue Property commenced in June 2015 and was amended in June 2018 and August 2022 to expand its leased space at the 640 5th Avenue Property. The lease is scheduled to expire on April 14, 2034, and the tenant has no renewal option. The Klein Group, LLC has a two-time right to terminate its lease, effective either (i) December 31, 2027 or (ii) December 31, 2029, subject to, among other things, providing notice to the borrower no later than a year before the effective date of each such termination right, satisfaction of certain minimum occupancy and demise requirements under the lease, no event of default having occurred and continuing under the lease and the payment of a termination fee.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-78

Mixed Use – Retail/Office	Loan #5	Cut-off Date Balance:	$58,414,688
640 5th Avenue	640 5th Avenue	Cut-off Date LTV:	41.6%
New York, NY 10022		UW NCF DSCR:	2.05x
		UW NOI Debt Yield:	18.8%

The following table presents certain information relating to the tenancy at the 640 5th Avenue Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration	Renewal Options	Term. Option
Major Tenants
Victoria's Secret	NR/Ba3/BB-	63,779	20.3%	$36,763,592	54.5%	$576.42	1/31/2032	1 x 10 yr	N
Dyson	NR/NR/NR	3,097	1.0%	$9,838,981	14.6%	$3,176.94	8/27/2027	None	N
The Klein Group, LLC(3)	NR/NR/NR	30,103	9.6%	$3,461,845	5.1%	$115.00	4/14/2034	None	Y
Fidelity Real Estate Company(4)	NR/NR/NR	40,615	12.9%	$3,249,200	4.8%	$80.00	11/30/2026	None	N
Houlihan Lokey Advisors(5)	NR/NR/NR	12,875	4.1%	$1,442,000	2.1%	$112.00	6/30/2026	1 x 5 yr	N
Abbot Capital Management	NR/NR/NR	20,019	6.4%	$1,361,292	2.0%	$68.00	12/31/2032	1 x 5 yr	N
Subtotal/Wtd. Avg.		170,488	54.2%	$56,116,910	83.2%	$329.15

Other Tenants		121,786	38.7%	$11,371,075	16.8%	$93.37
Occupied Subtotal/Wtd. Avg.		292,274	92.9%	$67,487,985	100.0%	$230.91

Vacant Space		22,259	7.1%
Total/Wtd. Avg.		314,533	100.0%

(1)	Information is based on the underwritten rent roll dated June 1, 2024.
(2)	Certain ratings are those of the parent company, whether or not the parent company guarantees the lease.
(3)	The Klein Group, LLC is entitled to $1,648,112 in free rent through February 2025. At origination, the borrower deposited $1,648,112 into the free rent reserve, which will be disbursed in accordance with the schedule set forth in the related loan documents. In addition, the tenant has a two-time right to terminate its lease, effective either (i) December 31, 2027 or (ii) December 31, 2029, subject to, among other things, providing notice to the borrower no later than a year before the effective date of each such termination right, satisfaction of certain minimum occupancy and demise requirements under the lease, no event of default having occurred and continuing under the lease and the payment of a termination fee.
(4)	Fidelity Real Estate Company has subleased 19,841 SF to Advisor Group in Suite 401, which commenced on October 1, 2020, is scheduled to expire on October 31, 2026 and provides for approximately $907,726 in annual rent to Fidelity Real Estate Company.
(5)	Houlihan Lokey Advisors has subleased all of its 12,875 SF to Triple P Services LLC in Suite 1000, which commenced on June 7, 2023, is scheduled to expire on June 29, 2026 and provides for $965,625 in annual rent to Houlihan Lokey Advisors.

The following table presents certain information with respect to the lease rollover at the 640 5th Avenue Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM	2	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2024	2	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2025	1	10,183	3.2%	3.2%	$855,372	1.3%	1.3%	$84.00
2026	8	95,337	30.3%	33.5%	$9,439,242	14.0%	15.3%	$99.01
2027	1	3,097	1.0%	34.5%	$9,838,981	14.6%	29.8%	$3,176.94
2028	1	0	0.0%	34.5%	$0	0.0%	29.8%	$0.00
2029	3	39,986	12.7%	47.2%	$3,672,575	5.4%	35.3%	$91.85
2030	1	10,421	3.3%	50.6%	$937,890	1.4%	36.7%	$90.00
2031	0	0	0.0%	50.6%	$0	0.0%	36.7%	$0.00
2032	3	99,650	31.7%	82.2%	$39,282,080	58.2%	94.9%	$394.20
2033	0	0	0.0%	82.2%	$0	0.0%	94.9%	$0.00
2034	1	30,103	9.6%	91.8%	$3,461,845	5.1%	100.0%	$115.00
2035 & Thereafter	1	3,497	1.1%	92.9%	$0	0.0%	100.0%	$0.00
Vacant	0	22,259	7.1%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(3)	24	314,533	100.0%		$67,487,985	100.0%		$230.91

(1)	Information is based on the underwritten rent roll dated June 1, 2024.
(2)	Certain tenants may have lease termination options that are not reflected in the Lease Rollover Schedule.
(3)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-79

Mixed Use – Retail/Office	Loan #5	Cut-off Date Balance:	$58,414,688
640 5th Avenue	640 5th Avenue	Cut-off Date LTV:	41.6%
New York, NY 10022		UW NCF DSCR:	2.05x
		UW NOI Debt Yield:	18.8%

The Market. The 640 5th Avenue Property is located in New York, New York, more specifically in the Manhattan retail market. The Manhattan retail market has regressed since the pandemic, but not as strongly as the office market. The retail market is driven by Manhattan’s pedestrians and tourists. According to the appraisal, New York City expected to welcome 63.2 million visitors in 2023, and total city visitors were expected to surpass 2019 levels by 2024. The 640 5th Avenue Property is situated on upper Fifth Avenue, one of the most well-known retail areas in the United States. Notable features in the proximate area of the 640 5th Avenue Property include Rockefeller Center, 4.7 million SF of Class A office space, the New York Public Library, a Ritz-Carlton hotel and conference center, Central Park and luxury residential buildings. As of the fourth quarter of 2023, total leasing velocity in the market increased 6.6% year-over-year with an average annual leasing velocity of 2.9 million SF. The 640 5th Avenue Property is also located in the Manhattan office market, which has been practically brought to a halt since March 2020. According to the appraisal, as of the fourth quarter of 2023, the Manhattan office vacancy rate reached 12.8% with an availability rate of 18.5%. According to the appraisal, the 2023 total population within a 0.25-, 0.5- and one-mile radii of the 640 5th Avenue Property was 1,772, 25,066 and 200,745, respectively, and the 2023 median household income within the same radii was $129,959, $135,306 and $124,189, respectively.

According to a third-party report, the 640 5th Avenue Property is located in the Fifth Avenue retail submarket, ranging from Saks Fifth Avenue (East 50th Street) to the GM Building (East 60th Street). According to the appraisal, this area is identified as one of the top five most expensive retail corridors in the world. As of the fourth quarter of 2023, the Fifth Avenue retail submarket had an availability rate of 17.1%, which is consistent with the previous quarter. The average asking rent was $1,201 per SF, a decrease over the asking rent of $1,345 per SF from the previous quarter. According to a third-party report, the 640 5th Avenue Property is located in the Plaza District office submarket. As of the fourth quarter of 2023, the Plaza District office submarket had an inventory of 26.2 million SF with a 13.6% vacancy rate. The average asking rent was $111.15 per SF, an increase over the asking rent of $95.83 per SF from the previous year.

The following table presents recent retail leasing data at comparable retail properties with respect to the 640 5th Avenue Property:

Comparable Leases Summary
Property/Location	Year Built / Renovated	SF	Tenant Name	Tenant Size (SF)	Lease Date	Rent PSF	Lease Term (months)
640 5th Avenue (subject)(1) New York, NY	1949 / 2003	314,533	Victoria’s Secret	63,779	Feb. 2016	$576.42	192
691 Madison Avenue New York, NY	NAV	NAV	Dolce & Gabbana	23,339	Q4 2023	$514.16	180
693 Fifth Avenue New York, NY	NAV	NAV	Burberry	14,761	Q1 2023	$372.60	20
690 Madison Avenue New York, NY	NAV	NAV	Van Cleef and Arpels	7,848	Q1 2023	$573.39	120
140 West 57th Street New York, NY	NAV	NAV	Morton Williams	15,482	Q3 2022	$108.15	180
645 Fifth Avenue New York, NY	NAV	NAV	Tag Heuer	2,320	Q3 2022	$1,185.34	132
680 Fifth Avenue New York, NY	NAV	NAV	Swarovski	14,000	Q1 2022	$500.00	132
144 West 46th Street New York, NY	NAV	NAV	Gossip Bar	4,500	Q3 2021	$93.33	144
660 Fifth Avenue New York, NY	NAV	NAV	Citibank (Side Street)	8,071	Q1 2021	$164.75	123
721-725 Fifth Avenue New York, NY	NAV	NAV	Gucci	48,167	Q1 2021	$519.03	84
730 Fifth Avenue New York, NY	NAV	NAV	Chopard Mikimoto	2,808 4,505	Q3 2020 Q2 2019	$1,673.79 $958.94	120 120
685 Fifth Avenue New York, NY	NAV	NAV	Tag Heuer	896	Q1 2020	$3,000	36

Source: Appraisal, unless otherwise indicated.

(1)	Information based on the underwritten rent roll dated June 1, 2024, other than Year Built / Renovated.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-80

Mixed Use – Retail/Office	Loan #5	Cut-off Date Balance:	$58,414,688
640 5th Avenue	640 5th Avenue	Cut-off Date LTV:	41.6%
New York, NY 10022		UW NCF DSCR:	2.05x
		UW NOI Debt Yield:	18.8%

The following table presents recent office leasing data at comparable office properties with respect to the 640 5th Avenue Property:

Comparable Leases Summary
Property/Location	Year Built / Renovated	SF	Tenant Name	Tenant Size (SF)	Lease Date	Rent PSF	Lease Term (months)
640 5th Avenue (subject)(1) New York, NY	1949 / 2003	314,533	Fidelity Real Estate Company	40,615	Dec. 2016	$80.00	120
745 Fifth Avenue New York, NY	1930 / 1989	535,451	Fundamental Advisors Hakluyt and Company Hildred Capital	11,227 12,400 12,307	Feb. 2024 Dec. 2023 Jul. 2023	$105.45 $95.91 $69.31	130 135 132
360 Madison Avenue New York, NY	1981 / 2002	373,000	Vestwell	14,883	Nov. 2023	$64.38	135
40 West 57th Street New York, NY	1972 / NAP	712,000	Access Industries	25,000	Nov. 2023	$88.31	134
1 Rockefeller Plaza New York, NY	1936 / NAP	655,350	Ingalls & Snyder	19,468	Oct. 2023	$66.36	132
767 Fifth Avenue New York, NY	1968 / 2019	1,965,003	Balyasny Asset Management L.P. CVC Capital Partners Grosvenor Capital	15,445 48,000 38,100	Sep. 2023 Sep. 2023 Jun. 2023	$101.82 $87.84 $94.67	130 200 180
510 Madison Avenue New York, NY	2009 / 2012	355,089	Granger Management Holdings LLC	5,891	Sep. 2023	$100.29	82
545 Madison Avenue New York, NY	1955 / 2021	153,583	Helix Partners Management	7,000	May 2023	$79.20	60
595 Madison Avenue New York, NY	1929 / 2011	331,000	Matouk	13,227	Apr. 2023	$55.48	120
590 Madison Avenue New York, NY	1982 / 2006	1,049,759	Schonfeld Securities, LLC	25,030	Mar. 2023	$79.52	96
535 Madison Avenue New York, NY	1982 / NAP	548,530	The Lanier Law Firm	14,875	Jan. 2023	$69.39	130

Source: Appraisal, unless otherwise indicated.

(1)	Information based on the underwritten rent roll dated June 1, 2024, other than Year Built / Renovated.

Appraisal. According to the appraisal dated May 7, 2024, the 640 5th Avenue Property had an “As-Is” appraised value of $720,000,000 as of February 28, 2024.

Environmental Matters. According to the Phase I environmental assessment dated April 17, 2024, there was no evidence of any recognized environmental conditions at the 640 5th Avenue Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-81

Mixed Use – Retail/Office	Loan #5	Cut-off Date Balance:	$58,414,688
640 5th Avenue	640 5th Avenue	Cut-off Date LTV:	41.6%
New York, NY 10022		UW NCF DSCR:	2.05x
		UW NOI Debt Yield:	18.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 640 5th Avenue Property:

Cash Flow Analysis
	2020	2021	2022	2023	UW	UW PSF
Gross Potential Rent(1)	$61,607,022	$59,918,692	$61,922,806	$64,089,076	$67,487,985	$214.57
Free Rent:	$0	($334,847)	($2,247,718)	($730,003)	$0	$0.00
Percentage Rent:	$0	$0	$0	$0	$0	$0.00
Reimbursements	$5,394,737	$5,869,822	$6,714,695	$7,448,692	$8,824,722	$28.06
Other Income(2)	$1,200,647	$1,197,940	$1,181,296	$1,229,121	$1,166,319	$3.71
(Vacancy / Credit Loss)	($1,465)	$0	$0	$0	$0	$0.00
Effective Gross Income	$68,200,940	$66,651,606	$67,571,078	$72,036,886	$77,479,026	$246.33

Real Estate Taxes(3)	$10,622,785	$11,921,499	$12,726,288	$11,196,742	$14,405,944	$45.80
Insurance	$218,555	$396,326	$279,742	$284,533	$314,845	$1.00
Other Operating Expenses	$5,835,119	$5,509,613	$6,793,215	$6,755,956	$6,572,623	$20.90
Total Operating Expenses	$16,676,459	$17,827,438	$19,799,244	$18,237,231	$21,293,412	$67.70

Net Operating Income(4)(5)	$51,524,481	$48,824,168	$47,771,835	$53,799,655	$56,185,614	$178.63
Replacement Reserves	$0	$0	$0	$0	$78,633	$0.25
TI/LC	$0	$0	$0	$0	$7,574,210	$24.08
Net Cash Flow	$51,524,481	$48,824,168	$47,771,835	$53,799,655	$48,532,770	$154.30

Occupancy (%)(6)	95.7%	85.8%	93.4%	92.6%	92.9%
NOI DSCR(7)	2.17x	2.06x	2.01x	2.27x	2.37x
NCF DSCR(7)	2.17x	2.06x	2.01x	2.27x	2.05x
NOI Debt Yield(7)	17.2%	16.3%	15.9%	18.0%	18.8%
NCF Debt Yield(7)	17.2%	16.3%	15.9%	18.0%	16.2%

(1)	UW Gross Potential Rent is based on the underwritten rent roll dated June 1, 2024, and includes rent steps underwritten through June 2025 totaling $1,490,537.
(2)	Other Income is based on the borrower’s 2024 budget and is largely comprised of the Air Rights Lease income paid in the form of a fixed annual lease payment to the borrower from the adjacent building. Income from the Air Rights Lease as of the end of 2023 was approximately $1.2 million.
(3)	Tax benefits from the ICAP Tax Abatement were underwritten based on the borrower provided ICAP tax abatement schedule.
(4)	The 640 5th Avenue Property receives an annual fixed rent payment from the Air Rights Tenant (the fee owner of the real property known as 650 5th Avenue), pursuant to the related ground leases (collectively, the “Air Rights Lease”) that expire on July 30, 2070. The annual rent from the Air Rights Lease as of July 1, 2024, is $1,166,319 per annum, payable monthly in instalments of $97,193.25. Annual rent must reset as of August 1, 2024 and must be in an amount equal to the greater of the rental rate for the prior period (i.e., $1,166,319 per annum) or an amount equal to 1.6065% of the fair value of the combined land under the 650 5th Avenue building and the 6 West 52nd Street Building as determined by a qualified, third-party appraisal (the “Appraised Rental”) which valuation is required to be as of February 1, 2024. As of the date of the loan agreement, the borrower and the Air Rights Tenant were in continuing negotiations regarding the amount of the Appraised Rental, provided, however, that such amount may not be no lower than the rental rate for the prior period (i.e., $1,166,319 per annum). If the Appraised Rental is not finalized by August 1, 2024, the Air Rights Tenant will be required to continue to pay rent at the prior rental rate (i.e., $1,166,319 per annum), and upon determination of the Appraised Rental (assuming such rate is higher than the rental rate for the prior period), the Air Rights Tenant will be required to pay the difference between the Appraised Rental and the rent paid on account for all months elapsed theretofore on the first day of the month following such determination. Upon resolution of the final rental rate, such rental rate will remain in effect through July 31, 2047, after which time the rental rate will again be the greater of the rental for the prior period or 1.6065% of the fair value of the combined land under the 650 Fifth Avenue building and the 6 West 52nd Street Building. As of August 12, 2024, the new air rights rent is still being negotiated.
(5)	Base rent for two of the retail suites is above market. Based on the appraiser’s market rents for these two suites, the Underwritten Net Operating Income would be approximately $46,959,997. The 640 5th Avenue Whole Loan underwritten NOI Debt Yield would decrease from 18.8% to 15.7% and the underwritten NOI Debt Service Coverage Ratio would decrease from 2.37x to 1.98x.
(6)	UW Occupancy (%) represents the in-place occupancy based on the underwritten rent roll dated June 1, 2024. Historical occupancies represent physical occupancies.
(7)	DSCR and Debt Yield are based on the 640 5th Avenue Whole Loan.

Escrows and Reserves.

At origination of the 640 5th Avenue Whole Loan, the borrower deposited $1,567,900 for tenant improvements and leasing commissions and approximately $1,648,112 for free rent reserves. The borrower may provide a letter of credit for all or a portion of such deposits.

Tax Escrows – On a monthly basis during a Trigger Period (as defined below), the borrower is required to escrow 1/12th of the estimated annual real estate tax payments. The borrower may provide a letter of credit for all or a portion of such deposits.

Insurance Escrows – On a monthly basis during a Trigger Period, the borrower is required to escrow 1/12th of the annual estimated insurance payments. The borrower may provide a letter of credit for all or a portion of such deposits. Such reserve has been conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the 640 5th Avenue Whole Loan documents.

Replacement Reserve – On a monthly basis during a Trigger Period, the borrower is required to escrow approximately $8,134 for the payment or reimbursement of approved capital expenses. Such monthly deposits will not be required during such time that the balance of the capital expense reserve exceeds approximately $195,217.

Rollover Reserve – On a monthly basis, the borrower is required to escrow $500,000 for approved leasing expenses. Such monthly deposits will not be required during such time that the balance of the capital expense reserve exceeds approximately $15,000,000. The borrower may provide a letter of credit for all or a portion of such deposits.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-82

Mixed Use – Retail/Office	Loan #5	Cut-off Date Balance:	$58,414,688
640 5th Avenue	640 5th Avenue	Cut-off Date LTV:	41.6%
New York, NY 10022		UW NCF DSCR:	2.05x
		UW NOI Debt Yield:	18.8%

Free Rent Reserve – Provided that no event of default exists, on each monthly payment date, the free rent funds deposited for each applicable lease will be disbursed in the amounts equal to the applicable monthly rent credits or free rent amounts set forth in the 640 5th Avenue Whole Loan documents.

Lease Sweep Reserve – During a Lease Sweep Period (as defined below), funds will be deposited into a lease sweep account as set forth below under “Lockbox and Cash Management” to be used for expenses of re-tenanting the space leased to the Dyson’s Tenant.

Lockbox and Cash Management. The 640 5th Avenue Whole Loan is structured with a hard lockbox and in-place cash management. The borrower is required to deliver tenant direction letters to all tenants at the 640 5th Avenue Property, directing them to remit their rent directly to the lender-controlled lockbox. The borrower is required to cause revenue received by the borrower or the property manager, as applicable, from the 640 5th Avenue Property to be deposited into such lockbox within 10 business days after receipt. All funds in the lockbox account are required to be swept each business day into the lender-controlled cash management account and applied and disbursed (i) if a Trigger Period is continuing, to make the required deposits (if any) into the tax escrow and insurance escrow as described under “Escrows and Reserves” above, (ii) to pay monthly interest and principal amortization payments on the 640 5th Avenue Whole Loan, (iii) to pay operating and capital expenditures in accordance with the annual budget (which is required to be reasonably approved by the lender during a Trigger Period, but is deemed approved for the fiscal year in which the Trigger Period first occurs), (iv) to make the required deposit, if any, into the rollover reserve, as described under “Escrows and Reserves” above, (v) during a Trigger Period, to make the required deposit, if any, into the replacement reserve, as described under “Escrows and Reserves” above, (vi) if a Lease Sweep Period is continuing, regardless of whether a Trigger Period is continuing, to deposit all remaining cash into the lease sweep reserve, and (vii) to the mezzanine lender, to pay monthly interest and principal amortization payments on the 640 5th Avenue Mezzanine Loan, subject to the terms of the intercreditor agreement. All excess cash flow remaining following the foregoing disbursements will be deposited, (A) provided no Trigger Period is continuing (i) for so long as the 640 5th Avenue Mezzanine Loan remains outstanding, into an account for the 640 5th Avenue Mezzanine Loan, or (ii) following the repayment in full of the 640 5th Avenue Mezzanine Loan, into the borrower’s account, or (B) during the continuance of a Trigger Period, into a cash collateral account held by the lender.

A “Trigger Period” means a period commencing upon the earliest to occur of (i) an event of default under the 640 5th Avenue Whole Loan, (ii) a Low Debt Yield Trigger Period (as defined below) or (iii) a Victoria’s Secret Event Period (as defined below), and ending if, with respect to a Trigger Period continuing pursuant to (A) clause (i), the event of default commencing the Trigger Period has been cured or waived and such cure has been accepted by the lender or the lender has waived such event of default in writing, and no other event of default is then continuing, (B) clause (ii), the Low Debt Yield Trigger Period has ended and (C) clause (iii), the Victoria’s Secret Event Period has ended.

A “Low Debt Yield Trigger Period” means a period commencing if, as of the last day of any calendar quarter, the NOI Debt Yield (as defined below) is less than 10.0%, and ending if the NOI Debt Yield is equal to or in excess of 10.0% on any subsequent calculation date; provided, however, that a Low Debt Yield Trigger Period will be deemed not to exist if, not later than 15 business days after the borrower’s receipt of notice from the lender that a Low Debt Yield Trigger Period has commenced, the borrower (a) prepays a portion of the 640 5th Avenue Whole Loan, along with any yield maintenance premium, and the 640 5th Avenue Mezzanine Loan in accordance with the terms of the 640 5th Avenue Mezzanine Loan documents, which amount will be applied, in each case, on a pro rata basis to the 640 5th Avenue Whole Loan and the 640 5th Avenue Mezzanine Loan, or (b) delivers to the lender as additional collateral for the 640 5th Avenue Whole Loan, either (i) cash, which must be deposited into, or retained in, the cash collateral account, or (ii) a letter of credit in lieu of cash, in each case, in an amount equal to the Low Debt Yield Avoidance Amount (as defined below) (the “Low Debt Yield Avoidance Collateral”). If the borrower delivers to the lender such Low Debt Yield Avoidance Collateral, then for so long as the lender holds such Low Debt Yield Avoidance Collateral, the NOI Debt Yield will be calculated based on the assumption that the outstanding principal balance of the 640 5th Avenue Whole Loan has been reduced by the value of the Low Debt Yield Avoidance Collateral, such value being the amount of cash or notional amount of any letter of credit.

The “NOI Debt Yield” means, as of any date of determination, a fraction, expressed as a percentage, of which (a) the numerator is the underwritten net operating income as of such date; and (b) the denominator is the sum of the outstanding principal balances, as of such date, of (A) the 640 5th Avenue Whole Loan and (B) the 640 5th Avenue Mezzanine Loan.

A “Low Debt Yield Avoidance Amount” means, at any point in time, the amount that when applied on a pro rata basis to the reduction of the then-current outstanding principal balance of the 640 5th Avenue Whole Loan and the then-current outstanding principal balance of the 640 5th Avenue Mezzanine Loan would cause the NOI Debt Yield to equal at least 10.0%, taking into account the aggregate amount of Low Debt Yield Avoidance Collateral previously provided by the borrower and then held by the lender.

A ”Victoria’s Secret Event Period” will (i) commence upon the occurrence, as applicable, of (x) a bankruptcy or other insolvency proceeding, whether voluntary or involuntary, with respect to the Victoria’s Secret tenant or any guarantor of the Victoria’s Secret lease, or (y) the Victoria’s Secret tenant discontinues normal business operations at the Victoria’s Secret leased space, other than a temporary cessation of business operations for permitted alterations, renovations, necessary repairs or restoration following casualty, provided that in any such case the Victoria’s Secret tenant continues to pay all contractual rent, and (ii) will end upon the first to occur of (a) in the event the Victoria’s Secret Event Period commenced due to a bankruptcy or other insolvency proceeding, the affirmation of the Victoria’s Secret lease in such applicable proceeding, provided that the Victoria’s Secret tenant is actually paying all rents and other amounts due under the Victoria’s Secret lease, (b) in the event the Victoria’s Secret Event Period commenced due to a vacancy at the Victoria’s Secret leased space, the Victoria’s Secret tenant re-commences normal business operations at the Victoria’s Secret leased space in accordance with the terms and conditions of the Victoria’s Secret lease and (c) the date on which the entirety of the Victoria’s Secret space is leased to one or more replacement tenants that are reasonably acceptable to the lender.

A “Lease Sweep Period” means a period that (i) will commence if the lease for Dyson Direct, Inc. (the “Dyson Tenant,”) (or any material portion thereof) is not extended or renewed at least 12 months prior to the expiration date thereof for at least an additional five year period as evidenced by a written acknowledgement executed by Dyson Tenant in a form reasonably acceptable to the lender and (ii) will end upon the first to occur of the following: (a) the date on which the Dyson Tenant extends or renews its existing lease for at least an additional five years as evidenced by a written acknowledgement executed by the Dyson Tenant in a form reasonably acceptable to the lender; (b) the date on which the entirety of the space leased by the Dyson Tenant is leased pursuant to one or more replacement tenants that are reasonably acceptable to the lender; and (c) the date on which the funds in the lease sweep reserve (1) collected with respect to the Dyson Tenant’s lease (including any lease termination payments) or (2) deposited by the borrower with the lender, equals or exceeds $3,000,000 (measured on a cumulative basis for the term of the 640 5th Avenue Whole Loan); provided that in lieu of a deposit by the borrower pursuant to clause (2) above, the borrower may provide to the lender a letter of credit for all or a portion of the amount described above; but a letter of credit may not be used as a substitute for any cash collected pursuant to clause (1) above.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-83

Mixed Use – Retail/Office	Loan #5	Cut-off Date Balance:	$58,414,688
640 5th Avenue	640 5th Avenue	Cut-off Date LTV:	41.6%
New York, NY 10022		UW NCF DSCR:	2.05x
		UW NOI Debt Yield:	18.8%

Mezzanine Loan. Concurrently with the origination of the 640 5th Avenue Whole Loan, a $100,000,000 mezzanine loan (the “640 5th Avenue Mezzanine Loan” and together with the 640 5th Avenue Whole Loan, the “640 5th Avenue Total Debt”) was funded by MSBNA and GSBI, which is secured by the mezzanine borrower’s direct equity interests in the borrower. The mezzanine borrower is required under the 640 5th Avenue Mezzanine Loan to make monthly payments to the mezzanine lenders equal to (x) principal in the amount of approximately $145,833 and (y) the monthly interest payment. The 640 5th Avenue Mezzanine Loan accrues interest at a rate of 11.50000% per annum and is coterminous with the 640 5th Avenue Whole Loan.

640 5th Avenue Total Debt Summary
Loan	Original Balance	Cut-off Date Balance	Interest Rate	Cumulative UW NCF DSCR (as of Cut-off Date)	Cumulative UW NOI Debt Yield (as of Cut-off Date)	Cumulative Cut-off Date LTV Ratio
Whole Loan	$300,000,000	$299,562,500	6.1293333%	2.05x	18.8%	41.6%
Mezzanine Loan	$100,000,000	$99,854,167	11.500000%	1.31x	14.1%	55.5%
Total/Weighted Average:	$400,000,000	$399,416,667	7.4720000%

Ground Lease. A prior owner of the 640 5th Avenue Property ground leased the 640 5th Avenue Property to the Air Rights Tenant, who subleased the 640 5th Avenue Property (other than development rights relating to one of the two buildings comprising the 640 5th Avenue Property, which were retained by the Air Rights Tenant) back to such prior owner of the 640 5th Avenue Property, solely for purposes of satisfying certain zoning requirements in connection with the transfer of such development rights to the Air Rights Tenant. The borrower receives an annual fixed rent payment from the Air Rights Tenant pursuant to the Air Rights Lease that expires on July 30, 2070. The annual rent from the Air Rights Lease is calculated as described in “Operating History and Underwritten Net Cash Flow” above. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in the prospectus.

Terrorism Insurance. The borrower is required to obtain and maintain property insurance in an amount equal to 100% of full replacement cost and business interruption insurance for 24 months plus a 12-month extended period of indemnity, in each case which covers perils of terrorism and acts of terrorism, except for nuclear, biological, chemical or radiological terrorism events, which may be excluded to the extent such coverage is not available. For so long as TRIPRA is in effect and continues to cover both foreign and domestic acts of terrorism, the lender is required to accept terrorism insurance with coverage against acts which are “certified” within the meaning of TRIPRA. So long as TRIPRA is in effect, the borrower may obtain terrorism coverage from an unrated captive insurance company, so long as certain conditions are satisfied, including but not limited to that, except with respect to the permitted deductible of $150,000, any portion of such coverage not covered by the federal government under TRIPRA will be reinsured with a cut through endorsement by an insurance company with a financial strength and claims paying ability rating of at least “A-” with S&P and “A2” with Moody’s, or if Moody’s does not rate such insurance company, a rating of “A:VIII” or better in the current A.M. Best’s Insurance Reports. If TRIPRA is not in effect, the borrower will not be obligated to pay terrorism insurance premiums in excess of the greater of (i) two times the premium then payable in respect of the property and business interruption coverages (without giving effect to the cost of terrorism coverage) and (ii) the product of the rate of $0.10 per $100 times the lesser of (A) the outstanding principal balance of the 640 5th Avenue Whole Loan and (B) the sum of 100% of the full replacement cost and the required amount of rental loss and/or business income interruption insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-84

Office - Suburban	Loan #6	Cut-off Date Balance:	$51,000,000
One Town Center	One Town Center	Cut-off Date LTV:	61.7%
Boca Raton, FL 33486		UW NCF DSCR:	1.62x
		UW NOI Debt Yield:	12.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-85

Office - Suburban	Loan #6	Cut-off Date Balance:	$51,000,000
One Town Center	One Town Center	Cut-off Date LTV:	61.7%
Boca Raton, FL 33486		UW NCF DSCR:	1.62x
		UW NOI Debt Yield:	12.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-86

Office - Suburban	Loan #6	Cut-off Date Balance:	$51,000,000
One Town Center	One Town Center	Cut-off Date LTV:	61.7%
Boca Raton, FL 33486		UW NCF DSCR:	1.62x
		UW NOI Debt Yield:	12.4%

West Palm Beach
20 miles
Lake Ida Rd
Delray Beach Tennis Center
Atlantic Ave
Cornell Art Museum
DOWNTOWN DELRAY BEACH
Marketplace of Delray
Delray Square Shopping Ctr.
Atlantic Ave
DELRAY BEACH
Hamlet Country Club
Lowson Blvd
Delray Beach
Linton Square
Linton Blvd
Delray Medical Center
Congress Ave
Lindell Blvd
Bright Line
Federal Hwy
S. Ocean Blvd
Delaire Country Club
Boca Delray Golf
PALM BEACH COUNTY
TRI RAIL
NW 2nd Ave
Dixie Hwy
Highland Beach
St Andrews Country Club
Clint Moore Rd
Clint Moore Rd
Lyons Rd
Woodfield Country Club
Jog Rd
Broken Sound Club
Military Trail
Boca Teeca Golf Course
Intracoastal Waterway
Yamato Rd
Yamato Rd
BOCA RATON
The Greens
Boca Greens Country Club
Hamptons at Boca Raton
Florida's Turnpike
Boca Raton
NW 40th St
Research Park at Florida Atlantic Univ.
Lynn University
Boca Raton Airport
FAU Stadium
Palm Beach State University
Florida Atlantic University
Fifth Avenue Shoppes
Ocean Blvd
Meridian Blvd
Boca Raton Mun. Golf Course
Boca West Country Club
Shadowood Square
Mission Bay Plaza
Westwinds of Boca
Glades Rd
One Town Center
One Town Center Road
Boca Raton, FL 33486
Town Center at Boca Raton
Shops at Boca Center
Boca Village Square
Boca Raton Regional Hospital
Glades Rd
DOWNTOWN BOCA RATON
Boca Woods Country Club
Boca Lago Golf & Country Club
Garden Shops at Boca DelMar
Boca Del Mar
Palmetto Park Rd
Mizner Park
Atlantic Ocean
Boca Rio Golf Club
SW 6th St
W. Camino Real
Royal Palm Place
Sandalfoot Cove
Boca Raton Resort and Club
Boca Pointe CC
Camino del Mar CC
SW 12th Ave
Sandalfoot Cove Golf Course
Sandalfoot Square
SW 18th St
SW 18th St
Royal Palm Country Club
Adios Golf Club
Deerfield Country Club
Hillsboro Blvd
DEERFIELD BEACH
Parkland
Deerfield Mall
Powerline Rd
BROWARD COUNTY
Deerfield Beach
Sawgrass Expwy
SW 10th St
Sawgrass Promenade
Coconut Creek
Wiles Rd
Green Rd
NE 3rd Ave
Dixie Hwy
Bright Line
Federal Hwy
Hillsboro Beach
Promenade at Coconut Creek
Tradewinds Park North
Festival Marketplace
North Broward Hospital
Sample Rd
POMPANO BEACH
Margate
Tradewinds Park South
Pompano Beach
Fort Lauderdale
13 miles
Lake Okeechobee
West Palm Beach
Boynton Beach
Delray Beach
Boca Raton
Coral Springs
Pompano Beach
FT. LAUDERDALE
Weston
Pembroke Pines
Hollywood
Hialeah
North Miami Beach
MIAMI
Miami Beach
Coral Gables
THE EVERGLADES
Homestead
Florida City
Gulf of Mexico
Atlantic Ocean

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-87

Mortgage Loan No. 6 – One Town Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):	NR/NR/NR			Location:	Boca Raton, FL 33486
Original Balance:	$51,000,000			General Property Type:	Office
Cut-off Date Balance:	$51,000,000			Detailed Property Type:	Suburban
% of Initial Pool Balance:	5.6%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	1990/NAP
Borrower Sponsor:	Nader Ohebshalom			Size:	190,395 SF
Guarantor:	Nader Ohebshalom			Cut-off Date Balance PSF:	$268
Mortgage Rate:	7.33800%			Maturity Balance PSF:	$268
Note Date:	7/9/2024			Property Manager:	Gatsby Florida, LLC
Maturity Date:	7/11/2029
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$6,314,776
IO Period:	60 months			UW NCF	$6,136,302
Seasoning:	1 month			UW NOI Debt Yield:	12.4%
Prepayment Provisions:	L(25), D(28),O(7)			UW NCF Debt Yield:	12.0%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	12.4%
Additional Debt Type:	NAP			UW NCF DSCR:	1.62x
Additional Debt Balance:	NAP			Most Recent NOI:	$6,635,309 (4/30/2024 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$6,390,479 (12/31/2023)
Reserves				3rd Most Recent NOI:	$5,638,171 (12/31/2022)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	100.0% (5/16/2024)
RE Taxes:	$580,236	$145,059	NAP	2nd Most Recent Occupancy:	99.7% (12/31/2023)
Insurance:	$73,934	$73,934	NAP	3rd Most Recent Occupancy:	97.0% (12/31/2022)
Replacement Reserve:	$0	$2,424	NAP	Appraised Value (as of):	$82,600,000 (5/30/2024)
Deferred Maintenance:	$0	$0	NAP	Appraised Value PSF:	$434
TI/LC Reserve:	$500,000	$15,866	NAP	Cut-off Date LTV Ratio:	61.7%
Existing TI/LC Reserve:	$47,865	$0	NAP	Maturity Date LTV Ratio:	61.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$51,000,000	60.4%	Purchase Price:	$82,000,000	97.2%
Sponsor Equity:	$29,396,973	34.8%	Upfront Reserves:	$1,202,035	1.4%
Seller Credit(1):	$4,000,000	4.7%	Closing Costs:	$1,194,938	1.4%
Total Sources:	$84,396,973	100.0%	Total Uses:	$84,396,973	100.0%

(1)	Seller credit of $4,000,000 was provided for future leasing and capital expenditures. Taking into consideration the seller credit the borrower sponsor’s loan-to-cost ratio is 65.4%.

The Mortgage Loan. The sixth largest mortgage loan (the “One Town Center Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $51,000,000 and secured by a first priority fee interest in a 190,395 square foot class A Office property located in Boca Raton, Florida (the “One Town Center Property”).

The Borrower and the Borrower Sponsor. The borrower is Miles Capital, LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the One Town Center Mortgage Loan.

The borrower sponsor is Nader Ohebshalom, the president of Gatsby Enterprises, a real estate investment, management and development company, headquartered in New York City. Gatsby Enterprises is a privately owned real estate investment and management company, with an extensive portfolio of office, hotel and residential properties in New York City as well as South Florida.

The Property. The One Town Center Property comprises a 10-story Class A, office building totaling 190,395 SF of net rentable area located in Boca Raton, Florida. Situated on a 9.93 acre site, the One Town Center Property was constructed in 1990. Amenities at the property include a restaurant, parking garage, on-site management, fitness center, and café. The One Town Center Property has 613 parking spaces on site, resulting in a parking ratio of approximately 3.22 spaces per 1,000 SF. As of May 16, 2024, the One Town Center Property is 100.0% leased to 21 tenants and has averaged 98.9% occupancy since 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-88

Office - Suburban	Loan #6	Cut-off Date Balance:	$51,000,000
One Town Center	One Town Center	Cut-off Date LTV:	61.7%
Boca Raton, FL 33486		UW NCF DSCR:	1.62x
		UW NOI Debt Yield:	12.4%

Major Tenants.

Bank of America Merrill Lynch (“Bank of America”) (A1/AA-/A- by M/F/S; 61,430 SF, 32.3% of NRA; 32.3% of underwritten base rent). Bank of America is one of the world’s leading financial institutions, serving individuals, small- and middle-market businesses, large corporations, and governments with a full range of banking, investment management and other financial and risk management products and services. Bank of America has been at the property since 2015 and has a lease expiring in February 2027 with two, five-year renewal options remaining and no termination options.

Raymond James (A3/A-/A- by M/F/S; 24,364 SF, 12.8% of NRA; 15.5% of underwritten base rent). Raymond James is a leading diversified financial services company providing private client group, capital markets, asset management, banking, and other services to individuals, corporations, and municipalities. Raymond James has been at the property since 2019 and has a lease expiring in March 2030 with one, five-year options remaining and no termination options.

Kayne Anderson (25,733 square feet, 13.5% of NRA; 14.0% of underwritten base rent). Founded in 1984 and headquartered in Florida, Kayne Anderson is a leading alternative investment management firm focused on real estate, credit, infrastructure, energy, and growth capital. Kayne Anderson has $36 billion in assets under management as of June 30, 2024. Kayne Anderson has been at the property since 2013 and has a lease expiring in August 2030 with two, five-year options remaining and no termination options.

The following table presents certain information relating to the tenancy at the One Town Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody's/Fitch/S&P) (2)	Tenant SF	Approx % of Total SF	Annual UW Rent(3)	% of Total Annual UW Rent(3)	Annual UW Rent PSF(3)	Lease Expiration	Renewal Options	Term. Option (Y/N)
Bank of America Merrill Lynch	A1/AA-/A-	61,430	32.3%	$2,398,322	32.3%	$39.04	02/28/2027	2 x 5 yr	N
Raymond James	A3/A-/A-	24,364	12.8%	$1,153,402	15.5%	$47.34	03/31/2030	1 x 5 yr	N
Kayne Anderson	NR/NR/NR	25,733	13.5%	$1,042,701	14.0%	$40.52	08/31/2030	2 x 5 yr	N
Kaufman, Rossin & Co.	NR/NR/NR	16,308	8.6%	$527,873	7.1%	$32.37	06/30/2030	2 x 5 yr	N
Truist	Baa1/A-/A-	9,624	5.1%	$440,049	5.9%	$45.72	12/31/2028	2 x 5 yr	N
AF Encore Management	NR/NR/NR	10,585	5.6%	$324,559	4.4%	$30.66	07/31/2026	1 x 5 yr	N
Subtotal/Wtd. Avg.		148,044	77.8%	$5,886,907	79.2%	$39.76

Other Tenants		42,351	22.2%	$1,544,201	20.8%	$36.46
Occupied Collateral Total		190,395	100.0%	$7,431,108	100.0%	$39.03

Vacant Space		0	0.0%
Total/Wtd. Avg.		190,395	100.0%

(1)	Based on the underwritten rent roll dated May 16, 2024.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	The Annual UW Rent, % of Total Annual UW Rent and Annual UW Rent PSF shown above include contractual rent steps through June 2025 and straight-line rent averaging for certain investment grade tenants through the earlier of lease or loan maturity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-89

Office - Suburban	Loan #6	Cut-off Date Balance:	$51,000,000
One Town Center	One Town Center	Cut-off Date LTV:	61.7%
Boca Raton, FL 33486		UW NCF DSCR:	1.62x
		UW NOI Debt Yield:	12.4%

The following table presents certain information relating to the lease rollover schedule at the One Town Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	UW Rent PSF Rolling
MTM	4	5,541	2.9%	2.9%	$0	0.0%	0.0%	$0.00
2024	0	0	0.0%	2.9%	$0	0.0%	0.0%	$0.00
2025	2	10,655	5.6%	8.5%	$492,588	6.6%	6.6%	$46.23
2026	4	18,014	9.5%	18.0%	$605,751	8.2%	14.8%	$33.63
2027	4	67,194	35.3%	53.3%	$2,650,266	35.7%	50.4%	$39.44
2028	2	12,911	6.8%	60.0%	$577,248	7.8%	58.2%	$44.71
2029	0	0	0.0%	60.0%	$0	0.0%	58.2%	$0.00
2030	3	66,405	34.9%	94.9%	$2,723,977	36.7%	94.9%	$41.02
2031	0	0	0.0%	94.9%	$0	0.0%	94.9%	$0.00
2032	2	9,675	5.1%	100.0%	$381,277	5.1%	100.0%	$39.41
2033	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
2034	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
2035 & Thereafter	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Vacant	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	21	190,395	100.0%		$7,431,108	100.0%		$39.03

(1)	Based on the underwritten rent roll dated May 16, 2024, inclusive of contractual rent steps through June 2025 and straight-line rent averaging for certain investment grade tenants through the earlier of lease or loan maturity.
(2)	Certain tenants may have termination options that are not accounted for in the lease rollover schedule.

The Market. The One Town Center Property is located in southeastern Palm Beach County, Florida, in the city of Boca Raton. The property is located 24.8 miles to the north of Fort Lauderdale-Hollywood International Airport and 0.3 miles to the GreenStreet rated A+ Boca Town Center. Major employers include Tenet Healthcare Corp, NextEra Energy/Florida Power & Light Co, Florida Atlantic University, Hospital Corp. of America and Boca Raton Regional Hospital. The local neighborhood contains a mix of office, retail and residential properties with approximately 44,479 households within a 3-mile radius. Primary access to the property market area is provided by Interstate 95, the primary north-south freeway traveling through the region that connects the property neighborhood to the West Palm Beach and Fort Lauderdale CBD.

According to the appraisal, the 2023 population and average household income within a one-, three- and five-mile radius of the One Town Center Property was 11,015, 104,583, 272,692 and $114,597, $133,924, and $119,472, respectively. Between 2010 and 2023, the population within a one-, three-, and five-mile radius increased by 12.8%, 17.5%, and 15.2%, respectively.

According to the appraisal, the property is located in the Boca Raton West submarket of the Palm Beach-FL office market. As of the first quarter of 2024, the submarket reported a total inventory of approximately 5.31 million SF with a 7.2% vacancy rate and average asking rent of $45.10 PSF.

The following table presents certain information relating to the appraisal’s market rent conclusions for the One Town Center Property:

Market Rent Summary
	Office 1-5 Multi	Office 1-5 Full	Office 6-9 Multi	Office 6-9 Full	Office 10 Penthouse	Restaurant Space	Amenity Space
Market Rent (PSF)	$44.50	$43.00	$45.50	$44.00	$46.00	$40.00	$0.00
Lease Term (Years)	5	7	5	7	11	7	0
Lease Type	Net	Net	Net	Net	Net	Net	None
Escalations	3.0% annually	3.0% annually	3.0% annually	3.0% annually	3.0% annually	3.0% annually	None
Tenant Improvements (New/Renewal)	$50 / $10	$60 / $10	$50 / $10	$60 / $10	$75 / $10	$75 / $10	$0 / $0
Leasing Commissions (New/Renewal)	6.0% / 3.0%	6.0% / 3.0%	6.0% / 3.0%	6.0% / 3.0%	6.0% / 3.0%	6.0% / 3.0%	None
Free Rent (Months) (New)	3	4	3	4	6	3	0

Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-90

Office - Suburban	Loan #6	Cut-off Date Balance:	$51,000,000
One Town Center	One Town Center	Cut-off Date LTV:	61.7%
Boca Raton, FL 33486		UW NCF DSCR:	1.62x
		UW NOI Debt Yield:	12.4%

The following table presents information relating to comparable sales pertaining to the One Town Center Property:

		Sales Comparable(1)
Property Name/Location	Year Built/ Renovated	Size (SF)	Occupancy	Sale Date	Sale Price	Sale Price (PSF)
One Town Center Boca Raton, FL	1990 / NAP	190,395(2)	100.0%(2)
Phillips Point Office Complex West Palm Beach, FL	1985 / 1988	437,188	90.0%	Jan-2021	$282,000,000	$645
Bank of America Tower Boca Raton, FL	1969 / 2013	109,497	79.0%	Jul-2021	$44,600,000	$407
Palmetto Park City Center Boca Raton, FL	1997 / NAP	66,606	60.0%	Mar-2022	$25,200,000	$378
Boca Centre Office Park Boca Raton, FL	1986 / 2000	368,046	64.0%	Mar-2022	$171,500,000	$466
CUBE Wynwd Miami, FL	2018 / NAP	92,552	98.0%	Dec-2022	$62,000,000	$670
Cornerstone One Plantation, FL	1991 / 2022	170,172	80.0%	Mar-2023	$37,935,000	$223
355 Alhambra Coral Gables, FL	2001 / 2017	222,757	84.0%	Sep-2023	$88,750,000	$398
Aventura Corporate Center Aventura, FL	1986 / 2019	254,975	90.0%	Jun-2024	$140,000,000	$549

(1)	Information obtained from appraisal.
(2)	Information obtained from the underwritten rent roll dated May 16, 2024.

The following table presents certain information relating to the appraiser’s market rent conclusions for the One Town Center Property:

Comparable Office Properties(1)
Property Name/Location	Total NRA (SF)	Year Built/Renovated	Base Rental Rate	Stories	% Occupied
One Town Center Boca Raton, FL	190,395(2)	1990 / NAP	$39.03(2)	10	100.0%(2)
Boca Village Corporate Boca Raton, FL	104,569	2008 / NAP	$38.00	7	100.0%
1800 Boca Center Boca Raton, FL	145,171	2008 / 2022	$43.00	4	90.0%
Boca Centre Towers I & II Boca Raton, FL	232,817	1986 / 2000	$45.00	6	81.0%
Boca Centre Towers I & II Boca Raton, FL	232,817	1986 / 2000	$43.50	6	81.0%
Two Town Center Boca Raton, FL	145,344	1986 / 1999	$45.00	11	90.0%

(1)	Information obtained from the appraisal.
(2)	Information obtained from the underwritten rent roll dated May 16, 2024 with Base Rental Rate inclusive of contractual rent steps through June 2025 and straight-line rent averaging for certain investment grade tenants through the earlier of lease or loan maturity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-91

Office - Suburban	Loan #6	Cut-off Date Balance:	$51,000,000
One Town Center	One Town Center	Cut-off Date LTV:	61.7%
Boca Raton, FL 33486		UW NCF DSCR:	1.62x
		UW NOI Debt Yield:	12.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the One Town Center Property:

Cash Flow Analysis
	2021	2022	2023	TTM 04/30/2024	UW		UW PSF
Base Rent(2)	$5,714,035	$6,213,822	$6,700,010	$6,797,480	$6,687,997		$35.13
Grossed Up Vacant Space	$0	$0	$0	$0	$743,111		$3.90
(Free Rent Adjustment)	($128,384)	($259,137)	($129,724)	($111,012)	$0		$0.00
Gross Potential Rent	$5,585,651	$5,954,685	$6,570,286	$6,686,468	$7,431,108		$39.03
Other Income	$16,460	$34,130	$30,679	$32,977	$32,977		$0.17
Parking/Garage/Other	$47,213	$61,063	$56,573	$53,723	$53,723		$0.28
Total Recoveries	$2,361,383	$3,376,934	$3,635,993	$3,838,354	$4,113,154		$21.60
Net Rental Income	$8,010,707	$9,426,812	$10,293,531	$10,611,522	$11,630,962		$61.09
(Vacancy & Credit Loss)	$0	$0	$0	$0	($743,111)(1)		($3.90)
Effective Gross Income	$8,010,707	$9,426,812	$10,293,531	$10,611,522	$10,887,851		$57.19

Real Estate Taxes	$691,207	$1,494,161	$1,517,719	$1,479,176	$1,479,176		$7.77
Insurance	$195,478	$235,676	$249,887	$257,696	$844,955		$4.44
Management Fee	$232,413	$281,759	$307,320	$317,033	$326,636		$1.72
Other Operating Expenses	$1,610,710	$1,777,044	$1,828,126	$1,922,308	$1,922,308		$10.10
Total Expenses	$2,729,808	$3,788,641	$3,903,052	$3,976,213	$4,573,075		$24.02

Net Operating Income	$5,280,899	$5,638,171	$6,390,479	$6,635,309	$6,314,776		$33.17
Replacement Reserves	$0	$0	$0	$0	$38,079		$0.20
TI/LC	$0	$0	$0	$0	$190,395		$1.00
Non-Recurring Items	$0	$0	$0	$0	($50,000)		($0.26)
Net Cash Flow	$5,280,899	$5,638,171	$6,390,479	$6,635,309	$6,136,302		$32.23

Occupancy %	94.7%	97.0%	99.7%	100.0%	90.0%	(1)
NOI DSCR	1.39x	1.49x	1.68x	1.75x	1.66x
NCF DSCR	1.39x	1.49x	1.68x	1.75x	1.62x
NOI Debt Yield	10.4%	11.1%	12.5%	13.0%	12.4%
NCF Debt Yield	10.4%	11.1%	12.5%	13.0%	12.0%

(1)	The underwritten economic vacancy is 10.0%. The One Town Center Property was 100.0% leased as of May 16, 2024.
(2)	The Base Rent shown above includes contractual rent steps through June 2025 and straight-line rent averaging for certain investment grade tenants through the earlier of lease or loan maturity.

Escrows and Reserves.

Real Estate Taxes –The loan documents require an upfront deposit of $580,236 and ongoing monthly real estate tax reserves in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months, initially $145,059.

Insurance – The loan documents require an upfront deposit of $73,934 and ongoing monthly insurance reserves in an amount equal to 1/12th of the insurances premiums that the lender estimates will be payable during the next 12 months, initially $73,934. Notwithstanding the above, the borrower’s obligation to make insurance reserve payments will be waived so long as (i) no event of default is continuing, (ii) the insurance policies maintained by borrower are part of a blanket or umbrella policy approved by the lender in its reasonable discretion, and (iii) borrower provides lender evidence of renewal of policies and paid receipts no later than 10 business days prior to policy expiration.

Replacement Reserve – The loan documents require monthly deposits of $2,424 for replacement reserves.

Leasing Reserve – The loan documents require an upfront reserve of $500,000 for leasing costs and ongoing monthly reserves in an amount equal to approximately $15,866.

Existing TI/LC Reserve – The loan documents require an upfront deposit of $47,865 for existing tenant improvements and leasing commissions related to existing leases at the property.

Lockbox and Cash Management. The One Town Center Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to direct the tenants to pay rent directly into the lockbox account. On each business day during the continuance of a Cash Trap Event Period, the lockbox bank is required to transfer amounts on deposit in the lockbox account into a lender-controlled cash management account, which amounts are to be applied in accordance with the loan documents. If no Cash Trap Event Period (as defined below) exists, all excess cash flow will be disbursed to the borrower. During the continuance of a Cash Trap Event Period, excess cash flow is required to be held by the lender as additional collateral.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-92

Office - Suburban	Loan #6	Cut-off Date Balance:	$51,000,000
One Town Center	One Town Center	Cut-off Date LTV:	61.7%
Boca Raton, FL 33486		UW NCF DSCR:	1.62x
		UW NOI Debt Yield:	12.4%

A “Cash Trap Event Period” will commence upon any of the following:

(i)	the occurrence and continuance of an event of default under the One Town Center Mortgage Loan;
(ii)	the net cash flow debt service coverage ratio (“NCF DSCR”) on the One Town Center Mortgage Loan falling below 1.15x (tested quarterly); or
(iii)	the commencement and continuance of a Major Tenant Event Period (as defined below).

A Cash Trap Event Period will end upon the occurrence of the following:

•	with regard to clause (i), the cure of such event of default;
•	with regard to clause (ii), the date that the debt service coverage ratio has been equal to or greater than 1.15x for two (2) consecutive calendar quarters;
•	with regard to clause (iii), the termination of all Major Tenant Event Periods.

A “Major Tenant” means, individually or collectively, Bank of America Merrill Lynch, its successors and assigns, and any replacement tenant that enters into a lease for the major tenant space.

A “Major Tenant Event Period” means the occurrence of any of the following:

(i)	a Major Tenant fails to renew or extend the term of its lease, pursuant to the terms of such Major Tenant’s lease;
(ii)	a Major Tenant “goes dark,” vacates or otherwise fails to continuously occupy the entirety of its space;
(iii)	a Major Tenant files, as a debtor, bankruptcy or similar insolvency proceeding; or
(iv)	a Major Tenant terminates or cancels its lease or gives notice to do so.

A “Major Tenant Event Period” will end upon the occurrence of the following:

•	with regard to clause (i) above, the lender has received evidence that all of the space has been leased to one or more replacement tenants and that each tenant is in occupancy, open for business, paying full, unabated rent (or is reserved with the lender), and all tenant improvements and leasing commissions have been paid (or are reserved with the lender);
•	with regard to clause (ii), the applicable Major Tenant has resumed its normal business operations in its entire Major Tenant Space and is open during customary hours for a period of two (2) consecutive calendar quarters;
•	with regard to clause (iii), the bankruptcy or insolvency proceeding has been dismissed or the bankruptcy has been terminated in a manner satisfactory to the lender;
•	with regard to clause (iv), the Major Tenant Re-Tenanting Event (as defined below) has occurred.

A “Major Tenant Re-Tenanting Event” means that the lender has received satisfactory evidence that all of the applicable major tenant space has been leased to one or more satisfactory replacement tenants, each pursuant to a satisfactory replacement lease, that each such tenant is in occupancy of its premises, open for business and is then paying full, unabated rent pursuant to the terms of its lease.

Terrorism Insurance. The One Town Center Mortgage Loan documents require an “all risk” insurance policy on a replacement cost basis, together with (i) business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity, (ii) windstorm and/or named storm coverage with a deductible up to 5% of the total insurable value, and (iii) terrorism coverage as defined by TRIPRA. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-93

Retail – Anchored	Loan #7	Cut-off Date Balance:	$50,210,256
610 Exterior Street	Bronx Terminal Market	Cut-off Date LTV:	43.2%
Bronx, NY 10451		UW NCF DSCR:	2.18x
		UW NOI Debt Yield:	11.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-94

Retail – Anchored	Loan #7	Cut-off Date Balance:	$50,210,256
610 Exterior Street	Bronx Terminal Market	Cut-off Date LTV:	43.2%
Bronx, NY 10451		UW NCF DSCR:	2.18x
		UW NOI Debt Yield:	11.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-95

Retail – Anchored	Loan #7	Cut-off Date Balance:	$50,210,256
610 Exterior Street	Bronx Terminal Market	Cut-off Date LTV:	43.2%
Bronx, NY 10451		UW NCF DSCR:	2.18x
		UW NOI Debt Yield:	11.9%

Bronx Terminal Market
610 Exterior Street
Bronx, NY 10451
BRONX
MANHATTAN
Harlem
East Harlem
Washington Heights
Hamilton Heights
Morningside Heights
Harlem River
Harlem River Drive
Major Deegan Expwy.
METRO NORTH
Highbridge Park
Yankee Stadium
Rev. T. Wendell Foster Park
Franz Sigel Park
Jackie Robinson Park
St. Nicholas Park
Col. Young Playground
Bronx Supreme Court
Concourse Plaza
Elston Gene Howard Field
Hostos Community College
Lincoln Medical Center
Morris-Jumel Mansion
Sugar Hill Children's Museum of Art & Storytelling
The Grove School of Engineering
Shepard Hall
Morris Raphael Cohen Library
The City College of New York
Manhattanville Community Center
The Urban Assembly School for the Performing Arts
New York Public Library
Apollo Theater
Hotel Theresa
Adam C. Powell Jr. Harlem State Office Building
NYC Health + Hospitals/Harlem
National Black Theatre
MADISON AVENUE BRIDGE
THIRD AVENUE BRIDGE
WILLIS AVENUE BRIDGE
TRIBORO BRIDGE
161ST ST/ YANKEE STADIUM
YANKEE STADIUM/ 153RD ST
149TH ST/ GRAND CONCOURSE
138TH ST/ GRAND CONCOURSE
138TH ST/ 3RD AVE
125TH ST/ LEXINGTON
HARLEM/ 125TH ST
125TH ST/ LENOX
135TH ST/ LENOX
145TH ST/ LENOX
148TH ST/ LENOX
155TH ST
155TH ST/ ST. NICHOLAS
145TH ST
135TH ST
125TH ST
168TH ST/ WASHINGTON HEIGHTS
163RD ST/ AMSTERDAM
157TH ST/ BROADWAY
145TH ST/ BROADWAY
137TH ST/ BROADWAY- CITY COLLEGE
125TH ST/ BROADWAY
Broadway
Amsterdam Ave.
St. Nicholas Ave.
St. Nicholas Pl.
Frederick Douglass Blvd.
Adam Clayton Powell Jr. Blvd.
Malcolm X Blvd.
5th Ave.
Madison Ave.
Park Ave.
Jerome Ave.
River Ave.
Gerard Ave.
Walton Ave.
Grand Concourse
Morris Ave.
Park Ave.
Melrose Ave.
Courtlandt Ave.
3rd Ave.
Alexander Ave.
Willis Ave.
2nd Ave.
1st Ave.
Bruckner Blvd.
Macombs Pl.
W. 155th St.
W. 145th St.
W. 135th St.
W. 125th St.
E. 167th St.
E. 161st St.
E. 156th St.
E. 153rd St.
E. 149th St.
E. 138th St.
E. 135th St.
E. 125th St.
PATERSON
NEW JERSEY
NEWARK
JERSEY CITY
MANHATTAN
BRONX
QUEENS
BROOKLYN
STATEN ISLAND
LONG ISLAND
YONKERS
Atlantic Ocean

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-96

Mortgage Loan No. 7 – Bronx Terminal Market

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):	BBB-/Baa2/NR			Location:	Bronx, NY 10451
Original Balance(1):	$50,210,526			General Property Type:	Retail
Cut-off Date Balance(1):	$50,210,526			Detailed Property Type:	Anchored
% of Initial Pool Balance:	5.5%			Title Vesting:	Leasehold
Loan Purpose:	Refinance			Year Built/Renovated:	2009 / NAP
Borrower Sponsor:	The Related Companies, L.P.			Size:	918,779 SF
Guarantor:	The Related Companies, L.P.			Cut-off Date Balance Per SF(1):	$261
Mortgage Rate:	5.18100%			Maturity Date Balance Per SF(1):	$261
Note Date:	8/6/2024			Property Manager:	BTM Development Partners, LLC
Maturity Date:	8/6/2029
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$28,594,688
IO Period:	60 months			UW NCF:	$27,492,153
Seasoning:	0 months			UW NOI Debt Yield(1):	11.9%
Prepayment Provisions(2):	L(23),YM1(1),DorYM1(32),O(4)			UW NCF Debt Yield(1):	11.5%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	11.9%
Additional Debt Type(1):	Pari Passu / B Note			UW NCF DSCR(1):	2.18x
Additional Debt Balance(1):	$189,789,474 / $140,000,000			Most Recent NOI:	$30,377,981 (3/31/2024 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$30,756,078 (12/31/2023)
Reserves(3)				3rd Most Recent NOI:	$31,251,930 (12/31/2022)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	90.2% (4/19/2024)
RE Tax:	$0	Springing	NAP	2nd Most Recent Occupancy:	98.4% (12/31/2023)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy:	98.4% (12/31/2022)
Replacement Reserve:	$0	Springing	$547,400	Appraised Value (as of):	$555,000,000 (4/30/2024)
TI/LC:	$874,981	Springing	$1,696,118	Appraised Value Per SF:	$604
Ground Rent Reserve:	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	43.2%
DMV Space Reserve:	$9,000,000	$0	NAP	Maturity Date LTV Ratio(1):	43.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan(1):	$240,000,000	61.0%	Loan Payoff:	$376,708,834	95.8%
Subordinate Companion Loan(1):	$140,000,000	35.6%	Upfront Reserves:	$9,874,981	2.5%
Borrower Sponsor Equity:	$13,238,721	3.4%	Closing Costs:	$6,654,906	1.7%
Total Sources:	$393,238,721	100.0%	Total Uses:	$393,238,721	100.0%

(1)	The Bronx Terminal Market Mortgage Loan (as defined below) is part of The Bronx Terminal Market Whole Loan (as defined below) which is comprised of 21 senior pari passu promissory notes and four subordinate B-notes, with an aggregate original principal balance and Cut-off Date Balance of $380,000,000. The Financial Information in the chart above is based on the aggregate outstanding principal balance as of the Cut-off Date of the Bronx Terminal Market Senior Loan (as defined below). The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, Cut-off Date LTV Ratio, Maturity Date LTV Ratio, UW NCF DSCR, UW NOI Debt Yield, UW NCF Debt Yield and UW NOI Debt Yield at Maturity figures presented above are based on the Bronx Terminal Market Senior Loan. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, Cut-off Date LTV Ratio, Maturity Date LTV Ratio, UW NCF DSCR, UW NOI Debt Yield, UW NCF Debt Yield and UW NOI Debt Yield at Maturity figures based upon the Bronx Terminal Market Whole Loan are $414, $414, 68.5%, 68.5%, 1.07x, 7.5%, 7.2% and 7.5%, respectively.
(2)	The lockout period will be at least 23 payment dates beginning with and including the first payment date on September 6, 2024. Defeasance of the Bronx Terminal Market Whole Loan in full is permitted at any time after the earlier to occur of (i) September 6, 2027 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. In addition, on any business day on and after August 6, 2026 voluntary prepayment of the Bronx Terminal Market Whole Loan is permitted in whole (but not in part), together with, if such voluntary prepayment occurs prior to the Open Prepayment Date, a prepayment fee equal to the greater of (x) 1.00% of the principal amount of the Bronx Terminal Market Whole Loan being prepaid and (y) a yield maintenance premium. The assumed lockout period of 23 payments is based on the expected BANK5 2024-5YR9 securitization closing date in August 2024. The actual lockout period may be longer.
(3)	For a full description of escrows and reserves, please refer to “Escrows and Reserves” below.

The Mortgage Loan. The seventh largest mortgage loan (the “Bronx Terminal Market Mortgage Loan”) is part of a whole loan (the “Bronx Terminal Market Whole Loan”) evidenced by 21 senior pari passu promissory notes totaling $240,000,000 (the “Bronx Terminal Market Senior Loan”) and four subordinate B-notes totaling $140,000,000 (the “Bronx Terminal Market Subordinate Companion Loan”), with an aggregate principal balance of $380,000,000. The Bronx Terminal Market Whole Loan was co-originated by German American Capital Corporation (“GACC”), Wells Fargo Bank, National Association (“WFB”), Bank of America, National Association (“BANA”) and Starwood Mortgage Capital LLC (“SMC”) on August 6, 2024. The Bronx Terminal Mortgage Loan is evidenced by the non-controlling notes A-12, A-13, A-14, A-15 and A-16, with an aggregate original principal balance of $50,210,526. The Bronx Terminal Market Whole Loan is secured by a leasehold interest in a 918,779 SF, multi-level, anchored retail center, connected via a six-level, 2,602 stall parking garage located in Bronx, New York (the “Bronx Terminal Market Property”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-97

Retail – Anchored	Loan #7	Cut-off Date Balance:	$50,210,256
610 Exterior Street	Bronx Terminal Market	Cut-off Date LTV:	43.2%
Bronx, NY 10451		UW NCF DSCR:	2.18x
		UW NOI Debt Yield:	11.9%

The table below identifies the promissory notes that comprise the Bronx Terminal Market Whole Loan. The relationship between the holders of the Bronx Terminal Market Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans” in the prospectus. The Bronx Terminal Market Whole Loan is an AB whole loan, and the controlling note as of the date hereof is the Note B-1. Upon the occurrence of certain trigger events specified in the co-lender agreement, however, control will generally shift to Note A-1. The Bronx Terminal Market Whole Loan will initially be serviced pursuant to the pooling and servicing agreement for the BANK5 2024-5YR9 securitization until Note A-1 is securitized, whereupon the Bronx Terminal Market Whole Loan will be serviced pursuant to the pooling and servicing agreement for the transaction in which the Note A-1 is securitized. See “The Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans” in the prospectus.

The promissory notes comprising the Bronx Terminal Market Whole Loan are summarized in the below table:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1(1)	$40,000,000	$40,000,000	GACC	No(2)
A-2(1)	$20,000,000	$20,000,000	GACC	No
A-3(1)	$15,000,000	$15,000,000	GACC	No
A-4(1)	$11,578,947	$11,578,947	GACC	No
A-5(1)	$5,000,000	$5,000,000	GACC	No
A-6(1)	$10,000,000	$10,000,000	SMC	No
A-7(1)	$10,000,000	$10,000,000	SMC	No
A-8(1)	$10,000,000	$10,000,000	SMC	No
A-9(1)	$10,000,000	$10,000,000	SMC	No
A-10(1)	$4,000,000	$4,000,000	SMC	No
A-11(1)	$4,000,000	$4,000,000	SMC	No
A-12	$30,000,000	$30,000,000	BANK5 2024-5YR9	No
A-13	$10,000,000	$10,000,000	BANK5 2024-5YR9	No
A-14	$4,500,000	$4,500,000	BANK5 2024-5YR9	No
A-15	$3,210,526	$3,210,526	BANK5 2024-5YR9	No
A-16	$2,500,000	$2,500,000	BANK5 2024-5YR9	No
A-17(1)	$30,000,000	$30,000,000	BANA	No
A-18(1)	$10,000,000	$10,000,000	BANA	No
A-19(1)	$4,500,000	$4,500,000	BANA	No
A-20(1)	$3,210,526	$3,210,526	BANA	No
A-21(1)	$2,500,000	$2,500,000	BANA	No
Senior Loan	$240,000,000	$240,000,000
B-1	$53,421,053	$53,421,053	CPPIB Credit Investments III Inc.	Yes(2)
B-2	$29,289,474	$29,289,474	CPPIB Credit Investments III Inc.	No
B-3	$29,289,474	$29,289,474	CPPIB Credit Investments III Inc.	No
B-4	$28,000,000	$28,000,000	CPPIB Credit Investments III Inc.	No
Whole Loan	$380,000,000	$380,000,000

(1)	Expected to be contributed to one or more securitization trust(s) or may otherwise be transferred at any time.
(2)	The Bronx Terminal Market Whole Loan is an AB whole loan, and the controlling note as of the date hereof is the Note B-1. Upon the occurrence of certain trigger events specified in the co-lender agreement, however, control will generally shift to the Note A-1. See “Description of the Mortgage Pool— The Whole Loans—The Non-Serviced AB Whole Loan—The Bronx Terminal Market Whole Loan” in the Preliminary Prospectus for more information regarding the manner in which control shifts under the Bronx Terminal Market Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-98

Retail – Anchored	Loan #7	Cut-off Date Balance:	$50,210,256
610 Exterior Street	Bronx Terminal Market	Cut-off Date LTV:	43.2%
Bronx, NY 10451		UW NCF DSCR:	2.18x
		UW NOI Debt Yield:	11.9%

The Borrower and the Borrower Sponsor. The borrower for the Bronx Terminal Market Whole Loan is BTM Development Partners, LLC, a New York limited liability company and single purpose entity with a Delaware limited liability company sole member that is a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Bronx Terminal Market Whole Loan.

The borrower sponsor is The Related Companies, L.P. (“Related”). Founded in 1972, Related is a privately-owned, fully integrated global real estate and lifestyle company with experience in virtually every aspect of development, acquisition, management, finance, marketing, and sales. Headquartered in New York City, Related has offices and major developments in Boston, Chicago, Los Angeles, San Francisco, West Palm Beach, Miami, Washington, D.C., Abu Dhabi and London, and boasts a team of approximately 4,000 professionals. Related has over $60 billion in assets owned or under development.

The Property. The Bronx Terminal Market Property is a four building, 918,779 SF, multi-level, anchored retail center, connected via a six-level, 2,602 space parking garage located in Bronx, New York. Completed in 2009, the Bronx Terminal Market Property features a well-known anchor tenant profile along with street level retail, restaurant and mixed-use space. The top 5 tenants at the Bronx Terminal Market Property account for 595,744 SF (64.8% NRA) and include Target, BJ’s Wholesale Club, Home Depot, Food Bazaar and Burlington Coat Factory. The Bronx Terminal Market Property is located on the Bronx riverfront and a short distance from Yankee Stadium within a residential neighborhood with access to public transportation nodes including the Major Deegan Expressway and the Yankees East 153rd Street Metro North Station, which is one stop away on three train lines from Grand Central Station.

The Bronx Terminal Market Property is anchored by Target (Moody’s: A2, Fitch: A, S&P: A), BJ’s Wholesale Club (S&P: BB+), and Home Depot (Moody’s: A2, Fitch: A, S&P: A ), all three of which have been in occupancy at the Bronx Terminal Market Property since delivery. The Bronx Terminal Market Property’s tenant mix also includes other well-established national retailers (such as Burlington Coat Factory, Best Buy, and Skechers), the largest supermarket location in the Bronx (Food Bazaar), and numerous cultural, educational, and lifestyle offerings (Universal Hip Hop Museum, City University of NY, Chuck E. Cheese, GameStop, and GNC, among others). Overall, the Bronx Terminal Market Property is currently 90.2% leased to 21 tenants with a 7.6-year weighted average remaining lease term.

Major Tenants.

Target (188,446 square feet; 20.5% of net rentable area; 4.6% of underwritten base rent) – Target (Moody’s: A2 / Fitch: A / S&P: A) operates as a general merchandise retailer, selling products to its guests through its stores and digital channels. Founded in 1962, Target is headquartered in Minneapolis, Minnesota and has 1,963 stores in all 50 states and the District of Columbia. Prior to its original opening at the Bronx Terminal Market Property, Target elected to prepay approximately $46.4 million of base rent (residual in-place base rent is 80.9% below appraiser’s market rent). At the Bronx Terminal Market Property, Target has consecutive, five-year renewal options until the ground lease maturity.

BJ’s Wholesale Club (130,099 square feet; 14.2% of net rentable area; 19.9% of underwritten base rent) – BJ's Wholesale Club Holdings, Inc. (S&P: BB+) is a warehouse club operator concentrated primarily in the eastern half of the United States. Founded in 1984, the company has more than 6.5 million members paying annual fees to gain access to savings on groceries and general merchandise and services. At the Bronx Terminal Market Property, BJ’s Wholesale Club has four, five-year renewal options until ground lease maturity.

Home Depot (124,955 SF; 13.6% of NRA; 24.1% of underwritten base rent) – The Home Depot, Inc. (Moody’s: A2 / Fitch: A / S&P: A) is a home improvement retailer offering an assortment of building materials, home improvement products, lawn and garden products, décor products, and facilities maintenance, repair, and operations products. The company also provides a number of services, including home improvement installation services and tool and equipment rental. At the Bronx Terminal Market Property, Home Depot has four, five-year renewal options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-99

Retail – Anchored	Loan #7	Cut-off Date Balance:	$50,210,256
610 Exterior Street	Bronx Terminal Market	Cut-off Date LTV:	43.2%
Bronx, NY 10451		UW NCF DSCR:	2.18x
		UW NOI Debt Yield:	11.9%

The following table presents certain information relating to the major tenants at the Bronx Terminal Market Property:

Top Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/Fitch/S&P)(2)	Tenant SF	% of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Sales PSF(3)	Occ Cost(3)	Lease Expiration	Renewal Options	Term. Option (Y/N)
Anchors
Target	A2/A/A	188,446	20.5%	1,262,964	4.6%	$6.70(4)	NAV	NAV	10/14/2033	(5)	N
BJ's Wholesale Club	NR/NR/BB+	130,099	14.2%	5,481,721	19.9%	$42.14	NAV	NAV	8/2/2029	4 x 5 yr	N
Home Depot	A2/A/A	124,955	13.6%	6,652,604	24.1%	$53.24	NAV	NAV	2/28/2034	4 x 5 yr	N
Major Tenants
Food Bazaar	NR/NR/NR	77,915	8.5%	2,488,352	9.0%	$31.94	NAV	NAV	9/30/2039	4 x 5 yr	N
Burlington Coat Factory	NR/NR/BB+	74,329	8.1%	2,338,390	8.5%	$31.46	$345	14.8%	1/31/2028	3 x 5 yr	N
Best Buy	A3/NR/BBB+	52,086	5.7%	1,927,182	7.0%	$37.00	NAV	NAV	3/31/2030	1 x 5 yr	N
Raymour & Flanigan	NR/NR/NR	46,253	5.0%	1,200,000	4.3%	$25.94	NAV	NAV	10/31/2027	None	N
LIDL	NR/NR/NR	23,204	2.5%	1,000,000	3.6%	$43.10	NAV	NAV	10/31/2039	3 x 5 yr	N
Chuck E. Cheese	NR/NR/NR	19,834	2.2%	791,972	2.9%	$39.93	$185	30.8%	12/31/2028	3 x 5 yr	N
Dollar Discount	NR/NR/NR	15,490	1.7%	300,000	1.1%	$19.37	NAV	NAV	6/30/2028	None	N
Largest Tenants		752,611	82.0%	$23,443,186	85.0%	$31.15

Non-Major Tenants		76,541	8.3%	$4,168,315	15.1%	$54.46

Occupied Collateral Total		829,152	90.2%	$27,611,501	100.0%	$33.30
Vacant Space		89,627	9.8%	$0	0.0%	$0.00
Total/Wtd. Avg.		918,779	100.0%	$27,611,501	100.0%	$33.30

(1)	Based on the underwritten rent roll dated April 19, 2024.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Sales PSF are presented as of the 12 months ended December 2023, as provided by the borrower sponsors. Occupancy costs are calculated by the annual gross rent divided by the respective tenant annual sales.
(4)	Target’s one-time rent prepayment of approximately $46.4 million significantly reduced its contractual rent obligations.
(5)	Target has consecutive, five-year renewal options until the ground lease maturity.

The following table presents certain information relating to tenant sales history with respect to the Bronx Terminal Market Property.

Tenant Sales
		2021		2022		2023
	Square Feet	Sales	Sales PSF	Sales	Sales PSF	Sales	Sales PSF
Burlington Coat Factory	74,329	$33,696,922	$453.35	$23,464,920	$315.69	$25,668,704	$345.34
Chuck E. Cheese	19,834	$2,049,413	$103.33	$3,132,931	$157.96	$3,670,435	$185.06
Skechers U.S.A.	8,741	$3,242,409	$370.94	$2,635,698	$301.53	$2,872,708	$328.65
Applebee's	6,661	$5,688,990	$854.07	$5,504,388	$826.36	$6,399,111	$960.68
GNC	1,980	$503,972	$254.53	$463,644	$234.16	$436,550	$220.48

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-100

Retail – Anchored	Loan #7	Cut-off Date Balance:	$50,210,256
610 Exterior Street	Bronx Terminal Market	Cut-off Date LTV:	43.2%
Bronx, NY 10451		UW NCF DSCR:	2.18x
		UW NOI Debt Yield:	11.9%

The following table presents certain information relating to the lease rollover schedule at the Bronx Terminal Market Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling(3)
MTM/ 2024	1	1,980	0.2%	0.2%	$70,000	0.3%	0.30%	$35.35
2025	2	5,218	0.6%	0.8%	$302,740	1.1%	1.3%	$58.02
2026	1	8,741	1.0%	1.7%	$349,640	1.3%	2.6%	$40.00
2027	3	84,880	9.2%	11.0%	$3,406,986	12.3%	15.0%	$40.14
2028	4	112,381	12.2%	23.2%	$3,594,042	13.0%	28.0%	$31.98
2029	2	136,760	14.9%	38.1%	$6,045,908	21.9%	49.9%	$44.21
2030	1	52,086	5.7%	43.8%	$1,927,182	7.0%	56.8%	$37.00
2031	0	0	0.0%	43.8%	$0	0.0%	56.8%	$0.00
2032	0	0	0.0%	43.8%	$0	0.0%	56.8%	$0.00
2033	1	188,446	20.5%	64.3%	$1,262,964	4.6%	61.4%	$6.70
2034	3	129,048	14.0%	78.3%	$6,823,967	24.7%	86.1%	$52.88
2035 & Beyond	3	109,612	11.9%	90.2%	$3,828,072	13.9%	100.0%	$34.92
Vacant	NAP	89,627	9.8%	100.0%	NAP	NAP	NAP	NAP
Total/Wtd. Avg.	21	918,779	100.0%		$27,611,501	100.0%		$33.30

(1)	Based on the underwritten rent roll dated April 19, 2024.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.
(3)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Bronx Terminal Market Property is located within the Concourse neighborhood of the Bronx, which has been improved by several development projects in recent years. According to a third party report, the Bronx is currently the third most densely populated county across New York with the fastest observed population growth since 2010. Additionally, the Penn Station Access Project is expected to be completed in 2027, which will bring four new rail stations to the Bronx, improve existing tracks and bridges, and cut travel times from the Bronx to Manhattan by as much as 50 minutes.

The Bronx Terminal Market Property is located adjacent to the Bronx Point development, which will include 540 affordable multifamily units (projected delivery in 2024), educational community facilities, cultural space, and several food and beverage outlets. Additional development underway adjacent to the Bronx Terminal Market Property includes the 300,000 SF Success Academy Charter School, which will serve 2,400 children grades K-12 and strengthen foot traffic at the Property upon delivery in 2025.

According to the appraisal, the Bronx Terminal Market Property is located in the Bronx submarket, which contains 5.3 million SF of retail space across 27 shopping center as of the first quarter of 2024. The submarket reported average asking rents of $51.95 with a vacancy rate of 5.8%.

According to the appraisal, the 2022 population within a 0.5-, 1-, and 1.5 mile radius of the Bronx Terminal Market Property was 23,422, 194,242, and 464,962, respectively, and the average household income within the same radii was $59,248, $64,363 and $60,775, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-101

Retail – Anchored	Loan #7	Cut-off Date Balance:	$50,210,256
610 Exterior Street	Bronx Terminal Market	Cut-off Date LTV:	43.2%
Bronx, NY 10451		UW NCF DSCR:	2.18x
		UW NOI Debt Yield:	11.9%

The following table presents certain information relating to the appraisal’s market rent conclusion for the Bronx Terminal Market Property:

Market Rent Summary(1)
	Anchor	Junior Anchor	Inline (Large, 8K SF)	Inline (Small to Mid)
Market Rent (PSF)	$35-$40	$35-$45	$40-$55	$40-$70
Lease Term (Years)	15	15	10	10
Lease Type (Reimbursements)	Net	Net	Net	Net
Rent Increase Projection	10% every 6 years	10% every 6 years	3% per year	3% per year

(1)	Source: Appraisal, unless stated otherwise.

The following table presents certain information relating to comparable retail centers for the Bronx Terminal Market Property:

Competitive Property Summary(1)
Property Name	Year Built/Renovated	Total NRA	Total Occupancy	Distance to Subject	Anchor / Major Tenants
Bronx Terminal Market 610 Exterior Street Bronx, NY	2009/NAP	918,779(2)	90.2%(2)		Target BJ’s Wholesale Club Home Depot
Bay Plaza Shopping Center 2136-2210 Bartow Avenue Bronx, NY	1998/2004	1,313,640	100%	10.2 miles	AMC Theaters Stop & Shop Burlington P.C. Richard & Son Marshalls Bob’s Discount Furniture Ashley Home Store Staples
East River Plaza 520 East 117th Street Bronx, NY	2009/NAP	531,541	93%	1.0 mile	Target Costco Burlington
The Shops at Marble Hill 40 West 225th Street Bronx, NY	2004/NAP	238,549	100%	4.8 miles	Target Marshalls
Bruckner Commons 1998 Bruckner Boulevard Bronx, NY	1964/1989	369,301	89%	4.4 miles	Target Burlington Leonardo Furniture

(1)	Source: Appraisal, unless stated otherwise. The retail properties displayed in the chart reflect the primary competition for the Bronx Terminal Market Property.
(2)	Information based on the underwritten rent roll dated April 19, 2024.

Appraisal. According to the appraisal, Bronx Terminal Market Property had an “as-is” appraised value of $555,000,000 as of April 30, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated May 1, 2024, there was no evidence of any recognized environmental conditions at the Bronx Terminal Market Property.

Property Management. The Bronx Terminal Market Property is managed by BTM Development Partners, LLC.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-102

Retail – Anchored	Loan #7	Cut-off Date Balance:	$50,210,256
610 Exterior Street	Bronx Terminal Market	Cut-off Date LTV:	43.2%
Bronx, NY 10451		UW NCF DSCR:	2.18x
		UW NOI Debt Yield:	11.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the operating history and underwritten cash flows of the Bronx Terminal Market Property:

Cash Flow Analysis
	2021	2022	2023	TTM 3/31/2024	UW	UW PSF
Rents in Place	$29,922,700	$30,411,117	$29,994,500	$29,571,181	$27,611,501	$30.05
Vacant Income	$0	$0	$0	$0	$5,098,835	$5.55
Rent Steps	$0	$0	$0	$0	$651,989(1)	$0.71
Rent averaging	$0	$0	$0	$0	$61,190(2)	$0.07
Reimbursements	$11,887,079	$11,990,961	$12,369,626	$11,746,374	$11,799,331	$12.84
Other Income(3)	$5,646,293	$5,765,693	$5,693,876	$6,103,944	$6,196,018	$6.74
Gross Potential Income	$47,456,072	$48,167,771	$48,058,002	$47,421,498	$51,418,865	$55.96
(Vacancy)	$0	$0	$0	$0	($5,098,835)	($5.55)
Effective Gross Income	$47,456,072	$48,167,771	$48,058,002	$47,421,498	$46,320,029	$50.41

Real Estate Taxes	$1,951,556	$1,970,892	$2,021,028	$2,036,650	$3,261,247	$3.55
Insurance	$607,856	$803,176	$1,075,421	$1,144,688	$1,071,032	$1.17
Ground Rent Expense	$935,452	$961,531	$1,078,546	$1,061,574	$1,371,008	$1.49
Other Operating Expenses	$13,421,802	$13,180,241	$13,126,929	$12,800,606	$12,022,055	$13.08
Total Operating Expenses	$16,916,667	$16,915,840	$17,301,924	$17,043,518	$17,725,341	$19.29
Net Operating Income	$30,539,405	$31,251,930	$30,756,078	$30,377,981	$28,594,688	$31.12
Capital Expenditures	$0	$0	$0	$0	$183,756	$0.20
TI/LC	$0	$0	$0	$0	$918,779	$1.00
Net Cash Flow	$30,539,405	$31,251,930	$30,756,078	$30,377,981	$27,492,153	$29.92

Occupancy (%)	98.6%	98.4%	98.4%	98.4%	90.2%(4)
NOI DSCR(5)	2.42x	2.48x	2.44x	2.41x	2.27x
NCF DSCR(5)	2.42x	2.48x	2.44x	2.41x	2.18x
NOI Debt Yield(5)	12.7%	13.0%	12.8%	12.7%	11.9%
NCF Debt Yield(5)	12.7%	13.0%	12.8%	12.7%	11.5%

(1)	Contractual rent steps are through July 23, 2025.
(2)	Represents straight line rent averaging for investment grade tenants.
(3)	Other Income includes revenue from percentage rent, parking income and other miscellaneous income.
(4)	The underwritten economic occupancy is 90.1%. The Bronx Terminal Market Property was 90.2% leased based on the April 19, 2024 underwritten rent roll. The DMV lease is not included in the underwritten economic or physical occupancy.
(5)	Debt Service Coverage Ratios and Debt Yields are based on the Bronx Terminal Market Senior Loan. The UW NOI and NCF DSCR and UW NOI and NCF Debt Yield figures based upon the Bronx Terminal Market Whole Loan are 1.11x. 1.07x, 7.5%, and 7.2%, respectively.

Escrows and Reserves.

Real Estate Taxes – During the continuance of a Cash Sweep Event Period (as defined below), the borrower is required make monthly deposits equal to 1/12th of the annual estimated tax payments during the next ensuing 12 months.

Insurance – During the continuance of a Cash Sweep Event Period (as defined below), the borrower is required to make monthly deposits equal to 1/12th of the annual estimated insurance payments, however, provided no event of default is continuing, the borrower will not be required to make monthly deposits so long as the Bronx Terminal Market Property is insured under a blanket policy and borrower provides evidence of renewal and proof of payment of insurance premiums.

Replacement Reserve – During the continuance of a Cash Sweep Event Period, the borrower is required to escrow $22,808 per month, capped at $547,400.

TI/LC Reserve – The loan documents required the borrower to deposit $874,981 at loan closing for outstanding leasing expenses related to LIDL, Modern Nails, Wingstop and Best Buy. During the continuance of a Cash Sweep Event Period, the borrower is required to escrow an amount equal to approximately $70,672 per month for rollover reserves, capped at $1,696,118.

Ground Rent Funds – During the continuance of a Cash Sweep Event Period, the borrower is required to make monthly deposits equal to the ground rent that will be payable under the ground lease for the month immediately following the month in which such monthly payment date occurs.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-103

Retail – Anchored	Loan #7	Cut-off Date Balance:	$50,210,256
610 Exterior Street	Bronx Terminal Market	Cut-off Date LTV:	43.2%
Bronx, NY 10451		UW NCF DSCR:	2.18x
		UW NOI Debt Yield:	11.9%

DMV Space Funds – The loan documents required the borrower to deposit $9,000,000 at loan closing. Lender will be required to disburse funds to the borrower:

•	Upon the DMV lease being fully executed by all parties within 180 days of loan closing; provided, if a Cash Sweep Period is occurring, the lender will be required to disburse the funds to pay for leasing expenses related to the DMV space,
•	If the DMV lease is not fully executed within 180 days of closing, the lender will be required to disburse funds to pay for leasing expenses related to one or more qualifying substitute leases. If and when all the premises to be leased under the DMV lease has been leased under one or more qualifying substitute leases and leasing expenses related to qualifying substitute leases have been paid in full, lender will be required to release any remaining DMV Space Funds to the borrower; provided, no Cash Sweep Event Period (as defined below) is continuing.
•	If the DMV lease is not fully executed by all parties within the earlier of 180 days of loan closing or the date it is determined that the DMV lease will not be executed (the “DMV Negotiation End Date”), upon 5 days notice, the borrower can use the DMV Space Funds to prepay the B Note without payment of yield maintenance provided that the prepayment is made within 30 days of the DMV Negotiation End Date.

Lockbox and Cash Management. The Bronx Terminal Market Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to cause all tenants at the Bronx Terminal Market Property to pay rents directly into the account controlled by the lender (the “Lockbox Account”), and to deposit any rents otherwise received by the borrower or manager into such Lockbox Account within two business days after receipt. Prior to a Cash Sweep Event Period, all funds in the Lockbox Account will be swept daily to the borrower’s operating account. During the continuance of a Cash Sweep Event Period, all funds deposited into the Lockbox Account are required to be swept each business day into a deposit account controlled by the lender (the “Cash Management Account”) to be applied and disbursed in accordance with the Bronx Terminal Market Whole Loan documents.

A “Cash Sweep Event Period” will commence upon the occurrence of any of the following events:

(i)	an event of default,
(ii)	the borrower filing for bankruptcy; or
(iii)	the net cash flow debt service coverage ratio (“NCF DSCR”) on the Bronx Terminal Market Whole Loan being less than 1.10x.

A “Cash Sweep Event Period” will end upon:

•	with respect to clause (i) above, the cure of such event of default;
•	with respect to clause (ii) above, the bankruptcy proceeding being discharged; or
•	with respect to clause (iii) above, the NCF DSCR being greater than 1.10x for one calendar quarter.

Subordinate Debt. The Bronx Terminal Market Property also secures the Bronx Terminal Market Subordinate Companion Loan, which has an aggregate Cut-off Date principal balance of $140,000,000. The Bronx Terminal Market Subordinate Companion Loan is coterminous with the Bronx Terminal Market Senior Loan and accrues interest at 9.2000%. The Bronx Terminal Market Senior Loan is senior in right of payment to the Bronx Terminal Market Subordinate Companion Loan. The holders of the Bronx Terminal Market Mortgage Loan, the Bronx Terminal Market Non-Serviced Pari Passu Companion Loans and the Bronx Terminal Market Subordinate Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Bronx Terminal Market Whole Loan. See “Description of the Mortgage Pool—The Whole Loans— The Non-Serviced A/B Whole Loans—The Bronx Terminal Market Pari Passu-A/B Whole Loan”.

Subordinate Note Summary
	B-Note Original Principal Balance	B-Note Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Whole Loan UW NCF DSCR(1)	Whole Loan UW NOI DY	Whole Loan Cutoff Date LTV
Bronx Terminal Market Subordinate Companion Loan	$140,000,000	9.20000%	60	0	60	1.07x	7.5%	68.5%

(1)	The Whole Loan UW NCF DSCR calculated according to the Cash Sweep Event Period language in the loan documents is equal to or greater than 1.10x.

Release of Property. On any business day after February 6, 2025, provided that no Cash Sweep Event Period is continuing under the Bronx Terminal Market Whole Loan documents, the borrower may obtain release of a parcel of the Bronx Terminal Market Property depicted under the ground lease as the “Hotel Site” provided that, among other conditions, (i) the Hotel Site is a legally subdivided parcel separate from the remainder of the Bronx Terminal Market Property and is on a separate tax lot from the remainder of the Bronx Terminal Market Property; (ii) the Hotel Site is severed from the ground lease in accordance with the terms thereof and leased by the ground lessor to another tenant other than the borrower; and (iii) if a securitization of the Loan has occurred, the lender receives a REMIC opinion with respect to the release.

Ground Lease. The property is subject to a 49-year ground lease from the City of New York with five consecutive ten year renewal options. Commencing August 2, 2024 and every 5-years thereafter, the tenant began paying ground rent equal to the greater of (i) 105% of the immediately preceding adjusted base amount or (ii) 5.0% of gross revenues (defined as all rent received from subtenants minus (a) a management fee in the amount of 3% of rent from subtenants received by Tenant and (b) aggregate compensation and associated costs and expenses for 2 on-site personnel engaged in the operation of the Bronx Terminal Market Property). As part of Target's lease, the tenant paid an upfront buydown of $46,394,000. Gross revenues utilized to calculate percent ground rent include an amortized imputed annual gross revenue amount from the tenant's buydown, calculated at an annual rate of 6.9% of the total buydown. The ground lease expires on September 13, 2055 and has five, 10-year renewal options.

In addition, the property is subject to a PILOT abatement which runs through 2033. Pursuant to the estoppel delivered by the City of New York at loan origination, the amount of the PILOT payable by Tenant under the ground lease was $1,964,723 for the tax year ending June 30, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-104

Retail – Anchored	Loan #7	Cut-off Date Balance:	$50,210,256
610 Exterior Street	Bronx Terminal Market	Cut-off Date LTV:	43.2%
Bronx, NY 10451		UW NCF DSCR:	2.18x
		UW NOI Debt Yield:	11.9%

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the property, as well as business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event plus a 6 month extended period of indemnity (provided that if the Terrorism Risk Insurance Program Reauthorization Act of 2019 or a similar statute is not in effect, the borrower will not be obligated to pay terrorism insurance premiums in excess of two times the annual premium for the property and business interruption/rental loss insurance coverage). The loan documents allow Relsure Vermont Inc., a licensed captive insurance company (“RVI”) to provide terrorism coverage, so long as (i) the policy issued by RVI has (A) no aggregate limit, and (B) a deductible of no greater than $250,000, and (ii) certain conditions are satisfied, including that RVI obtains reinsurance with a cut through endorsement acceptable to Lender and the rating agencies from an insurance company meeting the rating requirements set forth in the loan documents for the portion of terrorism coverage not subject to the applicable federal backstop, the Terrorism Risk Insurance Program Reauthorization Act of 2019 or a similar statute is in effect and except with respect to the $250,000 deductible permitted, those covered losses which are not reinsured by the federal government under the Terrorism Risk Insurance Program Reauthorization Act of 2019 and paid to RVI will be reinsured with a cut through endorsement acceptable to Lender and the rating agencies by insurance companies that are qualified insurers or maintain such higher rating as may be required by a rating agency, not to exceed “AA-” with S&P and “A2” with Moody’s. The loan documents also allow the borrower to utilize a “Retention Amount” which is funded by RVI in addition to the required deductible for all losses, excluding wind and earthquake related losses, so long as (1) the retention amount is aggregated annually, (2) the retention amount remain prefunded at all times during the term of the Bronx Terminal Market Whole Loan and (3) the borrower has submitted evidence satisfactory to the lender and rating agencies of such prefunded arrangement at the request of the lender or a rating agency. The “Retention Amount” is $5,000,000 aggregate deductible, subject to a $2,500,000 per occurrence deductible. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-105

Mixed Use – Office/Retail	Loan #8	Cut-off Date Balance:	$33,750,000
9300 Culver Boulevard	Culver Steps	Cut-off Date LTV:	57.7%
Culver City, CA 90232		UW NCF DSCR:	1.67x
		UW NOI Debt Yield:	11.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-106

Mixed Use – Office/Retail	Loan #8	Cut-off Date Balance:	$33,750,000
9300 Culver Boulevard	Culver Steps	Cut-off Date LTV:	57.7%
Culver City, CA 90232		UW NCF DSCR:	1.67x
		UW NOI Debt Yield:	11.4%

LAUREL GRILL
SECOND FLOOR
amazonstudios
The CULVER HOTEL
CULVER BOULEVARD
SALT & STRAW
SEPHORA
EREWHON
FORMULA FIG
Pop's Bagels
Philz Coffee
THE HILL
THE DRIFT
ARCLIGHT CINEMAS
Mendocino Farms
いとこ
ITOKO
AFURI
ramen + dumpling
THE COURTYARD
EREWHON
corepower YOGA
amazonstudios
Anchor / Major
In-line
Vacant
Not Part of Collateral

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-107

Mixed Use – Office/Retail	Loan #8	Cut-off Date Balance:	$33,750,000
9300 Culver Boulevard	Culver Steps	Cut-off Date LTV:	57.7%
Culver City, CA 90232		UW NCF DSCR:	1.67x
		UW NOI Debt Yield:	11.4%

Culver Steps
9300 Culver Boulevard
Culver City, CA 90232
LOS ANGELES
Culver City
Ronald Reagan UCLA Med. Center
UCLA
Westwood
Westwood Village
Los Angeles Country Club
DOWNTOWN BEVERLY HILLS
WILSHIRE/RODEO
Wilshire Blvd
METRO D LINE
Beverly Hills
WILSHIRE/LA CIENEGA
Wilshire Blvd
Mid-Wilshire
Hancock Park
La Brea Tar Pits
WILSHIRE/FAIRFAX
LA County Museum of Art
Olympic Blvd
WESTWOOD/UCLA
Wilshire Blvd
Westfield Century City
CENTURY CITY
Olympic Blvd
Beverly Dr
Doheny Dr
Robertson Blvd
La Cienega Blvd
Fairfax Ave
San Vicente Blvd
Century City
Fox Plaza
Pico Blvd
Museum of Tolerance
20th Century Fox Studios
Fairfax
Pico Blvd
VA Los Angeles Healthcare
Sepulveda Blvd
Westwood Blvd
Santa Monica Blvd
Overland Ave
Motor Ave
Hillcrest Country Club
Beverwil Dr
Robertson Blvd
Venice Blvd
San Diego Fwy
SAWTELLE JAPANTOWN
Olympic Blvd
Westside Pavilion
Kaiser Permanente Medical Center-West Los Angeles
Washington Blvd
Mid-City
Sawtelle
Pico Blvd
WESTWOOD
Manning Ave
Cheviot Hills
Santa Monica Fwy
SEPULVEDA
West L.A.
METRO E LINE
BUNDY
Santa Monica Fwy
Natl. Blvd
Helms Bakery District
Adams Blvd
Downtown Los Angeles 6 miles
PALMS
CULVER CITY
METRO E LINE
Jefferson Blvd
LA CIENEGA/JEFFERSON
EXPO/LA BREA
FARMDALE
Palms
The Museum of Jurassic Technology
Santa Monica
National Blvd
Southern California Hosp. at Culver City
Rodeo Rd
MLK Jr Blvd
Santa Monica Business Park
Santa Monica Airport
Sepulveda Blvd
Mar Vista Recr. Center
Venice Blvd
Sony Pictures Studios
Culver City Park
La Brea Ave
Jim Gilliam Recr. Center
Centinela Ave
Mar Vista
Culver Blvd
Overland Ave
Jefferson Blvd
La Cienega Blvd
Kenneth Hahn State Recr. Area
The Wende Museum
Beethoven St
Washington Pl
San Diego Fwy
Sepulveda Blvd
West Los Angeles College
Stocker St
LOS ANGELES COUNTY
Venice Blvd
Ladera Heights
Windsor Hills
Washington Blvd
Centinela Ave
Marina Collection
Playa St
Slauson Ave
Slauson Ave
Marina del Rey
Villa Marina Marketplace Mall
Marina Fwy
Ladera Park
Admiralty Way
Culver Blvd
Westfield Culver City
Cedars-Sinai Marina del Rey Hospital
Waterside Marina del Rey
Microsoft Los Angeles
Jefferson Blvd
Free Market Playa Vista
Runway Playa Vista
HHLA Entertainment
LegalZoom
Playa Vista
Lincoln Blvd
Loyola Marymount University
Ballona Creek
Culver Blvd
Sepulveda Blvd
Matilla Village Center
Westchester
Del Rey Lagoon Park
Manchester Ave
Playa del Rey
Pershing Dr
Westchester Golf Course
Dockweiler State Beach
Westchester Pkwy
Los Angeles International Airport
405
2
10
90
1
42
Burbank
Glendale
Pasadena
Arcadia
Alhambra
El Monte
LOS ANGELES
Santa Monica
E. Los Angeles
Monterey Park
Montebello
Pico Rivera
Whittier
Florence
South Gate
Lynwood
Inglewood
Downey
Hawthorne
Gardena
Compton
Paramount
Norwalk
Bellflower
Pacific Ocean
Torrance
Lakewood
Cerritos
Carson
LONG BEACH
Garden Grove
Huntington Beach

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-108

Mortgage Loan No. 8 – Culver Steps

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		WFB		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):		NR/NR/NR		Location:	Culver City, CA 90232
Original Balance(1):		$33,750,000		General Property Type:	Mixed Use
Cut-off Date Balance(1):		$33,750,000		Detailed Property Type:	Office/Retail
% of Initial Pool Balance:		3.7%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated:	2019 / NAP
Borrower Sponsor:		Hackman Capital Partners, LLC		Size:	121,736 SF
Guarantor:		Hackman Capital Partners, LLC		Cut-off Date Balance PSF(1):	$616
Mortgage Rate:		6.63400%		Maturity Date Balance PSF(1):	$616
Note Date:		7/26/2024		Property Manager:	IDS Real Estate Group
Maturity Date:		8/6/2029		Underwriting and Financial Information
Term to Maturity:		60 months		UW NOI:	$8,584,900
Amortization Term:		0 months		UW NCF	$8,438,816
IO Period:		60 months		UW NOI Debt Yield(1):	11.4%
Seasoning:		0 months		UW NCF Debt Yield(1):	11.3%
Prepayment Provisions(2):		L(24),D(29),O(7)		UW NOI Debt Yield at Maturity(1):	11.4%
Lockbox/Cash Mgmt Status:		Hard/Springing		UW NCF DSCR(1):	1.67x
Additional Debt Type(1):		Pari Passu		Most Recent NOI:	$7,115,403 (4/30/2024 TTM)
Additional Debt Balance(1):		$41,250,000		2nd Most Recent NOI:	$6,138,109 (12/31/2023)
Future Debt Permitted (Type):		No (NAP)		3rd Most Recent NOI:	$4,349,198 (12/31/2022)
Reserves(3)				Most Recent Occupancy:	100.0% (7/1/2024)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	88.0% (12/31/2023)
RE Taxes:	$0	Springing	NAP	3rd Most Recent Occupancy:	87.0% (12/31/2022)
Insurance:	$0	Springing	NAP	Appraised Value (as of):	$130,000,000 (6/4/2024)
Replacement Reserve:	$0	Springing	$48,696	Appraised Value PSF:	$1,068
TI/LC Reserves:	$1,179,329	Springing	$243,480	Cut-off Date LTV Ratio(1):	57.7%
Other Reserve:	$0	$0	NAP	Maturity Date LTV Ratio(1):	57.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$75,000,000	100.0%	Loan Payoff	$68,575,407	91.4%
			Return of Equity	4,063,901	5.4%
			Closing Costs	1,181,363	1.6%
			Upfront Reserves	1,179,329	1.6%
Total Sources:	$75,000,000	100.0%	Total Uses:	$75,000,000	100.0%

(1)	The Culver Steps Mortgage Loan (as defined below) is part of the Culver Steps Whole Loan (as defined below) evidenced by two pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $75,000,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Culver Steps Whole Loan.
(2)	The lockout period for prepayment of the Culver Steps Whole Loan will be at least 24 months beginning with and including the first payment date on September 6, 2024. Defeasance of the Culver Steps Whole Loan, in whole but not in part, is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) July 26, 2027. The assumed lockout period of 24 payments is based on the anticipated closing date of the BANK5 2024-5YR9 securitization in August 2024. The actual lockout period may be longer.
(3)	See “Escrows and Reserves” below.

The Mortgage Loan. The eighth largest mortgage loan (the “Culver Steps Mortgage Loan”) is part of a whole loan (the “Culver Steps Whole Loan”) secured by the borrower’s fee interest in a 121,736 SF mixed-use office and retail property located in Culver City, California (the “Culver Steps Property”). The Culver Steps Whole Loan was originated by DBRI Investments Co. Limited (“DBRI”) and Wells Fargo Bank, National Association (“WFB”) and is comprised of two pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $75,000,000. The Culver Steps Mortgage Loan is evidenced by the non-controlling Note A-2 with an outstanding principal balance as of the Cut-off Date of $33,750,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-109

Mixed Use – Office/Retail	Loan #8	Cut-off Date Balance:	$33,750,000
9300 Culver Boulevard	Culver Steps	Cut-off Date LTV:	57.7%
Culver City, CA 90232		UW NCF DSCR:	1.67x
		UW NOI Debt Yield:	11.4%

The table below identifies the promissory notes that comprise the Culver Steps Whole Loan. The Culver Steps Whole Loan will initially be serviced pursuant to the pooling and servicing agreement for the BANK5 2024-5YR9 securitization trust until the controlling Note A-1 is securitized, whereupon the Culver Steps Whole Loan will be serviced pursuant to the pooling and servicing agreement for the transaction in which the controlling Note A-1 is securitized. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the prospectus.

Culver Steps Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1(1)	$41,250,000	$41,250,000	DBRI	Yes
A-2	$33,750,000	$33,750,000	BANK5 2024-5YR9	No
Total	$75,000,000	$75,000,000

(1)	Expected to be securitized in a future transaction.

The Borrower and the Borrower Sponsor. The borrower is HC 9300 Culver, LLC, a Delaware limited liability company structured as a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Culver Steps Whole Loan.

The borrower sponsor and non-recourse carveout guarantor is Hackman Capital Partners, LLC (“HCP”). HCP is a private, asset-based investment firm based in Los Angeles, California. Since inception, HCP has invested in more than 330 properties, representing approximately 37 million square feet across the United States, Canada, and Europe. HCP’s real estate portfolio has included nearly 5.8 million square feet located in California, with more than 4.4 million square feet located in Southern California. HCP currently has over $10 billion in overall assets under management. The firm is recognized as one of the most prominent owners and developers in Culver City, having owned or redeveloped some of Culver City’s preeminent projects such as The Culver Studios, several industrial conversions now home to Apple’s (Beat by Dre) Southern California headquarters and Westwood One Studios, Sony Pictures Animation Campus, and 5500 Jefferson, amongst others.

The Property. The Culver Steps Property is comprised of a Class A office building and retail campus totaling 121,736 SF located in Culver City, California. The borrower sponsor constructed the Culver Steps Property in 2019. The Culver Steps Property consists of 79,369 SF of creative office space (65.2% of NRA; 63.1% of underwritten base rent), which is 100.0% leased to Amazon Studios LLC (“Amazon”) (guaranteed by Amazon.com, Inc. (rated A1/AA-/AA- by Moody’s/Fitch/S&P)) and 42,367 SF of retail (34.8% of NRA; 36.9% of underwritten base rent). The Culver Steps Property features an architectural 50-foot-wide staircase that cascades down the four-story building which opens into a one-acre public plaza, which includes green lawns, shade trees and seating area. The public plaza connects the Culver Steps Property to The Culver Studios, the Amazon-operated Culver Theater, The Culver Hotel, and other surrounding shops and restaurants in Downtown Culver City. The Culver Steps Property features 290 parking spaces in a subterranean garage and has the right to use 317 parking spaces at an adjacent garage. As of July 1, 2024, the Culver Steps Property was 100.0% leased to 12 tenants.

Major Tenants.

Amazon (79,369 SF, 65.2% of NRA; 100.0% of Office NRA; 63.1% of underwritten base rent). Founded in 1994 and headquartered in Seattle, Washington, Amazon is an online retailer and web service provider offering a wide range of products and services. Product offerings include merchandise and content purchased for resale and those offered by third-party sellers through its international fulfillment network known as Fulfillment by Amazon. Service offerings include Amazon Prime, a media streaming subscription service, Amazon Web Services, an on-demand cloud computing platform, and Amazon Ads, a multimedia advertising service. Amazon designs, manufactures, and sells electronic devices, including Echo, Fire TV, Kindle, and Ring, and also develops and produces media content. Amazon services its customers via websites, mobile apps, Alexa, streaming, and physical stores with a focus on low prices and convenience.

The Culver Steps Property is used for Amazon’s corporate and executive creative office space and is located immediately adjacent to The Culver Studios which is 100.0% leased to Amazon. The Culver Studios is known as Amazon Studios for streaming content and media production purposes. Additionally, the Culver Steps Property houses executives and departments such as Amazon Prime (specifically Prime Video) and Audible teams. Amazon has two, five-year renewal options and no termination options. The lease is guaranteed by Amazon.com, Inc. (rated A1/AA-/AA by Moody’s/Fitch/S&P).

Erewhon Market (14,558 SF, 12.0% of NRA; 34.4% of Retail NRA; 12.0% of underwritten base rent). Erewhon Market (“Erewhon”) is a California high-end organic and natural food supermarket chain with 10 locations all within Los Angeles County. Erewhon focuses on niche, locally produced, quality organic products offering foods appealing to raw, vegan, keto, kosher and other alternative diets, helping to inspire healthier communities. Erewhon is family owned, a Certified Organic Retailer and a Certified B Corp. Erewhon Market has three, five-year renewal options and no termination options.

Laurel Grill (7,541 square feet; 6.2% of Total NRA; 17.8% of Retail NRA; 5.7% of underwritten base rent). Laurel Grill is a new restaurant owned and operated by Dean McKillen, who is known for the popular West Hollywood restaurants, Laurel Hardware and Ysabel. Laurel Grill is currently building out its space and commenced rent payments on July 1, 2024. Laurel Grill has two renewal options, the first renewal option for a 10-year term and the second renewal option for a 5-year term, and no termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-110

Mixed Use – Office/Retail	Loan #8	Cut-off Date Balance:	$33,750,000
9300 Culver Boulevard	Culver Steps	Cut-off Date LTV:	57.7%
Culver City, CA 90232		UW NCF DSCR:	1.67x
		UW NOI Debt Yield:	11.4%

The following table presents certain information relating to the tenancy at the Culver Steps Property:

Tenant Summary(1)
Tenant Name	Tenant Type	Credit Rating (Fitch/Moody's/S&P)	Tenant SF	Approx. % of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Term. Option (Y/N)	Renewal Options
Amazon	Office	AA-/A1/AA	79,369	65.2%	$5,469,088	63.1%	$68.91	7/31/2031	N	2 x 5 Yr
Erewhon Market	Retail	NR/NR/NR	14,558	12.0%	$1,037,376	12.0%	$71.26	5/31/2038	N	3 x 5 Yr
Laurel Grill	Retail	NR/NR/NR	7,541	6.2%	$497,448	5.7%	$65.97	6/30/2034	N	Various(2)
Mendocino Farms	Retail	NR/NR/NR	3,001	2.5%	$264,714	3.1%	$88.21	12/31/2030	N	2 x 5 Yr
Sephora	Retail	NR/NR/NR	4,166	3.4%	$251,997	2.9%	$60.49	1/31/2031	Y(3)	2 x 5 Yr
Afuri Ramen	Retail	NR/NR/NR	3,015	2.5%	$235,170	2.7%	$78.00	3/1/2034	N	1 x 5 Yr
CorePower Yoga	Retail	NR/NR/NR	2,701	2.2%	$222,141	2.6%	$82.24	12/31/2029	N	1 x 5 Yr
Philz Coffee	Retail	NR/NR/NR	1,896	1.6%	$171,602	2.0%	$90.51	12/31/2030	N	1 x 5 Yr
Itoko Group (Yunomi Handroll)	Retail	NR/NR/NR	2,067	1.7%	$164,451	1.9%	$79.56	4/1/2034	N	1 x 5 Yr
Salt & Straw	Retail	NR/NR/NR	1,247	1.0%	$151,255	1.7%	$121.30	11/30/2031	N	1 x 5 Yr
Subtotal/Wtd. Avg.			119,561	98.2%	$8,465,241	97.6%	$70.80

Other Tenants			2,175	1.8%	$207,903	2.4%	$95.59
Occupied Collateral Total			121,736	100.0%	$8,673,145	100.0%	$71.25

Vacant Space			0	0.0%
Total/Wtd. Avg.			121,736	100.0%

(1)	Based on the underwritten rent roll dated July 1, 2024.
(2)	Laurel Grill has two renewal options, the first renewal option for a 10-year term and the second renewal option for a 5-year term.
(3)	If Sephora’s gross sales do not reach an average of $725 PSF during the third and fourth full lease years, ending in 2023 and 2024, respectively, then the tenant will have the right to terminate 6 months following the end of the fourth lease year with 180 days’ notice. Sephora’s 2023 and TTM May 2024 sales were $1,401 and $1,490, respectively.

The following table presents certain information relating to the lease rollover schedule at the Culver Steps Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	UW Rent PSF Rolling
MTM / 2024	0	0	0.0%	0.0%	$0	0.0%	0.00%	$0.00
2025	0	0	0.0%	0.0%	$0	0.0%	0.00%	$0.00
2026	0	0	0.0%	0.0%	$0	0.0%	0.00%	$0.00
2027	0	0	0.0%	0.0%	$0	0.0%	0.00%	$0.00
2028	0	0	0.0%	0.0%	$0	0.0%	0.00%	$0.00
2029	1	2,701	2.2%	2.2%	$222,141	2.6%	2.6%	$82.24
2030	2	4,897	4.0%	6.2%	$436,316	5.0%	7.6%	$89.10
2031	4	85,597	70.3%	76.6%	$5,944,969	68.5%	76.1%	$69.45
2032	0	0	0.0%	76.6%	$0	0.0%	76.1%	$0.00
2033	1	1360	1.1%	77.7%	$135,274	1.6%	77.7%	$99.47
2034	3	12,623	10.4%	88.0%	$897,069	10.3%	88.0%	$71.07
2035 & Beyond	1	14,558	12.0%	100.0%	$1,037,376	12.0%	100.0%	$71.26
Vacant	NAP	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	12	121,736	100.0%		$8,673,145	100.0%		$71.25

(1)	Based on the underwritten rent roll dated July 1, 2024.
(2)	Certain tenants may have termination or contraction options that are not considered in the above Lease Rollover Schedule.

The Market. The Culver Steps Property is centrally located between West Los Angeles and Downtown Los Angeles, California. The Culver Steps Property has access to transportation linkages such as IH-405, SR-90, SR-187, Jefferson Boulevard, Washington Boulevard, and Culver Boulevard. Public transportation is available within proximity to the Culver Steps Property including Culver CityBus, Big Blue Bus, LADOT transit, and the LA Metro. In addition, the Expo/Crenshaw Metro stop provides access to the LA Metro E Line (connects the Culver Steps Property to Santa Monica, Downtown Los Angeles, Hollywood, the South Bay, Long Beach, Pasadena, and the San Fernando Valley) and the LA Metro K Line (provides residents of West Adams direct access to the Los Angeles International Airport (“LAX”)). The Culver Steps Property is an approximate 8-minute walk from the Culver City LA Metro E Line and an approximate 16-minute walk from Palms LA Metro E Line. Lastly, LAX is approximately 7 miles from the Culver Steps Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-111

Mixed Use – Office/Retail	Loan #8	Cut-off Date Balance:	$33,750,000
9300 Culver Boulevard	Culver Steps	Cut-off Date LTV:	57.7%
Culver City, CA 90232		UW NCF DSCR:	1.67x
		UW NOI Debt Yield:	11.4%

According to the appraisal, the Culver Steps Property is located in the Culver City/Fox Hills office submarket. As of 2023, the office submarket had an inventory of 4.7 million square feet with a 25.8% vacancy rate and asking rent of $44.38 per square foot.

According to the appraisal, the Culver Steps Property is located in the Westside retail submarket. As of 2023, the retail submarket had an inventory of 8.7 million square feet with a 8.2% vacancy rate and asking rent of $65.65 per square foot.

According to the appraisal, the 2023 population and average household income within a one-, three- and five-mile radius of the Culver Steps Property was 38,979, 307,578, and 875,542 and $136,400, $140,955, and $144,650, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Culver Steps Property:

Market Rent Summary(1)
	Amazon Office	Grocery	Restaurant	Shop $78	Shop $85	Shop $90	Storage
Market Rent (PSF)	$63	$69	$66	$78	$85	$90	$42
Lease Term (Years)	10	10	5	5	5	5	5
Lease Type	NNN	NNN	NNN	NNN	NNN	NNN	None
Escalations	3.0% annually	10.0% every 5 years	3.0% annually	3.0% annually	3.0% annually	3.0% annually	3.0% annually
Tenant Improvements (New/Renewal)	$55 / $35	$35 / $10	$100 / $25	$25 / 10	$25 / 10	$25 / 10	$0 / $0
Leasing Commissions (New/Renewal)	6.0% / 3.0%	6.0% / 3.0%	6.0% / 3.0%	6.0% / 3.0%	6.0% / 3.0%	6.0% / 3.0%	None
Free Rent (Months) (New/Renewal)	None	None	None	None	None	None	None

(1)	Information obtained from the appraisal.

The following table presents certain information relating to the appraiser’s office market rent conclusions for the Culver Steps Property:

Comparable Office Rental Summary(1)
Property Name/Location	Total NRA (SF)	Year Built	Tenant Size (SF)	Tenant Name	Annual Base Rent PSF	Commencement	Lease Term (Years)
Culver Steps Culver City, CA	121,736(2)	2019 / NAP	79,369(2)	Amazon(2)	$68.91(2)	Jul-19(2)	12.0(2)
9735 Washington Boulevard Culver City, CA	91,025	2021 / NAP	70,628	Apple	$64.20	May-22	10.6
8970 - 9000 Washington Boulevard Culver City, CA	15,034	1928 / 2023	10,000	Sandbox USA	$61.80	May-23	10
8830-8840 National Boulevard Culver City, CA	241,205	2021 / NAP	241,205	HBO	$59.40	Jan-21	15
8740 Washington Boulevard Culver City, CA	79,590	1953 / 2022	79,590	Apple	$72.00	Jul-22	10.4
3516 Schaefer Street Culver City, CA	24,997	2022 / NAP	24,997	Vayner Media	$67.20	Jan-24	6.5
3030 La Cienega Boulevard Culver City, CA	18,031	1956 / 2022	18,031	Altruist	$60.00	Feb-22	7
5833 Perry Drive & 5860 West Adams Boulevard Culver City, CA	21,704	1953 / 2024	21,704	Altruist	$66.60	Apr-24	9.8

(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated July 1, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-112

Mixed Use – Office/Retail	Loan #8	Cut-off Date Balance:	$33,750,000
9300 Culver Boulevard	Culver Steps	Cut-off Date LTV:	57.7%
Culver City, CA 90232		UW NCF DSCR:	1.67x
		UW NOI Debt Yield:	11.4%

The following table presents certain information relating to the appraiser’s retail market rent conclusions for the Culver Steps Property:

Comparable Retail Rental Summary(1)
Property Name/Location	Total NRA (SF)	Year Built	Tenant Size (SF)	Tenant Name	Annual Base Rent PSF	Commencement	Lease Term (Years)
Culver Steps Culver City, CA	121,736(2)	2019 / NAP	Various	Various	$75.63(2)	Various	Various
9426-9432 Washington Boulevard Culver City, CA	10,000	1921 / NAP	1,635	Wrapstar	$96.00	Jan-23	5.0
9901 Washington Boulevard Culver City, CA	12,500	2016 / NAP	2,650	Breakfast Republic	$63.00	Aug-21	10.0
8543-8545 Washington Boulevard Culver City, CA	2,750	1948 / NAP	626	Monroe Place	$67.20	Mar-21	5.0
191 S. Beverly Drive Culver City, CA	14,089	1950 / NAP	1,358	Beverly Hills Bikini Shop	$78.15	Jan-24	5.0
233 S. Beverly Drive Culver City, CA	N/A	1950 / 1996	2,504	Layla Bagels	$71.00	Dec-23	10.0
8400 Wilshire Boulevard Culver City, CA	2,596	1935 / NAP	2,596	Panera Inc.	$81.24	Jan-23	10.1
3032 Wilshire Boulevard Culver City, CA	11,097	2020 / NAP	2,235	Carbon Health	$104.13	Jan-22	10.0

(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated July 1, 2024.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Culver Steps Property:

Cash Flow Analysis
	2021	2022	2023	TTM 4/30/2024	UW		UW PSF
Base Rent	$5,523,283	$6,022,152	$6,841,872	$7,829,028	$8,673,145		$71.25
Credit Rent Steps	$0	$0	$0	$0	$346,875(1)		$2.85
Rent Steps	$0	$0	$0	$0	$42,727(2)		$0.35
Grossed Up Vacant Space	$0	$0	$0	$0	$0		$0
Gross Potential Rent	$5,523,283	$6,022,152	$6,841,872	$7,829,028	$9,062,746		$74.45
Other Income	$343,840	$309,517	$168,070	$134,640	$148,324		$1.22
Total Recoveries	$1,973,253	$2,247,035	$3,001,580	$3,171,563	$4,261,660		$35.01
Net Rental Income	$7,840,377	$8,578,704	$10,011,522	$11,135,231	$13,472,730		$110.67
(Vacancy & Credit Loss)	$0	$0	$0	$0	($411,801)		($3.38)
Effective Gross Income	$7,840,377	$8,578,704	$10,011,522	$11,135,231	$13,060,930		$107.29

Management Fee	$263,167	$267,489	$302,837	$327,850	$391,828		$3.22
Real Estate Taxes	$883,521	$1,146,295	$403,298	$491,363	$943,916		$7.75
Insurance	$126,158	$115,042	$134,894	$151,408	85,630		0.70
Other Operating Expenses	$1,826,173	$2,700,679	$3,032,383	$3,049,207	3,054,656		25.09
Total Expenses	$3,099,018	$4,229,505	$3,873,413	$4,019,828	$4,476,030		$36.77

Net Operating Income	$4,741,359	$4,349,198(3)	$6,138,109(3)	$7,115,403(3)	$8,584,900(3)		$70.52
Replacement Reserves	$0	$0	$0	$0	24,347		0.20
TI/LC	$0	$0	$0	$0	121,736		1.00
Net Cash Flow	$4,741,359	$4,349,198	$6,138,109	$7,115,403	$8,438,816		$69.32

Occupancy %	86.0%	87.0%	88.0%	93.9%	96.9%	(4)
NOI DSCR(5)	0.94x	0.86x	1.22x	1.41x	1.70x
NCF DSCR(5)	0.94x	0.86x	1.22x	1.41x	1.67x
NOI Debt Yield(5)	6.3%	5.8%	8.2%	9.5%	11.4%
NCF Debt Yield(5)	6.3%	5.8%	8.2%	9.5%	11.3%

(1)	Represents straight line rent averaging for Amazon through the end of the loan term.
(2)	Represents contractual rent steps taken through July 2025.
(3)	The increase in NOI between 2022 and 2023 and 2023 and TTM 4/30/2024 was primarily due to six leases totaling 19.5% of NRA commencing between 2021 and 2023. The increase in NOI between TTM 4/30/2024 and UW is primarily due to one lease totaling 6.2% of NRA commencing in July 2024, UW contractual rent steps through July 2025, and straight line rent averaging for Amazon through the end of the loan term.
(4)	The underwritten economic occupancy is 96.9%. The Culver Steps Property was 100.0% leased based on the July 1, 2024, underwritten rent roll.
(5)	NOI DSCR, NCF DSCR, NOI Debt Yield and NCF Debt Yield are based on the Culver Steps Whole Loan.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-113

Mixed Use – Office/Retail	Loan #8	Cut-off Date Balance:	$33,750,000
9300 Culver Boulevard	Culver Steps	Cut-off Date LTV:	57.7%
Culver City, CA 90232		UW NCF DSCR:	1.67x
		UW NOI Debt Yield:	11.4%

Environmental. According to the Phase I environmental assessment dated June 3, 2024, there was no evidence of any recognized environmental conditions at the Culver Steps Property.

Appraisal. According to the appraisal dated July 23, 2024, the Culver Steps Property had an “As-Is” appraised value of $130,000,000 as of June 4, 2024.

Property Management. The Culver Steps Property is managed by IDS Real Estate Group, a borrower sponsor affiliate.

Escrows and Reserves.

Real Estate Taxes – On a monthly basis during a Trigger Period (as defined below), the borrower is required to escrow 1/12th of the estimated annual real estate tax payments.

Insurance – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments. Such reserve has been conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the Culver Steps Whole Loan documents and the borrower provides evidence of the renewal of any insurance policy prior to the expiration thereof and receipts for the payment of the applicable premiums.

Replacement Reserve – On a monthly basis during a Trigger Period, the borrower is required to escrow approximately $2,029 for the payment or reimbursement of approved capital expenses, capped at $48,696.

Rollover Reserve – At loan origination, the borrower deposited $1,179,329 for outstanding tenant improvements and leasing commissions related to Laurel Grill and Afuri Ramen. On a monthly basis during a Trigger Period, the borrower is required to escrow $10,145 for approved leasing expenses, capped at $243,480.

Lockbox and Cash Management. The Culver Steps Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to cause all tenants at the Culver Steps Property to pay rents directly into the account controlled by the lender (the “Lockbox Account”), and to deposit any rents otherwise received by the borrower or manager into such Lockbox Account within two business days after receipt. Prior to a Trigger Period, all funds in the Lockbox Account will be swept daily to the borrower’s operating account. Upon the occurrence and during the continuance of a Trigger Period, all funds in the Lockbox Account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the Culver Steps Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Culver Steps Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Culver Steps Whole Loan. To the extent that no Trigger Period is continuing, all excess cash flow funds are required to be disbursed to the borrower.

A “Trigger Period” will commence upon the occurrence of:

(i)	an event of default,
(ii)	the net cash flow debt service coverage ratio (“NCF DSCR”) falling below 1.10x at the end of any calendar quarter (a “Low DSCR Trigger Period”); or
(iii)	a Lease Sweep Period (as defined below).

A ”Lease Sweep Period” means a period commencing upon the first monthly payment date following the occurrence of any of the following (a) the earlier of (i) the date that is 12 months prior to the expiration of a Lease Sweep Lease (as defined below) and (ii) the date required under the Lease Sweep Lease by which the Lease Sweep Lease tenant is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised); (b) receipt by borrower or manager from any Lease Sweep Lease tenant exercising its right to terminate its lease; (c) the early termination, early cancellation or early surrender of a Lease Sweep Lease (or 15% or more of the Lease Sweep Lease space) or upon the borrower’s receipt of written notice by a Lease Sweep Lease tenant of its intent to effect an early termination, early cancellation or early surrender of its Lease Sweep Lease (15% or more of the Lease Sweep Lease space); (d) if a tenant under the Lease Sweep Lease discontinues its business (i.e., “goes dark”) in 25% or more of the Lease Sweep Lease space unless (i) if such tenant is an investment grade tenant and continues to pay all rent and additional rent due under such Lease Sweep Lease when due, or (ii) the Lease Sweep Lease tenant is discontinuing operations solely to comply with emergency law mandating closure; (e) any default in the payment of base rent, any material monetary obligation, or material non-monetary default under the lease; or (f) the Lease Sweep Lease tenant files bankruptcy.

A “Lease Sweep Lease” means (i) the Amazon lease or (ii) any replacement lease that, either individually, or when taken together with any other lease with the same tenant or its affiliates, and assuming the exercise of all expansion rights and all preferential rights to lease additional space contained in such lease, covers the majority of the space that was demised pursuant to the Amazon lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-114

Mixed Use – Office/Retail	Loan #8	Cut-off Date Balance:	$33,750,000
9300 Culver Boulevard	Culver Steps	Cut-off Date LTV:	57.7%
Culver City, CA 90232		UW NCF DSCR:	1.67x
		UW NOI Debt Yield:	11.4%

A Trigger Period will end upon the occurrence of any of the following:

•	with regard to clause (i), the event of default has been cured or waived and such cure has been accepted by the lender;
•	with regard to clause (ii), the Low DSCR Trigger Period has ended, including the posting of cash collateral or a letter of credit in an amount to achieve a 1.10x NCF DSCR, or otherwise waived by lender; or
•	with regard to clause (iii), the termination of a Lease Sweep Period upon any of the following: (A) in the case of clauses (a)-(e) above, (1) the entirety of the Lease Sweep Lease space (or applicable portion thereof) is leased pursuant to one or more qualified leases (which must be on market terms and extend at least two years beyond the loan term and are on terms at least as favorable to landlord as those in the Lease Sweep Lease being replaced) and in the lender’s reasonable judgement there are sufficient funds in the lease sweep reserve to cover all anticipated leasing expenses approved by the lender, and free or abated rent periods for such qualified leases (collectively, “Leasing Costs”), and any shortfalls in loan agreement payments or operating expenses resulting from anticipated down time prior to the commencement of payments under such qualified leases; or (2) a portion of the Lease Sweep Lease space (or applicable portion thereof) is leased pursuant to one or more qualified leases (which must have terms that are for extend at least two years beyond the loan term and are on terms at least as favorable to landlord as those in the Lease Sweep Lease being replaced and in the lender’s reasonable judgement there are sufficient funds in the lease sweep reserve to cover all Leasing Costs, and any shortfalls in loan agreement payments or operating expenses resulting from anticipated down time prior to the commencement of payments under such qualified leases and the funds accumulated in the lease sweep account and rollover account is equal or greater than the sum of the amount required to cover all Leasing Costs and an amount equal to $40 per square foot for the portion of the Lease Sweep Lease space not leased; (B) in the case of clause (a) above, the Lease Sweep Lease tenant irrevocably exercises its renewal or extension option with respect to all of its space, and in the lender’s judgement there are sufficient funds in the lease sweep reserve to cover all Leasing Costs in connection with such renewal or extension; (C) in the case of clause (b) above, the termination option is not validly exercised by the tenant by the latest exercise date or is waived in writing by tenant; (D) in the case of clause (d) above, the date that the tenant re-commences the operating of its space; (E) in the case of clause (e) above, the subject default has been cured and no other default occurs for a period of three consecutive months following the cure; (F) with respect to clause (f) above, the applicable Lease Sweep tenant party insolvency proceeding has terminated and the applicable Lease Sweep Lease, and each guaranty of the Lease Sweep Lease (if any), has been affirmed, assumed or assigned in a manner reasonably satisfactory to the Lender; (G) in the case of clauses (c) and (d) above, to the extent that less 50% of the lease sweep space demised to such tenant under all Lease Sweep Leases (in the aggregate) at the property triggered such Lease Sweep Period, the date on which the Lease Sweep funds in the lease sweep account collected with respect to the triggering lease sweep space and the rollover account, in the aggregate, equal to $40 PSF for the applicable tenant space; and (H) with respect to clauses (a)-(g) above, the date on which the lease sweep funds in the lease sweep account collected with respect to the Lease Sweep Lease in question (including any Lease Sweep Lease termination payments with respect to such Lease Sweep Lease deposited into the lease sweep account) and any funds in the rollover account, in the aggregate, are equal to the $40 PSF for the applicable space.

Terrorism Insurance. The Culver Steps Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Culver Steps Property, as well as business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity, as well as terrorism coverage as defined by TRIPRA. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-115

Hospitality – Full Service	Loan #9	Cut-off Date Balance:	$33,400,000
1100 Texas Avenue	Magnolia Houston	Cut-off Date LTV:	46.1%
Houston, TX 77002		UW NCF DSCR:	1.46x
		UW NOI Debt Yield:	13.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-116

Hospitality – Full Service	Loan #9	Cut-off Date Balance:	$33,400,000
1100 Texas Avenue	Magnolia Houston	Cut-off Date LTV:	46.1%
Houston, TX 77002		UW NCF DSCR:	1.46x
		UW NOI Debt Yield:	13.1%

George Bush Intercontinental Airport 22 miles
Winter St
Bingham St
Edwards St
Dart St
Houston Ave
AMTRAK
White Oak Bayou Greenway
Buffalo Bayou
10
45
90
Washington Ave
Houston Municipal Court
Lubbock St
State St
Memorial Dr
POST Houston
Franklin St
Gulf Frwy
Downtown Aquarium
Preston St
Wortham Theater Center
Smith St
Louisiana St
Milam St
Travis St
Main St
San Jacinto St
McKee St
IBM
Bagby St
Bayou Place
HOUSTON
Commerce St
Elysian St
The Hobby Center for the Performing Arts
THEATER DISTRICT
Fannin St
Franklin St
Sam Houston Park
TC Energy Ctr.
METRORail
JPMorgan Chase Tower
Harris Co. 1910 C.H.
Prairie St
Harris Co Juvenile Justice Ctr.
Harris Co. Civil Courthouse
Ruiz St
Houston Public Library
Houston Metro. Research Ctr.
One Shell Plaza
Texas Ave
Caroline St
Jackson St
Chenevert St
Heritage Plaza
Wells Fargo Plaza
Capitol St
Austin St
La Branch St
Crawford St
Congress St
Rusk St
Downtown Houston
1100 Louisiana
Allen Center
Walker St
59
Metropolitan Garage
Allen Center Garage
Hyatt Regency Houston
1111 Louisiana
Magnolia Houston
1100 Texas Avenue
Houston, TX 77002
Minute Maid Park
69
The Westin Downtown Houston
McKinney St
Lamar St
Chevron Global Upstream & Gas
1600 Smith St
Dallas St
Shops at Houston Center
The Whitehall Houston
Polk St
GreenStreet
Clay St
KBR Tower
Bell St
South Texas College of Law Houston
Discovery Green
Convention Center Blvd
Eastex Frwy
Leeland St
Pease St
George R. Brown Conv. Center
Shell Energy Stadium
Jefferson St
Toyota Center
St. Joseph Pkwy
St. Emanuel St
Hutchins St
Webster St
Midtown
Hadley St
Gray St
We Love Houston Sign
Emancipation Ave
St. Joseph Medical Ctr.
Women's Center
Houston Graffiti Building
East Downtown
Live Oak St
Navasota
Montgomery
Conroe
Cleveland
The Woodlands
Spring
Atascocita
Cypress
HOUSTON
Katy
Brookshire
Baytown
Deer Park
Pasadena
La Porte
Sugar Land
Pearland
Missouri City
Friendswood
Rosenberg
League City
Texas City

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-117

Mortgage Loan No. 9 – Magnolia Houston

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):	NR/NR/NR			Location:	Houston, TX 77002
Original Balance:	$33,400,000			General Property Type:	Hospitality
Cut-off Date Balance:	$33,400,000			Detailed Property Type:	Full Service
% of Initial Pool Balance:	3.7%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1926 / 2003, 2017-2019
Borrower Sponsor:	H. Stevens Holtze III			Size:	314 Rooms
Guarantor:	H. Stevens Holtze III			Cut-off Date Balance Per Room:	$106,369
Mortgage Rate:	7.4700%			Maturity Date Balance Per Room:	$106,369
Note Date:	6/5/2024			Property Manager:	CTH Houston Manager LLC
Maturity Date:	7/1/2029			Underwriting and Financial Information
Term to Maturity:	60 months			UW NOI:	$4,388,519
Amortization Term:	0 months			UW NCF:	$3,701,073
IO Period:	60 months			UW NOI Debt Yield:	13.1%
Seasoning:	1 month			UW NCF Debt Yield:	11.1%
Prepayment Provisions:	L(25),D(28),O(7)			UW NOI Debt Yield at Maturity:	13.1%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.46x (IO)
Additional Debt Type:	NAP			Most Recent NOI:	$4,484,344 (5/31/2024 TTM)
Additional Debt Balance:	NAP			2nd Most Recent NOI:	$4,282,248 (12/31/2023)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI(3):	$2,369,169 (12/31/2022)
				Most Recent Occupancy:	61.1% (5/31/2024)
Reserves(1)				2nd Most Recent Occupancy:	57.2% (12/31/2023)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	49.3% (12/31/2022)
RE Tax:	$330,421	$47,203	NAP	Appraised Value (as of):	$72,500,000 (4/10/2024)
Insurance:	$0	Springing	NAP	Appraised Value Per Room:	$230,892
FF&E Reserve:	$0	$56,490	NAP	Cut-off Date LTV Ratio:	46.1%
Future PIP Reserve:	$0	Springing	NAP	Maturity Date LTV Ratio:	46.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$33,400,000	94.6%	Loan Payoff:	$32,360,925	91.7%
Borrower Equity:	$1,888,973	5.4%	Closing Costs:	$2,597,627	7.4%
			Reserves	$330,421	0.9%
Total Sources:	$35,288,973	100.00%	Total Uses:	$35,288,973	100.0%

(1)	See “Escrows and Reserves” below.

The Mortgage Loan. The ninth largest mortgage loan (the “Magnolia Houston Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $33,400,000 and secured by a first-priority fee mortgage encumbering a 314-room full service hospitality property located in Houston, Texas (the “Magnolia Houston Property”).

The Borrower and the Borrower Sponsor. The borrower for the Magnolia Houston Mortgage Loan is Holtze Houston, LLLP, a single-purpose, Colorado limited liability limited partnership with one independent director in its organizational structure. The borrower is 99.9% owned by Stevens Holtze Real Estate Holding Co., LLLP and 0.1% owned by its general partner, Holtze Houston Associates, LLLP (the “General Partner”). The General Partner is 74.9% owned by Stevens Holtze Corporation (dba Stout Street Hospitality), 25% owned by a private investor and 0.1% owned (indirectly) by Stevens Holtze Real Estate Holding Co., LLLP. The sponsor and non-recourse carveout guarantor is H. Stevens Holtze III (the “Sponsor”). Stevens Holtze Corporation is 51.7% owned by the Sponsor and Stevens Holtze Real Estate Holding Co., LLLP is owned 20.1% by the Sponsor as to the general partnership interest and 79.9% by other Holtze family members and trusts as to the limited partnership interest. The Sponsor founded Stout Street Hospitality, a family hotel management company, in 1993. Throughout its history, Stout Street Hospitality has developed six Magnolia branded hotels, converted one branded hotel to an independent and three others from independent hotels to soft brands. The company has also managed properties for two major brands, as well as two independent hotels ranging in size from 55–327 rooms.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-118

Hospitality – Full Service	Loan #9	Cut-off Date Balance:	$33,400,000
1100 Texas Avenue	Magnolia Houston	Cut-off Date LTV:	46.1%
Houston, TX 77002		UW NCF DSCR:	1.46x
		UW NOI Debt Yield:	13.1%

The Property. The Magnolia Houston Property is a 22-story, 314-room, full service hospitality property built on a 0.36-acre site in Houston, Texas. The Magnolia Houston Property originally opened in 1926 as an office building for the Houston Post-Dispatch and KRPC radio station. The Magnolia Houston Property served as the headquarters of Shell Oil throughout much of the mid-1900s and was most recently converted to hotel use in 2003. Shortly after opening in 2003, the Magnolia Houston Property was added to the National Register of Historical Places. The Magnolia Houston Property subsequently underwent a property-wide renovation between 2017 and 2019 and became affiliated with the Tribute Collection by Marriott in February 2017. As part of the conversion to the Tribute Collection, the borrower sponsor completed an approximately $9.6 million ($30,666 per key) capital program, with significant enhancements to the rooms/suites, meeting spaces, ballroom, and public spaces. The Magnolia Houston Property amenities include a breakfast and dinner restaurant (Dispatch), a leased coffee shop (Cafe Paris), 10,179 SF of meeting space, an outdoor swimming pool, billiards rooms, a fitness center, and a business kiosk. Room amenities include executive-style work areas with dual line phones, in-room safes, and marble bathrooms with oversized garden tubs. The guestroom mix at the Magnolia Houston Property is comprised of 159 king rooms, eight king accessible rooms, 80 double queen rooms, two queen accessible rooms and 65 suites. The Magnolia Houston Property has access to 125 parking spaces in an adjacent non-collateral parking garage through a Declaration of Parking and Easement Agreement. The borrower may elect to use such spaces on either a daily or monthly basis and is required to pay the owner of such parking garage an amount equal to the daily or monthly rate, as applicable, charged by the parking garage owner to the general public.

The Magnolia Houston Property is currently subject to a franchise agreement expiring February 28, 2037 with S Collection, Inc., which is wholly owned by Marriott International, Inc. The borrower has an ongoing right to terminate such franchise agreement as described under “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties” in the prospectus.

According to the appraisal, the property segmentation at the Magnolia Houston Property is estimated at 40% commercial, 25% meeting and group and 36% leisure.

The Market. The Magnolia Houston Property is located in Downtown Houston, with nearby attractions including Discovery Green – a 12-acre urban park, the Toyota center – home to the Houston Rockets, Minute Maid Park – home to the Houston Astros, the Shell Energy Stadium – home to the Houston Dynamo FC, as well as the Houston Theater District – an entertainment zone that hosts four theater venues supporting the Houston Ballet, the Houston Grand Opera, the Houston Symphony Orchestra, and The Alley Theatre. Houston’s George R. Brown Convention center ranks among the 10 largest convention centers in America, featuring seven exhibit halls, 100 meeting rooms, and a 3,600-seat amphitheater. Conventions and conferences are a major attraction to downtown Houston.

According to the appraisal, the estimated 2023 population within a two-, five-, and ten-mile radius of the Magnolia Houston Property was 101,936, 462,867, and 1,413,018, respectively. According to the appraisal, the 2023 average household income within the same radii was $104,867, $108,538, and $90,836, respectively.

The following table presents the primary competitive properties to the Magnolia Houston Property:

Competitive Property Summary(1)
Property	Year Built	Rooms	Commercial	Group	Leisure	2023 Occupancy	2023 ADR	2023 RevPAR
Magnolia Houston Property (subject)	1926	314	40%	25%	36%	57%	$190.19	$108.82
The Lancaster Hotel	1926	93	55%	10%	35%	70%-75%	$280-$285	$200-$205
The Whitehall	2001	259	40%	25%	35%	50%-55%	$180-$185	$90-$95
The Sam Houston, Curio Collection by Hilton	1924	100	50%	15%	35%	55%-60%	$225-$230	$130-$135
Autograph Collection Hotel ICON	2004	135	40%	20%	40%	50%-55%	$185-$190	$90-$95
Westin Houston Downtown	2004	200	45%	20%	35%	55%-60%	$240-$245	$135-$140
Embassy Suites Houston Downtown	2011	262	40%	15%	45%	60%-65%	$215-$220	$130-$135
Le Meridien Houston Downtown	2017	255	40%	25%	35%	55%-60%	$200-$205	$115-$120

Source: Appraisal.

(1)	The variances between the underwriting, the appraisal and industry report data with respect to occupancy, ADR and RevPAR at the Magnolia Houston Property are attributable to variances in reporting methodologies and/or timing differences.

The following table presents certain information relating to the Occupancy, ADR and RevPAR of the Magnolia Houston Property and its competitive set:

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set			Magnolia Houston Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2022	53.8%	$197.81	$106.43	49.2%	$174.46	$85.75	91.4%	88.2%	80.6%
12/31/2023	57.6%	$213.65	$123.02	57.2%	$190.19	$108.82	99.4%	89.0%	88.5%
3/31/2024	58.2%	$218.38	$127.19	58.4%	$193.68	$113.10	100.3%	88.7%	88.9%

Source: Industry Report.

(1)	The competitive set includes The Lancaster Hotel, The Whitehall, The Sam Houston, Curio Collection by Hilton, Autograph Collection Hotel ICON, Westin Houston Downtown, Embassy Suites Houston Downtown and Le Meridien Houston Downtown.
(2)	The variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Magnolia Houston Property are attributable to variances in reporting methodologies and/or timing differences.

Appraisal. The appraisal concluded to an “as is” value for the Magnolia Houston Property of $72,500,000 as of April 10, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-119

Hospitality – Full Service	Loan #9	Cut-off Date Balance:	$33,400,000
1100 Texas Avenue	Magnolia Houston	Cut-off Date LTV:	46.1%
Houston, TX 77002		UW NCF DSCR:	1.46x
		UW NOI Debt Yield:	13.1%

Environmental Matters. According to the Phase I environmental site assessment dated April 11, 2024, there was no evidence of any recognized environmental conditions at the Magnolia Houston Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Magnolia Houston Property:

Cash Flow Analysis
	2021	2022	2023	5/31/2024 TTM	UW	UW per Room
Occupancy(1)	34.2%	49.3%	57.2%	61.1%	61.3%
ADR(1)	$148.70	$174.46	$177.03	$189.20	$188.30
RevPAR(1)	$50.87	$85.96	$104.50	$115.58	$115.35

Room Revenue	$5,795,198	$9,828,054	$12,472,202	$13,219,736	$13,219,736	$42,101.07
Food & Beverage Revenue	$848,017	$2,038,669	$2,678,437	$2,793,794	$2,793,794	$8,897.43
Other Departmental Income	$508,457	$713,260	$882,641	$904,649	$904,649	$2,881.05
Miscellaneous Income	$64,379	$139,827	$309,147	$267,973	$267,973	$853.42
Total Revenue	$7,216,051	$12,719,810	$16,342,427	$17,186,152	$17,186,152	$54,732.97

Room Expense	$1,103,171	$1,882,879	$2,246,793	$2,293,081	$2,293,081	$7,302.81
Food & Beverage Expense	$656,930	$1,582,295	$1,908,964	$2,042,301	$2,042,301	$6,504.14
Real Estate Taxes	$537,092	$546,608	$540,397	$540,397	$541,805	$1,725.49
Insurance	$135,948	$174,387	$303,106	$402,904	$543,133	$1,729.72
Other Expenses	$4,223,771	$6,164,472	$7,060,919	$7,423,125	$7,377,314	$23,494.63
Total Expenses	$6,656,912	$10,350,641	$12,060,179	$12,701,808	$12,797,633	$40,756.79

Net Operating Income	$559,139	$2,369,169	$4,282,248	$4,484,344	$4,388,519	$13,976.17
FF&E	$0	$0	$0	$0	$687,446	$2,189.32
Net Cash Flow	$559,139	$2,369,169	$4,282,248	$4,484,344	$3,701,073	$11,786.86

NOI DSCR	0.22x	0.94x	1.69x	1.77x	1.73x
NCF DSCR	0.22x	0.94x	1.69x	1.77x	1.46x
NOI Debt Yield	1.7%	7.1%	12.8%	13.4%	13.1%
NCF Debt Yield	1.7%	7.1%	12.8%	13.4%	11.1%

(1)	The variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Magnolia Houston Property are attributable to variances in reporting methodologies and/or timing differences.

Escrows and Reserves.

Tax – The Magnolia Houston Mortgage Loan documents provide for an upfront reserve of approximately $330,421 for real estate taxes, and ongoing monthly reserves equal to 1/12th of the real estate taxes the lender estimates will be payable during the next twelve months (initially estimated to be $47,203).

Insurance – The Magnolia Houston Mortgage Loan documents do not require monthly reserves for insurance premiums as long as (i) no event of default is continuing under the Magnolia Houston Mortgage Loan, (ii) the liability and casualty insurance coverage for the Magnolia Houston Property is included in a blanket or umbrella policy approved by the lender in its reasonable discretion, and (iii) the borrower provides the lender with certificates of insurance for such policies and paid receipts for insurance premiums no later than 10 days prior to the expiration dates of the policies. If such conditions are not satisfied, the Magnolia Houston Mortgage Loan documents provide for ongoing monthly reserves for insurance premiums in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the insurance coverage.

FF&E – The Magnolia Houston Mortgage Loan documents provide for ongoing monthly reserves for furniture, fixtures and equipment (“FF&E”) in an amount equal to the greater of (A) 1/12th of 4% of the operating income for the Magnolia Houston Property for the preceding calendar year and (B) the amount of the deposit (if any) required by the franchisor under the franchise agreement for FF&E (initially estimated to be $56,490).

Future PIP – On the date that any new property improvement plan (“PIP”) is imposed by the franchisor, the borrower is required to deposit an amount equal to 125% of the sum required to pay for such new PIP into a PIP reserve.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-120

Hospitality – Full Service	Loan #9	Cut-off Date Balance:	$33,400,000
1100 Texas Avenue	Magnolia Houston	Cut-off Date LTV:	46.1%
Houston, TX 77002		UW NCF DSCR:	1.46x
		UW NOI Debt Yield:	13.1%

Lockbox and Cash Management. The Magnolia Houston Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the occurrence of a Cash Sweep Event Period (as defined below), the borrower is required to establish a lockbox for the benefit of the lender and to direct credit card companies and credit card banks to deposit all credit card receipts with respect to the Magnolia Houston Property into the lockbox account during such Cash Sweep Event Period. If, notwithstanding the foregoing direction, the borrower or property manager receives any rents or revenues from the Magnolia Houston Property during a Cash Sweep Event Period, it is required to deposit such amounts into the lockbox account within one business day of receipt. In addition, upon the occurrence of a Cash Sweep Event Period the lender is required to establish, and the borrower is required to cooperate to establish, a cash management account, into which all funds on deposit in the lockbox account will be required to be transferred during such Cash Sweep Event Period, and applied, provided no event of default is continuing under the Magnolia Houston Mortgage Loan, (i) to fund the required tax and insurance reserves deposits, if any, as described above under “Escrows and Reserves,” (ii) to fund the payment of debt service on the Magnolia Houston Mortgage Loan, (iii) to fund the required monthly deposit into the FF&E reserve, as described above under “Escrows and Reserves,” (iv) to pay sales and occupancy taxes and tips, monthly operating expenses referenced in the lender-approved annual budget, and extraordinary expenses approved by the lender, (v) to pay operating expenses set forth in the lender-approved annual budget and lender-approved extraordinary expenses, and (vi) to disburse the remainder into an excess cash flow account to be held as additional collateral for the Magnolia Houston Mortgage Loan during the continuance of such Cash Sweep Event Period.

A “Cash Sweep Event Period” means a period:

(A)	commencing upon the earliest of:
(i)	The occurrence of an event of default under the Magnolia Houston Mortgage Loan;
(ii)	The debt service coverage ratio being less than 1.25x at the end of any calendar quarter (such event, a “DSCR Event”);
(iii)	The occurrence of a Franchise Default Event (as defined below); and/or
(iv)	The occurrence of a Franchise Termination Event (as defined below).

and (B) expiring upon:

(i)	regarding any Cash Sweep Event Period commenced in connection with clause (A)(i) above, the cure of such event of default to the lender’s satisfaction or the lender’s waiver of such event of default;
(ii)	regarding any DSCR Event, the date that the debt service coverage ratio is equal to or greater than 1.25x for one calendar quarter;
(iii)	regarding any Franchise Default Event, such default has been remedied by the borrower to the reasonable satisfaction of the lender and the franchisor; and
(iv)	regarding any Franchise Termination Event, the borrower has entered into a franchise, trademark and license agreement with a reputable and experienced franchisor possessing experience in flagging hotel properties similar in size, scope, use and value as the Magnolia Houston Property and approved by the lender, which agreement is either in substantially the same form and substance as the franchise agreement in place at origination or is reasonably acceptable to the lender.

“Franchise Default Event” means written notice to the borrower or lender that (i) the borrower is in default under the franchise agreement, or (ii) the borrower is no longer in good standing with the franchisor due to the failure of the Magnolia Houston Property to be operated and maintained in accordance with the standards set forth in the franchise agreement, and in each such case such default or failure has not been cured to the satisfaction of the lender and the franchisor within 30 days of the earlier of (x) the date of notice or (y) the earliest date set forth in such notice to borrower or lender.

“Franchise Termination Event” means the date which is the earlier of (x) the date either the franchisor or the borrower gives written notice to terminate the franchise agreement or (y) the date the franchise agreement is terminated or otherwise ceases to exist.

Terrorism Insurance. The Magnolia Houston Mortgage Loan documents require that the borrower maintain comprehensive “all risk” or “special form” insurance in an amount equal to 100% of full replacement cost and 12 months of business income/loss of rents insurance with a 6 month extended period of indemnity, which includes coverage for perils of terrorism and acts of terrorism. If “acts of terrorism” or other similar acts or events or “fire following” such acts or events are excluded from such policies, the borrower is required to obtain an endorsement to such policy or policies, or a separate policy, in each case to the extent available, insuring against all such excluded acts or events and “fire following” in the amounts set forth above. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA) is in effect, and continues to cover both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA (or such other program). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-121

Multifamily – High Rise	Loan #10	Cut-off Date Balance:	$31,500,000
120 Beach 26th Street	120 Beach 26th Street	Cut-off Date LTV:	67.9%
Far Rockaway, NY 11691		U/W NCF DSCR:	1.42x
		U/W NOI Debt Yield:	8.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-122

Multifamily – High Rise	Loan #10	Cut-off Date Balance:	$31,500,000
120 Beach 26th Street	120 Beach 26th Street	Cut-off Date LTV:	67.9%
Far Rockaway, NY 11691		U/W NCF DSCR:	1.42x
		U/W NOI Debt Yield:	8.9%

Rockaway Blvd.
678
Baisley Pond Park
Guy R. Brewer Blvd.
LOCUST MANOR
LIRR
Laurelton
Laurelton Pkwy
LONG ISLAND
Resorts World New York City
QUEENS
Belt Pkwy
27
LAURELTON
Sunrise Hwy.
LIRR
Valley Stream
Belt Pkwy
878
ROSEDALE
27
HOWARD BEACH
AIRTRAIN
US Federal Aviation Administration
Green Acres Mall
JFK LEFFERTS BLVD. LONG TERM PARKING
JFK FED. CIR. - RENTAL CARS
Airport Industrial Office Park
VALLEY STREAM
Howard Beach-JFK Airport
Brookville
JFK Expwy
South Valley Stream
Howard Beach
878
JFK Logistics Center
Rosedale
Brookville Park
Rockaway Blvd
NASSAU COUNTY
GIBSON
678
Mill Rd.
A
John F. Kennedy International Airport
Amazon Distribution Center
Woodmere
Five Towns Shopping Center
HEWLETT
Hewlett
Jamaica Bay
Woodmere Blvd.
Peninsula Blvd.
WOODMERE
Crossbay Blvd.
Head of Bay
W. Broadway
Nassau Expwy.
Rockaway Tpke.
Cedarhurst
Hewlett Neck
CEDARHURST
Jamaica Bay Wildlife Refuge
Inwood Country Club
Woodmere Country Club
Inwood
878
LIRR
Broadway
JoCo Marsh
LAWRENCE
A
INWOOD
Lawrence
Broad Channel
Far Rockaway
FAR ROCKAWAY
Rock Hall Rd.
Cross Bay Veterans Mem. Br.
Edgemere Park
Far Rockaway
Lawrence Yacht and Country Club
Shop Fair of Cornaga
Beach Channel Dr.
Beach 25th St
St. John's Episcopal Hospital
Seagirt Blvd.
Beach Channel Dr.
Wavecrest Shopping Ctr.
A
Beach 36th St
878
Beach 44th St
Beach 60th St
Beach 70th St
Beach 90th St
Rockaway Blvd Blvd.
Rockaway Beach
Silver Point County Park
Atlantic Beach
Beach St.
Beach 105th St
Beach 98th St
Rockaway Commons
120 Beach 26th Street
120 Beach 26th Street
Far Rockaway, NY 11691
Atlantic Ocean
CONN.
STAMFORD
NY
NEW JERSEY
YONKERS
White Plains
Long Island Sound
Mount Vernon
New Rochelle
BRONX
LONG ISLAND
MANHATTAN
QUEENS
NEW YORK CITY
Hempstead
Levittown
BROOKLYN
Atlantic Ocean

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-123

Mortgage Loan No. 10 – 120 Beach 26th Street

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):	NR/NR/NR			Location:	Far Rockaway, NY 11691
Original Balance:	$31,500,000			General Property Type:	Multifamily
Cut-off Date Balance:	$31,500,000			Detailed Property Type:	High Rise
% of Initial Pool Balance:	3.5%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2006/2016
Borrower Sponsor:	Doron Pergament			Size:	126 Units
Guarantor:	Doron Pergament			Cut-off Date Balance per Unit:	$250,000
Mortgage Rate:	6.1000%			Maturity Date Balance per Unit:	$250,000
Note Date:	7/31/2024			Property Manager:	Capitale PM LLC
Maturity Date:	8/1/2029				(borrower-related)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$2,794,000
IO Period:	60 months			UW NCF:	$2,762,500
Seasoning:	0 months			UW NOI Debt Yield:	8.9%
Prepayment Provisions:	L(24),D(32),O(4)			UW NCF Debt Yield:	8.8%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	8.9%
Additional Debt Type:	NAP			UW NCF DSCR:	1.42x
Additional Debt Balance:	NAP			Most Recent NOI:	$2,965,647 (6/30/2024 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$2,829,509 (12/31/2023)
Reserves(1)				3rd Most Recent NOI:	$2,607,332 (12/31/2022)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	99.2% (7/1/2024)
RE Taxes:	$14,947	$7,474	NAP	2nd Most Recent Occupancy:	98.8% (12/31/2023)
Insurance:	$101,766	$20,353	NAP	3rd Most Recent Occupancy:	98.7% (12/31/2022)
Deferred Maintenance:	$34,723	$0	NAP	Appraised Value (as of):	$46,400,000 (5/1/2024)
Replacement Reserve:	$0	$2,625	$63,000	Appraised Value per Unit:	$368,254
Local Law 11 Reserve:	$91,702	$0	NAP	Cut-off Date LTV Ratio:	67.9%
Local Law 126 Reserve:	$6,000	$0	NAP	Maturity Date LTV Ratio:	67.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$31,500,000	100.0%	Loan Payoff:	$29,481,605	93.6%
			Closing Costs:	$1,209,500	3.8%
			Return of Equity:	$559,757	1.8%
			Reserves:	$249,138	0.8%
Total Sources:	$31,500,000	100.0%	Total Uses:	$31,500,000	100.00%

(1)	See “Escrows and Reserves” below for further discussion of reserve information.

The Mortgage Loan. The tenth largest mortgage loan (the “120 Beach 26th Street Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $31,500,000. The 120 Beach 26th Street Mortgage Loan is secured by a first priority fee mortgage encumbering a multifamily property located in Far Rockaway, New York (the “120 Beach 26th Street Property”).

The Borrower and the Borrower Sponsors. The borrower for the 120 Beach 26th Street Mortgage Loan is 120 Beach 26th Street LLC, a single-purpose New York limited liability company, with one independent director in its organizational structure. The borrower sponsor and non-recourse carveout guarantor for the 120 Beach 26th Street Mortgage Loan is Doron Pergament. Doron Pergament is the founding principal of Capitale Property Management, a privately held real estate development and property management company that specializes in design, development, construction, maintenance, and management of residential properties. Doron Pergament currently has ownership interests in three multifamily properties totaling 314 units (including the 120 Beach 26th Street Property), one office building, and three parcels of undeveloped land.

The Property. The 120 Beach 26th Street Property is a 15-story, 126-unit high rise multifamily apartment located on a 1.8-acre site in Far Rockaway, New York. The 120 Beach 26th Street Property was built in 2006, and was purchased by the borrower sponsor in April 2016 in a foreclosure auction after the prior owner filed for Chapter 11 bankruptcy. At the time of acquisition the property was vacant and in need of renovation. The borrower sponsor subsequently gut-renovated the interior of the 120 Beach 26th Street Property at a cost of $4.5 million. From 2018-2020, the borrower sponsor added a recreation area along the beach front side of the 120 Beach 26th Street Property and upgraded the plumbing and the heating, ventilation and air conditioning systems for a cost of $44,427, $119,530, and $301,377, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-124

Multifamily – High Rise	Loan #10	Cut-off Date Balance:	$31,500,000
120 Beach 26th Street	120 Beach 26th Street	Cut-off Date LTV:	67.9%
Far Rockaway, NY 11691		U/W NCF DSCR:	1.42x
		U/W NOI Debt Yield:	8.9%

The 120 Beach 26th Street Property is known as “Ocean Blue Luxury Apartments”. The residential units consist of 58 one-bedroom one-bathroom units averaging 697 SF and leased at rents of between $1,754 and $2,398 per month, with an average of $2,020 per month, 46 two-bedroom one-bathroom units averaging 831 SF and leased at rents of between $2,046 and $2,653 per month with an average of $2,340 per month, and 22 two-bedroom two-bathroom units averaging 1,050 SF and leased at rents of between $2,300 and $2,847 per month with an average of $2,574 per month. All of the units at the 120 Beach 26th Street Property are rent stabilized in connection with a 421a tax abatement which expires in the 2034/2035 tax year. 9 units are leased to tenants with Section 8 vouchers. The 120 Beach 26th Street Property includes one 200 SF commercial unit located on the second floor leased to ALT Medical LLC, a physical therapy office, that has a separate entrance. ALT Medical LLC’s lease provides for annual rent of $36,000 in 2024 (with 3.0% annual increases) and has a lease expiration date of April 30, 2029. Amenities at the 120 Beach 26th Street Property include a game room, bike storage, two elevators, a fitness center, balconies with ocean views, and beach access. The 120 Beach 26th Street Property includes a two-story parking garage with 89 spaces located on the grade level and second level of the building, and a surface lot with 94 parking spaces. Additionally, there is a third-party which has a commercial parking lease for 80 parking spaces to be utilized for vehicle storage, through August 31, 2028. The 120 Beach 26th Street Property was 99.2% leased as of July 1, 2024. The 120 Beach 26th Street Property was originally developed as a condominium and is subject to a condominium regime, however, the borrower owns all of the condominium units and operates the 120 Beach 26th Street Property as a rental property.

The following table presents detailed information with respect to the units at the 120 Beach 26th Street Property:

Apartment Unit Mix(1)
Unit Mix / Type	Total Units	Leased Units	% Leased	Average SF per Unit	Monthly Average Rent per Unit	Monthly Wtd. Average Rent PSF
1 BR	58	58	100.0%	697	$2,020	$2.90
2 BR / 1 BA	46	45	97.8%	831	$2,340	$2.81
2 BR / 2 BA	22	22	100.0%	1,050	$2,574	$2.45
Total/ Wtd. Average	126	125	99.2%	808	$2,233	$2.76

(1)	Information is based on the borrower rent roll dated July 1, 2024.

The Market. The 120 Beach 26th Street Property is located in Far Rockaway, New York. Far Rockaway is part of the Queens borough of New York City, and is located on the eastern part of the Rockaway Peninsula. The Rockaway Peninsula, situated between the Jamaica Bay and the Atlantic Ocean, is the southernmost part of all Queens and features 7 miles of beaches. The 120 Beach 26th Street Property is adjacent to the Rockaway Beach Boardwalk, which overlooks the Atlantic Ocean. Public transportation to Far Rockaway and the Rockaway Peninsula are provided by both the MTA and the Long Island Rail Road (“LIRR”). The A train is accessible at the Beach 25th Street station and the Beach 26th Street station, both of which are located approximately one mile away from the 120 Beach 26th Street Property. The A train provides subway service to Manhattan and Brooklyn. The LIRR is accessible 1.5 miles north of the 120 Beach 26th Street Property at the Far Rockaway Station, which provides service to Penn Station and Grand Central. The major thoroughfares providing vehicular access to the neighborhood include Rockaway Parkway, Nassau Expressway and Seagirt Boulevard.

According to the appraisal, as of the first quarter of 2024, the vacancy rate in the New York metropolitan multifamily market was 3.5%, with average asking rents of $3,925 per unit and inventory of approximately 486,875 units. According to the appraisal, as of the first quarter of 2024, the vacancy rate in the Queens County apartment submarket was 2.1%, with average asking rents of $3,697 per unit, with approximately 78,462 units. According to the appraisal, the estimated 2023 population within a one-, three-, and five-mile radius of the 120 Beach 26th Street Property was 44,958, 118,755, and 223,634, respectively. According to the appraisal, the 2023 average household income within the same radii was $86,187, $103,988, and $128,496, respectively.

The following table presents certain information relating to comparable multifamily rental properties to the 120 Beach 26th Street Property:

Comparable Rental Properties
Property	Year Built	# Total Units	Unit Mix	Unit Size (SF)	Average Monthly Rent per Unit(2)
120 Beach 26th Street Property(1) Far Rockaway, NY	2006	126	1 BR 2 BR	697 901	$2,020 $2,415
20-10/41 Seagirt Boulevard Far Rockaway, NY	1950	1,653	1 BR 2 BR	756 876	$2,599 $2,784
190 Beach 69th Street Arverne, NY	2017	126	1 BR 2 BR	637 940	$2,900 $3,800
79-14 Rockaway Beach Boulevard Rockaway, NY	2006	127	1 BR 2 BR	700 900	$3,000 $3,700
101-19 Rockaway Beach Boulevard Rockaway Beach, NY	2023	41	1 BR 2 BR	NAV NAV	$3,075 $3,750

Source: Appraisal, unless otherwise indicated.

(1)	Based on the borrower rent roll dated July 1, 2024, other than Year Built.
(2)	The Comparable Rental Properties are market rent properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-125

Multifamily – High Rise	Loan #10	Cut-off Date Balance:	$31,500,000
120 Beach 26th Street	120 Beach 26th Street	Cut-off Date LTV:	67.9%
Far Rockaway, NY 11691		U/W NCF DSCR:	1.42x
		U/W NOI Debt Yield:	8.9%

The following table presents certain information relating to the appraisal’s market rent conclusion for the 120 Beach 26th Street Property:

Market Rent Summary
Unit Mix/Type	Units(1)	Average Size (SF) (1)	Avg. Monthly Rent per Unit(1)	Avg. Monthly Rent PSF(1)	Avg. Monthly Market Rent per Unit(2)	Avg. Monthly Market Rent PSF(2)
1 BR	58	697	$2,020	$2.90	$2,750	$3.94
2 BR	68	901	$2,415	$2.68	$3,000	$3.33
Total/ Wtd. Average	126	808	$2,233	$2.76	$2,885	$3.61

(1)	Based on the borrower rent roll dated July 1, 2024.
(2)	Based on the appraisal.

Appraisal. The appraisal concluded to an “as-is” value for the 120 Beach 26th Street Property of $46,400,000 as of May 1, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated May 13, 2024, there was no evidence of any recognized environmental conditions at the 120 Beach 26th Street Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow for the 120 Beach 26th Street Property:

Cash Flow Analysis(1)
	2021	2022	2023	6/30/2024 TTM	UW	UW per Unit
Gross Potential Rent	$2,890,080	$3,125,404	$3,213,541	$3,281,344	$3,376,962	$26,801
Other Income(2)	$213,391	$261,187	$373,597	$430,196	$515,396	$4,090
Discounts Concessions	$0	$0	$0	$0	$0	$0
Vacancy & Credit Loss	$0	$0	$0	$0	($194,618)	($1,545)
Effective Gross Income	$3,103,471	$3,386,591	$3,587,138	$3,711,540	$3,697,740	$29,347

Real Estate Taxes(3)	$28,335	$85,428	$85,833	$86,012	$84,862	$674
Insurance	$90,654	$160,249	$191,968	$193,143	$241,208	$1,914
Other Expenses	$420,416	$533,582	$479,828	$466,738	$577,670	$4,585
Total Expenses	$539,405	$779,259	$757,629	$745,893	$903,740	$7,173

Net Operating Income	$2,564,066	$2,607,332	$2,829,509	$2,965,647	$2,794,000	$22,175
Capital Expenditures	$0	$0	$0	$0	$31,500	$250
Net Cash Flow	$2,564,066	$2,607,332	$2,829,509	$2,965,647	$2,762,500	$21,925

Occupancy %	98.9%	98.7%	98.8%	99.2%	95.0%
NOI DSCR	1.32x	1.34x	1.45x	1.52x	1.43x
NCF DSCR	1.32x	1.34x	1.45x	1.52x	1.42x
NOI Debt Yield	8.1%	8.3%	9.0%	9.4%	8.9%
NCF Debt Yield	8.1%	8.3%	9.0%	9.4%	8.8%

(1)	UW Gross Potential Rent has been underwritten based on the contractual rent in place based on the borrower rent roll dated July 1, 2024
(2)	Other Income is comprised of the single commercial tenant, ALT Medical LLC ($36,000 annually, with 3.0% annual increases), parking income from the third party parking agreement and from residential parking, and miscellaneous income.
(3)	The 120 Beach 26th Street Property benefits from a 25-year 421-a tax exemption that will end after the 2034/2035 tax year. The exemption phases out at the rate of 20% per year starting in the 2031/2032 tax year. Real estate taxes were underwritten based on (i) current abated taxes of $5,126 for the tax parcels comprising the multifamily building at the 120 Beach 26th Street Property and (ii) current taxes of $79,737 for the surface parking lot at the 120 Beach 26th Street Property, which does not have a tax abatement. The appraisal for the 120 Beach 26th Street Property estimates that unabated taxes for the 120 Beach 26th Street Property for the upcoming year would be $785,956 (including both the multifamily building and surface parking lot), and estimates the net present value of the tax abatement to be approximately $5,510,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-126

Multifamily – High Rise	Loan #10	Cut-off Date Balance:	$31,500,000
120 Beach 26th Street	120 Beach 26th Street	Cut-off Date LTV:	67.9%
Far Rockaway, NY 11691		U/W NCF DSCR:	1.42x
		U/W NOI Debt Yield:	8.9%

Escrows and Reserves.

Real Estate Taxes – The 120 Beach 26th Street Mortgage Loan documents require the borrower to deposit $14,947 into an upfront reserve for real estate taxes on the origination date. In addition, the 120 Beach 26th Street Mortgage Loan documents require ongoing monthly deposits into a reserve for real estate taxes in an amount equal to $7,474 (provided that the lender may require the borrower to increase the amount of such deposits if it reasonably determines that the amount in such reserve fund will not be sufficient to pay the real estate taxes for the 120 Beach 26th Street Property).

Insurance – The 120 Beach 26th Street Mortgage Loan documents require the borrower to deposit $101,766 into an upfront reserve for insurance premiums on the origination date and to make ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies (initially, $20,353). Notwithstanding the foregoing, the borrower is not required to make deposits into such reserve so long as (i) the liability and casualty insurance policies covering the 120 Beach 26th Street Property are part of a blanket or umbrella policy approved by the lender in its reasonable discretion, (ii) no event of default is continuing under the 120 Beach 26th Street Mortgage Loan documents and (iii) the borrower provides the lender with evidence of renewal of such insurance policies and paid receipts for the insurance premiums no later than 10 days prior to their expiration.

Replacement Reserve – The 120 Beach 26th Street Mortgage Loan documents provide for ongoing monthly deposits of $2,625 into a reserve for capital expenditures, provided that such deposits will not be required at any time the amount in such reserve is equal to or greater than $63,000.

Local Law 11 Reserves – The 120 Beach 26th Street Mortgage Loan documents require the borrower to deposit $91,702 into an upfront reserve for repairs, replacements or maintenance to the 120 Beach 26th Street Property required under Local Law 11.

Local Law 126 Reserves – The 120 Beach 26th Street Mortgage Loan documents require the borrower to deposit $6,000 into an upfront reserve to pay the estimated cost of any fines or penalties arising from the borrower’s failure to comply with Local Law 126 and have an initial observation of the parking garage filed with the City of New York. In addition, the borrower is required to hire a New York State licensed and registered professional engineer to inspect the parking garage on the 120 Beach 26th Street Property periodically as required by Local Law 126 and file a report with the NYC Department of Buildings documenting the inspection, including any corrective action and pay any associated fines or penalties as a result of the borrower’s failure to do so by August 1, 2024. If the foregoing report indicates repairs, replacement or other maintenance to the 120 Beach 26th Street Property, the borrower is required to promptly, and in compliance with Local Law 126, cause such repairs, replacement or other maintenance to be completed and paid for. In the event that the lender reasonably determines that the cost of completing such repairs, replacement or other maintenance will exceed $50,000, upon 10 days demand from the lender, the borrower must deposit such cost with the lender.

Condominium Reserves – The 120 Beach 26th Street Mortgage Loan documents provide that if the borrower operates a condominium, during any period that the condominium board is authorized to, and does, collect condominium assessments, the borrower will be required to make deposits into a condominium reserve so that the lender is always holding an amount equal to 1/12th of the estimated condominium charges.

Lockbox and Cash Management. The 120 Beach 26th Street Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Sweep Event Period, the borrower is required to establish and maintain a lockbox account for the benefit of the lender, and to deposit any funds received by the borrower or property manager into the lockbox account within one business day of receipt. In addition, upon the first occurrence of a Cash Sweep Event Period, the lender is required to establish, and the borrower is required to cooperate with the lender to establish, a lender-controlled cash management account. At the lender’s option, during the continuance of a Cash Sweep Event Period, all funds in the lockbox account are required to be swept to the cash management account and, provided no event of default is continuing under the 120 Beach 26th Street Mortgage Loan documents, applied on each monthly payment date: (i) to make the monthly deposits into the real estate tax reserve and insurance reserve, if any, as described above under “Escrows and Reserves,” (ii) to pay debt service on the 120 Beach 26th Street Mortgage Loan, (iii) to make the monthly deposits into the replacement reserve, if any, as described above under “Escrows and Reserves,” (iv) to pay operating expenses set forth in the lender-approved annual budget and lender-approved extraordinary expenses, and (vi) to deposit all remaining amounts (“Excess Cash Flow”) into an excess cash flow reserve, to be held as additional security for the 120 Beach 26th Street Mortgage Loan during such Cash Sweep Event Period, or if a Cash Sweep Event Period no longer exists, to be disbursed to the borrower.

“Cash Sweep Event Period” means a period:

(i)	commencing upon an event of default under the 120 Beach 26th Street Mortgage Loan documents, and ending upon the cure (if applicable) of such event of default; or
(ii)	commencing upon the debt service coverage ratio of the 120 Beach 26th Street Mortgage Loan being less than 1.15x at the end of any calendar quarter and ending upon the date such debt service coverage ratio is equal to or greater than 1.15x for two consecutive calendar quarters.

Terrorism Insurance. The borrower is required to obtain and maintain an “all risk” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of the 120 Beach 26th Street Property together with 12 months of business income insurance with a six-month extended period of indemnity. For so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA) (i) is in effect and (ii) continues to cover both foreign and domestic acts of terrorism, the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA (or such other program). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-127

Mortgage Loan No. 11 – Showcase I

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	JPMCB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/DBRSM):	NR/NR/NR			Location:	Las Vegas, NV 89109
Original Balance(1):	$31,000,000			General Property Type:	Retail
Cut-off Date Balance(1):	$31,000,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	3.4%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1997/2003
Borrower Sponsors:	Jeffrey Gindi and Eli Gindi			Size:	180,848 SF
Guarantors:	Jeffrey Gindi and Eli Gindi			Cut-off Date Balance Per SF(1):	$937
Mortgage Rate:	6.36000%			Maturity Date Balance Per SF(1):	$937
Note Date:	6/7/2024			Property Manager:	Showcase Mall Vegas
Maturity Date:	7/1/2029				Management LLC
Term to Maturity:	60 months				(borrower-related)
Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI(3):	$14,408,703
Seasoning:	1 month			UW NCF:	$14,200,728
Prepayment Provisions:	L(24),YM1(29),O(7)			UW NOI Debt Yield(1):	8.5%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF Debt Yield(1):	8.4%
Additional Debt Type(1):	Pari Passu			UW NOI Debt Yield at Maturity(1):	8.5%
Additional Debt Balance(1):	$138,500,000			UW NCF DSCR(1):	1.30x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI(3):	$12,894,000 (4/30/2024 TTM)
				2nd Most Recent NOI:	$12,390,114 (12/31/2023)
Reserves				3rd Most Recent NOI:	$10,800,125 (12/31/2022)
Type	Initial	Monthly	Cap	Most Recent Occupancy(4):	90.0% (2/29/2024)
RE Taxes:	$363,322	$121,107	NAP	2nd Most Recent Occupancy:	100.0% (12/31/2023)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy:	90.0% (12/31/2022)
Replacement Reserve:	$2,261	$2,261	NAP	Appraised Value (as of):	$250,000,000 (3/27/2024)
TI/LC Reserve:	$15,071	$15,071	$542,544	Appraised Value PSF:	$1,382
Outstanding TI/LC:	$250,000	$0	NAP	Cut-off Date LTV Ratio(1):	67.8%
Other Reserves(2):	$14,152,888	$0	NAP	Maturity Date LTV Ratio(1):	67.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$169,500,000	97.4%	Loan Payoff:	$101,221,918	58.1%
Borrower Sponsor Equity:	$4,571,072	2.6%	Preferred Equity Payoff:	$50,523,000	29.0%
			Upfront Reserves:	$14,783,541	8.5%
			Closing Costs:	$7,542,613	4.3%
Total Sources:	$174,071,072	100.0%	Total Uses:	$174,071,072	100.0%

(1)	The Showcase I Mortgage Loan (as defined below) is part of the Showcase I Whole Loan (as defined below), which is comprised of six pari passu promissory notes. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the principal balance of the Showcase I Whole Loan.
(2)	Other Reserves is comprised of $12,000,000 allocable to the unfunded M&M TI obligations reserve and $2,152,888 allocable to the unfunded M&M free rent obligations reserve.
(3)	The increase from Most Recent NOI to UW NOI is primarily attributable to (i) execution of the M&M World (“M&M”) renewal lease with an effective date and rent step up in September 2025, reflected in the lender underwriting, and (ii) increased parking income in accordance with the borrower’s budget. At loan origination, $2,152,888 was reserved in connection with the M&M gap/free rent obligations, representing the difference between the current in-place rent under M&M’s lease and the renewal rent which is scheduled to take effect on the earlier to occur of (i) the delivery of the renovated M&M space to M&M and (ii) September 1, 2025 (the earlier to occur of clause (i) or (ii) above is hereinafter referred to as the “M&M Renewal Rent Commencement Date”).
(4)	Though in occupancy and paying rent, Netflix has been underwritten as vacant as the Netflix lease is scheduled to expire on December 31, 2024. Netflix currently leases its space at a rental rate of $83.15 PSF. The Showcase I Property (as defined below) was 100.0% physically occupied as of February 29, 2024.

The Mortgage Loan. The eleventh largest mortgage loan (the “Showcase I Mortgage Loan”) is part of a whole loan (the “Showcase I Whole Loan”) evidenced by six pari passu promissory notes in the aggregate original principal amount of $169,500,000. The Showcase I Loan was co-originated by JPMorgan Chase Bank, National Association and Citi Real Estate Funding Inc. on June 7, 2024. The Showcase I Whole Loan is secured by a first priority fee mortgage encumbering a 180,848 SF anchored retail property located in Las Vegas, Nevada (the “Showcase I Property”).

The Showcase I Mortgage Loan is evidenced by the non-controlling Note A-1-2 with an original principal amount of $1,000,000, the non-controlling Note A-2 with an original principal amount of $20,000,000 and the non-controlling Note A-3 in the original principal amount of $10,000,000. The remaining promissory notes comprising the Showcase I Whole Loan are summarized in the below table. The Showcase I Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2024-5YR8 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-128

Retail - Anchored	Loan # 11	Cut-off Date Balance:	$31,000,000
3785 South Las Vegas Boulevard	Showcase I	Cut-off Date LTV:	67.8%
Las Vegas, NV 89109		UW NCF DSCR:	1.30x
		UW NOI Debt Yield:	8.5%
Showcase I Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$69,000,000	$69,000,000	BANK5 2024-5YR8	Yes
A-1-2	$1,000,000	$1,000,000	BANK5 2024-5YR9	No
A-2	$20,000,000	$20,000,000	BANK5 2024-5YR9	No
A-3	$10,000,000	$10,000,000	BANK5 2024-5YR9	No
A-4	$40,000,000	$40,000,000	Benchmark 2024-V8	No
A-5	$29,500,000	$29,500,000	Benchmark 2024-V8	No
Whole Loan	$169,500,000	$169,500,000

The Borrower and the Borrower Sponsors. The borrower is N & G Showcase LLC, a Delaware limited liability company and single purpose entity with two independent directors. The borrower sponsors and non-recourse carveout guarantors for the Showcase I Whole Loan are Jeffrey Gindi and Eli Gindi. Legal counsel to the borrower delivered a non-consolidation opinion in connection with origination of the Showcase I Whole Loan.

Founded in the late 1990s by brothers Jeffrey and Eli Gindi, Gindi Capital is a family-owned real estate and consumer products investment firm headquartered in New York, New York. Since its founding, Gindi Capital has been involved in several commercial real estate projects in markets such as New York, Miami and Las Vegas. Notable real estate holdings for Gindi Capital include Showcase I through V located in Las Vegas (adjacent to the Showcase I Property), 100-10 125th Street located in New York, Versace Mansion located in Florida and Dizengoff Center located in Israel.

The Property. The Showcase I Property is a four-story, 180,848 SF, anchored-retail property located along the east side of Las Vegas Boulevard within Las Vegas, Nevada. The Showcase I Property is situated on the southeast corner of the intersection of Las Vegas Boulevard and MGM Road, which provides access to MGM Resort and Casino. Additionally, just south of the Showcase I Property is Tropicana Avenue, which is home to three major resorts and casinos including the MGM Grand, New York New York Hotel & Casino and Excalibur Hotel & Casino. According to the appraisal, pedestrian traffic fronting the Showcase I Property exceeds 50,000 per day. The Showcase I Property is in close proximity to tourist attractions including the T-Mobile Arena, The Park, Park MGM and Park Theater.

The Showcase I Property was constructed in 1997 and most recently renovated in 2003. According to the appraisal, the Showcase I Property has undergone several renovations since opening, including exterior and interior improvements. The building features frontage along Las Vegas Boulevard and is structurally designed to have a large amount of billboard and advertisement exposure. Additionally, major tenants at the Showcase I Property such as M&M and Coca Cola have built out significant exterior design elements. The Showcase I Property is comprised of two parcels located directly adjacent to each other and connected via a sky bridge. The first parcel contains a retail building with four above ground floors and a sub-grade basement level. The second parcel contains a 12-story parking garage featuring 1,406 parking spaces, connected to the Showcase I Property via a pedestrian bridge on the fourth level, as well as 41,108 SF of specialty theatre concept space split across the first two floors. Furthermore, the Showcase I Property features four sets of escalators and two elevators. Lower-level major tenants, including M&M and Coca Cola, have their own escalators providing convenient lower-level access.

As of February 29, 2024, the Showcase I Property is 90.0% leased to a roster of nationally branded tenants (although currently in occupancy and paying rent, Netflix’s lease expires in December 2024 and has been marked vacant for purposes of lender underwriting). M&M is located across portions of all four above ground level floors and features a wide range of amenities including gift stores and a custom candy dispenser capable of producing M&M’s candies with personalized messages and images. Other amenities include a free 10-minute, 3-D movie on the third floor and Red’s Pit Stop, an ice cream and dessert bar where the store also hosts children’s birthday parties. In addition, M&M recently executed a 15-year lease renewal commencing in September 2025. M&M’s renewal rent of $4,000,000 is an approximately 75.6% increase as compared to the current in-place rent of $2,277,692. Such renewal rent is scheduled to take effect on the M&M Renewal Rent Commencement Date. In connection with the M&M renewal lease, the borrower agreed to a partial rent abatement of $166,666.67 per month (representing approximately 50% of the renewal rent) for the first 12 months after the M&M Renewal Rent Commencement Date and a rent abatement of $6,240.25 per day (representing approximately 99% of the current in-place rent) for 180 days commencing on the date that M&M vacates its entire premises and removes trade fixtures and movable personal property in connection with renovating its premises in accordance with the M&M lease (such date, if any, the “Vacate Date”). In addition, M&M is entitled to additional rent credits if delivery of its renovated premises is delayed. Coca Cola occupies portions of the first three above ground levels and features exclusive Coca Cola branded merchandise as well as a Coca Cola fountain on the second floor with 16 different international beverages. Outback Steakhouse leases space on the fourth floor. Marshalls and Netflix have exclusive ground floor entries providing access to the lower sub-grade leased space. Westgate Resorts occupies multiple suites at the Showcase I Property, as well as a kiosk and also maintains large exterior signage. The second floor of the Showcase I Property features a food court with multiple vendor suites, master leased to a third-party operator which runs the food court comprising 14,737 SF in aggregate. The food court also features its own entry and access from Las Vegas Boulevard frontage. The ground level and second level of the Showcase I Property parking garage is leased to FlyOver Las Vegas LLC (“FlyOver”), an operator of an immersive amusement attraction. The experience uses flight motion seats designed to swoop, dip and turn, giving a feeling of true flight. In order to enhance the ride and fully immerse the customer in the experience, certain 4D features such as a 20-meter spherical screen, wind, mists and fragrant scents are utilized.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-129

Retail - Anchored	Loan # 11	Cut-off Date Balance:	$31,000,000
3785 South Las Vegas Boulevard	Showcase I	Cut-off Date LTV:	67.8%
Las Vegas, NV 89109		UW NCF DSCR:	1.30x
		UW NOI Debt Yield:	8.5%

The following table presents certain information relating to tenant sales history with respect to the Showcase I Property:

Tenant Sales
		2021		2022		2023		T-12 4/30/2024
Tenant Name	Square Feet	Sales	Sales PSF	Sales	Sales PSF	Sales	Sales PSF	Sales	Sales PSF
FlyOver	41,108	NAV	NAV	$6,651,390	$161.80	$8,244,418	$200.56	$8,000,200	$194.61
M&M World	31,025	$32,071,045	$1,033.72	$33,881,880	$1,092.08	$30,984,942	$998.71	$30,360,018	$978.57
Marshalls(1)	30,624	$12,679,436	$414.04	$14,393,699	$470.01	$16,336,842	$533.47	NAV	NAV
Coca Cola	18,597	$11,317,077	$608.54	$13,261,687	$713.11	$15,093,882	$811.63	$15,291,122	$822.24
Total Square Feet / Sales	121,354	$56,067,558	$698.70	$68,188,656	$561.90	$70,660,084	$582.26	$53,651,340	$591.33

(1)	Sales periods represent data from February of the current year to January of the following year.

Major Tenants.

M&M World (A1/A+/NR by M/S&P/F; 31,025 SF; 17.2% of NRA; 29.3% of underwritten base rent). First introduced in Newark, New Jersey in 1941, M&Ms are now offered in over 100 different countries around the world. M&M World is a retail store that specializes in M&M’s candy and related merchandise. The store features a gift shop on the first floor, candy dispensers on the second floor, collector’s items on the third floor and an authentic M&M-sponsored NASCAR race car which was driven by Ken Schrader on the fourth floor. Other core attractions include a custom candy dispenser capable of imprinting custom messages and images onto the candies as well as a digitally-remastered interactive 3-D film which runs for about 10 minutes and plays throughout the day. Although many subsequent M&M retail stores have since opened, the one at the Showcase I Property was the first, originally opened in 1997. M&M recently executed a renewal lease commencing in September 2025 for a 15-year term at a base rent of $4,000,000, 75.6% in excess of the current in-place rent. Such renewal rent is scheduled to take effect on the M&M Renewal Rent Commencement Date. The M&M lease is guaranteed by Mars Inc., the tenant’s investment grade credit-rated parent company. M&M’s renewal lease ends in August 2040 with two, five-year renewal options remaining. In connection with the M&M renewal lease, the borrower agreed to a partial rent abatement of $166,666.67 per month (representing approximately 50% of the renewal rent) for the first 12 months after the M&M Renewal Rent Commencement Date and a rent abatement of $6,240.25 per day (representing approximately 99% of the current in-place rent) for 180 days commencing on M&M’s Vacate Date (if any). At origination of the Showcase I Whole Loan, $2,152,888 was reserved in a gap and free rent reserve, representing the difference between the current in-place rent under the M&M lease and the renewal rent which is scheduled to take effect on the M&M Renewal Rent Commencement Date. The 12-month rent abatement, and the six month rent abatement described above related to renovations was not separately reserved for. In addition, the borrower has a $12,000,000 landlord contribution obligation, which was reserved at origination, in the event M&M elects to renovate its space at any point prior to July 8, 2027. In the event the construction plans for the M&M renovation are not approved by the borrower or M&M by such date, M&M is instead entitled to a $2,000,000 free rent credit in lieu of the $12,000,000 available for renovations.

Skechers (NR/NR/NR by M/S&P/F; 7,230 SF; 4.0% of NRA; 16.1% of underwritten base rent). Founded in 1992 by Robert Greenberg, Skechers is an American multinational footwear and apparel company headquartered in Manhattan Beach, California. Skechers operates 5,203 company and third-party owned retail stores across more than 180 countries. Skechers is currently the third-largest athletic footwear brand in the world and has major manufacturing facilities throughout North America, Europe, Central America, South America and Asia. 2023 saw Skechers’ record annual sales of $8.00 billion, a year-over-year increase of 7.5%, also recording a record gross margin of 53.1% in the fourth quarter of 2023. In 2023, Skechers introduced partnerships and a capsule collection with Martha Stewart and Snoop Dogg, who appeared in a joint Super Bowl campaign. Additionally, Skechers continued to grow its sports presence, signing Harry Kane, Julius Randle and Terance Mann. Skechers’ lease term ends in March 2027, with two, five-year renewal options remaining.

Coca Cola (A1/A+/NR; 18,597 SF; 10.3% of NRA; 12.2% of underwritten base rent). Founded in 1886, Coca Cola has grown into an international total beverage brand sold in more than 200 countries, with 2.2 billion servings of Coca Cola branded drinks served daily. Coca Cola’s beverage portfolio is expansive, covering more than 200 brands and thousands of beverages across the globe, from soft drinks and waters, to coffee and teas. Additionally, the company has amassed over 225 bottling partners across 900 bottling plants globally. Coca Cola’s lease term ends in December 2029, with one, five-year renewal option remaining.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-130

Retail - Anchored	Loan # 11	Cut-off Date Balance:	$31,000,000
3785 South Las Vegas Boulevard	Showcase I	Cut-off Date LTV:	67.8%
Las Vegas, NV 89109		UW NCF DSCR:	1.30x
		UW NOI Debt Yield:	8.5%

The following table presents certain information relating to the tenancy at the Showcase I Property:

Tenant Summary(1)
							April 2024 TTM Sales
Tenant Name	Credit Rating (Moody’s/ S&P/Fitch)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Sales $	Sales PSF	Occ Cost %(3)	Lease Exp.	Renewal Options	Term. Option (Y/N)
Major Tenants
M&M World(4)	A1/A+/NR	31,025	17.2%	$4,000,000	29.3%	$128.93	$30,360,018	$979	14.8%	8/31/2040	2 x 5 years	N
Skechers(5)	NR/NR/NR	7,230	4.0%	$2,199,985	16.1%	$304.29	NAV	NAV	NAV	3/30/2027	2 x 5 years	N
Coca Cola	A1/A+/NR	18,597	10.3%	$1,673,730	12.2%	$90.00	$15,291,122	$822	12.9%	12/31/2029	1 x 5 years	N
Marshalls	A2/A/NR	30,624	16.9%	$1,667,215	12.2%	$54.44	$16,336,842(6)	$533(6)	13.6%(6)	1/31/2029	2 x 5 years	N
FlyOver	NR/NR/NR	41,108	22.7%	$1,124,880	8.2%	$27.36	$8,000,200	$195	21.3%	8/31/2034	3 x 5 years	N
Major Tenants Subtotal/Wtd. Avg.		128,584	71.1%	$10,665,810	78.0%	$82.95

Other Tenants(7)		34,225	18.9%	$3,007,743	22.0%	$87.88
Occupied Subtotal/Wtd. Avg.		162,809	90.0%	$13,673,553	100.0%	$83.99

Vacant Space(8)		18,039	10.0%
Total/Wtd. Avg.		180,848	100.0%

(1)	Information is based on the underwritten rent roll as of February 29, 2024, inclusive of contractual rent steps through September 30, 2025.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Based on underwritten base rent and borrower’s projected 2024 recoveries.
(4)	M&M is entitled to free rent as described under “Major Tenants—M&M World” above.
(5)	Skechers pays a premium rent due to the size of its space, being on the grade level and featuring frontage along Las Vegas Boulevard.
(6)	Sales $, Sales PSF and Occ Cost % for Marshalls represent total sales from February 2023 through January 2024.
(7)	Other Tenants is inclusive of 1,585 SF which is associated with an owner-occupied management office with no attributable underwritten base rent.
(8)	Though in occupancy and paying rent, Netflix has been underwritten as vacant as the Netflix lease is scheduled to expire in December 2024. Netflix currently leases its space at a rental rate of $83.15 PSF.

The following table presents certain information relating to the lease rollover schedule at the Showcase I Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2024(3)	2	1,595	0.9%	0.9%	$20,112	0.1%	0.1%	$12.61
2025	0	0	0.0%	0.9%	$0	0.0%	0.1%	$0.00
2026	0	0	0.0%	0.9%	$0	0.0%	0.1%	$0.00
2027	1	7,230	4.0%	4.9%	$2,199,985	16.1%	16.2%	$304.29
2028	2	11,467	6.3%	11.2%	$1,958,331	14.3%	30.6%	$170.78
2029	2	49,221	27.2%	38.4%	$3,340,945	24.4%	55.0%	$67.88
2030	0	0	0.0%	38.4%	$0	0.0%	55.0%	$0.00
2031	0	0	0.0%	38.4%	$0	0.0%	55.0%	$0.00
2032	0	0	0.0%	38.4%	$0	0.0%	55.0%	$0.00
2033	0	0	0.0%	38.4%	$0	0.0%	55.0%	$0.00
2034	1	41,108	22.7%	61.2%	$1,124,880	8.2%	63.2%	$27.36
2035 & Thereafter	3	52,188	28.9%	90.0%	$5,029,300	36.8%	100.0%	$96.37
Vacant(4)	0	18,039	10.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	11	180,848	100.0%		$13,673,553	100.0%		$83.99

(1)	Information is based on the underwritten rent roll as of February 29, 2024, inclusive of contractual rent steps through September 30, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the lease rollover schedule.
(3)	MTM/2024 is inclusive of 1,585 SF which is associated with an owner-occupied management office with no attributable UW base rent.
(4)	Though in occupancy and paying rent, Netflix has been underwritten as vacant as the Netflix lease is scheduled to expire in December 2024. Netflix currently leases its space at a rental rate of $83.15 PSF.

The Market. The Showcase I Property is situated on the east side of Las Vegas Boulevard, just north of the intersection with Tropicana Avenue. According to the appraisal, the intersections of Tropicana Avenue and Las Vegas Boulevard and Harmon Avenue and Las Vegas Boulevard are two of the busiest in Las Vegas, both in terms of vehicle and pedestrian traffic. The area, commonly known as the central/southern portion of the Las Vegas Strip Resort Corridor, consists of a mix of well-established, recently developed and redeveloped resort casino-hotels. Additionally, the area also includes business hotels, apartment complexes, commercial retail buildings, regional retail centers and industrial buildings. Within close proximity to the Showcase I Property are a variety of prominent attractions, including MGM Grand, New York New York Hotel & Casino, Excalibur Hotel & Casino, Park MGM/NoMad, CityCenter (including Aria, Vdara, Waldorf Astoria and The Shops at Crystals), The Cosmopolitan, The Luxor, T-Mobile Arena as well as other phases of The Showcase retail development.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-131

Retail - Anchored	Loan # 11	Cut-off Date Balance:	$31,000,000
3785 South Las Vegas Boulevard	Showcase I	Cut-off Date LTV:	67.8%
Las Vegas, NV 89109		UW NCF DSCR:	1.30x
		UW NOI Debt Yield:	8.5%

The Showcase I Property is located in Las Vegas, Nevada within the Las Vegas-Paradise-Henderson Core Based Statistical Area (the “Las Vegas CBSA”). The Las Vegas metro is the largest of Nevada’s 17 counties by population size and the city is considered the 28th most populated city in the United States with a population of over 2.3 million. Las Vegas is known for its grand casinos and lavish hotels, among other attractions. According to the appraisal, Las Vegas is considered one of the top three destinations in the United States for business conventions and is a global leader in the hospitality industry, claiming more AAA Five Diamond hotels than any other city in the world. Additionally, Las Vegas frequently ranks as one of the world’s most visited tourist destinations, with an economy that heavily relies on tourist traffic. The appraisal concludes that employment in the city has increased over the last 12 months preceding the appraisal date and convention activity has increased by 31% year over year as of June 2023. In terms of gross metropolitan product, the Las Vegas CBSA has outperformed the national expansion by an average of 50 basis points over the decade. A year-end 2023 study by a local visitor’s and convention authority suggests that visitors stay an average of 3.3 nights and budget approximately $788 for gaming, a continued increasing trend since 2018. The same study also indicates that visitors report spending an average of $249 per visit for shopping, $109 per visit for shows and $565 per visit for food and drinks. The 2023 visitor expenditure for food and drink is the highest on record, with expenditure on shopping being the second highest on record, falling behind 2021’s record of approximately $285 per visit.

According to the appraisal, total 2023 visitors were equal to approximately 40.8 million, up approximately 5.2% from visitation levels reported for 2022 and exceeding 40.0 million visitors for the first time since the COVID-19 pandemic. Each month of 2023 reported visits in excess of 3.0 million. Additionally, annual convention attendance neared 6.0 million in 2023, approximately 20.0% over 2022 levels. Year to date visits as of February 2024 totaled 6,757,800, up 6.3% as compared to the first two months of 2023.

According to a third-party market research report, the 2023 population within a one-, three- and five-mile radius of the Showcase I Property was 17,188, 161,038 and 386,068, respectively. The 2023 average household income within the same radii was $148,485, $71,536 and $75,009, respectively.

According to the appraisal, the Las Vegas retail market contains approximately 30,447,000 SF of space. The Southeast submarket that the Showcase I Property is located in contains 5,083,000 SF, or 16.7% of the region’s inventory, featuring asking rents of $20.18 PSF. Moreover, the Southeast submarket has a vacancy rate of 14.8%. However, according to a third-party market research report, retail and shopping center properties located along the Las Vegas Boulevard Corridor generally exhibit an average vacancy of between 4.0% and 7.0%. According to the appraisal, 547,000 SF of space was completed between 2019 and 2023 in the Las Vegas market, an average of 109,400 SF per year. In the Southeast submarket, a total of 10,000 SF of space was completed between 2019 and 2023, equating to 1.8% of new construction for the region. Between 2019 and 2023, new construction in the Southeast submarket outpaced absorption with an annual average of 2,000 SF completed and -8,400 SF absorbed within the five-year period.

The following table presents recent large retail leases at comparable retail properties with respect to the Showcase I Property:

Comparable Leases Summary
Property	Tenant Name	Tenant Size (SF)	Base Rent PSF
Showcase I(1)	Marshalls	30,624	$54.44
Confidential	Confidential	20,000	$115.00
Confidential	Confidential	15,185	$80.00
Confidential	Confidential	50,000	$50.00
Confidential	Confidential	30,000	$110.00
Confidential	Confidential	27,900	$155.06
Confidential	Confidential	27,800	$76.44
Confidential	Confidential	10,845	$124.48
Confidential	Confidential	13,025	$122.84
Total/Wtd. Avg.(2)		194,755	$96.10

Source:	Appraisal
(1)	Information is based on the underwritten rent roll as of February 29, 2024, inclusive of contractual rent steps through September 30, 2025.
(2)	The Total/Wtd. Avg. excludes the Showcase I Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-132

Retail - Anchored	Loan # 11	Cut-off Date Balance:	$31,000,000
3785 South Las Vegas Boulevard	Showcase I	Cut-off Date LTV:	67.8%
Las Vegas, NV 89109		UW NCF DSCR:	1.30x
		UW NOI Debt Yield:	8.5%

The following table presents recent specialty retail leases at comparable retail properties with respect to the Showcase I Property:

Comparable Leases Summary
Property	Tenant Name	Tenant Size (SF)	Base Rent PSF
Showcase I(1)	M&M World	31,025	$128.93
Confidential	Confidential	692	$541.91
Confidential	Confidential	6,176	$194.30
Confidential	Confidential	5,669	$264.60
Confidential	Confidential	9,118	$174.38
Confidential	Confidential	9,500	$170.00
Confidential	Confidential	10,350	$227.05
Confidential	Confidential	10,960	$228.10
Confidential	Confidential	1,800	$242.31
Confidential	Confidential	1,182	$368.99
Confidential	Confidential	383	$313.32
Confidential	Confidential	952	$99.95
Confidential	Confidential	648	$324.28
Confidential	Confidential	454	$317.18
Confidential	Confidential	764	$282.72
Confidential	Confidential	863	$417.15
Confidential	Confidential	3,923	$229.42
Confidential	Confidential	698	$250.00
Confidential	Confidential	446	$440.85
Total/Wtd. Avg.(2)		64,578	$223.28

Source:	Appraisal
(1)	Information is based on the underwritten rent roll as of February 29, 2024, inclusive of contractual rent steps through September 30, 2025.
(2)	The Total/Wtd. Avg. excludes the Showcase I Property.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Showcase I Property:

Market Rent Summary
	Anchor	Major	Theater	Food Court
Market Rent PSF (NNN)	$115.00	$75.00	$27.00	$50.00
Lease Term (Years)	10	10	10	10
Rent Increase Projection	10.0% year six	3.0% per annum	10.0% year six	3.0% per annum

Appraisal. The appraisal concluded to an “as-is” value for the Showcase I Property of $250,000,000 as of March 27, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated April 4, 2024, there was no evidence of any recognized environmental conditions at the Showcase I Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-133

Retail - Anchored	Loan # 11	Cut-off Date Balance:	$31,000,000
3785 South Las Vegas Boulevard	Showcase I	Cut-off Date LTV:	67.8%
Las Vegas, NV 89109		UW NCF DSCR:	1.30x
		UW NOI Debt Yield:	8.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Showcase I Property:

Cash Flow Analysis
	2022	2023	T-12 4/30/2024	UW(1)	UW PSF
Rents in Place	$10,160,383	$12,029,049	$12,413,607	$13,673,553	$75.61
Vacant Income	0	0	0	1,499,943	$8.29
Reimbursements	2,357,104	2,375,437	2,587,716	2,941,175	$16.26
Gross Potential Income	$12,517,487	$14,404,487	$15,001,323	$18,114,671	$100.17
Other Income(2)	1,169,255	1,111,404	1,086,689	1,295,481	$7.16
Vacancy	0	0	0	(1,499,943)	($8.29)
Effective Gross Income	$13,686,743	$15,515,891	$16,088,013	$17,910,209	$99.03

Real Estate Taxes	467,369	495,962	512,323	522,232	$2.89
Insurance	73,418	86,793	91,514	157,496	$0.87
Other Operating Expenses	2,345,831	2,543,023	2,590,176	2,821,779	$15.60
Total Operating Expenses	$2,886,618	$3,125,777	$3,194,013	$3,501,507	$19.36

Net Operating Income	$10,800,125	$12,390,114	$12,894,000(3)	$14,408,703(3)	$79.67
Replacement Reserves	0	0	0	27,127	$0.15
TI/LC	0	0	0	180,848	$1.00
Net Cash Flow	$10,800,125	$12,390,114	$12,894,000	$14,200,728	$78.52

Occupancy (%)	90.0%	100.0%	100.0%	91.7%(4)
NOI DSCR(5)	0.99x	1.13x	1.18x	1.32x
NCF DSCR(5)	0.99x	1.13x	1.18x	1.30x
NOI Debt Yield(5)	6.4%	7.3%	7.6%	8.5%
NCF Debt Yield(5)	6.4%	7.3%	7.6%	8.4%

(1)	Based on the underwritten rent roll as of February 29, 2024, inclusive of contractual rent steps through September 30, 2025.
(2)	Other Income includes storage, stairway rental and temporary tenant and parking incomes.
(3)	The increase from T-12 4/30/2024 NOI to UW NOI is primarily attributable to (i) execution of the M&M renewal lease with an effective date and rent step up in September 2025, reflected in the lender underwriting, and (ii) increased parking income in accordance with the borrower’s budget. At loan origination, $2,152,888 was reserved in connection with the M&M gap/free rent obligations.
(4)	Although in occupancy and paying rent, Netflix has been underwritten as vacant as the Netflix lease is scheduled to expire December 2024. Netflix currently leases its space at a rental rate of $83.15 PSF. Occupancy (%) represents the underwritten economic occupancy based on vacant income attributable to Netflix’s space of $83.15 PSF. The Showcase I Property was 100.0% physically occupied as of February 29, 2024.
(5)	Based on the Showcase I Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-134

Mortgage Loan No. 12 – Northville Village Shopping Center Phase I

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Northville, MI 48168
Original Balance:	$29,500,000			General Property Type:	Retail
Cut-off Date Balance:	$29,500,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	3.2%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1997/NAP
Borrower Sponsor:	Grand/Sakwa Management, L.L.C.			Size:	179,410 SF
Guarantors:	Daniel L. Stern, Christopher G. Brochert			Cut-off Date Balance Per SF:	$164
	and Gary Sakwa			Maturity Date Balance Per SF:	$164
Mortgage Rate:	6.5000%			Property Manager:	Grand/Sakwa Management L.L.C
Note Date:	8/2/2024				(borrower-related)
Maturity Date:	9/1/2029			Underwriting and Financial Information
Term to Maturity(2):	61 months			UW NOI:	$3,007,704
Amortization Term:	0 months			UW NCF:	$2,775,726
IO Period(2):	61 months			UW NOI Debt Yield:	10.2%
Seasoning:	0 months			UW NCF Debt Yield:	9.4%
Prepayment Provisions(2):	L(24),D(30),O(7)			UW NOI Debt Yield at Maturity:	10.2%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.43x
Additional Debt Type:	NAP			Most Recent NOI:	$2,278,621 (12/31/2023)
Additional Debt Balance:	NAP			2nd Most Recent NOI:	$2,762,737 (12/31/2022)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	$3,125,694 (12/31/2021)
Reserves				Most Recent Occupancy:	97.7% (7/22/2024)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	98.5% (12/31/2023)
RE Taxes:	$53,582	$26,791	NAP	3rd Most Recent Occupancy:	100.0% (12/31/2022)
Insurance(1):	$0	Springing	NAP	Appraised Value (as of):	$42,800,000 (5/29/2024)
Deferred Maintenance:	$81,313	$0	NAP	Appraised Value Per SF:	$239
Replacement Reserve:	$0	$3,069	NAP	Cut-off Date LTV Ratio:	68.9%
TI/LC Reserve:	$500,000	$17,193	$750,000	Maturity Date LTV Ratio:	68.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$29,500,000	100.0%	Loan Payoff:	$25,227,314	85.5%
			Return of Equity:	$3,220,382	10.9%
			Reserves:	$634,895	2.2%
			Closing Costs:	$417,409	1.4%
Total Sources:	$29,500,000	100.0%	Total Uses:	$29,500,000	100.0%

(1)	Monthly payments to the insurance reserve of 1/12th of the insurance premiums are waived so long as (i) there is no event of default, (ii) the borrower maintains a blanket policy acceptable to the lender, (iii) the borrower provides to the lender evidence of renewal of such policies, and (iv) the borrower provides the lender paid receipts for the payment of the insurance premiums by no later than 10 days prior to the expiration dates of the policies.
(2)	Under the terms of the Northville Village Shopping Center Phase I Mortgage Loan (as defined below) documents, the first payment date is the payment date in October 2024, and the Term to Maturity and IO Period as applicable, are 60 months. However, the lender will contribute an initial interest deposit amount to the issuing entity on the closing date of the BANK5 2024-5YR9 securitization to cover an amount that represents one month’s interest that would have accrued with respect to the Northville Village Shopping Center Phase I Mortgage Loan at the related interest rate with respect to a September 2024 payment date, and, therefore, the Northville Village Shopping Center Phase I Mortgage Loan is being treated as having a first payment date on the due date in September 2024, and Term to Maturity and IO Period, as applicable, of 61 months.

The Mortgage Loan. The twelfth largest mortgage loan (the “Northville Village Shopping Center Phase I Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $29,500,000 and secured by a first priority fee mortgage encumbering condominium units comprising a 179,410 SF anchored retail property in Northville, Michigan (the “Northville Village Shopping Center Phase I Property”).

The Borrower and the Borrower Sponsor. The borrower for the Northville Village Shopping Center Phase I Mortgage Loan is Northville Retail Center Joint Venture L.L.C., a single-purpose, Michigan limited liability company. The borrower is 61.5% owned by the Gary Sakwa of Ward (Partnership), which is controlled by Gary Sakwa. The non-recourse carve-out guarantors for the Northville Village Shopping Center Phase I Mortgage Loan are Christopher G. Brochert, Daniel L. Stern and Gary Sakwa. Gary Sakwa is the co-founder and managing partner of the borrower sponsor, Grand/Sakwa Properties, L.L.C. Grand Sakwa Properties, L.L.C. has developed several million SF of retail and residential properties and is a large private real estate developer in the Midwest. Grand/Sakwa Properties, L.L.C.’s affiliate, Grand Sakwa Management, provides asset and property management services for over four million SF of the company’s current holdings as well as select projects owned by third parties.

Gary Sakwa has over 35 years of experience in the residential and commercial real estate industry. Gary Sakwa has developed over 10,000 residential lots and through joint ventures has constructed over 3,000 homes. Additionally, Gary Sakwa has developed and/or acquired more than 5 million SF of commercial property. Daniel L. Stern and Christopher G. Brochert jointly own Lormax Stern Development Company, which is a fully integrated commercial real estate firm specializing in the acquisition, development, and operational oversight of commercial properties throughout the United States. Lormax

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-135

Retail – Anchored	Loan #12	Cut-off Date Balance:	$29,500,000
17447 Haggerty Road	Northville Village Shopping Center Phase I	Cut-off Date LTV:	68.9%
Northville, MI 48168		UW NCF DSCR:	1.43x
		UW NOI Debt Yield:	10.2%

Stern’s principals have supervised the acquisition and development of more than 50 commercial properties across the country, with an aggregate gross leasable area exceeding 30 million SF.

The Property. The Northville Village Shopping Center Phase I Property is comprised of a fee interest in condominium units comprising a 179,410 SF anchored retail property on an approximately 23.2-acre site in Northville, Michigan, that includes 1,064 surface parking spaces (5.9 parking spaces per 1,000 SF). The Northville Village Shopping Center Phase I Property was built in 1997, originally developed by the borrower sponsor, and as of July 22, 2024, is currently 97.7% leased to 11 tenants. The Northville Village Shopping Center Phase I Property is anchored by Kroger, Barnes & Noble Superstore (“Barnes & Noble”), TJ Maxx, and Michaels. These four anchor tenants occupy 71.7% of NRA and account for 61.3% of underwritten rent. Other notable tenants include ULTA Beauty, Five Below and Einstein Bros Bagels. The Northville Village Shopping Center Phase I Property is also shadow-anchored by REI, Office Depot and PetSmart, which are not included in the collateral. Additionally, the borrower sponsor also owns Northville Village Shopping Center Phase II, which is a 43,000 SF expansion phase situated immediately north of the Northville Village Shopping Center Phase I Property, with complementary tenants including KSI Kitchen and Bath, P.F. Chang’s China Bistro and Massage Envy.

The Northville Village Shopping Center Phase I Property is comprised of 7 units in an 11 unit condominium. The remaining units consist of additional stores in the related shopping center. The borrower has a 63.95% interest in the condominium. Each of the 11 unit owners has the right to appoint one member of the board of directors of the condominium.

Major Tenants.

Kroger (58,120 SF, 32.4% of NRA, 22.5% of underwritten rent). The Kroger Co. (“Kroger”) is an American chain of combination food and drug stores, multi-department stores, marketplace stores, and price impact warehouses across the United States. Kroger was founded in 1883, and is headquartered in Cincinnati, Ohio. Kroger’s product portfolio includes natural food and organic sections, pharmacies, and general merchandise, pet centers and perishables such as fresh seafood and organic produce, apparel, home fashion and furnishings, electronics, automotive products, toys, outdoor living products, electronics, and home goods. It sells private label products under various banners including Baker’s, Harris Teeter, Kroger, Dillons, Fry’s, Fred Meyer, Gerbes, Home Chef, QFC, and The Little Clinic. Kroger is one of the largest retailers in the United States, and operates over 2,750 grocery retail stores, 170 fine jewelry stores, 35 food production or manufacturing facilities, 1,585 supermarket fuel centers, and 2,256 pharmacies. Kroger has served as the grocery-anchor for the Northville Village Shopping Center Phase I Property since 1995, has a lease expiration date of June 30, 2027, and has four, 5-year automatic renewal options remaining.

Barnes & Noble Superstore (28,200 SF, 15.7% of NRA, 18.1% of underwritten rent). Barnes & Noble is a large retail bookseller and retailer of content, digital media, and educational products. Founded in 1971, and headquartered in New York, New York, Barnes & Noble Bookseller operates approximately 600 bookstores across the United States, as well as an e-commerce site. Barnes & Noble Bookseller also operates through its Nook Digital business, which offers an expansive collection of digital reading content and an audiobook subscription service to complement its product, the Nook tablet. In the early 1990’s the company came up with the concept of their “superstore,” which helped revolutionize bookselling by combining a vast and deep selection of book titles with an experienced bookselling staff as well as a warm, comfortable and spacious atmosphere. The stores offered a comprehensive inventory of books, music, educational toys and games and gifts. Barnes & Noble Superstore has anchored the Northville Village Shopping Center Phase I Property since 1997, has a lease expiration date of May 31, 2027, and has two, 5-year renewal options remaining.

TJ Maxx (23,254 SF, 13.0% of NRA, 10.7% of underwritten rent). TJ Maxx is an American department store chain, and is one of the main subsidiaries of The TJX Companies, Inc., an off-price apparel and home fashions retailer in the United States and worldwide. At the end of fiscal year 2024, The TJX Companies, Inc. reported over 4,900 stores across nine countries and three continents, and six branded e-commerce sites, with approximately 329,000 associates. Along with TJ Maxx, The TJX Companies, Inc. operates as Marshalls, HomeGoods, Sierra, and HomeSense. TJ Maxx has anchored the Northville Village Shopping Center Phase I Property since November 2023, has a lease expiration of November 30, 2033, and has four, 5-year renewal options remaining.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-136

Retail – Anchored	Loan #12	Cut-off Date Balance:	$29,500,000
17447 Haggerty Road	Northville Village Shopping Center Phase I	Cut-off Date LTV:	68.9%
Northville, MI 48168		UW NCF DSCR:	1.43x
		UW NOI Debt Yield:	10.2%

The following table presents a summary regarding the major stores at the Northville Village Shopping Center Phase I Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Major Tenants
Kroger	NR/Baa1/BBB	58,120	32.4%	$725,000	22.5%	$12.47	6/30/2027	4 x 5 year(3)	N
Barnes & Noble Superstore	NR/NR/NR	28,200	15.7%	$581,484	18.1%	$20.62	5/31/2027	2 x 5 year	N
TJ Maxx	NR/A2/A	23,254	13.0%	$342,996	10.7%	$14.75	11/30/2033	4 x 5 year	N
Michaels	NR/NR/NR	19,080	10.6%	$324,360	10.1%	$17.00	2/28/2034	3 x 5 year	N
Ulta Beauty	NR/NR/NR	11,750	6.5%	$258,500	8.0%	$22.00	7/31/2027	2 x 5 year	N
Subtotal/Wtd. Avg.		140,404	78.3%	$2,232,340	69.4%	$15.90

Other Tenants		34,968	19.5%	$985,092	30.6%	$28.17
Occupied Subtotal/Wtd. Avg.		175,372	97.7%	$3,217,432	100.0%	$18.35

Vacant Space		4,038	2.3%
Total/Wtd. Avg.		179,410	100.0%

(1)	Information is based on the underwritten rent roll dated July 22, 2024.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(3)	Kroger’s renewal options are automatic unless the tenant provides notice of non-renewal to the borrower 9 months prior to the renewal date.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-137

Retail – Anchored	Loan #12	Cut-off Date Balance:	$29,500,000
17447 Haggerty Road	Northville Village Shopping Center Phase I	Cut-off Date LTV:	68.9%
Northville, MI 48168		UW NCF DSCR:	1.43x
		UW NOI Debt Yield:	10.2%

The following table presents certain information relating to the lease rollover at the Northville Village Shopping Center Phase I Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	Total UW Rent PSF Rolling
MTM/2024	0	0	0.0%	0.0%	$0	0.0%	0.00%	$0.00
2025	0	0	0.0%	0.0%	$0	0.0%	0.00%	$0.00
2026	2	7,713	4.3%	4.3%	$236,419	7.3%	7.35%	$30.65
2027	3	98,070	54.7%	59.0%	$1,564,984	48.6%	55.99%	$15.96
2028	2	13,579	7.6%	66.5%	$360,853	11.2%	67.20%	$26.57
2029	1	8,400	4.7%	71.2%	$184,800	5.7%	72.95%	$22.00
2030	0	0	0.0%	71.2%	$0	0.0%	72.95%	$0.00
2031	0	0	0.0%	71.2%	$0	0.0%	72.95%	$0.00
2032	0	0	0.0%	71.2%	$0	0.0%	72.95%	$0.00
2033	1	23254	13.0%	84.2%	$342,996	10.7%	83.61%	$14.75
2034	1	19,080	10.6%	94.8%	$324,360	10.1%	93.69%	$17.00
2035 & Thereafter	1	5,276	2.9%	97.7%	$203,020	6.3%	100.00%	$38.48
Vacant	0	4,038	2.3%	100.0%	$0	0.0%	100.00%	$0.00
Total/Wtd. Avg.(3)	11	179,410	100.0%		$3,217,432	100.0%		$18.35

(1)	Information is based on the underwritten rent roll dated July 22, 2024.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.
(3)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Northville Village Shopping Center Phase I Property is located in Northville, Michigan, within the Southern Interstate 275 Corridor retail submarket of the Detroit retail market. The Northville Village Shopping Center Phase I Property is located on Haggarty Road, within a major retail corridor in close proximity to other retailers such as Flemings Steakhouse and Trader Joe’s and within one mile of the Laurel Park Place mall. The Northville Village Shopping Center Phase I Property is situated within one mile of Interstate 96 and Interstate 275, and approximately 2.0 miles from State Route 14. The Northville Village Shopping Center Phase I Property is located approximately 3.0 miles from downtown Northville, 13.0 miles from the Detroit Metropolitan Wayne County Airport, and 20.0 miles from the Detroit central business district. According to the appraisal, as of the first quarter of 2024, the vacancy rate in the Southern Interstate 275 Corridor retail submarket was approximately 4.7% with average asking rents of $14.79 PSF and inventory of approximately 28.2 million SF. According to the appraisal, as of the first quarter of 2024, the vacancy rate in the Detroit retail market was approximately 5.0% with average asking rents of $14.72 PSF and inventory of approximately 314.6 million SF. According to the appraisal, the 2023 population within a one-, three- and five-mile radius of the Northville Village Shopping Center Phase I Property was 5,801, 69,526, and 198,406, respectively. The 2023 average household income within the same one-, three- and five-mile radius was $138,842, $138,205, and $133,628, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-138

Retail – Anchored	Loan #12	Cut-off Date Balance:	$29,500,000
17447 Haggerty Road	Northville Village Shopping Center Phase I	Cut-off Date LTV:	68.9%
Northville, MI 48168		UW NCF DSCR:	1.43x
		UW NOI Debt Yield:	10.2%

The following table presents recent anchor space leasing data at comparable retail properties with respect to the Northville Village Shopping Center Phase I Property:

Comparable Leases Summary
Property/Location	Year Built	SF	Tenant Name	Tenant Size (SF)	Lease Date	Rent PSF	Lease Type
Northville Village Shopping Center Phase I Property (subject)(1) 17447 Haggerty Road Northville, MI	1997	179,410	Barnes & Noble Superstore TJ Maxx	28,200 23,254	June. 2022 Nov. 2023	$20.62 $14.75	NNN NNN
Utica Park Place Shopping Center 45160 Utica Park Boulevard Utica, MI	1992	494,855	Best Buy	45,426	Feb. 2024	$8.50	NNN
Freestanding Retail 30180 Grand River Avenue Farmington Hills, MI	1989	21,430	Kid’s Empire	32,000	May 2023	$12.00	NNN
Taylor Commons 21592 Ecorse Road Taylor, MI	1991	74,300	Advance Auto Parts	20,250	Mar. 2023	$12.00	NNN
Mid-Five Center 29583 5 Mile Road Livonia, MI	1979	59,310	Floorama	12,000	Mar. 2024	$15.00	NNN
West Oaks I & II Shopping Center 43588 West Oaks Drive Novi, MI	1986	153,858	Watsons	32,000	Mar. 2024	$18.00	NNN
Main Street Novi Shopping Center 42875 Grand River Avenue Novi, MI	1995	78,750	UMI Buffet of Novi	12,299	May 2023	$18.60	NNN

Source: Appraisal.

(1)	Information is based on the underwritten rent roll dated July 22, 2024, other than Year Built.

The following table presents recent grocery space leasing data at comparable retail properties with respect to the Northville Village Shopping Center Phase I Property:

Comparable Leases Summary
Property/Location	Year Built	SF	Tenant Name	Tenant Size (SF)	Lease Date	Rent PSF	Lease Type
Northville Village Shopping Center Phase I Property (subject)(1) 17447 Haggerty Road Northville, MI	1997	179,410	Kroger	58,120	Jul. 2022	$12.47	NNN
ShopRite 2301 West Oregon Avenue Philadelphia, PA	1960	54,388	ShopRite	54,388	Jan. 2023	$14.72	NNN
Nottingham Square – Kroger Anchored Center 43611 Schoenherr Road Sterling Heights, MI	2002	112,281	Kroger	73,100	Dec. 2022	$13.82	Absolute Net
Sam’s Club 333 Saw Mill River Road Elmsford, NY	1996	114,113	Sam’s Club	114,113	Feb. 2024	$17.97	NNN
Giant Eagle 700 Moraine Pointe Plaza Butler, PA	2002	65,000	Giant Eagle	65,000	Jan. 2024	$13.00	NNN
Pick ‘n Save 1735 West Silver Spring Drive Glendale, WI	1931	61,910	Pick N Save	61,910	Jan. 2025	$15.37	NNN
Meadows Shopping Center 6606 Security Boulevard Baltimore, MD	1986	108,050	Global Food	36,360	Mar. 2023	$8.00	NNN

Source: Appraisal.

(1)	Information is based on the underwritten rent roll dated July 22, 2024, other than Year Built.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-139

Retail – Anchored	Loan #12	Cut-off Date Balance:	$29,500,000
17447 Haggerty Road	Northville Village Shopping Center Phase I	Cut-off Date LTV:	68.9%
Northville, MI 48168		UW NCF DSCR:	1.43x
		UW NOI Debt Yield:	10.2%

The following table presents recent small retail space leasing data at comparable retail properties with respect to the Northville Village Shopping Center Phase I Property:

Comparable Leases Summary
Property/Location	Year Built	SF	Tenant Name	Tenant Size (SF)	Lease Date	Rent PSF	Lease Type
Northville Village Shopping Center Phase I Property (subject)(1) 17447 Haggerty Road Northville, MI	1997	179,410	The Hudson Café Einstein Bros Bagels	5,276 2,200	Jul. 2022 Jan. 2022	$38.48 $40.43	NNN NNN
The Gateway II 3784 South Rochester Road Rochester Hills, MI	2023	28,940	Tim Horton’s	1,614	Oct. 2023	$35.00	NNN
Westgate Shopping Center 2449-2471 West Stadium Boulevard Ann Arbor, MI	1960	171,167	Zingerman’s Roadhouse Restaurant	5,335	Mar. 2024	$27.75	NNN
Freestanding Retail Outlet 22250 Eureka Road Taylor, MI	2024	4,995	Chick-Fil-A	4,995	Sep. 2024	$35.03	NNN
Shoppes of Plymouth 150-190 Ann Arbor Road Plymouth, MI	2019	12,190	Vibe Salon Suites	9,974	Oct. 2023	$35.00	NNN
City Life Plaza 144 East Tienken Road Rochester Hills, MI	2006	56,542	Massage Luxe Spa	2,890	Nov. 2023	$30.00	NNN
Multi-Tenant Retail 9328 Highland Road White Lake Township, MI	2023	5,840	Moe’s Southwest Grill	2,840	Feb. 2023	$30.00	NNN

Source: Appraisal.

(1)	Information is based on the underwritten rent roll dated July 22, 2024, other than Year Built.

The following table presents information relating to the appraisal’s market rent conclusion for the Northville Village Shopping Center Phase I Property:

Market Rent Summary
	Market Rent	Escalations	Term (years)	Reimbursements	Tenant Allowances (New/Renewal)	Leasing Commissions (New/Renewal)
Anchor Space:	$15.50	2.0%/year	5	Net	$10.00 / $5.00	5.0% / 2.0%
Small Retail Space:	$31.00	2.0%/year	5	Net	$20.00 / $10.00	5.0% / 2.0%
Grocery Space:	$12.50	2.0%/year	10	Net	$5.00 / $3.00	5.0% / 2.0%

Source: Appraisal.

Appraisal. The appraisal concluded to an “as-is” value for the Northville Village Shopping Center Phase I Property of $42,800,000 as of May 29, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated June 7, 2024, there was no evidence of any recognized environmental conditions at the Northville Village Shopping Center Phase I Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-140

Retail – Anchored	Loan #12	Cut-off Date Balance:	$29,500,000
17447 Haggerty Road	Northville Village Shopping Center Phase I	Cut-off Date LTV:	68.9%
Northville, MI 48168		UW NCF DSCR:	1.43x
		UW NOI Debt Yield:	10.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Northville Village Shopping Center Phase I Property:

Cash Flow Analysis
	2020	2021	2022	2023(1)	UW(1)(2)	UW PSF
Gross Potential Rent(3)	$2,986,239	$3,239,797	$3,001,524	$2,579,734	$3,342,610	$18.63
Reimbursements	$859,821	$802,208	$782,319	$847,957	$1,332,435	$7.43
Other Income	$10,698	$17,039	$40,801	$5,329	$20,000	$0.11
(Vacancy / Credit Loss)	$0	$0	$0	$0	($233,752)	($1.30)
Effective Gross Income	$3,856,758	$4,059,044	$3,824,645	$3,433,021	$4,461,293	$24.87

Real Estate Taxes	$212,221	$214,226	$217,728	$263,861	$555,501	$3.10
Insurance	$36,171	$39,774	$45,776	$51,676	$62,707	$0.35
Other Operating Expenses	$635,428	$679,350	$798,403	$838,863	$835,381	$4.66
Total Operating Expenses	$883,820	$933,350	$1,061,907	$1,154,400	$1,453,589	$8.10

Net Operating Income	$2,972,938	$3,125,694	$2,762,737	$2,278,621	$3,007,704	$16.76
Replacement Reserves	$0	$0	$0	$0	$36,821	$0.21
TI/LC	$0	$0	$0	$0	$195,157	$1.09
Net Cash Flow	$2,972,938	$3,125,694	$2,762,737	$2,278,621	$2,775,726	$15.47

Occupancy (%)(4)	100.0%	100.0%	100.0%	98.5%	95.0%
NOI DSCR	1.53x	1.61x	1.42x	1.17x	1.55x
NCF DSCR	1.53x	1.61x	1.42x	1.17x	1.43x
NOI Debt Yield	10.1%	10.6%	9.4%	7.7%	10.2%
NCF Debt Yield	10.1%	10.6%	9.4%	7.7%	9.4%

(1)	The increase in Gross Potential Rent and Net Operating Income is due to Bed Bath and Beyond vacating its space upon lease expiration in February 2023, and TJ Maxx and Michaels taking occupancy of the former Bed Bath and Beyond Space in November 2023, and March 2024, respectively, as well as Five Below renewing its lease at a higher rent on August 1, 2024.
(2)	Base rent for three of the retail suites is above market. If those suites are marked to market, UW Net Operating Income declines from $3,007,704 to $2,775,726, underwritten NOI Debt Yield would decrease from 10.2% to 9.4% and the underwritten NOI DSCR would decrease from 1.55x to 1.43x.
(3)	UW Gross Potential Rent is based on the underwritten rent roll dated July 22, 2024 and includes rent steps underwritten through July 2025 totaling approximately $20,660.
(4)	UW Occupancy (%) represents economic occupancy. Historical occupancies represent physical occupancies, and are sourced from the borrower. The Northville Shopping Center Phase I Property was 97.7% leased based on the underwritten rent roll dated July 22, 2024.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-141

Mortgage Loan No. 13 – Dundalk Plaza

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Baltimore, MD 21222
Original Balance:	$27,300,000			General Property Type:	Retail
Cut-off Date Balance:	$27,300,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	3.0%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1968/2018-2020
Borrower Sponsors:	Christos Economides and			Size:	178,075 SF
	Oekos Corporation			Cut-off Date Balance Per SF:	$153
Guarantors:	Christos Economides and			Maturity Date Balance Per SF:	$153
	Oekos Corporation			Property Manager:	Oekos Management Corporation
Mortgage Rate:	7.20000%				(borrower-related)
Note Date:	7/9/2024
Maturity Date:	8/1/2029
Term to Maturity:	60 months
Amortization Term:	0 months
IO Period:	60 months
Seasoning:	0 months			Underwriting and Financial Information
Prepayment Provisions:	L(24),D(32),O(4)			UW NOI:	$3,045,916
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF:	$2,842,168
Additional Debt Type:	NAP			UW NOI Debt Yield:	11.2%
Additional Debt Balance:	NAP			UW NCF Debt Yield:	10.4%
Future Debt Permitted (Type):	No (NAP)			UW NOI Debt Yield at Maturity:	11.2%
Reserves				UW NCF DSCR:	1.43x
Type	Initial	Monthly	Cap	Most Recent NOI:	$2,641,352 (3/31/2024 TTM)
RE Taxes:	$0	$25,608	NAP	2nd Most Recent NOI:	$2,622,017 (12/31/2023)
Insurance(1):	$0	Springing	NAP	3rd Most Recent NOI:	$2,311,790 (12/31/2022)
Replacement Reserve:	$6,204	$2,226	$106,845	Most Recent Occupancy:	97.6% (4/15/2024)
TI/LC Reserve:	$0	$14,840	$712,300	2nd Most Recent Occupancy:	88.5% (12/31/2023)
Pet Supply Reserve(2):	$1,386,285	$0	NAP	3rd Most Recent Occupancy:	88.7% (12/31/2022)
Unfunded Obligations Reserve:	$15,300	$0	NAP	Appraised Value (as of):	$42,500,000 (4/25/2024)
				Appraised Value Per SF:	$239
				Cut-off Date LTV Ratio:	64.2%
				Maturity Date LTV Ratio:	64.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$27,300,000	100.0%	Loan Payoff:	$22,665,062	83.0%
			Return of Equity:	$2,318,422	8.5%
			Reserves:	$1,407,789	5.2%
			Closing Costs:	$908,728	3.3%
Total Sources:	$27,300,000	100.0%	Total Uses:	$27,300,000	100.0%

(1)	Monthly insurance reserve deposits of 1/12th of the insurance premiums are waived so long as (i) there is no event of default, (ii) the borrower maintains a blanket policy acceptable to the lender, (iii) the borrower provides to the lender evidence of renewal of such policy, and (iv) the borrower provides the lender paid receipts for the payment of the insurance premiums by no later than 10 days prior to the expiration dates of the policy.
(2)	Pet Supplies Plus (4.8% of net rentable area and 7.1% of underwritten rent) has signed a lease but is not yet in occupancy or paying rent. At origination the lender reserved approximately $1,386,285, comprised of $900,000 for landlord work to be completed by the borrower prior to the delivery of the leased premises to Pet Supplies Plus, $161,424 for leasing commissions, $222,066 for approximately one year of gap rent, $47,278.32 for approximately 15 months of gap reimbursements, and $55,516.50 for three months of free rent commencing after delivery and acceptance of the leased premises by Pet Supplies Plus. The tenant’s rent commencement date is the earlier of 90 days after delivery of the leased space or when the tenant opens for business (estimated to be in the summer of 2025). There can be no assurance that Pet Supplies Plus will take occupancy and commence paying rent as expected, or at all.

The Mortgage Loan. The thirteenth largest mortgage loan (the “Dundalk Plaza Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $27,300,000 and secured by a first priority fee mortgage encumbering a 178,075 SF anchored retail property in Baltimore, Maryland (the “Dundalk Plaza Property”).

The Borrower and the Borrower Sponsor. The borrower for the Dundalk Plaza Mortgage Loan is Oekos Dundalk, LLC, a single-purpose Maryland limited liability company with one independent director in its organizational structure. The borrower is wholly owned by Oekos Corporation. Oekos Corporation is owned by K.C.C. USA Development Limited (17.33%), two offshore entities (74.51%) and Christos Economides (8.16%). The offshore entities are Amyclae Limited (68.20%; Lichtenstein) and Leslie Limited (6.31%; Saint Vincent and the Grenadines). K.C.C. USA Development Limited is wholly owned by K.C.C. Development Limited (Lichtenstein). The indirect majority owners of Oekos Corporation are Christos Economides and his sister. Christos Economides is a lawful permanent resident of the United States.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-142

Retail – Anchored	Loan #13	Cut-off Date Balance:	$27,300,000
1401-1417 Merritt Boulevard	Dundalk Plaza	Cut-off Date LTV:	64.2%
Baltimore, MD 21222		UW NCF DSCR:	1.43x
		UW NOI Debt Yield:	11.2%

The borrower sponsors and non-recourse carveout guarantors are Christos Economides and Oekos Corporation. Christos Economides is the president and chief executive officer of Oekos Corporation, a privately-owned real estate consortium founded in 1986. Oekos Corporation invests in commercial properties across the Mid-Atlantic region and currently holds a real estate portfolio totaling approximately 850,000 SF of office and retail space across Maryland, Virginia, and Delaware.

The Property. The Dundalk Plaza Property is comprised of a fee interest in four single-story buildings encompassing a 178,075 SF anchored retail property on an approximately 16.1-acre site in Baltimore, Maryland that includes 922 surface parking spaces (5.2 parking spaces per 1,000 SF). The Dundalk Plaza Property was built in 1968 and has been owned and operated by the borrower sponsors for nearly 20 years, after originally acquiring the property in 2004 for $12.9 million. Since that time, the borrower sponsors have made investments into the Dundalk Plaza Property totaling approximately $11.7 million, including a major $5.0 million façade overhaul in 2018, as well as ongoing capital expenditures and tenant lease up costs. As of April 15, 2024, the Dundalk Plaza Property is 97.6% leased to 27 tenants and anchored by Ollie’s Bargain Outlet, ALDI, and Planet Fitness, with no other tenant occupying more than 9.4% of NRA or comprising more than 7.6% of underwritten rent. The remaining tenants include a mix of national and regional retailers including Octapharma Plasma, Advance Auto Parts, Pet Supplies Plus, Mattress Firm, Five Guys, Popeyes, Capital One, Papa John’s and Jersey Mikes.

Major Tenants.

Ollie’s Bargain Outlet (34,140 SF, 19.2% of NRA, 9.3% of underwritten rent). Ollie’s Bargain Outlet (NYSE: OLLI) is an American chain of discount closeout retailers that was founded in 1982. Its selection of merchandise comprises a variety of discounted household goods, apparel, pet supplies, kitchen pantry staples, and seasonal products, most of which are unsold or overstocked merchandise that is purchased in bulk from other retailers and sold at discount prices. Ollie’s Bargain Outlet currently operates 525 stores across 31 states. Ollie’s Bargain Outlet has anchored the Dundalk Plaza Property since 1993, has a lease expiration date of September 30, 2027, and has two, 5-year renewal options remaining.

ALDI (19,704 SF, 11.1% of NRA, 8.3% of underwritten rent). ALDI is one of the world’s biggest discount grocery chains, running more than 10,000 stores worldwide. The German grocer offers discounted prices on about 1,400 popular food items and carries mostly private-label items (90.0% of inventory), displaying them on pallets rather than shelves. ALDI has approximately 2,300 stores in the United States. ALDI has approximately 4,300 stores in Germany, which account for about two-thirds of its sales. ALDI has served as the grocery-anchor for the Dundalk Plaza Property since 2018, has a lease expiration date of July 31, 2028, and has four automatic 5-year renewal options remaining.

Planet Fitness (18,219 SF, 10.2% of NRA, 7.7% of underwritten rent). Planet Fitness (NYSE: PLNT) is an American franchisor and operator of fitness centers, based in Hampton, New Hampshire. Planet Fitness has around 2,400 clubs, making it one of the largest fitness club franchises by number of members and locations. Planet Fitness has locations in the United States, Canada, the Dominican Republic, Panama, Mexico and Australia. Planet Fitness has anchored the Dundalk Plaza Property since 2008, has a lease expiration date of October 15, 2032, and has two, 5-year renewal options remaining.

The following table presents a summary regarding the major stores at the Dundalk Plaza Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Major Tenants
Ollie’s Bargain Outlet	NR/NR/NR	34,140	19.2%	$291,214	9.3%	$8.53	9/30/2027	2 x 5 year	N
ALDI	NR/NR/NR	19,704	11.1%	$260,088	8.3%	$13.20	7/31/2028	4 x 5 year	N
Planet Fitness	NR/NR/NR	18,219	10.2%	$240,491	7.7%	$13.20	10/15/2032	2 x 5 year	N
Harbor Freight Tools	NR/NR/NR	16,814	9.4%	$166,458	5.3%	$9.90	12/31/2029	3 x 5 year	N
Octapharma Plasma	NR/NR/NR	15,107	8.5%	$236,878	7.6%	$15.68	9/30/2026	2 x 5 year	N
Subtotal/Wtd. Avg.		103,984	58.4%	$1,195,129	38.3%	$11.49

Other Tenants		69,774	39.2%	$1,922,723	61.7%	$27.56
Occupied Subtotal/Wtd. Avg.		173,758	97.6%	$3,117,852	100.0%	$17.94

Vacant Space		4,317	2.4%
Total/Wtd. Avg.		178,075	100.0%

(1)	Information is based on the underwritten rent roll dated April 15, 2024.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-143

Retail – Anchored	Loan #13	Cut-off Date Balance:	$27,300,000
1401-1417 Merritt Boulevard	Dundalk Plaza	Cut-off Date LTV:	64.2%
Baltimore, MD 21222		UW NCF DSCR:	1.43x
		UW NOI Debt Yield:	11.2%

The following table presents certain information relating to the lease rollover at the Dundalk Plaza Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	Total UW Rent PSF Rolling
MTM/2024	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2025	1	1,346	0.8%	0.8%	$38,486	1.2%	1.2%	$28.59
2026	3	25,660	14.4%	15.2%	$396,484	12.7%	14.0%	$15.45
2027	4	41,085	23.1%	38.2%	$504,890	16.2%	30.1%	$12.29
2028	7	39,111	22.0%	60.2%	$806,641	25.9%	56.0%	$20.62
2029	2	19,818	11.1%	71.3%	$282,112	9.0%	65.1%	$14.24
2030	0	0	0.0%	71.3%	$0	0.0%	65.1%	$0.00
2031	1	1435	0.8%	72.1%	$37,324	1.2%	66.3%	$26.01
2032	4	22,907	12.9%	85.0%	$423,004	13.6%	79.8%	$18.47
2033	1	1823	1.0%	86.0%	$39,432	1.3%	81.1%	$21.63
2034	2	4,682	2.6%	88.7%	$232,277	7.4%	88.5%	$49.61
2035 & Thereafter	2	15,891	8.9%	97.6%	$357,203	11.5%	100.0%	$22.48
Vacant	0	4,317	2.4%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(3)	27	178,075	100.0%		$3,117,852	100.0%		17.94

(1)	Information is based on the underwritten rent roll dated April 15, 2024.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.

(3) Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Dundalk Plaza Property is located in Baltimore, Maryland, within the Central/Eastern Baltimore County retail submarket of the Baltimore retail market. The Dundalk Plaza Property is situated approximately seven miles east of the Baltimore central business district, with primary frontage along Baltimore Boulevard, a primary commercial thoroughfare in the area which sees daily traffic counts of approximately 41,000 vehicles per day. The Dundalk Plaza Property is located in close proximity to several major industrial employment centers including the Maryland Port Authority, Dundalk Marine Terminal, Tradepoint Atlantic and the Fort Holabird Industrial Park. Regional access to the area is provided by Interstate-695, which passes within one mile north of the Dundalk Plaza Property, and Interstate-95, which passes three miles to the west. According to the appraisal, as of the fourth quarter of 2023, the vacancy rate in the Central/Eastern Baltimore County retail submarket was approximately 10.8% with average asking rents of $21.23 PSF and inventory of approximately 7.5 million SF. According to the appraisal, as of the fourth quarter of 2023, the vacancy rate in the Baltimore retail market was approximately 8.5%, with average asking rents of $25.22 PSF and inventory of approximately 38.1 million SF. According to the appraisal, the 2022 population within a one-, three- and five-mile radius of the Dundalk Plaza Property was 18,909, 85,121, and 252,989, respectively. The 2022 average household income within the same one-, three- and five-mile radius was $75,253, $72,575, and $82,887, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-144

Retail – Anchored	Loan #13	Cut-off Date Balance:	$27,300,000
1401-1417 Merritt Boulevard	Dundalk Plaza	Cut-off Date LTV:	64.2%
Baltimore, MD 21222		UW NCF DSCR:	1.43x
		UW NOI Debt Yield:	11.2%

The following table presents recent anchor space leasing data at comparable retail properties with respect to the Dundalk Plaza Property:

Comparable Leases Summary
Property/Location	Year Built / Renovated	SF	Tenant Name	Tenant Size (SF)	Lease Date	Rent PSF	Lease Type
Dundalk Plaza Property (subject)(1) 1401-1417 Merritt Boulevard Baltimore, MD	1968 / 2018-2020	178,075	Ollie’s Bargain Outlet ALDI	34,140 19,704	Oct. 2017 Jul. 2018	$8.53 $13.20	NNN NNN
Country Ridge Shopping Center 1500 Country Ridge Lane Essex, MD	1963 / NAP	61,503	Listing	51,503	April 2024	$10.00	Net
St. Thomas Shopping Center 9900 Reisterstown Road Owings Mills, MD	1980 / 2023	116,149	Michaels	20,043	May 2023	$15.75	Net
Church Lane Shopping Center 9946 York Road Cockeysville, MD	1969 / NAP	95,995	ALDI	20,649	October 2022	$14.29	Net
1908 York Road 1908 York Road Timonium, MD	1966 / 2022	56,000	Harbor Freight Tools USA	26,295	May 2022	$15.82	Net
The Shops at Riva 2510 Riva Road Annapolis, MD	2023 / NAP	NAV	Aldi Foods (GL)	22,597	June 2021	$15.71	Net
Yard 56 5601 Eastern Avenue Baltimore, MD	2019 / NAP	214,000	LA Fitness	34,040	January 2021	$23.50	Net
Pasadena Crossroads 8036 Ritchie Highway Pasadena, MD	1975 / 2011	395,518	TJ Maxx	24,577	May 2020	$10.29	Net

Source: Appraisal.

(1)	Information is based on the underwritten rent roll dated April 15, 2024.

The following table presents recent in line space leasing data at comparable retail properties with respect to the Dundalk Plaza Property:

Comparable Leases Summary
Property/Location	Year Built	SF	Tenant Name	Tenant Size (SF)	Lease Date	Rent PSF	Lease Type
Dundalk Plaza Property (subject)(1) 1401-1417 Merritt Boulevard Baltimore, MD	1968	178,075	Pet Supplies Plus Five Guys	8,541 3,004	Jul. 2025 Feb. 2019	$26.00 $38.50	NNN NNN
Anchor Square 6500 Eastern Avenue Baltimore, MD	2006	67,412	Smile Dentistry Vianny’s Jewelry	3,660 1,615	Mar. 2021 May 2024	$27.00 $28.00	Net Net
North Plaza Shopping Center 8860 Waltham Woods Road Parkville, MD	1976	321,799	Friemen Chiropractic	2,000	Dec. 2021	$36.50	Net
Yard 56 5601 Eastern Avenue Baltimore, MD	2019	214,000	Wiseguys Pizza Peri Peri Vita Nova Wellness Center	1,319 1,700 2,017	Jul. 2024 Apr. 2024 Jan. 2023	$36.00 $30.00 $32.00	Net Net Net
Collective at Canton 3900 Boston Street Baltimore, MD	2020	NAV	Cava	2,975	Jan. 2023	$40.34	Net
Kings Court Shopping Center 9506 Philadelphia Road 9544 Rosedale, MD	1978	62,497	Listing	2,030	Apr. 2024	$20.00	Net

Source: Appraisal.

(1)	Information is based on the underwritten rent roll dated April 15, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-145

Retail – Anchored	Loan #13	Cut-off Date Balance:	$27,300,000
1401-1417 Merritt Boulevard	Dundalk Plaza	Cut-off Date LTV:	64.2%
Baltimore, MD 21222		UW NCF DSCR:	1.43x
		UW NOI Debt Yield:	11.2%

The following table presents information relating to the appraisal’s market rent conclusion for the Dundalk Plaza Property:

Market Rent Summary
	Market Rent	Escalations	Term (years)	Reimbursements	Tenant Allowances (New/Renewal)	Leasing Commissions (New/Renewal)
Inline - $20.00 PSF:	$20.00	3.0%/year	7	Net	$25.00 / $5.00	6.0% / 3.0%
Inline - $25.00 PSF:	$25.00	3.0%/year	7	Net	$25.00 / $5.00	6.0% / 3.0%
Inline - $30.00 PSF:	$30.00	3.0%/year	7	Net	$25.00 / $5.00	6.0% / 3.0%
Inline - $35.00 PSF:	$35.00	3.0%/year	7	Net	$25.00 / $5.00	6.0% / 3.0%
Inline - $45.00 PSF:	$45.00	3.0%/year	7	Net	$25.00 / $5.00	6.0% / 3.0%
Anchor Space:	$13.50	2.0%/year	10	Net	$25.00 / $5.00	6.0% / 3.0%
Outparcel Space:	$60.00	2.0%/year	10	Net	$25.00 / $5.00	6.0% / 3.0%

Source: Appraisal.

Appraisal. The appraisal concluded to an “as-is” value for the Dundalk Plaza Property of $42,500,000 as of April 25, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated April 30, 2024, there was no evidence of any recognized environmental conditions at the Dundalk Plaza Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Dundalk Plaza Property:

Cash Flow Analysis
	2021	2022	2023	3/31/2024 TTM(1)	UW(1)	UW PSF
Gross Potential Rent(2)	$2,279,898	$2,402,107	$2,684,159	$2,693,901	$3,268,947	$18.36
Reimbursements	$699,202	$751,687	$751,731	$762,819	$767,366	$4.31
Other Income	($272)	$70	$0	$0	$0	$0.00
(Vacancy / Credit Loss)	$0	$0	$0	$0	($201,816)	($1.13)
Effective Gross Income	$2,978,829	$3,153,864	$3,435,890	$3,456,720	$3,834,497	$21.53

Real Estate Taxes	$275,676	$282,972	$296,772	$297,887	$301,272	$1.69
Insurance	$53,893	$60,566	$72,954	$75,749	$78,556	$0.44
Other Operating Expenses	$491,533	$498,536	$444,147	$441,732	$408,753	$2.30
Total Operating Expenses	$821,101	$842,074	$813,873	$815,368	$788,581	$4.43

Net Operating Income	$2,157,728	$2,311,790	$2,622,017	$2,641,352	$3,045,916	$17.10
Replacement Reserves	$0	$0	$0	$0	$26,711	$0.15
TI/LC	$0	$0	$0	$0	$177,037	$0.99
Net Cash Flow	$2,157,728	$2,311,790	$2,622,017	$2,641,352	$2,842,168	$15.96

Occupancy (%)(3)	81.0%	88.7%	88.5%	97.6%	95.0%
NOI DSCR	1.08x	1.16x	1.32x	1.33x	1.53x
NCF DSCR	1.08x	1.16x	1.32x	1.33x	1.43x
NOI Debt Yield	7.9%	8.5%	9.6%	9.7%	11.2%
NCF Debt Yield	7.9%	8.5%	9.6%	9.7%	10.4%

(1)	Increase in Gross Potential Rent and Net Operating Income from 3/31/2024 TTM to UW is primarily due to Pet Supplies Plus executing a new lease in previously vacant space. The tenant’s rent commencement date is the earlier of 90 days after delivery of the leased space or when the tenant opens for business (estimated to be in the summer of 2025), and the tenant’s lease provides for $222,066 in annual rent. Additionally, two new leases were executed by Naz Halal and Jackson Hewitt effective February 1, 2024 and January 1, 2024, respectively for a total of $80,106 in rent annually.
(2)	UW Gross Potential Rent is based on the underwritten rent roll dated April 15, 2024 and includes rent steps underwritten through June 2025 totaling $89,932.
(3)	UW Occupancy (%) represents economic occupancy. Historical occupancies represent physical occupancies, and are sourced from the appraisal. 3/31/2024 TTM Occupancy (%) is based on the underwritten rent roll dated April 15, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-146

Mortgage Loan No. 14 – Cummins Station

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/DBRSM):	NR/NR/NR			Location:	Nashville, TN 37203
Original Balance(1):	$25,000,000			General Property Type:	Office
Cut-off Date Balance(1):	$25,000,000			Detailed Property Type:	CBD
% of Initial Pool Balance:	2.7%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1910/2017
Borrower Sponsor:	Zachary P. Liff			Size:	410,740 SF
Guarantor:	Zachary P. Liff			Cut-off Date Balance PSF(1):	$329
Mortgage Rate:	7.15500%			Maturity Date Balance PSF(1):	$329
Note Date:	6/6/2024			Property Manager:	DZL Management Company, LLC
Maturity Date:	6/11/2029
Term to Maturity:	60 months
Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$13,832,966
Seasoning:	2 months			UW NCF	$13,730,281
Prepayment Provisions(2):	L(26), D(27),O(7)			UW NOI Debt Yield(1):	10.2%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NCF Debt Yield(1):	10.2%
Additional Debt Type(1):	Pari Passu			UW NOI Debt Yield at Maturity(1):	10.2%
Additional Debt Balance(1):	$110,000,000			UW NCF DSCR(1):	1.40x
Future Debt Permitted (Type)(3):	Yes (Mezzanine)			Most Recent NOI:	$12,694,127 (3/31/2024 TTM)
Reserves				2nd Most Recent NOI:	$12,292,464 (12/31/2023)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$12,001,080 (12/31/2022)
RE Taxes:	$355,264	88,816	NAP	Most Recent Occupancy(6):	71.1% (5/15/2024)
Insurance:	$0	Springing(4)	NAP	2nd Most Recent Occupancy(6):	80.1% (12/31/2023)
Replacement Reserve:	$0	$8,557	$205,370	3rd Most Recent Occupancy:	82.4% (12/31/2022)
Deferred Maintenance:	$160,050	$0	NAP	Appraised Value (as of):	$229,700,000 (4/16/2024)
TI/LC Reserves(5):	$10,000,000	$83,333	NAP	Appraised Value PSF:	$559
Existing TI/LC Reserve:	$2,115,256	$0	NAP	Cut-off Date LTV Ratio(1):	58.8%
Rent Concession Reserve:	$1,023,389	$0	NAP	Maturity Date LTV Ratio(1):	58.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$135,000,000	99.5%	Loan Payoff:	$117,462,455	86.6%
Borrower Sponsor Equity:	$649,890	0.5%	Upfront Reserves:	$13,653,959	10.1%
			Closing Costs:	$4,533,475	3.3%
Total Sources:	$135,649,890	100.0%	Total Uses:	$135,649,890	100.0%

(1)	The Cummins Station Mortgage Loan (as defined below) is part of the Cummins Station Whole Loan (as defined below) with an original aggregate principal balance of $135,000,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Cummins Station Whole Loan.
(2)	At any time after the earlier of (i) July 11, 2027 and (ii) two years from the closing date of the securitization that includes the last pari passu note of the Cummins Station Whole Loan to be securitized, the borrower has the right to defease the Cummins Station Whole Loan in whole, but not in part. Additionally, the borrower may prepay the Cummins Station Whole Loan with 30 days’ notice on or after December 11, 2028.
(3)	The borrower is permitted to obtain mezzanine financing during the Cummins Station Whole Loan term from a mezzanine lender acceptable to the lender, provided certain conditions are met including: (a) the aggregate LTV (based on the Cummins Station Whole Loan and the mezzanine financing) do not exceed 65%, (b) the actual combined DSCR must be not less than 1.35x, (c) the actual combined debt yield must be not less than 9.5%, (d) the Cummins Station Whole Loan and the mezzanine financing must be coterminous, (e) the mezzanine lender must execute an intercreditor agreement acceptable to the lender, (f) hard cash management must be in place and (g) the terms and documentation of the mezzanine financing must be acceptable to the lender and any applicable rating agency.
(4)	The loan documents require ongoing monthly insurance reserves in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof. Notwithstanding the above, the borrower’s obligation to make insurance reserve payments will be waived so long as (i) no event of default is continuing, (ii) the insurance policies maintained by the borrower are part of a blanket or umbrella policy approved by the lender in its reasonable discretion, and (iii) the borrower provides the lender with evidence of renewal of policies and paid receipts no later than 10 business days prior to policy expiration.
(5)	TI/LC reserves may be used for general TI/LCs and existing TI/LCs totaling $2,115,000 with respect to the Vidorra Restaurant space (9,400 SF of NRA).
(6)	The decrease in occupancy between 2nd Most Recent Occupancy and Most Recent Occupancy is due to one tenant (8.8% of NRA) that is dark and current on rent being underwritten as vacant.

The Mortgage Loan. The fourteenth largest mortgage loan (the “Cummins Station Mortgage Loan”) is part of a whole loan (the “Cummins Station Whole Loan”) evidenced by four pari passu promissory notes in the aggregate original principal amount of $135,000,000 and secured by a first priority fee mortgage encumbering an office property located in Nashville, Tennessee (the “Cummins Station Property”). The non-controlling Note A-2-1, in the original principal amount of $25,000,000, represents the Cummins Station Mortgage Loan and will be contributed to the BANK5 2024-5YR9 securitization trust. The Cummins Station Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2024-5YR8 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-147

Office – CBD	Loan #14	Cut-off Date Balance:	$25,000,000
209 10th Avenue South	Cummins Station	Cut-off Date LTV:	58.8%
Nashville, TN 37203		UW NCF DSCR:	1.40x
		UW NOI Debt Yield:	10.2%
Cummins Station Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$60,000,000	$60,000,000	BANK5 2024-5YR8	Yes
A-2-1	$25,000,000	$25,000,000	BANK5-2024-5YR9	No
A-2-2(1)	$25,000,000	$25,000,000	WFB	No
A-3	$25,000,000	$25,000,000	WFCM 2024-5C1	No
Whole Loan	$135,000,000	$135,000,000

(1)	Expected to be contributed to one or more future securitization trusts.

The Borrower and the Borrower Sponsor. The borrower is Cummins Station, LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Cummins Station Whole Loan.

The borrower sponsor is Zachary P. Liff. Zachary Liff is the owner of DZL, a real estate investment, management and development company, headquartered in Nashville, Tennessee. DZL is a market leader in real estate development and property management, featuring a high-profile mixed-use portfolio of office, retail, hospitality and co-working properties.

The Property. The Cummins Station Property comprises a 5-story Class A, creative office building totaling 410,740 SF of NRA, inclusive of 48,523 SF of ground floor retail, located in Nashville, Tennessee. Situated on an approximately 2.4 acre site, the Cummins Station Property was constructed in 1910. Since 2017, the borrower sponsor has invested approximately $43 million in capital improvements, equipment, and TI/LCs. Amenities at the Cummins Station Property include a private outdoor courtyard, a conference room, onsite management, and a fitness center. The Cummins Station Property has 750 parking spaces on site, resulting in a parking ratio of approximately 1.8 spaces per 1,000 SF. As of May 15, 2024, the Cummins Station Property was 71.1% leased to 26 tenants. Eventbrite (36,241 SF; 8.8% of NRA) is currently dark and was underwritten as vacant but is current on rent payments as of June 2024. Occupancy including the dark Eventbrite space is 80.0% as of May 15, 2024.

Major Tenants.

Gibson Brands, Inc. (57,357 SF, 14.0% of NRA; 20.8% of underwritten base rent). Founded in 1894 and headquartered in Nashville, Tennessee, Gibson Brands, Inc. (“Gibson”) is a manufacturer of musical instruments with a primary focus on guitars. The Gibson portfolio includes Gibson, the company’s guitar brand, as well as music brands, including Epiphone, Kramer, Steinberger, MESA/Boogie, and the Gibson Pro Audio division, KRK Systems. Gibson has been at the Cummins Station Property, which serves as its headquarters, since 2019 and the current lease expires on December 31, 2032 with no renewal options.

Axial Healthcare, Inc (45,911 SF, 11.2% of NRA; 17.4% of underwritten base rent). Axial Healthcare, Inc (“Axial Healthcare”) is a risk management solution that identifies and addresses opioid-related risk in patient populations. Axial Healthcare is the risk mitigation solution of Wayspring, a company that provides end-to-end support for members with substance abuse. Axial Healthcare‘s lease expires on June 30, 2028 with no renewal or termination options.

Serendipity Labs (32,124 SF, 7.8% of NRA; 8.2% of underwritten base rent). Founded in 2011 and headquartered in Rye, New York, Serendipity Labs is a designer of flexible workplaces that combine high-quality design, technology infrastructure and security. Since its founding, Serendipity Labs has grown to operate in 29 locations across urban and suburban areas in the United States, as well as some international locations. The tenant is on a lease expiring on July 28, 2033, with no renewal or termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-148

Office – CBD	Loan #14	Cut-off Date Balance:	$25,000,000
209 10th Avenue South	Cummins Station	Cut-off Date LTV:	58.8%
Nashville, TN 37203		UW NCF DSCR:	1.40x
		UW NOI Debt Yield:	10.2%

The following table presents certain information relating to the tenancy at the Cummins Station Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/ S&P)(2)	Tenant SF	Approx. % of Total SF	Annual UW Rent(3)	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration	Renewal Options	Term. Option (Y/N)
Major Tenants
Gibson	NR/B3/B	57,357	14.0%	$2,542,621	20.8%	$44.33	12/31/2032	None	Y(4)
Axial Healthcare(5)	NR/NR/NR	45,911	11.2%	$2,123,553	17.4%	$46.25	6/30/2028	None	N
Serendipity Labs	NR/NR/NR	32,124	7.8%	$995,844	8.2%	$31.00	7/28/2033	None	N
Gish, Sherwood & Friends, Inc.	NR/NR/NR	28,363	6.9%	$795,537	6.5%	$28.05	5/31/2026	2 x 5 yr	N
The Interpublic Group of Companies, Inc.	BBB+/Baa2/BBB	17,074	4.2%	$706,436	5.8%	$41.37	10/31/2028	None	N
Smart USA Co	NR/NR/NR	13,203	3.2%	$522,989	4.3%	$39.61	8/31/2027	1 x 5 yr	N
Subtotal/Wtd. Avg.		194,032	47.2%	$7,686,980	63.0%	$39.62

Other Tenants(6)(7)		98,123	23.9%	$4,514,220	37.0%	$46.01
Occupied Collateral Total		292,155	71.1%	$12,201,200	100.0%	$41.76

Vacant Space		118,585	28.9%
Total/Wtd. Avg.		410,740	100.0%

(1)	Information obtained from the underwritten rent roll as of May 15, 2024.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	The Annual UW Rent and Annual UW Rent PSF shown above include contractual rent steps through June 2025 totaling $346,699.
(4)	Gibson has a one-time right to terminate 1,965 SF of its space effective December 31, 2030, by giving notice no earlier than April 1, 2030, and no later than July 31, 2030 and by paying a termination fee equal to the sum of (i) the unamortized leasing commission based on 2.0% of the applicable base rent and (ii) the unamortized allowance, calculated on an 8.0% per annum interest rate from the date of first full payment of base rent through the termination date.
(5)	Axial Healthcare is currently subleasing 21,697 SF of space to three subtenants on subleases that expire between November 2024 and June 2028.
(6)	Other Tenants include three borrower affiliated tenants totaling 14,181 SF (3.5% of NRA; 5.5% of underwritten base rent).
(7)	Other Tenants include three tenants (5.4% of NRA; 10.4% of underwritten base rent) with lease commencement dates between October 2024 and July 2025. Gap rent and outstanding free rent were reserved at loan origination.

The following table presents certain information relating to the lease rollover schedule at the Cummins Station Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	UW Rent PSF Rolling(3)
MTM/2024	3	2,606	0.6%	0.6%	$0	0.0%	0.0%	$0.00
2025	2	11,969	2.9%	3.5%	$554,544	4.5%	4.5%	$46.33
2026	4	34,163	8.3%	11.9%	$1,031,529	8.5%	13.0%	$30.19
2027	2	22,843	5.6%	17.4%	$956,693	7.8%	20.8%	$41.88
2028	4	74,035	18.0%	35.5%	$3,285,860	26.9%	47.8%	$44.38
2029(3)	3	19,600	4.8%	40.2%	$779,855	6.4%	54.2%	$39.79
2030	0	0	0.0%	40.2%	$0	0.0%	54.2%	$0.00
2031	1	6,857	1.7%	41.9%	$304,018	2.5%	56.7%	$44.34
2032	1	57,357	14.0%	55.9%	$2,542,621	20.8%	77.5%	$44.33
2033	2	35,699	8.7%	64.5%	$1,185,480	9.7%	87.2%	$33.21
2034	2	4,225	1.0%	65.6%	$269,745	2.2%	89.4%	$63.84
2035 & Thereafter	3	22,801	5.6%	71.1%	$1,290,855	10.6%	100.0%	$56.61
Vacant	0	118,585	28.9%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	27	410,740	100.0%		$12,201,200(4)	100.0%		$41.76(4)

(1)	Information obtained from the underwritten rent roll dated May 15, 2024.
(2)	Certain tenants may have termination options that are not accounted for in the lease rollover schedule.
(3)	The Cummins Station Whole Loan has a maturity date of June 11, 2029.
(4)	Total UW Rent Rolling and UW Rent PSF Rolling does not include vacant space.

The Market. The Cummins Station Property is located in downtown Nashville, Tennessee. The Cummins Station Property is located within a quarter mile of major thoroughfares including U.S. Route 41, U.S. Route 31, and U.S. Route 70, and within one mile of Interstate 40. Additionally, the Cummins Station Property is within a half mile of Music City Center, Nashville’s new $600 million convention center, and Bridgestone Arena. Nashville is known for being a music recording and production hub with notable record labels, including Universal Music Group, Sony Music Entertainment, and Warner Music Group. Healthcare is also a primary industry in Nashville with approximately 300 companies in the city, including the Hospital Corporation of America, the world’s largest private operator of hospitals. Additionally, Nashville is home to a number of Fortune 500 companies, including Bridgestone, Dell, Dollar General,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-149

Office – CBD	Loan #14	Cut-off Date Balance:	$25,000,000
209 10th Avenue South	Cummins Station	Cut-off Date LTV:	58.8%
Nashville, TN 37203		UW NCF DSCR:	1.40x
		UW NOI Debt Yield:	10.2%

Tractor Supply Company, and Nissan North America. Finally, Amazon and Oracle recently announced plans to invest in office space in Nashville and are expected to bring approximately 5,000 and 8,500 jobs to the city, respectively.

According to the appraisal, the 2023 population and average household income within a one-, three- and five-mile radius of the Cummins Station Property was 17,500, 123,212, 240,140 and $108,972, $104,783, and $108,554, respectively. Between 2010 and 2020, the population within a one-, three-, and five-mile radius increased by 82.2%, 23.4%, and 15.4%, respectively.

According to a third party market research report, the Cummins Station Property is located in the Downtown submarket of the Nashville office market. As of May 2024, the submarket reported a total inventory of approximately 20.2 million SF with a 14.3% vacancy rate and average asking rent of $36.75 PSF.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Cummins Station Property:

Market Rent Summary(1)
	Office	No Windows	Retail	End Cap	Building Amenity or Support
Market Rent (PSF)	$40.00	$24.00	$60.00	$65.00	$0.00
Lease Term (Years)	7	5	10	10	5
Lease Type	NNN	NNN	NNN	NNN	None
Escalations	3.0% annually	3.0% annually	3.0% annually	3.0% annually	None
Tenant Improvements (New/Renewal)	$50 / $10	$10 / $5	$75 / $20	$100 / $25	$0 / $0
Leasing Commissions (New/Renewal)	6.0% / 3.0%	6.0% / 3.0%	6.0% / 3.0%	6.0% / 3.0%	None
Free Rent (Months) (New/Renewal)	4 / 0	4 / 0	6 / 0	6 / 0	0 / 0

(1)	Information obtained from appraisal.

The following table presents information relating to comparable sales pertaining to the Cummins Station Property:

		Sales Comparable(1)
Property Name/Location	Year Built	Size (SF)	Occupancy	Sale Date	Sale Price	Sale Price (PSF)
Cummins Station Nashville, TN	1910	410,740(2)	71.1%(2)
Sylvan Supply Nashville, TN	1923	193,650	53.6%	Jan-2022	$87,500,000	$452
1 Music Circle South Nashville, TN	2019	107,880	95.0%	Oct-2022	$55,200,000	$512
Stocking 51 Complex Nashville, TN	1920	124,315	100.0%	Apr-2022	$58,000,000	$467
The Sheds on Charlotte Nashville, TN	1950	85,032	100.0%	Feb-2022	$47,500,000	$559
Interlock Atlanta, GA	2021	336,463	89.0%	May-2023	$215,000,000	$639
Hartland Plaza Austin, TX	1987	171,785	90.0%	Feb-2023	$83,000,000	$483

(1)	Information obtained from appraisal.
(2)	Information obtained from the underwritten rent roll dated May 15, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-150

Office – CBD	Loan #14	Cut-off Date Balance:	$25,000,000
209 10th Avenue South	Cummins Station	Cut-off Date LTV:	58.8%
Nashville, TN 37203		UW NCF DSCR:	1.40x
		UW NOI Debt Yield:	10.2%

The following table presents certain information relating to the comparable office properties to the Cummins Station Property:

Comparable Office Properties(1)
Property Name/Location	Total NRA (SF)	Year Built	Stories	% Occupied
Cummins Station Nashville, TN	410,740(2)	1910	5	71.1%(2)
The Roundabout Nashville, TN	218,319	2004	9	58.9%
L&C Tower Annex Nashville, TN	264,046	1957	9	87.5%
Truist Plaza Nashville, TN	340,000	2007	13	80.8%
Gulch Crossing Nashville, TN	205,000	2015	8	100.0%
CMT Building Nashville, TN	175,440	1986	13	100.0%
1801 West End Avenue Nashville, TN	243,000	1986	18	79.2%

(1)	Information obtained from the appraisal.
(2)	Information obtained from the underwritten rent roll dated May 15, 2024.

Appraisal. The appraisal concluded to an “as-is” value for the Cummins Station Property of $229,700,000 as of April 16, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated April 16, 2024, there was no evidence of any recognized environmental conditions at the Cummins Station Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Cummins Station Property:

Cash Flow Analysis
	2021	2022	2023	3/31/2024 TTM	UW		UW PSF
Base Rent	$11,529,469	$10,218,153	$10,475,526	$10,706,829	$12,201,200(1)		$29.71
Grossed Up Vacant Space	$0	$0	$0	$0	$4,409,752		$10.74
Gross Potential Rent	$11,529,469	$10,218,153	$10,475,526	$10,706,829	$16,610,952		$40.44
Other Income	$260,183	$29,722	$99,027	$137,142	$137,142		$0.33
Parking/Garage/Other	$2,695,799	$3,243,410	$3,233,962	$3,246,160	$3,246,160		$7.90
Total Recoveries	$2,603,762	$3,207,429	$2,795,193	$2,789,675	$2,869,821		$6.99
Net Rental Income	$17,089,214	$16,698,714	$16,603,708	$16,879,806	$22,864,074		$55.67
(Vacancy & Credit Loss)	$0	$0	$0	$0	($4,409,752)(2)		($10.74)
Effective Gross Income	$17,089,214	$16,698,714	$16,603,708	$16,879,806	$18,454,322		$44.93

Real Estate Taxes	$1,567,731	$1,307,943	$1,015,040	$1,015,040	$1,015,040		$2.47
Insurance	$62,462	$78,716	$94,001	$129,885	$212,630		$0.52
Management Fee	$300,889	$417,587	$415,281	$200,698	$553,630		$1.35
Other Operating Expenses	$1,705,562	$1,909,364	$1,799,105	$1,852,115	$1,852,115		$4.51
Other Fixed Expense	$1,124,533	$984,024	$987,817	$987,941	$987,941		$2.41
Total Expenses	$4,761,178	$4,697,634	$4,311,244	$4,185,679	$4,621,356		$11.25

Net Operating Income	$12,328,036	$12,001,080	$12,292,464	$12,694,127	$13,832,966		$33.68
Replacement Reserves	$0	$0	$0	$0	$102,685		$0.25
TI/LC	$0	$0	$0	$0	$1,000,000		$2.43
Non-Recurring Items	$0	$0	$0	$0	($1,000,000)(3)		($2.43)
Net Cash Flow	$12,328,036	$12,001,080	$12,292,464	$12,694,127	$13,730,281		$33.43

Occupancy %	86.2%	82.4%	80.1%	71.1%(2)	73.5%	(2)
NOI DSCR(4)	1.26x	1.23x	1.26x	1.30x	1.41x
NCF DSCR(4)	1.26x	1.23x	1.26x	1.30x	1.40x
NOI Debt Yield(4)	9.1%	8.9%	9.1%	9.4%	10.2%
NCF Debt Yield(4)	9.1%	8.9%	9.1%	9.4%	10.2%

(1)	UW Base Rent shown above includes contractual rent steps through June 2025 totaling $346,699.
(2)	The underwritten economic vacancy is 26.5%. The Cummins Station Property was 71.1% leased based on the underwritten rent roll dated May 15, 2024.
(3)	Represents a 10% credit for the upfront TI/LC reserve funds.
(4)	NOI DSCR, NCF DSCR and Debt Yield are based on the Cummins Station Whole Loan.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-151

Mortgage Loan No. 15 – 42-35 Main Street

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Flushing, NY 11355
Original Balance:	$25,000,000			General Property Type:	Retail
Cut-off Date Balance:	$25,000,000			Detailed Property Type:	Unanchored
% of Initial Pool Balance:	2.7%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2013/NAP
Borrower Sponsors:	Eric Chong and Alex Lau			Size:	45,323 SF
Guarantors:	Eric Chong and Alex Lau			Cut-off Date Balance Per SF:	$552
Mortgage Rate:	7.12000%			Maturity Date Balance Per SF:	$552
Note Date:	7/31/2024			Property Manager:	Self-Managed
Maturity Date:	8/1/2029			Underwriting and Financial Information
Term to Maturity:	60 months			UW NOI:	$2,783,324
Amortization Term:	0 months			UW NCF:	$2,657,853
IO Period:	60 months			UW NOI Debt Yield:	11.1%
Seasoning:	0 months			UW NCF Debt Yield:	10.6%
Prepayment Provisions:	L(24),D(31),O(5)			UW NOI Debt Yield at Maturity:	11.1%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	1.47x
Additional Debt Type:	NAP			Most Recent NOI:	$2,970,095 (12/31/2023)
Additional Debt Balance:	NAP			2nd Most Recent NOI:	$2,034,998 (12/31/2022)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	$1,584,670 (12/31/2021)
				Most Recent Occupancy:	95.5% (5/9/2024)
Reserves				2nd Most Recent Occupancy:	99.0% (12/31/2023)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	99.0% (12/31/2022)
RE Taxes:	$71,628	$35,814	NAP	Appraised Value (as of):	$41,000,000 (4/26/2024)
Insurance:	$11,528	$5,764	NAP	Appraised Value Per SF:	$905
Replacement Reserve:	$0	$567	NAP	Cut-off Date LTV Ratio:	61.0%
TI/LC Reserve:	$0	$5,665	$203,954	Maturity Date LTV Ratio:	61.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$25,000,000	100.0%	Loan Payoff:	$23,864,508	95.5%
			Return of Equity:	$583,209	2.3%
			Closing Costs:	$469,127	1.9%
			Reserves:	$83,156	0.3%
Total Sources:	$25,000,000	100.0%	Total Uses:	$25,000,000	100.0%

The Mortgage Loan. The fifteenth largest mortgage loan (the “42-35 Main Street Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $25,000,000 and secured by a first priority fee mortgage encumbering a 45,323 SF unanchored retail property in Flushing, New York (the “42-35 Main Street Property”).

The Borrower and the Borrower Sponsor. The borrower for the 42-35 Main Street Mortgage Loan is Winner Properties Management LLC, a single-purpose Delaware limited liability company with one independent director in its organizational structure. The borrower sponsors and non-recourse carveout guarantors are Alex Lau and Eric Chong, both of whom serve as managers of the borrower. Alex Lau is a principal of Montperia Group, a real estate development company based in Queens that focuses on luxury condominiums, hotels, and rentals. Montperia Group has developed in excess of 1.2 million SF. Alex Lau has ownership interests in nine retail properties located across Queens, Flushing, Brooklyn and Bayside. Alex Lau also owns the Windgate Hotel in Long Island City and two undeveloped parcels of land located in Brooklyn and Sunnyside. Eric Chong is a principal of Hong and Chong Real Estate (“HCRE”), a real estate company whose completed projects include a 92,000 SF mixed-use residential condominium located in Flushing Meadows, an 80,000 SF mixed-use retail and commercial property in SoHo, and a 46,000 SF residential condominium on the Lower East Side. Eric Chong’s personal real estate holdings include ownership interest in the Windgate Hotel and the 42-35 Main Street Property.

The Property. The 42-35 Main Street Property is comprised of a fee interest in two multi-tenant retail condominium units, encompassing a 45,323 SF unanchored retail property on an approximately 0.7-acre site in Flushing, Queens County, New York. The 42-35 Main Street Property is located within a larger mixed-use condominium building known as “The Arcadia” that was built in 2013. The Arcadia is comprised of the 42-35 Main Street Property, 24 office condominium units, a parking structure with 298 parking spaces, and 79 luxury residential units on the upper floors. The 42-35 Main Street Property is currently 95.5% leased to 16 tenants, and is comprised of (i) ground floor retail space with frontage along Main Street, (ii) ground floor retail space with frontage along Franklin Avenue, (iii) interior retail space that operates as an open mall-style concept, (iv) kiosks and (v) basement space. The basement space, which is accessible via an interior staircase and elevators, is used for retail, office, banking and kitchen purposes. The largest tenant at the 42-35 Main Street Property is Bank of China, which leases 37.4% of NRA and generates 42.1% of underwritten rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-152

Retail – Unanchored	Loan #15	Cut-off Date Balance:	$25,000,000
42-35 Main Street	42-35 Main Street	Cut-off Date LTV:	61.0%
Flushing, NY 11355		UW NCF DSCR:	1.47x
		UW NOI Debt Yield:	11.1%

Bank of China has been a tenant at the 42-35 Main Street Property since 2014, and originally leased approximately 15,000 SF comprised of 6,744 SF of ground floor retail space with frontage along both Main Street and Franklin Avenue and approximately 8,224 SF of basement space (the “Original Space”). The ground floor space serves general public services and includes an ATM vestibule, a lobby with tellers, account desks, and private VIP rooms. The public area of its lower-level space contains a vault and its reception and viewing rooms. Other facilities in the Bank of China space include office areas, support services, a break room, storage, and a training area. In December 2023, Bank of China expanded its footprint at the 42-35 Main Street Property by leasing an additional 1,451 SF (the “Expansion Space”).

The borrower has an 18.797% undivided interest in the Arcadia condominium. The condominium is governed by two condominium boards, one for the residential units and one for the overall condominium. The overall condominium board has seven members, of which four are appointed by the residential units and three are appointed by the non-residential units. The borrower is entitled to approximately 26.7% of the non-residential unit vote.

Major Tenant.

Bank of China (16,963 SF, 37.4% of NRA, 42.1% of underwritten rent). Bank of China is the bank with the longest continuous operation among Chinese banks. Formally established in February 1912, Bank of China served consecutively as the country’s central bank, international exchange bank and specialized international trade bank. After 1949, Bank of China became responsible for managing China’s foreign exchange operations and offering international trade settlement, overseas fund transfer and other non-trade foreign exchange services. Restructured into a wholly state-owned commercial bank in 1994, Bank of China provides various financial services and has developed into a large commercial bank. Bank of China was listed on the Hong Kong Stock Exchange and the Shanghai Stock Exchange in 2006, becoming the first Chinese bank to launch an A-Share and H-Share initial public offering and achieve a dual listing in both markets. As China’s most globalized and integrated bank, Bank of China has institutions across the Chinese mainland as well as over 60 countries and regions. Bank of China has been a tenant at the 42-35 Main Street Property since 2014, has lease expiration dates of May 24, 2029 with respect to the Original Space, and September 30, 2033 with respect to the Expansion Space, and the Original Space has one, 5-year renewal option remaining. Bank of China has an on-going right to terminate its lease for the Original Space at any time upon 12 months prior written notice to the borrower, with no termination fee. In the event that Bank of China (i) chooses not to exercise its option to extend the lease for the Original Space beyond the expiration of its initial lease term (May 24, 2029) or (ii) exercises its early termination option applicable to the Original Space, then Bank of China will have the right to terminate the lease for the Expansion Space at the same time as the Original Space, upon payment of a termination fee. Bank of China has a three month free rent period for the Expansion Space during October, November, and December 2024.

The following table presents a summary regarding the major tenants at the 42-35 Main Street Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Major Tenants
Bank of China	A/A1/A	16,963(3)	37.4%	$1,347,602(3)	42.1%	$79.44	5/24/2029(3)	1 x 5 year	Y(4)
Lao Yu Yuan Dumpling House Inc.	NR/NR/NR	4,427	9.8%	$203,247	6.3%	$45.91	7/31/2032	None	N
Maxin Bakery 4235 Inc.	NR/NR/NR	3,730	8.2%	$340,524	10.6%	$91.29	1/31/2028(5)	1 x 5 year	N
KST Café Inc.	NR/NR/NR	3,495	7.7%	$229,152	7.2%	$65.57	12/31/2026	1 x 5 year	N
Gogo Fast Food Inc.	NR/NR/NR	2,337	5.2%	$118,570	3.7%	$50.74	4/30/2029	None	N
Subtotal/Wtd. Avg.		30,952	68.3%	$2,239,095	69.9%	$72.34

Other Tenants		12,335	27.2%	$964,867	30.1%	$78.22
Occupied Subtotal/Wtd. Avg.		43,287	95.5%	$3,203,962	100.0%	$74.02

Vacant Space		2,036	4.5%
Total/Wtd. Avg.		45,323	100.0%

(1)	Information is based on the underwritten rent roll dated May 9, 2024.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(3)	Bank of China occupies 15,512 SF with a lease expiration date of May 24, 2029 (the Original Space), and 1,451 SF with a lease expiration date of September 30, 2033 (the Expansion Space). Bank of China has a three month free rent period for the Expansion Space in October, November and December 2024.
(4)	Bank of China has an on-going right to terminate its lease for the Original Space at any time upon 12 months prior written notice to the borrower, with no termination fee. In the event that Bank of China (i) chooses not to exercise its option to extend the lease for the Original Space beyond the expiration of its initial lease term (May 24, 2029) or (ii) exercises its early termination option applicable to the Original Space, then Bank of China will have the right to terminate the lease for the Expansion Space at the same time as the Original Space, upon payment of a termination fee.
(5)	Maxin Bakery 4235 Inc. occupies 2,462 SF with a lease expiration date of January 31, 2028, and 1,268 SF with a lease expiration date of September 30, 2027.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-153

Retail – Unanchored	Loan #15	Cut-off Date Balance:	$25,000,000
42-35 Main Street	42-35 Main Street	Cut-off Date LTV:	61.0%
Flushing, NY 11355		UW NCF DSCR:	1.47x
		UW NOI Debt Yield:	11.1%

The following table presents certain information relating to the lease rollover at the 42-35 Main Street Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	Total UW Rent PSF Rolling
MTM/2024	1	304	0.7%	0.7%	$48,624	1.5%	1.5%	$159.95
2025	1	64	0.1%	0.8%	$11,448	0.4%	1.9%	$178.88
2026	2	5,008	11.0%	11.9%	$356,460	11.1%	13.0%	$71.18
2027	3	2,864	6.3%	18.2%	$109,699	3.4%	16.4%	$38.30
2028	5	8,710	19.2%	37.4%	$856,100	26.7%	43.1%	$98.29
2029	4	20,459	45.1%	82.5%	$1,499,728	46.8%	90.0%	$73.30
2030	0	0	0.0%	82.5%	$0	0.0%	90.0%	$0.00
2031	0	0	0.0%	82.5%	$0	0.0%	90.0%	$0.00
2032	1	4,427	9.8%	92.3%	$203,247	6.3%	96.3%	$45.91
2033	1	1,451	3.2%	95.5%	$118,656	3.7%	100.0%	$81.78
2034	0	0	0.0%	95.5%	$0	0.0%	100.0%	$0.00
2035 & Thereafter	0	0	0.0%	95.5%	$0	0.0%	100.0%	$0.00
Vacant	0	2,036	4.5%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(3)	18	45,323	100.0%		$3,203,962	100.0%		$74.02

(1)	Information is based on the underwritten rent roll dated May 9, 2024.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.
(3)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The 42-35 Main Street Property is located in Flushing, New York, in the Queens borough of New York City, within the Central and Northeast Queens retail submarket within the Queens retail market. The 42-35 Main Street Property is situated along Main Street at Franklin Avenue, in the Flushing neighborhood of Queens County. Main Street is one of the primary retail corridors in northeast Queens. The immediate neighborhood surrounding the 42-35 Main Street Property is primarily commercial with dense residential development comprised of residential co-operatives and condominiums. The intersection of Main Street and Roosevelt Avenue is considered the heart of downtown Flushing, located 5 blocks north of the 42-35 Main Street Property. The 42-35 Main Street Property is located approximately 4.5 miles southeast of LaGuardia Airport, 7.7 miles north of JFK Airport, 1.7 miles southeast of Citi Field, and one-mile east of Flushing Meadows-Corona Park. The immediate area is serviced by the MTA 7 subway train, with the Flushing-Main Street subway station located approximately 0.4 miles from the 42-35 Main Street Property. The Flushing-Main Street station is also serviced by the Port Washington line of Metro North, approximately 0.3 miles from the 42-35 Main Street Property.

According to the appraisal, as of the first quarter of 2024, the vacancy rate in the Central and Northeast Queens retail submarket was approximately 3.6% with average asking rents of $54.58 PSF and inventory of approximately 41.5 million SF. According to the appraisal, as of the first quarter of 2024, the vacancy rate in the Queens retail market was approximately 3.7%, with average asking rents of $50.17 PSF and inventory of approximately 79.1 million SF. According to the appraisal, the 2023 population within a one-, three- and five-mile radius of the 42-35 Main Street Property was 125,161, 794,621, and 1,718,986, respectively. The 2023 average household income within the same one-, three- and five-mile radius was $73,495, $97,382, and $101,929, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-154

Retail – Unanchored	Loan #15	Cut-off Date Balance:	$25,000,000
42-35 Main Street	42-35 Main Street	Cut-off Date LTV:	61.0%
Flushing, NY 11355		UW NCF DSCR:	1.47x
		UW NOI Debt Yield:	11.1%

The following table presents recent leasing data at comparable retail properties with respect to the 42-35 Main Street Property:

Comparable Leases Summary
Property/Location	Tenant Name	Lease Term (months)	Tenant Size (SF)	Lease Date	Rent PSF	Lease Type
42-35 Main Street Property (subject)(1) 42-35 Main Street Flushing, Queens NY	Maxin Bakery 4235 Inc. KST Café Inc.	102 60	3,730 3,495	Feb 2018 Dec. 2021	$91.29 $65.57	NNN NNN
1362-82 39th Avenue Flushing, Queens NY	Jourdenwell Aesthetics Inc	120	2,670	Q4 2023	$110.15	MG
168-20 – 168-24 Hillside Avenue Jamaica, Queens NY	Panna Hair Salon	120	900	Q3 2023	$80.64	MG
42-02 Greenpoint Avenue Sunnyside Queens NY	Verizon Talk	60	725	Q3 2023	$71.00	Net
22-11 31st Street Astoria, Queens NY	Bank of America	180	4,328	Q4 2022	$140.65	MG
41-61 Kissena Boulevard Flushing, Queens NY	M Star Institute Inc	120	5,920	Q2 2022	$86.98	MG
13649-13653 Roosevelt Avenue Flushing, Queens NY	KFC	120	1,400	Q2 2022	$143.76	MG
13614 Roosevelt Avenue Flushing, Queens NY	MetroPlus Health Plan	120	1,600	Q4 2021	$126.90	Net
2254 31st Street Astoria, Queens NY	Diamond Braces	160	1,600	Q4 2021	$114.06	MG
4292 Main Street Flushing, Queens NY	Subzi Eazaar Inc.	120	4,050	Q3 2021	$65.18	Net

Source: Appraisal.

(1)	Information is based on the underwritten rent roll dated May 9, 2024.

The following table presents information relating to the appraisal’s market rent conclusion for the 42-35 Main Street Property:

Market Rent Summary
	Market Rent	Escalations	Term (years)	Reimbursements	Tenant Allowances (New/Renewal)	Leasing Commissions (New/Renewal)
Retail (Main Street) Space:	$85.00	3.0%/year	10	Net	$20.00 / $10.00	4.0% / 2.0%
Retail (Franklin Avenue) Space:	$75.00	3.0%/year	5	Net	$20.00 / $10.00	4.88% / 2.44%
Retail (Corner) Space:	$110.00	3.0%/year	10	Net	$20.00 / $10.00	4.0% / 2.0%
Retail (Interior) Space:	$50.00	3.0%/year	5	Net	$0.00 / $0.00	4.88% / 2.44%
Retail (Kiosks) Space:	$100.00	3.0%/year	5	Net	$0.00 / $0.00	4.88% / 2.44%
Retail (Basement)Space:	$45.00	3.0%/year	5	Net	$0.00 / $0.00	4.88% / 2.44%

Source: Appraisal.

Appraisal. The appraisal concluded to an “as-is” value for the 42-35 Main Street Property of $41,000,000 as of April 26, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated May 8, 2024, there was no evidence of any recognized environmental conditions at the 42-35 Main Street Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Retail – Unanchored	Loan #15	Cut-off Date Balance:	$25,000,000
42-35 Main Street	42-35 Main Street	Cut-off Date LTV:	61.0%
Flushing, NY 11355		UW NCF DSCR:	1.47x
		UW NOI Debt Yield:	11.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 42-35 Main Street Property:

Cash Flow Analysis
	2021(1)	2022(1)	2023(1)	UW	UW PSF
Gross Potential Rent(2)	$2,057,905	$2,658,631	$3,084,822	$3,297,867	$72.76
Reimbursements	$557,385	$627,706	$853,938	$853,935	$18.84
Other Income	$0	$0	$0	$0	$0.00
(Vacancy / Credit Loss)	$0	$0	$0	($207,590)	($4.58)
Effective Gross Income	$2,615,291	$3,286,337	$3,938,760	$3,944,212	$87.02

Real Estate Taxes(3)	$447,392	$658,048	$391,300	$426,915	$9.42
Insurance	$34,787	$37,596	$44,616	$67,147	$1.48
Other Operating Expenses(3)	$548,441	$555,694	$532,749	$666,826	$14.71
Total Operating Expenses	$1,030,621	$1,251,338	$968,666	$1,160,888	$25.61

Net Operating Income	$1,584,670	$2,034,998	$2,970,095	$2,783,324	$61.41
Replacement Reserves	$0	$0	$0	$6,581	$0.15
TI/LC	$97,414	$97,748	$0	$118,890	$2.62
Net Cash Flow	$1,487,256	$1,937,250	$2,970,095	$2,657,853	$58.64

Occupancy (%)(4)	91.2%	99.0%	99.0%	95.0%
NOI DSCR	0.88x	1.13x	1.65x	1.54x
NCF DSCR	0.82x	1.07x	1.65x	1.47x
NOI Debt Yield	6.3%	8.1%	11.9%	11.1%
NCF Debt Yield	5.9%	7.7%	11.9%	10.6%

(1)	The increases in Gross Potential Rent and Net Operating Income from 2021 to 2022, and from 2022 to 2023 were primarily due to abated rent and reimbursements for multiple tenants during the COVID-19 pandemic. The rent abatements went into effect in 2020 and ended in 2022.
(2)	UW Gross Potential Rent is based on the underwritten rent roll dated May 9, 2024 and includes rent steps underwritten through August 1, 2025 totaling $118,340.
(3)	Real Estate Taxes and Other Operating Expenses associated with the non-collateral parking garage that is part of the Arcadia condominium were included in 2021 and 2022 financials. In addition, historical Real Estate Taxes give effect to an Industrial and Commercial Incentive Program tax exemption that recently expired, and has not been underwritten.
(4)	UW Occupancy (%) represents economic occupancy. Historical occupancies represent physical occupancies, and were provided by the borrower. Based on the underwritten rent roll dated May 9, 2024, the 42-35 Main Street Property is currently 95.5% occupied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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